                                 SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            BOARDWALK CASINO, INC.


               (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[_] No fee required.

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

              Common Stock, par value $.001 per Share

  (2) Aggregate number of securities to which transaction applies: 7,181,429 shares of Common Stock, par value $.001 per share (the "Shares")*

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $5.00 per share

  (4) Proposed maximum aggregate value of transaction: $35,907,145**

  (5) Total fee paid: $7,182

[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
   Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount previously paid:

  (2) Form, Schedule or Registration Statement No.:

  (3)Filing Party:

  (4) Date Filed:

*  Based upon the number of Shares outstanding as of April 29, 1998
   (7,181,429).

** Estimated solely for purpose of calculating the filing fee for this preliminary proxy statement. The estimated proposed maximum aggregate value of the transaction is based upon 7,181,429 Shares, which is the number of Shares outstanding as of April 29, 1998, multiplied by the merger consideration of $5.00 per Share ($35,907,145 in the aggregate).

                            BOARDWALK CASINO, INC.
                        3750 LAS VEGAS BOULEVARD SOUTH
                            LAS VEGAS, NEVADA 89109

                                                                 April 30, 1998

To the Stockholders of Boardwalk Casino, Inc.:

  You are cordially invited to attend a Special Meeting of Stockholders of Boardwalk Casino, Inc. (the "Company") to be held on Wednesday, May 27, 1998, at 11 a.m. local time at the Holiday Inn(R) Casino Boardwalk, 3750 Las Vegas Boulevard South, Las Vegas, Nevada 89109. At the Special Meeting, you will be asked to approve the Merger (as defined herein) and approve and adopt the Agreement and Plan of Merger dated December 22, 1997 among Mirage Resorts, Incorporated ("Mirage"), Mirage Acquisition Sub, Inc., a wholly owned subsidiary of Mirage ("Acquisition"), and the Company, pursuant to which Acquisition will be merged with and into the Company and the Company will, as the surviving corporation of the Merger, become a wholly owned subsidiary of Mirage (the "Merger"). If the Merger is consummated, each share of the Company's Common Stock will be converted in the Merger into the right to receive $5.00 in cash.

  The Company's financial advisor, Roberts & Green, Inc., has rendered an opinion to the effect that, as of the date of their opinion and based upon the reasoning described therein, the consideration to be received by the Company's stockholders in the Merger is fair to the Company's stockholders from a financial point of view.

  THE BOARD OF DIRECTORS OF THE COMPANY BELIEVES THE PROPOSED MERGER IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE MERGER AND APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. STOCKHOLDERS SHOULD REVIEW THE ENCLOSED PROXY STATEMENT WHICH DESCRIBES IN DETAIL CERTAIN RISKS AND BENEFITS INHERENT IN THE MERGER.

  FOR THE MERGER TO BE CONSUMMATED, HOLDERS OF A MAJORITY OF THE OUTSTANDING COMMON STOCK MUST VOTE IN PERSON OR BY PROXY TO APPROVE THE MERGER AND TO APPROVE AND ADOPT THE MERGER AGREEMENT AT THE SPECIAL MEETING. CERTAIN STOCKHOLDERS OF THE COMPANY, WHO HOLD IN THE AGGREGATE APPROXIMATELY 53.2% OF THE OUTSTANDING COMMON STOCK, HAVE AGREED TO VOTE THEIR SHARES IN FAVOR OF THE MERGER AND THE MERGER AGREEMENT. ACCORDINGLY, IF SUCH SHARES ARE SO VOTED, THE MERGER WILL BE APPROVED AND THE MERGER AGREEMENT WILL BE APPROVED AND ADOPTED WITHOUT ANY ACTION ON THE PART OF ANY OTHER STOCKHOLDER OF THE COMPANY.

  The attached Proxy Statement describes the proposed transactions more fully. Please read and carefully consider the information presented in the accompanying Proxy Statement and complete, date, sign and return the enclosed proxy card in the accompanying prepaid envelope.

                                          Sincerely,

                                          Forrest J. Woodward, II
                                          President

                            BOARDWALK CASINO, INC.
                        3750 LAS VEGAS BOULEVARD SOUTH
                            LAS VEGAS, NEVADA 89109

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 27, 1998

To the Stockholders of
Boardwalk Casino, Inc.:

  Notice is hereby given that a Special Meeting of Stockholders (the "Special Meeting") of Boardwalk Casino, Inc., a Nevada corporation (the "Company"), will be held on Wednesday, May 27, 1998 at the Holiday Inn(R) Casino Boardwalk, 3750 Las Vegas Boulevard South, Las Vegas, Nevada 89109 at 11 a.m., local time, for the following purposes:

    1. To consider and vote upon a proposal to approve the Merger (as defined in the Merger Agreement) and approve and adopt the Agreement and Plan of Merger dated December 22, 1997, as such may be amended from time to time (the "Merger Agreement") among Mirage Resorts, Incorporated, a Nevada corporation ("Mirage"), Mirage Acquisition Sub, Inc., a Nevada corporation and a wholly owned subsidiary of Mirage ("Acquisition"), and the Company, pursuant to which (i) Acquisition will be merged with and into the Company and the Company, as the surviving corporation of the Merger, will become a wholly owned subsidiary of Mirage, and (ii) each share of the common stock, par value $.001 per share, of the Company (the "Common Stock") will be converted into the right to receive $5.00 in cash.

    2. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

  The Board of Directors has fixed April 29, 1998 as the record date (the "Record Date") for determination of stockholders entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. Accordingly, only holders of record of Common Stock at the close of business on the Record Date shall be entitled to vote at the Special Meeting and any adjournment or postponement thereof.

                                          By Order of the Board of Directors

Las Vegas, Nevada
April 30, 1998

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID ENVELOPE.

                            BOARDWALK CASINO, INC.

                              PROXY STATEMENT FOR
                        SPECIAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 27, 1998

  This Proxy Statement ("Proxy Statement") is being furnished to stockholders of Boardwalk Casino, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors from holders of outstanding shares of the common stock, par value $.001 per share, of the Company (the "Common Stock") for use at the Special Meeting of Stockholders (including any adjournments or postponements thereof, the "Special Meeting") to be held on Wednesday, May 27, 1998 at the Holiday Inn Casino Boardwalk, 3750 Las Vegas Boulevard South, Las Vegas, Nevada 89109 at 11 a.m., local time.

  At the Special Meeting, holders of Common Stock (the "Stockholders") will consider and vote upon a proposal to approve the Merger (as defined herein) and approve and adopt the Agreement and Plan of Merger dated December 22, 1997, as such may be amended from time to time (the "Merger Agreement"), among Mirage Resorts, Incorporated, a Nevada corporation ("Mirage"), Mirage Acquisition Sub, Inc., a Nevada corporation and a wholly owned subsidiary of Mirage ("Acquisition"), and the Company, pursuant to which: (i) Acquisition will be merged with and into the Company (the "Merger"), and the Company, as the surviving corporation of the Merger, will become a wholly owned subsidiary of Mirage, and (ii) each share of Common Stock that is outstanding at the effective time of the Merger (the "Effective Time") (other than shares of Common Stock which are owned by the Company, Mirage or Acquisition, which will be cancelled without payment, or shares as to which dissenters' rights are perfected) will be converted into the right to receive $5.00 in cash (the "Merger Consideration").

  Consummation of the Merger is conditioned upon, among other things, approval of the Merger and approval and adoption of the Merger Agreement by the requisite vote of the Stockholders and the receipt of certain regulatory approvals and consents. The Special Meeting may be postponed or adjourned until the requisite vote is obtained. There can be no assurance that the conditions to the Merger will be satisfied or, where permissible, waived or that the Merger will be consummated. For further information concerning the terms and conditions of the Merger, see "The Merger" and "The Merger Agreement and Related Agreements."

  A copy of the Merger Agreement is included in this Proxy Statement as Annex A and is incorporated herein by reference. The summaries of the portions of the Merger Agreement set forth in this Proxy Statement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the text of the Merger Agreement.

  For the Merger to be consummated, holders of a majority of the outstanding Common Stock must vote in person or by proxy to approve the Merger and approve and adopt the Merger Agreement at the Special Meeting. Certain Stockholders of the Company, who hold in the aggregate approximately 53.2% of the outstanding Common Stock, have informed the Company that they intend to vote their shares in favor of the Merger and the Merger Agreement. These Stockholders have also entered into agreements with Mirage which are described herein and appended to this Proxy Statement as Annexes B, C and D and which require them to vote in favor of the Merger and the Merger Agreement. Therefore, holders of the number of shares of Common Stock required to approve the Merger and approve and adopt the Merger Agreement have informed the Company that they intend to vote for the approval of the Merger and the approval and adoption of the Merger Agreement and, if such shares are so voted, the Merger will be approved and the Merger Agreement will be approved and adopted without any action on the part of any other Stockholder.

  THE BOARD OF DIRECTORS, AFTER CAREFUL CONSIDERATION, HAS APPROVED THE MERGER AGREEMENT AND DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, AND RECOMMENDS THAT

STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER AND APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

  In reaching its determination, the Board of Directors considered, among other things, the opinion of Roberts & Green, Inc., financial advisor to the Company (the "Financial Advisor"), as to the fairness of the Merger Consideration to be received by the Stockholders pursuant to the Merger. The opinion of the Financial Advisor is included as Annex E hereto and is incorporated herein by reference. Stockholders are urged to read the opinion in its entirety for further information with respect to the assumptions made, matters considered and limitations on the review undertaken by the Financial Advisor. See "The Merger--Opinion of the Company's Financial Advisor."

  Nevada law provides statutory appraisal and other rights to Stockholders who may wish not to vote for approval of the Merger and approval and adoption of the Merger Agreement. See "The Merger--Specific Rights of Dissenting Stockholders" and Annex F hereto.

  NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON.

                               TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
AVAILABLE INFORMATION...................................................   5
SUMMARY.................................................................   6
  The Parties...........................................................   6
  The Special Meeting...................................................   6
  The Majority Stockholders; the Stockholder Agreements.................   8
  The Merger............................................................   8
  The Merger Agreement..................................................  10
  Certain Tax Consequences of The Merger................................  12
  Appraisal Rights for Dissenting Stockholders..........................  12
  Market Prices.........................................................  12
VOTING AND PROXIES......................................................  13
  Record Date; Solicitation of Proxies..................................  13
  Vote Required.........................................................  13
THE MERGER..............................................................  15
  General...............................................................  15
  Background of And Reasons For The Merger..............................  15
  Recommendation of the Board of Directors of the Company...............  19
  Opinion of the Company's Financial Advisor............................  19
  Accounting Treatment..................................................  20
  Specific Rights of Dissenting Stockholders............................  20
  Interests of Certain Persons In The Merger............................  21
  Warrants..............................................................  21
  Exchange Procedures...................................................  21
  Business of Mirage....................................................  22
  Source and Amount of Funds............................................  22
THE MERGER AGREEMENT AND RELATED AGREEMENTS.............................  23
  General...............................................................  23
  Representations and Warranties........................................  23
  Certain Covenants.....................................................  24
  No Solicitation of Acquisition Proposals..............................  25
  Regulatory Approvals..................................................  26
  Conditions to the Merger..............................................  26
  Termination...........................................................  27
  The Majority Stockholders; the Stockholder Agreements.................  29
CERTAIN TAX CONSEQUENCES TO STOCKHOLDERS................................  31
BUSINESS................................................................  32
  General...............................................................  32
  Location..............................................................  32
  Background............................................................  32
  Current Operations....................................................  32
  Competition...........................................................  33
  Employees.............................................................  33
  Property..............................................................  33
  Litigation............................................................  33
  Regulation and Licensing..............................................  33
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
 OF OPERATIONS..........................................................  38
MARKET PRICES AND DIVIDENDS.............................................  43
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..........  44
INDEPENDENT PUBLIC ACCOUNTANTS..........................................  45

                                                                          PAGE
                                                                          ----
STOCKHOLDER PROPOSALS...................................................   45
OTHER MATTERS...........................................................   45
INDEX TO FINANCIAL STATEMENTS...........................................  F-1
FINANCIAL STATEMENTS OF BOARDWALK CASINO, INC. FOR THE FISCAL YEAR ENDED
 SEPTEMBER 30, 1997.....................................................  F-2

ANNEX A
     --Agreement and Plan of Merger dated December 22, 1997 among Mirage
       Resorts, Incorporated, Mirage Acquisition Sub, Inc., and Boardwalk Casino, Inc.

ANNEX B
     --Agreement of Purchase and Sale and Joint Escrow Instructions dated as of December 22, 1997 by and between Restaurant Ventures of Nevada, Inc. and Avis Jansen, as sole trustee of the Norbert W. Jansen and Avis Jansen Family Trust dated July 14, 1993

ANNEX C
     --Agreement dated December 22, 1997 between Mirage Resorts,
       Incorporated and Avis P. Jansen, individually, as executrix of the Estate of Norbert W. Jansen and as Trustee for the Jansen Family Trust under an Agreement dated July 14, 1993, as amended

ANNEX D
     --Agreement dated December 22, 1997 by and among Mirage Resorts,
       Incorporated, on the one hand, and Diversified Opportunities Group Ltd., Jacobs Entertainment Nevada, Inc., and Jeffrey P. Jacobs

ANNEX E
     --Opinion of Roberts & Green, Inc., financial advisor of the Company, dated December 22, 1997

ANNEX F
     --Nevada Revised Statutes, Sections 92A.300-92A.500

ANNEX G
     --Report on Form 10-Q for the quarter ended December 31, 1997

                             AVAILABLE INFORMATION

  The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). The reports, proxy statements and other information filed by the Company with the SEC may be inspected and copied at the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of all or parts of such materials also may be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549 at prescribed rates. The SEC also maintains a Web Site at http://www.sec.gov that contains reports and other information regarding registrants that file electronically with the SEC. In addition, material filed by the Company may be inspected at the offices of The Nasdaq Stock Market, Inc. ("Nasdaq") at 1735 K Street, N.W., Washington, D.C. 20006.

                                    SUMMARY

  The following is a summary of certain information contained elsewhere in this Proxy Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Proxy Statement and in the attached Annexes. Unless otherwise indicated or the context otherwise requires, references to the "Company" are to Boardwalk Casino, Inc., a Nevada corporation. Stockholders are urged to read carefully this Proxy Statement, including the Annexes hereto, in its entirety.

THE PARTIES

  Boardwalk Casino, Inc. The Company owns and operates the Holiday Inn(R) Casino Boardwalk in Las Vegas, Nevada and leases the shopping center next to the hotel-casino. The Holiday Inn(R) Casino Boardwalk is situated on a 7.8-acre site on Las Vegas Boulevard (the "Las Vegas Strip") between Flamingo Road and Tropicana Avenue. It includes 653 hotel rooms, approximately 33,000 square feet of casino space, a coffee shop, a buffet restaurant, a snack bar, an entertainment lounge, two bars, two outdoor swimming pools and 1,125 garage and surface parking spaces (including those spaces leased under the shopping center lease). It also contains a small gift shop under lease to Holiday Gifts, Inc., a Nevada corporation owned by Avis P. Jansen, the Chairman of the Board of Directors and a principal stockholder of the Company. The Company's principal executive office is located at 3750 Las Vegas Boulevard South, Las Vegas, Nevada 89109 and its telephone number is (702) 735-2400.

  Mirage Resorts, Incorporated. Mirage owns and operates some of the most successful, well-known casino-based entertainment resorts in the world. These resorts include (i) The Mirage, a tropical-themed hotel-casino and destination resort on the Las Vegas Strip, (ii) Treasure Island at the Mirage, a pirate-themed hotel-casino and destination resort adjacent to The Mirage, (iii) the Golden Nugget, the largest hotel-casino in downtown Las Vegas, and (iv) the Golden Nugget--Laughlin, a relatively small hotel-casino in Laughlin, Nevada. Mirage also owns a 50% interest in a joint venture which owns and operates the Monte Carlo Resort Casino, a hotel-casino resort on the Las Vegas Strip adjacent to the Holiday Inn Casino Boardwalk. Mirage is currently constructing Bellagio, an elegant hotel-casino and destination resort on the Las Vegas Strip, and Beau Rivage, a luxurious hotel-casino and beachfront resort in Biloxi, Mississippi. Mirage's principal executive offices are located at 3400 Las Vegas Boulevard South, Las Vegas, Nevada 89109 and its phone number is
(702) 791-7111. If the Merger is consummated, Mirage will hold all of the common stock of the surviving corporation.

  Mirage Acquisition Sub, Inc. Acquisition is a Nevada corporation created solely for the purpose of consummating the Merger and is a direct wholly owned subsidiary of Mirage. The principal executive office of Acquisition is located at 3400 Las Vegas Boulevard South, Las Vegas, Nevada 89109, and its phone number at that address is (702) 791-7111.

THE SPECIAL MEETING

  Purpose of the Special Meeting; Date, Time and Place. The Special Meeting of Stockholders will be held at the Holiday Inn(R) Casino Boardwalk, 3750 Las Vegas Boulevard South, Las Vegas, Nevada 89109 on Wednesday, May 27, 1998 at
11 a.m., local time. At the Special Meeting, the Stockholders will consider and vote upon the approval of the Merger and the approval and adoption of the Merger Agreement.

  In the Merger, each share of Common Stock issued and outstanding at the Effective Time (other than shares of Common Stock which are owned by the Company, Mirage or Acquisition, which will be cancelled without payment, or shares as to which dissenters' rights are perfected) will be converted into the right to receive the Merger Consideration, which will consist of $5.00 in cash.

  Vote Required; Voting Procedures; Record Date. The close of business on April 29, 1998 has been fixed as the record date (the "Record Date") for the determination of Stockholders entitled to notice of, and to vote at, the Special Meeting. Only holders of record of Common Stock at the close of business on the Record Date will be entitled to vote at the Special Meeting. As of April 29, 1998, 7,181,429 shares of Common Stock were issued and outstanding, each of which will be entitled to one vote on each matter to be acted upon at the Special Meeting.

  A majority of the outstanding shares of Common Stock entitled to vote, represented in person or by proxy, is required for a quorum at the Special Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock as of the Record Date is required to approve the Merger and approve and adopt the Merger Agreement. Abstentions may be specified with respect to the approval of the Merger and approval and adoption of the Merger Agreement and will be counted as present for the purpose of determining the existence of a quorum but will have the effect of a negative vote due to the requirement of affirmative votes described in the preceding sentence.

  Shares of Common Stock which are represented by properly executed proxies, unless such proxies shall have previously been properly revoked, will be voted in accordance with the instructions indicated in such proxies. If no contrary instructions are indicated, such shares will be voted FOR approval of the Merger and approval and adoption of the Merger Agreement, and in the discretion of the persons named in the proxy as proxy appointee as to any other matter which may properly come before the Special Meeting. While brokers who hold shares of Common Stock in "street name" have the authority to vote on certain items when they have not received instructions from beneficial owners, brokers will not be entitled to vote on the Merger and Merger Agreement absent instructions. Shares of Common Stock held by brokers who do not receive instructions but which are reported as "instructions withheld" will be treated as present, in person or by proxy, at the Special Meeting and counted as present for quorum purposes. A failure by a broker to vote will have the effect of a negative vote on the approval of the Merger and approval and adoption of the Merger Agreement.

  It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Special Meeting. If, however, other matters are properly presented, including, among other things, a motion to adjourn or postpone the Special Meeting to another time and/or place for the purpose of, among other things, soliciting additional proxies in favor of approval of the Merger and approval and adoption of the Merger Agreement, one or more of the persons named as proxy appointees will vote in accordance with their best judgment on such matters and consistent with the voting rights of such shares as provided by the Company's Bylaws and the Nevada Revised Statutes ("NRS"); provided, however, that no proxy that is voted or is treated as voted against approval of the Merger and approval and adoption of the Merger Agreement will be voted in favor of any adjournment or postponement for the purpose of soliciting additional proxies. At any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting, except for proxies that have been effectively revoked prior to such reconvened meeting. The grant of a proxy will also confer discretionary authority on the persons named in the proxy to vote in accordance with their best judgment on matters incident to the conduct of the Special Meeting. See "Voting and Proxies--Vote Required."

  Any Stockholder may revoke a proxy at any time before it is voted by filing with the Secretary of the Company, at the offices of the Company, an instrument revoking the proxy or by returning a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person. Any such filing should be sent to Boardwalk Casino, Inc., 3750 Las Vegas Boulevard South, Las Vegas, Nevada 89109, Attention: Secretary. Attendance at the Special Meeting will not by itself constitute revocation of a proxy. See "Voting and Proxies."

  In addition to the solicitation of proxies by use of the mails, proxies may also be solicited by the Company and its directors, officers, and employees (who will receive no additional compensation therefor) by telephone, telegram, facsimile transmission and other electronic communication methods or personal interview. The Company will reimburse banks, brokerage houses, custodians and other fiduciaries who hold shares of Common

Stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. The Company will bear the costs of the Special Meeting and of soliciting proxies therefor. See "Voting and Proxies" and "The Merger Agreement--Fees and Expenses."

THE MAJORITY STOCKHOLDERS; THE STOCKHOLDER AGREEMENTS

  Certain Stockholders of the Company, who hold in the aggregate 3,821,429 shares of Common Stock, or approximately 53.2% of the total number of outstanding shares of Common Stock, have agreed to sell their shares to Mirage for $5.00 per share in cash and, pending such sale, to vote their shares in favor of approval of the Merger and the approval and adoption of the Merger Agreement. Concurrently with the execution of the Merger Agreement, (i) Mirage entered into agreements with Avis P. Jansen, individually, as executrix of the Estate of Norbert W. Jansen, as Trustee for the Jansen Family Trust and as president of Holiday Gifts, Inc., a Nevada corporation (collectively, "Jansen"), pursuant to which, among other things, Mirage has agreed to purchase 2,750,000 shares of Common Stock owned by Jansen (the "Jansen Shares") and 600 shares (the "Jansen Preferred") of 6% Non-Voting Cumulative Preferred Shares, Series A of the Company (the "Preferred Stock") owned by Jansen, and a wholly owned subsidiary of Mirage has agreed to purchase an adjacent parcel of land located at 3734 Las Vegas Boulevard South (the "Land") owned by Jansen and leased to the Company (collectively, the "Jansen Agreements"), and (ii) Mirage entered into an agreement with Diversified Opportunities Group Ltd., an Ohio limited liability company ("Diversified"), Jacobs Entertainment Nevada, Inc, a Nevada corporation ("Jacobs Entertainment"), and Jeffrey P. Jacobs ("Jacobs") (Diversified, Jacobs Entertainment and Jacobs are collectively referred to as the "Jacobs Sellers," and together with Jansen as the "Majority Stockholders"), pursuant to which, among other things, Mirage has agreed to purchase 1,071,429 shares of Common Stock (the "Jacobs Shares") owned by the Jacobs Sellers, has agreed to purchase and has purchased a $5 Million Subordinated Note (the "Note") and 2,650 shares of Preferred Stock (the "Jacobs Preferred") owned by the Jacobs Sellers, and has agreed to make a payment in consideration for the termination of the Jacobs Sellers' rights relating to the Company, the Land and the Jansen Shares (the "Jacobs Agreement" and collectively with the Jansen Agreements, the "Stockholder Agreements"). Copies of the Jansen Agreements are included in this Proxy Statement as Annexes B and C, and a copy of the Jacobs Agreement is included as Annex D.

  In addition, pursuant to the Stockholder Agreements, the Majority Stockholders have agreed (for as long as the Merger Agreement is in effect), that at any meeting of the holders of Common Stock, however called, or in connection with any written consent of the holders of Common Stock, such Majority Stockholders shall vote their shares of Common Stock (or cause them to be voted) in favor of approval of the Merger and the approval and adoption of the Merger Agreement. The Majority Stockholders have each granted an irrevocable proxy to Mirage to vote their shares of Common Stock in the manner described above if the Majority Stockholders fail to do so. See "The Merger Agreement and Related Agreements--The Majority Stockholders; the Stockholder Agreements."

THE MERGER

  Required Vote. Approval of the Merger and approval and adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. Under the terms of the Stockholder Agreements described above, the Majority Stockholders are required to cast an aggregate of 3,821,429 shares of Common Stock, or approximately 53.2% of the total number of outstanding shares of Common Stock, in favor of approval of the Merger and approval and adoption of the Merger Agreement at the Special Meeting. Therefore, assuming such shares are so voted, the Merger will be approved and the Merger Agreement will be approved and adopted without any action on the part of any other Stockholder.

  Interests of Certain Persons in the Merger. In connection with the Merger Agreement, Jansen and the Jacobs Sellers entered into the Stockholder Agreements, which, among other things, provide for payments to be made in respect of the Preferred Stock, the Land, the Note, and the termination of certain rights relating to the Company, the Land and the Jansen Shares. See "The Merger--Interests of Certain Persons in the Merger" and "The Merger Agreement and Related Agreements--The Majority Stockholders; the Stockholder Agreements."

  In addition, pursuant to the Company's 1994 Stock Compensation Plan (as defined) and the Outside Directors Stock Option Plan (as defined), each option outstanding will vest and become immediately exercisable upon a change of control of the Company (which, as defined, includes the Merger). However, each of the options granted to officers and directors of the Company under the Company's 1994 Stock Compensation Plan and the Outside Directors Stock Option Plan has an exercise price in excess of the Merger Consideration.

  Mirage owns all of the outstanding 16.50% First Mortgage Notes of the Company (the "First Mortgage Notes"), the Note, and the Jacobs Preferred. Mirage also owns 1,000 shares of Common Stock. In its capacity as the holder of all of the First Mortgage Notes, Mirage has consented to the Merger and the transactions contemplated thereby, and, pursuant to the Merger Agreement, has consented to the Company's deferral, at its option, of the March 31, 1998 interest payment on the First Mortgage Notes until September 30, 1998, and agreed that such deferred interest would accrue interest at the coupon rate and not the default interest rate provided for in the First Mortgage Notes. The Company may pay such deferred interest and any interest thereon at any time prior to September 30, 1998. See "The Merger--Interests of Certain Persons in the Merger" and "The Merger Agreement and Related Agreements--The Majority Stockholders; the Stockholder Agreements."

  Source and Amount of Funds. If the Merger is consummated, the total amount required to (i) purchase the shares of Common Stock owned by the Majority Stockholders pursuant to the Stockholder Agreements, (ii) pay the Merger Consideration (as defined) to the Company's remaining Stockholders, and (iii) pay transaction-related fees and expenses is estimated to be approximately $36 million. In addition, pursuant to the Stockholder Agreements, Mirage has purchased the Jacobs Preferred and the Note, and has agreed to purchase the Jansen Preferred and the Land, among other things. See "The Merger Agreement and Related Agreements--The Majority Stockholders; the Stockholder Agreements." Funds for all such purchases are expected to be obtained from Mirage's $1.75 billion credit facility from a group of commercial banks.

  Recommendation of the Board of Directors and Reasons for the Merger. The Board of Directors of the Company (the "Board of Directors" or the "Board"), at a meeting held on December 22, 1997 approved (with Jacobs abstaining) the Merger and approved and adopted the Merger Agreement and directed that the Merger and the Merger Agreement be submitted to the holders of Common Stock for approval and adoption. The Board of Directors has determined that the Merger is fair to and in the best interests of the Company and its Stockholders and recommends that the Stockholders vote FOR approval of the Merger and approval and adoption of the Merger Agreement.

  In reaching its decision to approve the Merger and the Merger Agreement, the Board considered a number of factors, including management's belief that, in the event the Merger is not consummated, the combination of existing cash and cash flows from operations will not be sufficient to meet the Company's obligations as they become due during fiscal 1998. These obligations include scheduled interest payments on the First Mortgage Notes (approximately $6,600,000 for the year) and the scheduled interest and principal repayment on the $5,000,000 Note due September 30, 1998. Accordingly, these matters raise substantial doubt about the ability of the Company to continue as a going concern. In light of these factors, the Board determined that the interests of the Stockholders were best served by accepting the $5.00 per share offer made by Mirage. For a discussion of the factors considered by the Board in reaching its determination, see "The Merger--Background of and Reasons For the Merger" and "--Recommendation of the Board of Directors of the Company."

  Opinion of the Company's Financial Advisor. The Financial Advisor, Roberts & Green, Inc. ("Roberts & Green"), has delivered its written opinion to the Board that, as of the date thereof, the Merger Consideration to be received by the Stockholders in the Merger is fair from a financial point of view to such holders. The full text of the written opinion of the Financial Advisor, which sets forth information with respect to assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is included in this Proxy Statement as Annex E. Stockholders are urged to, and should, read such opinion in its entirety. See "The Merger--Opinion of the Company's Financial Advisor."

  Roberts & Green, in its capacity as Financial Advisor, will receive fees and compensation from the Company of $450,000. James Scibelli, President of Roberts & Green, is a former director of the Company and owns 50,000 shares of Common Stock. Mr . Scibelli served as a director of the Company from February 11, 1994 to October 31, 1997.

  Accounting Treatment. The Merger will be treated as a "purchase" for accounting purposes.

THE MERGER AGREEMENT

  Effective Time of Merger; Payment for the Common Stock. If the Merger is approved and the Merger Agreement is approved and adopted by the Stockholders, the Merger will become effective (the "Effective Time") upon the filing of the articles of merger with the Secretary of State of the State of Nevada. It is anticipated that, subject to the satisfaction or waiver, if permissible, of the conditions set forth in the Merger Agreement, such filing will be made promptly after all of the conditions precedent to the consummation to the Merger have been satisfied or waived. The Merger Agreement is included in this Proxy Statement as Annex A.

  As promptly as practicable following the Effective Time, a paying agent to be designated by Mirage in accordance with the Merger Agreement (the "Paying Agent") will forward to the holders of certificates formerly evidencing shares of Common Stock ("Certificates") detailed instructions with regard to the surrender of such Certificates and a letter of transmittal to accompany any surrendered Certificates. Payment will be made to such former holders of Common Stock as promptly as practicable following receipt by the Paying Agent of Certificates and other required documents. No interest will be paid or accrued on the cash payable upon the surrender of Certificates.

  STOCK CERTIFICATES SHOULD NOT BE SENT WITH THE ENCLOSED PROXY CARD. IF THE MERGER IS CONSUMMATED, STOCKHOLDERS WILL BE FURNISHED INSTRUCTIONS FOR EXCHANGING THEIR SHARES OF COMMON STOCK FOR CASH.

  Conditions to the Merger; Regulatory Approvals. The obligations of Mirage, Acquisition and the Company to consummate the Merger are subject to the satisfaction or waiver of certain conditions contained in the Merger Agreement, including obtaining requisite Stockholder and certain regulatory approvals (including approvals from relevant gaming authorities). In addition, Mirage's and Acquisition's obligations to consummate the Merger are conditioned on, among other things, receipt of all necessary third-party consents (including obtaining the consent by the Effective Time of the licensor under the Company's Holiday Inn Conversion License Agreement, which consent is required to be obtained without any payment required of, or penalty imposed on, Mirage, Acquisition or the Company), receipt of an unconditional commitment to issue a title insurance policy in a certain form with respect to Company-owned real estate, and purported exercises of dissenters' rights, if any, with respect to the Merger not exceeding 10% of the number of shares of Common Stock outstanding at the Record Date. See "The Merger Agreement and Related Agreements--Conditions to the Merger", "--Termination" and "--Regulatory Approvals."

  One of the conditions to the Merger is expiration or termination of the waiting period applicable to consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). On February 2, 1998, Mirage and the Company received notice of the early termination of the waiting period under the HSR Act. Before the Merger can be consummated, Mirage and the Company must have obtained all material consents and approvals required under the Nevada Gaming Control Act and the rules and regulations promulgated thereunder (collectively, the "Gaming Laws"), as well as obtaining all of the permits and licenses required by the Nevada Gaming Commission (the "Nevada Commission"), the Nevada State Gaming Control Board (the "Nevada Board") and the Clark County Liquor and Gaming Licensing Board (the "Clark County Board" or the "CCB") (collectively, the "Nevada Gaming Authorities").

  No Solicitation of Acquisition Proposals. The Merger Agreement prohibits the Company and its affiliates from soliciting or otherwise encouraging third parties to acquire the Company. In certain cases, Mirage will have the right to receive a payment if the Company approves or recommends an Acquisition Proposal (as defined) or upon the occurrence of a Subsequent Transaction (as defined) prior to the date which is nine (9) months after the termination of the Merger Agreement or under certain other circumstances. See "--Fees and Expenses" and "The Merger Agreement and Related Agreements--No Solicitation of Acquisition Proposals" and "--Termination."

  As used in the Merger Agreement, "Acquisition Proposal" means any tender or exchange offer involving the Company or its securities, any proposal for a merger, consolidation or other business combination involving the Company, any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the business or assets of, the Company, any proposal or offer with respect to any recapitalization or restructuring with respect to the Company or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to the Company; provided, however, that, as used in the Merger Agreement, the term "Acquisition Proposal" does not apply to any such transaction involving Mirage, Acquisition or their affiliates.

  Termination. The Merger Agreement may be terminated and the Merger abandoned prior to Effective Time, notwithstanding the approval by the Stockholders at the Special Meeting, (a) by mutual consent of the parties, or (b) by Mirage under certain circumstances, including, among other things (i) the failure by the Company's Stockholders to approve the Merger Agreement by the required vote at the Special Meeting, (ii) the approval or recommendation by the Board of an Acquisition Proposal or a decision by the Board to withdraw, modify or change in a manner adverse to Mirage its recommendation to approve the Merger and the Merger Agreement, (iii) the amendment, revocation, repeal, withdrawal, restriction or modification of the provision of the Company's Bylaws (the "Control Share Opt-Out Bylaw") rendering the Nevada control share acquisition statute inapplicable to the Company (a "Bylaw Repeal"), (iv) the acquisition by any person or group of beneficial ownership of 25% of the outstanding Common Stock or voting power of the Company (a "Third-Party Acquisition"), (v) the Company's breach or failure in any material respect to perform or comply with its material covenants and agreements in the Merger Agreement or breach of any of its representations or warranties contained in the Merger Agreement, in any material respect (a "Company Breach") or (vi) if any of the parties to the Stockholder Agreements (other than Mirage) commits any material breach of, or fails in any material respect to perform or comply with any of its material covenants and agreements contained in, such agreement, or breaches any of its representations or warranties contained therein in any material respect. The Merger Agreement will also terminate if the Merger does not occur by June 30, 1998. See "The Merger Agreement--Termination."

  In the event of termination of the Merger Agreement, the Merger Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of Mirage and Acquisition, or either of them, or the Company, or their respective officers, directors or employees, except (i) liability for fraud or for willful material breach of the Merger Agreement,
(ii) liability of Mirage or Acquisition for any breach of the confidentiality provision contained in the Merger Agreement, and (iii) the Company's obligations to make the payments described in the following paragraph.

  Fees and Expenses. Each party to the Merger Agreement will bear its own costs and expenses incurred in connection with the Merger Agreement and the consummation of the transactions contemplated thereby, except that (a) the Company must pay or cause to be paid to Mirage a fee in the amount of $1,000,000 (payable in equal quarterly installments) in the event that Mirage or Acquisition terminates the Merger Agreement due to a Third-Party Acquisition or a Company Breach; and (b) the Company must pay or cause to be paid to Mirage an amount of $2,000,000 plus all costs and expenses of Mirage and Acquisition relating to the Merger Agreement and the transactions contemplated thereby (including without limitation fees and expenses of Mirage's counsel, accountants and financial advisors, if any, but less any payments made pursuant to (a)) in the event that (i) Mirage or Acquisition terminates the Merger Agreement due to the failure to obtain Stockholder approval, a Third-Party Acquisition or a Company Breach, and, prior to the date which is nine months
(9) after the termination of the Merger Agreement, a Subsequent Transaction occurs, or (ii) Mirage or Acquisition terminates the Merger Agreement due to a Bylaw Repeal or the approval or recommendation by the Board of an Acquisition

Proposal or a decision by the Board to withdraw, modify or change in a manner adverse to Mirage its recommendation to approve the Merger and the Merger Agreement. See "The Merger Agreement--Termination."

CERTAIN TAX CONSEQUENCES OF THE MERGER

  The receipt of cash for shares of Common Stock in the Merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign or other tax laws. Stockholders are urged to consult their own tax advisors as to the particular tax consequences of the Merger, including the applicability and effect of state, local, foreign and other taxes. See "Certain Tax Consequences To Stockholders."

APPRAISAL RIGHTS FOR DISSENTING STOCKHOLDERS

  Under Nevada law, Stockholders who follow the required procedures are entitled to appraisal rights in connection with the Merger. See "The Merger-- Specific Rights of Dissenting Stockholders."

MARKET PRICES

  Shares of Common Stock are listed and traded on the Nasdaq SmallCap Market. The average closing sale price per share of Common Stock on the Nasdaq SmallCap Market for the twenty trading day period ended December 19, 1997, the business date preceding public announcement of the execution of the Merger Agreement, was $3.85. On December 19, 1997, the high, low and closing sales prices of a share of Common Stock on the Nasdaq SmallCap Market were $4.16, $3.88 and $4.16, respectively. On April 28, 1998, the latest practicable trading day before the printing of this Proxy Statement, the high, low and closing sales prices of a share of Common Stock on the Nasdaq SmallCap Market were $4.63, $4.50 and $4.50, respectively.

                              VOTING AND PROXIES

  This Proxy Statement is being furnished to Stockholders in connection with the solicitation of proxies by or on behalf of the Board of Directors for use at the Special Meeting.

RECORD DATE; SOLICITATION OF PROXIES

  The close of business on April 29, 1998 has been fixed as the Record Date for the determination of Stockholders entitled to notice of and to vote at the Special Meeting. As of April 29, 1998, there were 7,181,429 shares of Common Stock issued and outstanding and entitled to vote at the Special Meeting. Holders of shares of Common Stock are entitled to one vote at the Special Meeting for each share of Common Stock held of record by them at the Record Date.

  In addition to the solicitation of proxies by use of the mails, proxies may also be solicited by the Company and its directors, officers and employees (who will receive no additional compensation therefor) by telephone, telegram, facsimile transmission and other electronic communication methods or personal interview. The Company will reimburse banks, brokerage houses, custodians and other fiduciaries who hold shares of Common Stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. The Company will bear the costs of the Special Meeting and of soliciting proxies therefor.

VOTE REQUIRED

  A majority of the outstanding shares of Common Stock entitled to vote as of the Record Date, represented in person or by proxy, is required for a quorum at the Special Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock as of the Record Date is required for approval of the Merger and approval and adoption of the Merger Agreement. Abstentions may be specified with respect to the approval of the Merger and approval and adoption of the Merger Agreement and will be counted as present for the purpose of determining the existence of a quorum but will have the effect of a negative vote due to the requirement of affirmative votes described in the preceding sentence.

  Under the terms of the Stockholder Agreements, the Majority Stockholders, who hold in the aggregate 3,821,429 shares, or approximately 53.2% of the total number of outstanding shares of Common Stock, have agreed that they will cause all of the shares of Common Stock held by them to be present for quorum purposes at the Special Meeting and to vote their shares of Common Stock, or cause them to be voted, in favor of the approval of the Merger and approval and adoption of the Merger Agreement. Therefore, holders of the number of shares of Common Stock required to approve the Merger and approve and adopt the Merger Agreement have informed the Company that they intend to vote for the approval of the Merger and approval and adoption of the Merger Agreement and, if such shares are so voted, the Merger will be approved and the Merger Agreement will be approved and adopted without any action on the part of any other Stockholder.

  Shares of Common Stock which are represented by properly executed proxies, unless such proxies shall have previously been properly revoked, will be voted in accordance with the instructions indicated in such proxies. If no contrary instructions are indicated, such shares will be voted FOR approval of the Merger and approval and adoption of the Merger Agreement, and, in the discretion of the persons named in the proxy as proxy appointees, as to any other matter which may properly come before the Special Meeting.

  While brokers who hold shares of Common Stock in street name have the authority to vote on certain items when they have not received instructions from beneficial owners, brokers will not be entitled to vote on the Merger and the Merger Agreement absent instructions. Shares of Common Stock held by brokers who do not receive instructions but which are reported as "instructions withheld" will be treated as present, in person or by proxy, at the Special Meeting and counted as present for quorum purposes. A failure by a broker to vote will have the effect of a negative vote on the approval of the Merger and the approval and adoption of the Merger Agreement.

  It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Special Meeting. If, however, other matters are properly presented, including, among other things, a motion to adjourn or postpone the Special Meeting to another time and/or place for the purpose of, among other things, soliciting additional proxies in favor of approval of the Merger and approval and adoption of the Merger Agreement, one or more of the persons named as proxy appointees will vote in accordance with their best judgment on such matters and consistent with the voting rights of such shares as provided by the Company's Bylaws and the NRS; provided, however, that no proxy that is voted or is treated as voted against approval of the Merger and approval and adoption of the Merger Agreement will be voted in favor of any adjournment or postponement for the purpose of soliciting additional proxies. At any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Special Meeting, except for proxies that have been effectively revoked prior to such reconvened meeting. The grant of a proxy will also confer discretionary authority on the persons named as proxy appointees to vote in accordance with their best judgment on matters incident to the conduct of the Special Meeting.

  Any holder of shares of Common Stock may revoke a proxy at any time before it is voted by filing with the Secretary of the Company an instrument revoking the proxy or by returning a duly executed proxy bearing a later date, or by attending the Special Meeting and voting in person. Any such filing should be sent to Boardwalk Casino, Inc., 3750 Las Vegas Boulevard South, Las Vegas, Nevada 89109; Attention: Secretary. Attendance at the Special Meeting will not by itself constitute revocation of a proxy.

  As promptly as practicable following the Effective Time, the Paying Agent will forward to the holders of Certificates formerly evidencing shares of Common Stock detailed instructions with regard to the surrender of such Certificates and a letter of transmittal to accompany any surrendered Certificates. Payment will be made to such former holders of shares of Common Stock as promptly as practicable following receipt by the Paying Agent of Certificates and other required documents. No interest will be paid or accrued on the cash payable upon the surrender of Certificates.

  STOCK CERTIFICATES SHOULD NOT BE SENT WITH THE ENCLOSED PROXY CARD. IF THE MERGER IS CONSUMMATED, STOCKHOLDERS WILL BE FURNISHED INSTRUCTIONS FOR EXCHANGING THEIR SHARES OF COMMON STOCK FOR CASH.

                                  THE MERGER

  The information contained in this Proxy Statement with respect to the Merger is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is included in this Proxy Statement as Annex A and, where applicable, to the Jansen Agreements and the Jacobs Agreement, copies of which are included in this Proxy Statement as Annexes B and C and D, respectively. Such Annexes are incorporated herein by reference. The Merger Agreement sets forth the terms and conditions upon which the Merger is to be effected. If the Merger is approved and the Merger Agreement is approved and adopted by the requisite vote of Stockholders at the Special Meeting, and all other conditions to the obligations of the parties thereto are satisfied or waived, the Merger will be consummated and Acquisition will merge with and into the Company at the Effective Time. The Company will be the surviving corporation (the "Surviving Corporation") in the Merger. STOCKHOLDERS ARE URGED TO READ THE MERGER AGREEMENT IN ITS ENTIRETY FOR A MORE COMPLETE DESCRIPTION OF THE MERGER.

GENERAL

  Pursuant to the Merger Agreement, each share of Common Stock outstanding immediately prior to the Effective Time (other than shares of Common Stock which are owned by the Company, Mirage or Acquisition, which will be cancelled without payment, or shares as to which dissenters' rights are perfected) will be converted into the right to receive $5.00 in cash, payable to the holder thereof, without interest (the "Merger Consideration"). As a result of the Merger, holders of shares of Common Stock will cease to have an equity interest in, or possess any rights as stockholders of, the Surviving Corporation. All shares of Preferred Stock of the Company which are outstanding at the Effective Time shall remain outstanding and shall not be affected by the Merger.

  Upon consummation of the Merger, the registration of the Common Stock under the Exchange Act will be terminated, and the Common Stock will cease to be reported and listed on The Nasdaq Stock Market, Inc. and The Pacific Exchange.

BACKGROUND OF AND REASONS FOR THE MERGER

  Company History. The Holiday Inn(R) Casino Boardwalk is the successor business of a two-story Holiday Inn(R) motel which opened on that location in 1965. Additional guest rooms were added in 1966 as part of a four-story addition. The Holiday Inn(R) name was removed from the property in 1985, reflecting the age and condition of the property at that time. The Jansen family took control of the property in 1985 and began planning for additional expansion and extensive refurbishment, including the addition of substantial casino space and other amenities.

  On December 16, 1993, the Company entered into a license agreement with Holiday Inns Franchising, Inc. to operate a "Holiday Inn(R)" hotel at its location. The agreement, as amended, required the Company to perform certain construction and renovation work and to open 200 rooms as a Holiday Inn(R) by May 1, 1994 and a minimum of 300 additional rooms as a Holiday Inn(R) by April 1, 1996. The agreement provides that the Company will pay (i) a monthly royalty of 5% of the gross rooms revenues; (ii) a "marketing contribution" of 1.5% of the gross rooms revenues; (iii) a "reservation contribution" of 1.0% of the gross rooms revenues; and (iv) a monthly Holidex fee of $6.43 for each guest room on the Holidex reservation system. The license granted under the agreement expires ten years from the date of the opening of the hotel under the "Holiday Inn" system (June 16, 1994), subject to earlier termination as set forth therein.

  The Company's initial public offering in 1994 and subsequent issuance of First Mortgage Notes and other indebtedness were principally used to fund the refurbishment and expansion of the property.

  The Company's founder and Chief Executive Officer, Norbert W. Jansen, passed away on January 6, 1997 while the construction was still underway. The Company was able to complete construction of the additional hotel rooms in accordance with the Holiday Inn agreement, the casino expansion and construction of the buffet as planned. However, funds were not available from internal sources to complete certain aspects of the master expansion plan that proved important to the Company's operations. For example, the hotel has no porte cochere, which is unusual for a hotel of its size, and a planned pedestrian bridge from the parking garage to the second floor of the casino building was never completed. In addition, in mid 1997, a section of the older part of the hotel, used principally for storage and an employee cafeteria, was condemned by the Clark County building department due to a sinking foundation.

  During 1996 and 1997, there was also a sharp increase in competition in Las Vegas in general and in the neighborhood of the Company in particular. The Holiday Inn(R) Casino Boardwalk is the second smallest hotel-casino along the three mile long central core of the Las Vegas Strip and offers substantially fewer amenities and services than most of its competitors. The negative impact of additional guest rooms, restaurants and casino capacity in the neighborhood outweighed the positive impact of additional foot and automobile traffic.

  As a result, the Company earned substantially less during fiscal 1996 and 1997 than was anticipated, reporting net losses of approximately $4,400,000 and $3,485,000, respectively. During fiscal 1997, the Company was in default of the limitation of total indebtedness covenant contained in the First Mortgage Notes. The poor earnings and technical default made it expensive for the Company to borrow additional funds and unlikely that it would be able to do so. The poor earnings also adversely affected the price of the Common Stock, making it difficult to raise money by issuing additional Common Stock. In October 1997, the Company required an immediate capital infusion of $3,250,000 in order to make an interest payment due on the First Mortgage Notes and retire an outstanding $600,000 obligation. The two largest Stockholders of the Company, Avis P. Jansen and Jeffrey P. Jacobs, agreed to purchase $2,650,000 and $600,000 of 6% Non-Voting Cumulative Preferred Shares of the Company, respectively, thereby avoiding a potential bankruptcy filing by the Company. In addition to the sale of the Preferred Stock, the Company also granted Mr. Jacobs an option to acquire up to an additional 15,000 Preferred Shares for up to two years. Furthermore, Mr. Jacobs was granted the purchase option and a development right to a parcel of property that was initially granted to the Company pursuant to a lease agreement with the Jansen Family Trust effective October 1, 1996. These arrangements were set forth in a Memorandum of Understanding dated October 29, 1997 by and among the Company, Diversified, Jacobs Entertainment or its nominee, and Mrs. Jansen (the "Memorandum"). As a result of the foregoing financing arrangement, pursuant to the Jacobs Agreement executed concurrently with the Merger Agreement, the Jacobs Sellers will receive a total of $3,735,000 in consideration for, among other things, the termination and release of any and all of their rights, title and interest which they may have under or pursuant to the Option Agreement (as defined below), the Memorandum and the Purchase Agreement (as defined below). See "The Merger Agreement and Related Agreements -- The Majority Stockholders; the Stockholder Agreements."

  Background of the Transaction. The terms of the Merger Agreement and the Stockholder Agreements are the result of negotiations between representatives, legal advisors and financial advisors of the Company, Jansen, the Jacobs Sellers and Mirage. The following is a brief discussion of the background of those negotiations.

  On December 11, 1997, Robert Baldwin, President of Mirage's Bellagio subsidiary, Daniel R. Lee, Chief Financial Officer of Mirage and legal advisors of Mirage met informally with the Company's President and members of the Board of Directors of the Company, including Avis P. Jansen and Jeffrey P. Jacobs, and the Company's legal and financial advisors and Mr. Jacobs' financial advisor to discuss preliminarily the possibility of making a cash offer in which Mirage would acquire the Company at a price of $4.25 per share. The structure of the transaction discussed was one in which Jansen and the Jacobs Sellers would sell their shares of Common Stock to Mirage and the remaining Stockholders of the Company would be entitled to receive the same price per share in a merger or other business combination. Messrs. Baldwin and Lee explained that, in order for Mirage to acquire the Company, it would also have to acquire the Land and the Jacobs Sellers would have to terminate all agreements relating to the Company, the Land and the Jansen Shares. Messrs. Baldwin and Lee also disclosed to the Company that Mirage had previously purchased the First Mortgage Notes on September 23, 1997 and two parcels of adjacent land previously owned by third parties on November 12, 1997 and December 4, 1997, respectively. The Company had been engaged in negotiations since June 1997 to purchase one of those parcels but was unsuccessful in completing the transaction. It was at this meeting on December 11, 1997 that the Company and its officers, directors, principal shareholders and affiliates first learned that Mirage had, in fact, purchased the First Mortgage Notes and the two surrounding properties.

  On December 12, 1997, Mr. Lee and legal advisors of Mirage met with a representative of the Jacobs Sellers to discuss the possible purchase of the Jacobs Shares, the Jacobs Preferred, the Note and the Jacobs Sellers' interests in certain other agreements relating to the Company, the Land and the Jansen Shares. The discussions ended without resolution of several significant issues.

  Later on December 12, 1997, Messrs. Baldwin and Lee and legal advisors of Mirage met again informally with the Company's President and members of the Company's Board of Directors (including Mrs. Jansen, but not Mr. Jacobs) and indicated that, assuming issues with the Jacobs Sellers could be resolved (and there was considerable doubt as to whether they could be resolved), Mirage would consider proposing an acquisition of the Company at a price of $5.00 per share. The directors of the Company who were present at this meeting indicated that they would consider what Mirage had discussed and contact Mr. Lee regarding further discussions.

  Over the next several days, additional discussions were held between Mirage, Mrs. Jansen, Mr. Jacobs and their respective representatives and legal advisors. The Company's Board of Directors was kept informed about the progress of the discussions.

  On December 18, 1997, the Company's Board of Directors met and took the following actions in order to facilitate the continuing discussions with
Mirage: (a) the Board amended the Company's Bylaws to elect that the provisions of Sections 78.378 to 78.3793 of NRS governing the acquisition of a controlling interest in an issuing corporation not be applicable to the Company, and (b) pursuant to Section 78.438 of NRS relating to combinations with interested stockholders, the Board approved Mirage and its affiliates reaching and entering into agreements, arrangements or understandings providing for the substantially contemporaneous purchase of all of the voting shares of the Company held by Jansen and the Jacobs Sellers and, subject to the approval and adoption by the Board and the Stockholders of the terms of any proposed agreements, arrangements or understandings relating thereto, all the remaining voting shares of Common Stock from the remaining Stockholders through a merger or other form of combination. The Board also authorized the Company's officers to continue to negotiate with Mirage with a view to reaching proposed agreements, arrangements or understandings in the form of definitive agreements for submission to the Board for approval or rejection.

  Negotiations continued over the next four days and, on December 22, 1997, the Board of Directors of the Company (with Jacobs abstaining), after receiving the opinion of the Financial Advisor that the terms of the Merger were fair to the Stockholders from a financial point of view, approved the Merger and approved and adopted the Merger Agreement and the transactions contemplated thereby. Later that day, the Company and Mirage entered into the Merger Agreement (and Mirage entered into the Jansen Agreements and the Jacobs Agreement with the respective parties thereto) and Mirage and the Company issued a joint press release to that effect.

  Roberts & Green, in its capacity as Financial Advisor, will receive fees and compensation from the Company of $450,000. James Scibelli, President of Roberts & Green, is a former director of the Company and owns 50,000 shares of Common Stock. Mr. Scibelli served as a director of the Company from February 11, 1994 to October 31, 1997.

  Reasons for the Merger. In determining to approve the Merger and approve and adopt the Merger Agreement and to recommend that Stockholders approve the Merger and approve and adopt the Merger Agreement, the Board of Directors considered a number of factors, including the following:

  The Board of Directors and management of the Company have believed for some time that because the Company's primary asset consisted of a single, relatively small sized Las Vegas casino and hotel, the Company had become vulnerable to the effects of constantly increasing competition in the Las Vegas gaming market. The Holiday Inn(R) Casino Boardwalk is the second smallest hotel-casino along the central Las Vegas Strip corridor.

It has substantially fewer guest rooms and other amenities than the numerous surrounding mega resorts. The Holiday Inn(R) Casino Boardwalk, for example, has no showroom and no fine dining restaurants. Furthermore, the Company has substantially fewer financial resources than its surrounding competitors.

  The Board of Directors and management of the Company had considered several plans to expand the facility, either on a stand-alone basis or with various potential partners. There is, however, very limited space for such expansion. Mirage, either directly or through a joint venture, owns land surrounding the Holiday Inn(R) Casino Boardwalk on three sides (with the exception of a small gas station) and had indicated to the Company that it had its own development plans and, therefore, was not willing to sell any land to the Company or enter into a joint venture with the Company to expand the existing facility.

  Furthermore, covenants in the First Mortgage Notes restrict the Company's ability to finance any such expansion. The First Mortgage Notes bear interest at 16.50% per annum and are not prepayable by the Company until 2001. Between 2001 and their maturity in 2005, the First Mortgage Notes are prepayable according to a formula which, based on current market conditions, would result in the Company paying a large premium over the face amount of the First Mortgage Notes. In addition, acceleration of the First Mortgage Notes may have resulted in a large premium over their face amount. Mirage purchased the entire issue of First Mortgage Notes from a financial institution in September 1997.

  The Board of Directors and management of the Company believe that the combination of existing cash and cash flows from operations will not be sufficient to meet the Company's obligations as they become due during fiscal 1998. These obligations include scheduled interest payments on the First Mortgage Notes (approximately $6,600,000 for the year) and the scheduled interest on and the September 30, 1998 maturity of the Note (approximately $5,300,000). The Company's cash flow available for interest expense and repayment of principal (i.e., earnings before interest, taxes, depreciation and amortization) was $7,500,000 in fiscal 1997.

  Mirage is a relatively large company, with annual revenues of over $1.5 billion and an annual net income of over $200 million. Mirage has been the preeminent developer of large entertainment-based resorts, including The Mirage, Treasure Island at the Mirage and the 50%-owned Monte Carlo Resort Casino. Each of these three hotels has approximately 3,000 guest rooms and a wide assortment of entertainment and service amenities. In addition, Mirage is building the 3,000 guest room Bellagio, a $1.6 billion resort located approximately one-half mile north of the Holiday Inn(R) Casino Boardwalk along the Las Vegas Strip. Bellagio is scheduled to open on October 15, 1998.

  Originally, the Company's management believed that the Holiday Inn(R) Casino Boardwalk would benefit from foot traffic between the Monte Carlo Resort Casino and other resorts located to the south of the Holiday Inn(R) Casino Boardwalk and Bellagio. Mirage, however, is currently constructing a monorail between the Monte Carlo Resort Casino and Bellagio which will reduce traffic along the sidewalk in front of the Holiday Inn(R) Casino Boardwalk. Mirage intends to provide direct access for guests of the Holiday Inn(R) Casino Boardwalk to such monorail station, subject to the approval of its joint venture partner in the Monte Carlo Resort Casino. Mirage, however, has indicated to the Company that such guest convenience and potential generation of traffic would not be available to the Holiday Inn(R) Casino Boardwalk unless it were a wholly owned subsidiary of Mirage.

  Finally, Mirage owns approximately 33 acres behind and adjacent to the Holiday Inn(R) Casino Boardwalk with limited frontage on the Las Vegas Strip. For Mirage and Mirage alone, the Holiday Inn(R) Casino Boardwalk represented an opportunity to assemble a large site for another highly competitive mega resort, either by expanding the Holiday Inn(R) Casino Boardwalk or replacing it with a new facility. As a result, the Board of Directors and management of the Company believed that Mirage was the most logical buyer for the Company and that Mirage was willing to pay a high price relative to the Company's earnings and the size of the Company's facilities.

  In light of the Holiday Inn(R) Casino Boardwalk's lack of amenities vis-a-vis the surrounding competition, limited land and limited financial resources, the Board of Directors of the Company determined that the interests of the Stockholders were best served by accepting the $5.00 per share offer of Mirage. The Merger Consideration represents a substantial premium over the recent trading prices of the Common Stock prior to the execution of the Merger Agreement.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF THE COMPANY

  The Board of Directors has determined that the Merger and the Merger Agreement and the transactions contemplated thereby are advisable and in the best interests of the Company and its Stockholders and has approved the Merger and approved and adopted the Merger Agreement. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE MERGER AND APPROVE AND ADOPT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

OPINION OF THE COMPANY'S FINANCIAL ADVISOR

  On August 12, 1997, the Company retained Roberts & Green to act as its exclusive financial advisor to render financial advisory and investment banking services to the Company with the goal of increasing shareholder value, including but not limited to entering into negotiations to sell all, or substantially all, of the Company's assets, locating an equity partner for the Company or locating a new source of debt financing. In addition, Roberts & Green was retained to act on the Company's behalf to negotiate the leasing or acquisition of certain parcels of land adjoining the Company's property.

  The Company believed that it was in the best interests of the Company to retain Roberts & Green based on Roberts & Green's qualifications, experience, expertise and knowledge of the Company and its operations. Mr. Scibelli, President of Roberts & Green, had served as a director of the Company since its initial public offering and has extensive background and knowledge regarding the Company and its results of operations and future prospects.

  On December 19, 1997, the Company retained Roberts & Green to act as Financial Advisor in connection with the Merger and related matters. The Financial Advisor was retained to advise the Company with respect to the Merger and to render an opinion regarding the fairness, from a financial point of view, of the consideration to be received by the Stockholders in the Merger. In the course of the Board meetings leading up to the signing of the Merger Agreement, the Financial Advisor reviewed with the Board a variety of information, including the Company's prospects, the trading price of the Common Stock and the Company's financial resources and found the Merger Consideration fair from a financial point of view.

  Based on the foregoing, on December 22, 1997, Roberts & Green delivered to the Board of Directors a written opinion that, as of such date, the consideration to be received by the Stockholders in the Merger is fair from a financial point of view (the "Opinion"). A copy of the Opinion is included in this Proxy Statement as Annex E. Stockholders are urged to read the Opinion in its entirety for assumptions made and matters considered by Roberts & Green.

  In connection with rendering its Opinion, Roberts & Green reviewed such information as it deemed necessary or appropriate for the purpose of rendering its Opinion. Roberts & Green reviewed information including but not limited to the following: (i) the Company's audited financial statements included in the 1995 and 1996 Reports on Form 10-KSB and the Report on Form 8-K filed by the Company on November 13, 1997; (ii) the Company's unaudited financial statements included in its Quarterly Reports on Form 10-QSB for the periods ended December 31, 1996, March 31, 1997 and June 30, 1997; (iii) the Company's draft financial statements for the fiscal year ended September 30, 1997 and information provided by management of the Company regarding actual results through November 30, 1997 and projected results through the end of fiscal year 1998 (ending September 30, 1998); (iv) the latest draft of the Merger Agreement; (v) information from the

Company's chief financial officer concerning the status of the Company and its near-term prospects, including the Company's need for capital improvements and interest payment requirements; (vi) acquisition data and valuation multiples for comparable public companies, including the recently announced acquisitions for Riviera Holdings Corp., Showboat, Inc., and Elsinore Corp., as well as an analysis of the EBITDA ratio for Monarch Casino & Resort, Inc., and Rio Hotel & Casino, Inc.; (vii) the historical market prices and trading history of the Common Stock; and (viii) other financial, economic and market information. In addition, Roberts & Green discussed with members of senior management of the Company at its offices in Las Vegas the historical and prospective industry environment and operating results for the Company.

  In rendering its Opinion, Roberts & Green assumed and relied upon the accuracy, completeness and fairness, without assuming any responsibility for the independent verification of, all financial and other information that was available from public sources, that was provided to Roberts & Green by the Company, or that was otherwise reviewed by Roberts & Green. With respect to financial projections supplied to Roberts & Green, Roberts & Green assumed that they were reasonably prepared based on the Company's then current estimate of results, and Roberts & Green has relied upon such projections and made no independent verification of the bases, assumptions, calculations or other information contained therein. Roberts & Green has not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, and Roberts & Green does not assume any responsibility for verifying any of the information reviewed. In connection with the Merger, Roberts & Green was not authorized or requested to solicit third party indications of interest in acquiring all or part of the Company, and Roberts & Green was not asked to consider, and its Opinion does not address, the consideration the Company might receive from a third-party purchaser, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. Roberts & Green's Opinion is necessarily based upon information available to it, and financial, stock market and other conditions and circumstances existing and disclosed to Roberts & Green as of the date of the Opinion.

  THE FULL TEXT OF THE OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS OF THE REVIEW UNDERTAKEN, IS INCLUDED IN THIS PROXY STATEMENT AS ANNEX E AND IS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS ARE URGED TO READ THE OPINION CAREFULLY IN ITS ENTIRETY. THE OPINION IS DIRECTED ONLY TO THE FAIRNESS TO THE STOCKHOLDERS OF THE MERGER CONSIDERATION FROM A FINANCIAL POINT OF VIEW AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY. THE SUMMARY OF THE OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

  Roberts & Green was engaged as Financial Advisor to the Company in connection with the Merger and to render the Opinion and will receive fees in connection therewith of $450,000.

ACCOUNTING TREATMENT

  The Merger will be treated as a "purchase" for accounting purposes.

SPECIFIC RIGHTS OF DISSENTING STOCKHOLDERS

  Pursuant to Nevada corporate law, NRS Sections 92A.300-92A.500 attached hereto as Annex F, any Stockholder who follows the required procedures is entitled to dissent from this proposed corporate action, and to obtain the statutory prescribed fair value of his or her shares of Common Stock. "Fair value" for this purpose means the value of the shares immediately before the effectuation of the corporate action to which the stockholder objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. Although the stockholder is entitled to dissent and obtain payment therefor, the stockholder may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the corporation. If a stockholder wishes to assert dissenter's rights, that stockholder must: (i) deliver to the Company, before the vote is taken, written notice of his intent to demand payment for his shares if the Merger is effectuated; and (ii) must not vote his shares in favor of the proposed action. A stockholder who does not satisfy the requirements referenced in the preceding sentence is not entitled to payment (other than the Merger Consideration) for his shares under NRS Chapter 92A. If the Merger is approved at the Special Meeting, the Company will notify stockholders who satisfy the requirements to assert dissenter's rights of the information required by NRS 92A.430.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  In connection with the Merger Agreement, Jansen and the Jacobs Sellers entered into the Stockholder Agreements, which, among other things, provide for payments to be made in respect of the Preferred Stock, the Land, the Note, and the termination of certain rights relating to the Company, the Land and the Jansen Shares. See "The Merger Agreement and Related Agreements--The Majority Stockholders; the Stockholder Agreements."

  In addition, pursuant to the Company's 1994 Stock Compensation Plan and the Outside Directors Stock Option Plan, each option outstanding will vest and become immediately exercisable upon a change of control of the Company (which, as defined, includes the Merger). However, each of the options granted to officers and directors of the Company under the Company's 1994 Stock Compensation Plan and the Outside Directors Stock Option Plan has an exercise price in excess of the Merger Consideration.

  Mirage owns all of the outstanding First Mortgage Notes, the Note and the Jacobs Preferred. Mirage also owns 1,000 shares of Common Stock. In its capacity as the holder of all of the First Mortgage Notes, Mirage has consented to the Merger and the transactions contemplated thereby, and, pursuant to the Merger Agreement, has consented to the Company's deferral, at its option, of the March 31, 1998 interest payment on the First Mortgage Notes until September 30, 1998, and agreed that such deferred interest will accrue interest at the coupon rate. Without such deferral, the Company is unlikely to be able to make such payment when due without seeking outside sources of capital, such as the issuance of additional shares of Preferred Stock. The Company may pay its deferred interest payment and any interest thereon at any time prior to September 30, 1998. See "The Merger Agreement and Related Agreements--The Majority Stockholders; the Stockholder Agreements."

WARRANTS

  Mirage currently holds all of the First Mortgage Notes and, upon consummation of the Merger and the related transactions, will hold all of the outstanding Preferred Stock. Following the effectiveness of the Merger and until the expiration or termination of all outstanding warrants to purchase Common Stock, Mirage intends to keep the First Mortgage Notes and the Preferred Stock outstanding. In addition, until such time, Mirage intends to make all additional advances, if any, to the Company in the form of loans.

EXCHANGE PROCEDURES

  At or prior to the Effective Time, Mirage will designate a bank or trust company to act as Paying Agent for the shares of Common Stock in connection with the Merger. Mirage will deposit, or cause to be deposited, with the Paying Agent for the benefit of the holders of Certificates, cash or immediately available funds in United States dollars in an amount that equals the aggregate Merger Consideration, which funds shall be invested by the Paying Agent as directed by Mirage or the Surviving Corporation.

  As soon as reasonably practicable after the Effective Time, the Paying Agent will forward to the holders of Certificates instructions with regard to the surrender of such Certificates and a letter of transmittal to accompany any surrendered Certificates. Delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent.

  From and after the Effective Time, the holders of Certificates evidencing ownership of shares of Common Stock outstanding immediately prior to the Effective Time will cease to have any rights with respect to such shares, except as otherwise provided by the Merger Agreement or by applicable law, and such Certificates will represent only the right to receive the Merger Consideration. As soon as practicable following receipt by the Paying Agent of a duly executed letter of transmittal and one or more Certificates, payment of the Merger

Consideration will be made to such former holders of Common Stock and the Certificate(s) so surrendered shall be cancelled. If payment of the Merger Consideration (or any portion thereof) is to be made to a person other than the person in whose name the surrendered Certificate(s) is registered, the surrendered Certificate(s) must be properly endorsed in accordance with the instructions on the letter of transmittal and the person surrendering the Certificate(s) must pay to the Paying Agent any transfer or other taxes required by reason of the payment to a person other than the registered holder of such surrendered Certificate(s) or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. No interest will be paid or accrued on the cash payable upon the surrender of Certificates.

BUSINESS OF MIRAGE

  Mirage owns and operates some of the most successful, well-known casino-based entertainment resorts in the world. These resorts include (i) The Mirage, a tropical-themed hotel-casino and destination resort on the Las Vegas Strip, (ii) Treasure Island at the Mirage, a pirate-themed hotel-casino and destination resort adjacent to The Mirage, (iii) the Golden Nugget, the largest hotel-casino in downtown Las Vegas, and (iv) the Golden Nugget-- Laughlin, a relatively small hotel-casino in Laughlin, Nevada. Mirage also owns a 50% interest in a joint venture which owns and operates the Monte Carlo Resort Casino, a hotel-casino resort on the Las Vegas Strip adjacent to the Holiday Inn(R) Casino Boardwalk. Mirage is currently constructing Bellagio, an elegant hotel-casino and destination resort on the Las Vegas Strip, and Beau Rivage, a luxurious hotel-casino and beachfront resort in Biloxi, Mississippi. If the Merger is consummated, Mirage will hold all of the Common Stock of the Surviving Corporation.

SOURCE AND AMOUNT OF FUNDS

  If the Merger is consummated, the total amount required to (i) purchase the shares of Common Stock owned by the Majority Stockholders pursuant to the Stockholder Agreements, (ii) pay the Merger Consideration to the Company's remaining Stockholders, and (iii) pay transaction-related fees and expenses is estimated to be approximately $36 million. In addition, pursuant to the Stockholder Agreements, Mirage has purchased the Jacobs Preferred and the Note, and has agreed to purchase the Jansen Preferred and the Land, among other things. See "The Merger Agreement and Related Agreements--The Majority Stockholders; the Stockholder Agreements." Funds for all such purchases are expected to be obtained from Mirage's $1.75 billion credit facility from a group of commercial banks.

                  THE MERGER AGREEMENT AND RELATED AGREEMENTS

  The following is a summary of material terms of the Merger Agreement, a copy of which is included in this Proxy Statement as Annex A, and the Jansen Agreements and the Jacobs Agreement, copies of which are included in this Proxy Statement as Annexes B and C and D, respectively. Such Annexes are incorporated herein by reference. The summary of the Merger Agreement and the Stockholder Agreements contained herein is not a complete description of the terms and conditions thereof and is qualified in its entirety by reference to the Merger Agreement and the Stockholder Agreements. Stockholders are urged to review the Merger Agreement and the Stockholder Agreements carefully.

GENERAL

  Pursuant to the Merger Agreement, at the Effective Time, Acquisition will merge with and into the Company and the separate corporate existence of Acquisition shall thereupon cease, with the Company remaining as the Surviving Corporation and becoming a wholly owned subsidiary of Mirage. The directors of Acquisition will become the directors of the Company in its capacity as the Surviving Corporation, in each case until their respective successors are elected or appointed and qualified. The articles of incorporation and bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the articles of incorporation and bylaws of the Surviving Corporation until thereafter amended as provided by such articles of incorporation or bylaws or by applicable law.

  As a result of the Merger, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock which are owned by the Company, Mirage or Acquisition, which will be cancelled without payment, or shares as to which dissenters' rights are perfected) shall be converted into the right to receive the Merger Consideration, which consists of $5.00 in cash, payable to the holder thereof, without interest. In the Merger, each share of Acquisition's common stock issued and outstanding immediately prior to the Effective Time shall be converted into and become 71,795 fully paid and nonassessable shares of common stock of the Surviving Corporation. All shares of Preferred Stock of the Company which are outstanding at the Effective Time, the First Mortgage Notes and the Note (all of which are or will be held by Mirage) shall remain outstanding and shall not be affected by the Merger. Upon consummation of the Merger, the registration of the Common Stock under the Exchange Act will be terminated, and the Common Stock will cease to be reported and listed on The Nasdaq Stock Market, Inc. and The Pacific Exchange.

REPRESENTATIONS AND WARRANTIES

  The Merger Agreement contains various representations and warranties made by the Company relating to, among other things: (a) the due organization, good standing and corporate power of the Company, qualification or licensing to do business and similar corporate matters, (b) the capitalization of the Company,
(c) the authorization, execution, delivery and enforceability of the Merger Agreement, (d) the amendment of the Company's bylaws to opt-out of the relevant provisions of the Nevada control share statute, Sections 78.378 through 78.3793, inclusive, of NRS, and to approve the purchases from the Majority Stockholders and the proposed Merger under the Nevada business combination statute, the Board's approval of the Merger and approval and adoption of the Merger Agreement and resolution to recommend that the Stockholders of the Company approve the Merger and approve and adopt the Merger Agreement, (e) compliance with applicable foreign, federal, state and local laws and regulations applicable to the business conducted by the Company, (f) the non-contravention of the Company's articles of incorporation or bylaws and the absence of any required consents and approvals, other than those specifically described therein, (g) the Company's consent to the termination and release of its rights and obligations under the Memorandum,
(h) the accuracy of the Company's filings with the SEC, representations as to the financial statements and absence of undisclosed liabilities, (i) absence of certain changes, including changes in the Company's capitalization, (j) accuracy of the information in the Proxy Statement, (k) absence of material litigation, (l) taxes, (m) employee benefits, (n) intellectual property, (o) material contracts, (p) insurance, (q) labor matters, (r) real property, (s) environmental matters, and (t) completeness of representations and absence of undisclosed facts. None of the representations and warranties made by the Company in the Merger Agreement will survive the Effective Time.

  The Merger Agreement also contains various representations and warranties made by Mirage and Acquisition relating to, among other things: (a) the due organization, good standing and corporate power of Mirage and Acquisition, and similar corporate matters, (b) the authorization, execution, delivery and enforceability of the Merger Agreement, (c) the non-contravention of the charters and bylaws of Mirage and Acquisition, and the absence of any required consents and approvals, other than those specifically described therein, (d) the absence of any material misstatement or omission in information supplied expressly for inclusion in the Proxy Statement, (e) Acquisition's operations,
(f) the capitalization of Acquisition, and (g) the availability to Mirage of financing necessary to pay the aggregate Merger Consideration. None of the representations and warranties made by Mirage or Acquisition in the Merger Agreement will survive the Effective Time.

CERTAIN COVENANTS

  The Company has agreed that from the date of the Merger Agreement until the Effective Time, except as expressly contemplated by the Merger Agreement or as agreed to in writing by Mirage, the Company will carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted, and will use its reasonable best efforts to preserve its business organization, keep its officers and employees and preserve existing business relationships. In addition, the Company has agreed that, prior to the Effective Time, without the prior written consent of Mirage, the Company will not: (a) declare, set aside or pay any dividends on or make other distributions in respect of any shares of its capital stock, or split, combine or reclassify any shares of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any shares of its capital stock, (b) issue, pledge, deliver, sell or transfer or authorize or propose the issuance, pledge, delivery, sale or transfer of, or repurchase, redeem or otherwise acquire directly or indirectly, any shares of its capital stock of any class or any options, warrants or other rights exercisable for or securities convertible into or exchangeable for, any such shares, other than pursuant to the exercise of outstanding options or warrants pursuant to the terms thereof as of the date of the Merger Agreement or amend any of the terms of any of such securities,
(c) propose or adopt any amendment to its articles of incorporation or bylaws (or similar charter documents) or take any action to alter the size or composition of its Board of Directors, (d) transfer, sell, lease, license, mortgage or otherwise dispose of or encumber any material assets, or enter into any commitment to do such, other than in the ordinary course of business, consistent with past practice, (e) incur, become subject to, or agree to incur any debt for borrowed money or incur or become subject to any other obligation or liability (absolute or contingent), except current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business consistent with prior practice, or pay or be liable for prepayment or other penalties in connection with the early retirement of any Company indebtedness for borrowed money, (f) make any change in the compensation payable or to become payable to any of its officers, directors, employees, agents, affiliates or consultants, enter into or amend any employment, severance, termination or other agreement or make any loans to any of its officers, directors, employees, agents, affiliates or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such persons, or otherwise enter into any transactions with or make any payment to or for any affiliate of the Company, in each case whether contingent on consummation of the Merger or otherwise, except for increases in the compensation payable to non-management salaried employees in the ordinary course of business and consistent with past practice, (g) (I) pay, agree to pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any officer, director or employee except in the ordinary course of business and consistent with past practice or as permitted by the Merger Agreement, (II) pay or agree to pay or make any accrual or arrangement for payment to any employees of the Company of any amount relating to unused vacation days, (III) commit itself or themselves to adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any director, officer, employee, agent or consultant, whether past or present, or
(IV) amend in any material respect any such existing plan, agreement or arrangement, (h) enter into, amend or terminate any agreements, commitments or contracts which, individually or in the aggregate, are material to the financial condition, business, assets, properties or results of operations of the Company, or waive, release, assign or relinquish any material rights or claims thereunder, except in the ordinary course of business, consistent with past practice, (i) discharge or satisfy any lien or encumbrance or pay any obligation or liability (absolute or contingent) other than current liabilities in the ordinary course of business, (j) cancel or agree to cancel any material debts or claims, except in each case in the ordinary course of business, (k) waive any rights of substantial value, (l) pay, discharge, satisfy or settle any litigation or other claims, liabilities or obligations (absolute, accrued, asserted, unasserted, contingent or otherwise) involving the payment by the Company of more than $50,000, (m) make any equity investments in third parties, (n) create any subsidiaries, (o) (I) incur, pay, or be subject to any material obligation to make any payment of, or in respect of, any tax on or before the Effective Time, except in the ordinary course of business consistent with past practice, (II) settle any material audit, make or change any material tax election or file any amended tax returns, or (III) agree to extend or waive any statute of limitations on the assessment or collection of tax, (p) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company (other than the Merger) or otherwise make any material change in the conduct of the business or operations of the Company, or (q) agree in writing or otherwise to take any of the foregoing actions or any other action which would constitute a material adverse effect with respect to the Company in any of the items and matters covered by the representations and warranties of the Company in the Merger Agreement, or make any representation or warranty of the Company in the Merger Agreement materially inaccurate in any respect.

  Each of the parties to the Merger Agreement has agreed to use all reasonable efforts to take, or cause to be taken, all actions necessary, proper or advisable to consummate the Merger.

NO SOLICITATION OF ACQUISITION PROPOSALS

  The Company has agreed that it will not, and its affiliates will not, and will use their reasonable efforts to ensure that their respective officers, directors, employees, investment bankers, attorneys, accountants and other representatives and agents do not, directly or indirectly, initiate, solicit, encourage or participate in negotiations or discussions relating to, or provide any information to any person concerning, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Acquisition Proposal (as defined) of the Company or any affiliate, or any inquiry with respect thereto, or agree to approve or recommend any Acquisition Proposal. The Company has agreed that it will, and will cause its affiliates, and their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents to, immediately cease and cause to be terminated all existing activities, discussions and negotiations, if any, with any parties conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, the Company may, directly or indirectly, provide access and furnish information concerning its business, properties or assets to any corporation, partnership, person or other entity or group pursuant to an appropriate confidentiality agreement, and may negotiate and participate in discussions and negotiations with such entity or group concerning an Acquisition Proposal if (x) such entity or group has submitted an unsolicited bona fide written proposal to the Board of Directors of the Company relating to an Acquisition Proposal which contemplates the acquisition of all of the stock, assets or business of the Company and (i) in which the offeror demonstrates proof of its financial capability and authority to consummate the transactions contemplated by such offer (including without limitation the payments required by Section 10.1(b) of the Merger Agreement); and (ii) which provides for net aggregate cash proceeds to the Company or all of its Stockholders in an amount greater than that provided for hereunder, at a per share purchase price greater than the Merger Consideration (or, in the event the Merger Consideration has been increased by Mirage, such greater amount), (y) the Company's Financial Advisor has advised the Board of Directors of the Company that such Acquisition Proposal is more favorable to the Company's Stockholders, from a financial point of view, than the transactions contemplated hereby, and (z) in the opinion of the Board of Directors of the Company, after consultation with independent legal counsel to the

Company, the failure to provide such information or access or to engage in such discussions or negotiations would result in a substantial risk of liability for a breach of fiduciary duties of the members of the Board of Directors. The Company will immediately notify Mirage of any such offers, proposals or Acquisition Proposals (including without limitation the terms and conditions thereof and the identity of the person making it), and will keep Mirage apprised of all developments with respect to any such Acquisition Proposal, including without limitation any modifications thereof. Except with Mirage's consent, the Company is obligated not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which the Company is a party. The Company is obligated to hold the Special Meeting notwithstanding the existence of an Acquisition Proposal and is required to take all further action in furtherance of the consummation of the transactions contemplated under the Merger Agreement.

  As used in the Merger Agreement, "Acquisition Proposal" means any tender or exchange offer involving the Company or its securities, any proposal for a merger, consolidation or other business combination involving the Company, any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the business or assets of, the Company, any proposal or offer with respect to any recapitalization or restructuring with respect to the Company or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to the Company; provided, however, that, as used in the Merger Agreement, the term "Acquisition Proposal" does not apply to any such transaction involving Mirage, Acquisition or their affiliates.

REGULATORY APPROVALS

  Nevada Gaming Law Regulatory Approvals. The Company holds required gaming approvals, registrations, licenses and permits in Nevada. See "Business-- Regulation and Licensing". In Nevada, certain regulatory requirements must be complied with and/or certain approvals must be obtained in connection with the Merger. Approval of the Nevada Gaming Authorities must be obtained before the Merger can be consummated.

  U.S. Antitrust Matters. The Merger is subject to the requirements of the HSR Act and the rules and regulations promulgated thereunder, which provide that certain transactions may not be consummated until required information and materials have been furnished to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and certain waiting periods have expired or been terminated. The Company and Mirage each filed notification and report forms under the HSR Act with the FTC and the Antitrust Division. On February 2, 1998, Mirage and the Company received notice of the early termination of the waiting period under the HSR Act.

CONDITIONS TO THE MERGER

  The obligations of the Company, Mirage and Acquisition to effect the Merger are subject to the satisfaction or waiver, if permissible, on or prior to the Effective Time of the following conditions: (a) the parties to the Merger Agreement will have obtained all licenses, permits, registrations, authorizations, consents, waivers, orders or other approvals of governmental authorities, including the Nevada Gaming Authorities, required to be obtained, and all filings, notices or declarations required to be made by the parties and their subsidiaries, officers, directors and affiliates in order to consummate the Merger and the transactions contemplated by the Merger Agreement, and in order to permit the Company to conduct its business in the jurisdictions regulated by the relevant gaming authorities after the Effective Time in the same manner as conducted by the Company prior to the Effective Time, shall have been obtained or made, and no such approval shall contain any conditions, limitations or restrictions which Mirage reasonably determines in good faith will have or is reasonably expected to have a material adverse effect with respect to the Company, (b) no temporary restraining order, preliminary injunction or permanent injunction or other order precluding, restraining, enjoining, preventing or prohibiting the consummation of the Merger shall have been issued by any federal, state or foreign court or other governmental or regulatory authority and remain in effect, (c) the absence of any federal, state, local or foreign statute, rule or regulation having been enacted which prohibits, restrains, enjoins or restricts the consummation of the Merger, would limit Surviving Corporation's conduct of its business or would make the consummation of the Merger illegal, (d) the approval of the Merger and the approval and adoption of the Merger Agreement and the transactions contemplated thereby at the Special Meeting by the affirmative vote of the holders of a majority of all outstanding shares of Common Stock in accordance with applicable law, (e) the termination or expiration of any and all waiting periods applicable to the consummation of the Merger under the HSR Act, and (f) on or prior to the Effective Time, Mirage will have deposited with the Paying Agent the aggregate Merger Consideration.

  In addition, the obligations of Mirage and Acquisition to effect the Merger are subject to the fulfillment at or prior to the Effective Date of the additional following conditions, unless waived by Mirage: (a) the accuracy in all material respects of the representations and warranties of the Company set forth in the Merger Agreement (i) as of the date of execution of the Merger Agreement and (ii) as of the date of the closing (provided that any such representation and warranty made as of a specific date must be true and correct as of such specific date); (b) the performance in all material respects by the Company of all of its obligations and covenants under the Merger Agreement prior to or as of the date of the closing; (c) the absence of any material adverse change in the business, assets (tangible or intangible), results of operations, liabilities, prospects or financial condition of the Company after the date of the signing of the Merger Agreement through the Effective Date; (d) receipt by Mirage and Acquisition of all third-party consents and approvals required to be obtained by the Company or Mirage in connection with the transactions contemplated by the Merger Agreement, under any contract to which the Company or Mirage (or any of Mirage's subsidiaries) may be a party, except for such third-party consents and approvals as to which the failure to obtain, either individually or in the aggregate, would not reasonably be expected to result in a Company material adverse effect with respect to the Company; (e) receipt by Mirage by the Effective Time of the written consent to the Merger and the transactions contemplated hereby (including without limitation Mirage's acquisition of the Jansen Shares and the Jacobs Shares pursuant to the Stockholder Agreements) of the licensor under that certain Holiday Inn Conversion License Agreement dated December 16, 1993, as amended, between Holiday Inns Franchising, Inc. and the Company, which consent must be obtained without any payment required of, or penalty imposed on, Mirage, Acquisition or the Company; (f) Mirage's determination, in its sole discretion, that all warrants, options and other rights to purchase Company securities either have been terminated or will terminate at the Effective Time or will constitute only the right to receive the excess, if any, between the per share Merger Consideration over the exercise price per share of such options or warrants (the "Option/Warrant Spread") without payment made in respect thereof (other than the stock options outstanding under the Company's 1994 Stock Compensation Plan or the Outside Directors Stock Option Plan ("Compensation Options"), which will continue in accordance with their terms); (g) receipt by Mirage of the unconditional commitment of Nevada Title Company to issue its ALTA form of owner's policy of title insurance with endorsements designated by Mirage in favor of the Company and Mirage insuring that the Company is the fee owner of the Company-owned real estate in the amount of $101 million, subject only to certain exceptions or exclusions referred to or described in the Merger Agreement; (h) the absence of any breaches of the representations, warranties or covenants set forth in the Stockholder Agreements by any of the parties thereto; and (i) confirmation from the Company that its receipt of notice from the holders of Common Stock purporting to exercise dissenters' rights, if any, with respect to the Merger does not exceed ten percent (10%) of the total number of shares of Common Stock outstanding as of the Record Date for the Special Meeting.

TERMINATION

  The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, notwithstanding the approval of Stockholders at the Special Meeting: (a) by mutual consent of Mirage and the Company; (b) by Mirage or Acquisition, or by the Board of Directors of the Company (i) if the Merger shall not have been consummated on or prior to June 30, 1998; provided, however, that such right to terminate the Merger Agreement under this clause
(b)(i) is not available to any party whose failure to fulfill any material obligation under the Merger Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated on or prior to such date; or (ii) if a court of competent jurisdiction or other governmental or regulatory authority issues an order, decree or ruling or takes any other action (which order, decree, ruling or other action the parties to the Merger Agreement will use their reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement and such order, decree, ruling or other action becomes final and non-appealable; (c) by Mirage or Acquisition (i) if neither Mirage nor Acquisition is in material breach of the Merger Agreement and the Board of Directors of the Company shall have withdrawn, modified or changed in a manner adverse to Mirage or Acquisition its approval or recommendation of the Merger Agreement or the Merger or shall have approved or recommended an Acquisition Proposal (an "Approval Withdrawal"), (ii) if any approval of the Stockholders contemplated by the Merger Agreement shall not have been obtained by reason of the failure to obtain the required vote at the Special Meeting or at any adjournment or postponement thereof (a "Failure to Obtain the Vote"), (iii) if any person or group (other than Mirage or any of its affiliates) acquires beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, of 25% or more of the outstanding Common Stock or the voting power of the Company's equity securities, whether by purchase of outstanding shares from third parties or by exercise of options or warrants existing at the time of execution of the Merger Agreement or thereafter (a "Third-Party Acquisition"), (iv) if the Company breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained in the Merger Agreement, or breaches any of its representations or warranties contained in the Merger Agreement, in any material respect (a "Company Breach"), (v) if the Control Share Opt-Out Bylaw is amended, revoked, repealed, withdrawn, restricted or modified in any respect (a "Bylaw Repeal"), or (vi) if any of the parties to the Stockholder Agreements (other than Mirage) commits any material breach of, or fails in any material respect to perform or comply with any of its material covenants and agreements contained in, such agreement, or breaches any of its representations or warranties contained therein in any material respect; or
(d) by the Company, if Mirage or Acquisition breaches or fails in any material respect to perform or comply with any of their respective material covenants and agreements contained in the Merger Agreement, or breaches any of their respective representations or warranties contained therein, in any material respect, which breach is not cured in the case of a representation or warranty, prior to the closing or, in the case of a covenant or agreement, within ten (10) days following receipt by Mirage of written notice from the Company specifying such breach.

  If Mirage or Acquisition terminates the Merger Agreement because of a Third-Party Acquisition or a Company Breach, then the Company will pay or cause to be paid to Mirage a fee in the amount equal to $1,000,000; provided, however, that if Mirage or Acquisition terminates the Merger Agreement pursuant to a Company Breach by reason of a breach of the representation and warranty contained in Section 4.2(c) of the Merger Agreement (relating to the termination of options and warrants) and there remain outstanding warrants, options (other than Compensation Options) and other rights to purchase not more than 500,000 shares of Common Stock which have not been terminated or otherwise constitute only the right to receive the Option/Warrant Spread, then Mirage shall not be entitled to such $1,000,000 fee. Any such payments to which Mirage may become entitled will be payable in equal quarterly installments with the first installment being due three months following the relevant triggering event; provided, however, that, in the event the Company issues shares of capital stock after the date of the Merger Agreement (whether through private placements, public offerings, the exercise of options, warrants or other rights to acquire Company securities or otherwise), the Company will make additional payments of the amount equal to the net cash proceeds of such issuance ("Issue Proceeds") to Mirage within two business days after the later of such issuance or such triggering event and such payment will be credited against the installment payments due hereunder in reverse order of maturity.

  If Mirage or Acquisition terminates the Merger Agreement (a) because of a Failure to Obtain the Vote, a Third-Party Acquisition or a Company Breach and any of the following events (a "Subsequent Transaction") occurs prior to the date which is nine (9) months after the termination of the Merger Agreement:
(i) any person or group (other than Mirage) enters into a definitive agreement or agreement in principle with the Company or any person holding at least ten percent (10%) of the Company's then outstanding voting securities with respect to an Acquisition Proposal or other business combination with the Company (including a transaction in which the then outstanding shares of the Common Stock would, after such business combination, represent less than a majority of the then outstanding Common Stock) or (ii) any person or group (other than Mirage) acquires beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) of a majority of the voting power of the Company's equity securities, or (b) pursuant to an Approval Withdrawal or Bylaw Repeal, then (i) the Company will pay or cause to be paid to Mirage an amount equal to $2,000,000 plus all costs and expenses of Mirage and Acquisition relating to the Merger Agreement and the transactions contemplated thereby (including without limitation fees and expenses of Mirage's counsel, accountants and financial advisors, if any). In the event that Mirage terminates the Merger Agreement pursuant to a Third-Party Acquisition or a Company Breach and becomes entitled to receive the $1,000,000 fee, and a Subsequent Transaction occurs prior to the date which is nine (9) months after the termination of the Merger Agreement, then Mirage will be entitled to the $2,000,000 payment less any payments received pursuant to the $1,000,000 fee.

  In the event of termination of the Merger Agreement, the Merger Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of Mirage and Acquisition, or either of them, or the Company, or their respective officers, directors or employees, except (i) liability for fraud or for willful material breach of the Merger Agreement,
(ii) liability of Mirage or Acquisition for any breach of the confidentiality provision contained in the Merger Agreement, and (iii) the Company's obligations to make the payments described in the preceding paragraphs.

THE MAJORITY STOCKHOLDERS; THE STOCKHOLDER AGREEMENTS

  Certain Stockholders of the Company, who hold in the aggregate 3,821,429 shares of Common Stock, or approximately 53.2% of the total number of outstanding shares of Common Stock, have agreed to sell their shares to Mirage and, pending such sale, to vote their shares in favor of approval of the Merger and approval and adoption of the Merger Agreement.

  Pursuant to an agreement by and among the Company, Diversified and Jansen dated as of September 24, 1996 (the "Purchase Agreement"), the Company sold 571,429 shares of Common Stock to Diversified at $7.00 per share and issued to Diversified a convertible subordinated note in the principal amount of $5,000,000. In addition, pursuant to the terms of an Option and Proxy Agreement dated as of September 24, 1996 by and among the Company, Diversified and Jansen (the "Option Agreement"), Jansen sold an aggregate of 500,000 shares of Common Stock to Diversified and granted an option to Diversified to purchase up to an additional 1,000,000 shares of Common Stock subject to certain terms and conditions. The Option Agreement also provided for first refusal and first offer rights for Diversified for shares of Common Stock to be sold by Jansen. Further, the Option Agreement granted an irrevocable proxy under certain conditions to Diversified to vote Jansen's shares of Common Stock. The Option Agreement was amended by the Memorandum on October 29, 1997 to increase under certain circumstances the number of additional shares which Diversified could purchase from Jansen from 1,000,000 to 1,734,620.

  Pursuant to the Jansen Agreements, and subject to the terms and conditions set forth therein, Mirage has agreed: (i) to purchase 2,750,000 shares of Common Stock owned by Jansen, at a purchase price of $5.00 per share in cash for a total aggregate purchase price of $13,750,000, which includes 1,734,620 shares as to which Jansen has granted a purchase option to Diversified or its nominee pursuant to the Option Agreement; (ii) to purchase the Jansen Preferred for an aggregate purchase price of $600,000, plus any accumulated but unpaid dividends on the Jansen Preferred as of the date of payment; and
(iii) to purchase, through its subsidiary Restaurant Ventures of Nevada, Inc., a Nevada corporation, the Land for a purchase price of $7,382,380. In exchange for a payment from Mirage of $268,000 and as further consideration to Mirage under the Jansen Agreements, Jansen has agreed to amend the term of that certain lease agreement between Holiday Gifts, Inc. and the Company, effective as of September 1, 1996, which permits Holiday Gifts, Inc. to operate a gift shop upon the Company's premises, to a month-to-month arrangement and to make certain other modifications thereto. The closing of the transactions contemplated by the Jansen Agreements will take place substantially concurrently with the closing of the Merger. Copies of the Jansen Agreements are included in this Proxy Statement as Annexes B and C.

  Pursuant to the Jacobs Agreement, on January 5, 1998, Mirage purchased the Jacobs Preferred owned by the Jacobs Sellers for the aggregate purchase price of $2,650,000 plus accumulated dividends and the Note for the purchase price of $5,000,000 plus accrued interest. In addition, pursuant to the Jacobs Agreement, and subject to the terms and conditions contained therein, Mirage has agreed: (i) to purchase 1,071,429 shares of Common Stock owned by the Jacobs Sellers at a purchase price of $5.00 per share in cash for a total aggregate purchase price of $5,357,145; and (ii) to pay the Jacobs Sellers a total of $3,735,000 in consideration for, among other things, the termination and release of any and all of their rights, title and interest which they may have under or pursuant to the Option Agreement, the Memorandum and the Purchase Agreement. The closing of the remaining transactions contemplated by the Jacobs Agreement will take place substantially concurrently with the closing of the Merger. A copy of the Jacobs Agreement is included in this Proxy Statement as Annex D. The Company has consented to the entry by the Jacobs Sellers into the Jacobs Agreement and to such termination and release of rights and agreed that, effective upon the closing, any and all rights, title and interest which the Company may have under such agreements (including any claims against the other parties under those agreements) will be terminated and released.

  Pursuant to the Stockholder Agreements, the Majority Stockholders have agreed (for as long as the Merger Agreement is in effect), that at any meeting of the holders of Common Stock, however called, or in connection with any written consent of the holders of Common Stock, such Majority Stockholder shall cause all of the shares of Common Stock held by it to be present for quorum purposes and shall vote them (or cause them to be voted) (a) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and its respective Stockholder Agreement and any actions required in furtherance thereof; (b) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or its respective Stockholder Agreement; and (c) except as otherwise agreed to in writing in advance by Mirage, against any of the following actions or agreements (other than the Merger Agreement or the transactions contemplated thereby): (i) any action or agreement that is intended, or might reasonably be expected, to impede, interfere with, delay, postpone or attempt to discourage or adversely affect the Merger and the transactions contemplated by its respective Stockholder Agreement and the Merger Agreement; (ii) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company;
(iii) a sale, lease or transfer of a material amount of assets of the Company or a reorganization, recapitalization, dissolution or liquidation of the Company; (iv) any change in the management or Board of Directors of the Company; (v) any change in the present capitalization or dividend policy of the Company; (vi) any amendment of the Company's articles of incorporation or bylaws; or (vii) any other material change in the Company's corporate structure or business. The Majority Stockholders have each granted an irrevocable proxy to Mirage to vote their shares of Common Stock in the manner described above if the Majority Stockholders fail to do so. In addition, the Majority Stockholders may not offer for sale, sell, transfer, tender, pledge, encumber, assign, or otherwise dispose of, or grant any voting rights or proxies with respect to, any of their shares of Common Stock.

  To the extent the Stockholder Agreements otherwise permit Mirage to do so, Mirage has agreed not to waive the condition to its closing obligation in the Stockholder Agreement with one Majority Stockholder that the Stockholder Agreement(s) with the other Majority Stockholder shall have been consummated or consummated concurrently. In the event the transactions contemplated by all of the Stockholder Agreements are fully consummated, then all of the conditions to Mirage's obligation to effect the Merger shall be deemed satisfied or waived.

                   CERTAIN TAX CONSEQUENCES TO STOCKHOLDERS

  The following discussion sets forth certain federal income tax consequences of the Merger to Stockholders. The discussion does not purport to consider all aspects of federal income taxation which may be relevant to a Stockholder, and the tax treatment of a Stockholder may vary according to the Stockholder's situation. Certain Stockholders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. In addition, the discussion does not consider the effect of any foreign, state or local tax laws. The discussion assumes that Stockholders hold their Common Stock as "capital assets" (generally property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Finally, Stockholders should be aware that the conclusions set forth in the following discussions could be affected by future legislation, case law, or administrative interpretations which could be applicable to Stockholders.

  The receipt of cash in exchange for Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign tax laws. A Stockholder will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between such Stockholder's adjusted tax basis in such Stockholder's Common Stock and the cash received by such Stockholder. Such gain or loss will be a capital gain or loss if such Common Stock is held as a capital asset.

  Under the provisions of the Taxpayer Relief Act of 1997 (the "TRA"), in the case of individuals and other persons not taxed as corporations, the long-term capital gain holding period was increased from 12 months to 18 months and the maximum long-term capital gain tax rate was reduced from 28% to 20%. Under the TRA, a gain or loss will be a long-term capital gain or loss with respect to Common Stock held for more than 18 months at the Effective Time of the Merger. Any gain on Common Stock held for less than 18 months but more than 12 months at the Effective Time will be taxable at the maximum capital gains tax rate of 28%. Any gain on Common Stock held for less than 12 months at the Effective Time will be taxable as ordinary income, which is taxed at rates up to 39.6%. In the case of corporate Stockholders, capital gains and capital losses continue to be classified as long-term if the holding period exceeds one year.

  In the case of individuals and other persons not taxed as corporations, capital losses are allowed only to the extent of capital gains plus the lesser of (i) $3,000 ($1,500 in the case of a married individual filing a separate tax return) or (ii) the excess of losses over such gains. In the case of corporate Stockholders, capital losses are allowed only to the extent of capital gains. Generally, a corporation may carry its excess capital loss back three years or forward five years, subject to certain provisions of the Code. Generally, in the case of a non-corporate taxpayer, excess capital losses may be carried forward indefinitely and used each year, subject to the $3,000 limitation ($1,500 in the case of a married individual filing a separate return), until the loss is exhausted.

  The receipt of the Merger Consideration may be subject, under certain circumstances, to "backup withholding" at a 31% rate. This withholding generally applies only if the Stockholder (i) fails to furnish his or her social security or other taxpayer identification number ("TIN") within a reasonable time after the request therefor, (ii) furnishes an incorrect TIN,
(iii) is notified by the Internal Revenue Service that he or she has failed to report properly interest or dividends, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is the correct number and that he or she is not subject to backup withholding. Amounts paid as backup withholding (but not any applicable penalties) are creditable against a Stockholder's federal income tax liability.

  The foregoing discussion may not apply to Stockholders who acquire their Common Stock pursuant to the exercise of employee stock options or other compensation arrangements with the Company, who are not citizens or residents of the United States or who are otherwise subject to special tax treatment. EACH STOCKHOLDER IS URGED TO CONSULT HIS, HER OR ITS TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE MERGER, INCLUDING THE EFFECTS OF APPLICABLE STATE, LOCAL OR OTHER TAX LAWS.

                                   BUSINESS

GENERAL

  Boardwalk Casino, Inc. (the "Company") is a Nevada corporation that owns and operates the Holiday Inn(R) Casino Boardwalk in Las Vegas, Nevada and leases the shopping center next to the hotel-casino. The Holiday Inn(R) Casino Boardwalk is situated on a 7.8-acre site on Las Vegas Boulevard between Flamingo Road and Tropicana Avenue. It includes 653 hotel rooms, approximately 33,000 square feet of casino space, a coffee shop, a buffet restaurant, a snack bar, an entertainment lounge, two bars, two outdoor swimming pools and 1,125 garage and surface parking spaces (including those spaces leased under the shopping center lease). It also contains a small gift shop under lease to Holiday Gifts, Inc. Approximately one year ago, the Company completed a substantial hotel and casino renovation and expansion program.

  Boardwalk Casino, Inc. was incorporated under the laws of the State of Nevada on July 27, 1993. The Company's principal executive office is located at 3750 Las Vegas Boulevard South, Las Vegas, Nevada 89109 and its telephone number is (702) 735-2400.

LOCATION

  The Holiday Inn(R) Casino Boardwalk is located on Las Vegas Boulevard, more commonly known as "The Las Vegas Strip," the center of gambling activity in Las Vegas. While there are other concentrations of casinos located in downtown Las Vegas and suburban locations, the Las Vegas Strip has the highest concentration of casino space and hotel rooms in Southern Nevada and it is the location of substantially all of the premier Las Vegas hotels.

BACKGROUND

  The Company was granted a Holiday Inn franchise license on June 16, 1994 upon completing the renovation of its existing hotel. In September 1995, the Company substantially completed a renovation of the casino by expanding the casino floor space by 18,000 square feet and remodeling the front facade of the property. In May 1996, the Company substantially completed the development and construction of a new 16-story 451-room hotel tower on its property in addition to the existing four- and six-story towers. As a result of these expansions and other incremental additions, the Holiday Inn(R) Casino Boardwalk currently consists of a 653-room hotel and a casino of approximately 33,000 square feet with 661 slot machines, 20 table games and a full-service race and sports book.

CURRENT OPERATIONS

  Gaming. Historically, the casino has accounted for approximately 40% of the net revenues of the Holiday Inn(R) Casino Boardwalk. The gaming revenue provided by slot machines and the Company's race and sports book are the primary components of the Company's gaming revenues. Currently, the Holiday Inn(R) Casino Boardwalk has 661 slot machines and 20 table games on its casino floor and operates a full-service race and sports book. On average, the preponderance of the weekly gaming net revenues are generated on weekends.

  In connection with its gaming activities, the Company follows a policy of stringent controls in compliance with the standards set by the Nevada Gaming Authorities. As a matter of policy, the Company does not extend credit to its gaming customers.

  Non-Gaming. The Holiday Inn(R) Casino Boardwalk has 653 rooms, two outdoor pools and a retail gift shop leased to Holiday Gifts, Inc. The Company offers its hotel rooms at modest prices (as of September 30, 1997, the average room rate was approximately $61.00). For fiscal year 1997, the Holiday Inn(R) Casino Boardwalk's average occupancy was approximately 81.6%, as compared to 76.4% for fiscal year 1996. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" for more information regarding the Company's gaming and non-gaming operations and revenues.

  The Company offers a full service coffeeshop, a buffet restaurant, a snack bar, an entertainment lounge and two bars for its casino and restaurant patrons. As with its hotel accommodations, the Company's food and beverage services are moderately priced.

COMPETITION

  There is intense competition among companies in the gaming industry, many of which have significantly greater financial resources than the Company. The Holiday Inn(R) Casino Boardwalk faces competition from all other casinos and hotels in the Las Vegas areas. Indirectly and to a lesser extent, its operations compete generally with gaming operations in other parts of the State of Nevada, such as Reno, Laughlin and Lake Tahoe, with facilities in Atlantic City, New Jersey and other parts of the world and with state-sponsored lotteries, on- and off-track wagering, card parlors, riverboat and Native American gaming ventures and other forms of legalized gambling. Certain states have legalized, and several other states are considering legalizing, casino gaming in designated areas. Legalized casino gaming in other states and on Native American reservations represents additional competition to the Company and could adversely affect the Company's operations, particularly if such gaming were to occur in areas close to the Company's operations.

EMPLOYEES

  As of September 30, 1997, the Company employed 650 full-time employees, including its two executive officers, 43 managers and supervisors, 170 casino personnel, 245 food and beverage personnel, 165 hotel personnel and 25 administrative personnel. The Company occasionally employs part-time workers as needed. None of the Company's employees is covered by a collective bargaining agreement. The Company believes that its relationship with its employees is excellent.

PROPERTY

  Effective October 1, 1996, the Company entered into a lease agreement (the "Lease Agreement") as the tenant with The Jansen Family Trust as the landlord. The Lease Agreement covers the Land to the north of the hotel and casino which enables the Company to control the use of the Land and any buildings thereon.

  The Land has 150 feet of frontage on the Las Vegas Strip. It currently contains a two-story office building which is leased to several retail and office tenants, including the executive and administrative offices of the Company. The Lease Agreement commenced October 1, 1996 and has a term of 24 months, with an option to extend the lease term for an additional five years and a second, successive, option to extend it an additional 23 years. The base rent of $70,000 per month ($840,000 per year) is subject to adjustment after five years. In addition, the Lease Agreement grants the Company an option to purchase the Land under certain terms and conditions, which became subordinate to Jacobs Sellers' right to purchase the Land under the Memorandum in October 1997.

LITIGATION

   As of September 30, 1997, based on the advice of legal counsel, the Company has accrued approximately $555,000 (which includes $64,000 of accrued interest) related to an anticipated gaming tax assessment from the Nevada Gaming Control Board ("NGCB"). The NGCB has audited the Company's gaming tax returns in 1996 and the Company believes it is probable that the NGCB will determine that the Company has improperly deducted certain promotional wagers by patrons in calculating gross revenue for gaming tax purposes. The Company plans to appeal an assessment; however, the likelihood of a successful outcome cannot be determined. Except as set forth above, no material legal proceedings to which the Company is a party or to which the property of the Company is subject are pending and no such proceedings are known by the Company to be contemplated.

REGULATION AND LICENSING

  The ownership and operation of casino gaming facilities in Nevada are subject to (i) the Nevada Gaming Control Act and the regulations promulgated thereunder (the "Nevada Act") and (ii) various local regulations. The Company's gaming operations are subject to the licensing and regulatory control of the Nevada Gaming Authorities.

  The laws, regulations and supervisory procedures of the Nevada Gaming Authorities are based upon declarations of public policy that are concerned with, among other things: (i) the prevention of unsavory or unsuitable persons from having a direct or indirect involvement with gaming at any time or in any capacity; (ii) the establishment and maintenance of responsible accounting practices and procedures; (iii) the maintenance of effective controls over the financial practices of licensees, including the establishment of minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues, providing reliable record keeping and requiring the filing of periodic reports with the Nevada Gaming Authorities; (iv) the prevention of cheating and fraudulent practices; and (v) providing a source of state and local revenues through taxation and licensing fees. Change in such laws, regulations and procedures could have an adverse effect on the Company's gaming operations.

  The Company is required to be licensed by the Nevada Gaming Authorities. The gaming licenses require the periodic payment of fees and taxes and are not transferable. The Company is also required to be registered by the Nevada Commission as a publicly traded corporation ("Registered Corporation") and as such, it is required periodically to submit detailed financial and operating reports to the Nevada Commission and furnish any other information that the Nevada Commission may require.

  The Nevada Gaming Authorities may investigate any individual who has a material relationship to, or material involvement with, the Company in order to determine whether such individual is suitable or should be licensed as a business associate of a gaming licensee. Officers, directors and certain key employees of the Company must file applications with the Nevada Gaming Authorities and may be required to be licensed or found suitable by the Nevada Gaming Authorities. The Nevada Gaming Authorities may deny an application for licensing for any cause which they deem reasonable. A finding of suitability is comparable to licensing, and both require submission of detailed personal and financial information followed by a thorough investigation. An applicant for licensing or an applicant for a finding of suitability must pay all costs of the investigation. Changes in licensed positions must be reported to the Nevada Gaming Authorities and in addition to their authority to deny an application for a finding of suitability or licensing, the Nevada Gaming Authorities have the jurisdiction to disapprove a change in a corporate position.

  If the Nevada Gaming Authorities were to find an officer, director or key employee unsuitable for licensing or unsuitable to continue having a relationship with the Company, the Company would have to sever all relationships with such person. In addition, the Nevada Commission may require the Company to terminate the employment of any person who refused to file appropriate applications. Determinations of suitability or questions pertaining to licensing are not subject to judicial review in Nevada.

  The Company is required to submit detailed financial and operating reports to the Nevada Commission. Substantially all material loans, leases, sales of securities and similar financing transactions of the Company must be reported to, or approved by, the Nevada Commission.

  If it were determined that the Nevada Act was violated by the Company, the gaming licenses it holds could be limited, conditioned, suspended or revoked, subject to compliance with certain statutory and regulatory procedures. In addition, the Company and the persons involved could be subject to substantial fines for each separate violation of the Nevada Act at the discretion of the Nevada Commission. Further, a supervisor could be appointed by the Nevada Commission to operate the Company's gaming property and, under certain circumstances, earnings generated during the supervisor's appointment (except for the reasonable rental value of the gaming property) could be forfeited to the State of Nevada. Limitation, conditioning or suspension of any gaming license of the Company or the appointment of a supervisor could (and revocation of any gaming license would) have a material adverse effect on the Company's gaming operations.

  Any beneficial holder of Common Stock or any other voting security of the Company ("Company Voting Securities") regardless of the number of shares owned, may be required to file an application, be investigated, and have such person's suitability as a beneficial holder of Company Voting Securities determined if the Nevada Commission has reason to believe that such ownership would otherwise be inconsistent with the declared policies of the State of Nevada. The applicant must pay all costs of the investigation incurred by the Nevada Gaming Authorities in conducting any such investigation.

  The Nevada Act requires any person who acquires beneficial ownership of more than 5% of Company Voting Securities to report the acquisition to the Nevada Commission. The Nevada Act requires that beneficial owners of more than 10% of Company Voting Securities apply to the Nevada Commission for a finding of suitability within thirty days after the Chairman of the Nevada Board mails the written notice requiring such filing. Under certain circumstances, an "institutional investor," as defined in the Nevada Act, which acquires beneficial ownership of more than 10%, but not more than 15%, of Company Voting Securities may apply to the Nevada Commission for a waiver of such finding of suitability if such institutional investor holds Company Voting Securities for investment purposes only. An institutional investor shall not be deemed to hold Company Voting Securities for investment purposes unless Company Voting Securities were acquired and are held in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly, the election of a majority of the members of the Board of Directors of the Company, any change in the Company's corporate charter, bylaws, management, policies or operations of the Company, or any other action which the Nevada Commission finds to be inconsistent with holding Company Voting Securities for investment purposes only. Activities which are not deemed to be inconsistent with holding voting securities for investment purposes only include: (i) voting on all matters voted on by stockholders;
(ii) making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in management, policies or operations; and (iii) such other activities as the Nevada Commission may determine to be consistent with such investment intent. If the beneficial holder of voting securities who must be found suitable is a corporation, partnership, limited partnership, limited liability company or trust, it must submit detailed business and financial information including a list of beneficial owners. The applicant is required to pay all costs of investigation.

  Any person who fails or refuses to apply for a finding of suitability or a license within 30 days after being ordered to do so by the Nevada Commission or by the Chairman of the Nevada Board may be found unsuitable. The same restrictions apply to a record owner if the record owner, after request, fails to identify the beneficial owner. Any stockholder found unsuitable and who holds, directly or indirectly, any beneficial ownership of Company Voting Securities beyond such period of time as may be prescribed by the Nevada Commission may be guilty of a criminal offense. The Company is subject to disciplinary action if, after it receives notice that a person is unsuitable to be a stockholder or to have any other relationship with the Company, the Company (i) pays that person any dividend or interest upon any Company Voting Securities; (ii) allows that person to exercise, directly or indirectly, any voting right conferred through securities held by that person; (iii) pays remuneration in any form to that person for services rendered or otherwise; or
(iv) fails to pursue all lawful efforts to require such unsuitable person to relinquish the voting securities for cash at fair market value. Additionally, the CCB has the authority to approve all persons owning or controlling the stock of any corporation controlling a gaming licensee.

  The Nevada Commission may, in its discretion, require the holder of any debt security of a Registered Corporation to file applications, be investigated and be found suitable to own such debt security of a Registered Corporation. If the Nevada Commission determines that a person is unsuitable to own such security, then pursuant to the Nevada Act, the Registered Corporation can be sanctioned, including the loss of its approvals, if without the prior approval of the Nevada Commission, it (i) pays to the unsuitable person any dividend, interest or any distribution whatsoever; (ii) recognizes any voting right by such unsuitable person in connection with such securities; (iii) pays the unsuitable person remuneration in any form; or (iv) makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation or similar transaction.

  The Company is required to maintain a current stock ledger in Nevada which may be examined by the Nevada Gaming Authorities at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Nevada Gaming Authorities. A failure to make such disclosure may be grounds for finding the record holder unsuitable. The Company is also required to render maximum assistance in determining the identity of the beneficial owner of any Company Voting Securities. The Nevada Commission has the power to require the Company's stock certificates to bear a legend indicating that the securities are subject to the Nevada Act. However, to date, the Nevada Commission has not imposed such a requirement on the Company.

  The Company may not make a public offering of its securities without the prior approval of the Nevada Commission if the securities or the proceeds therefrom are intended to be used to construct, acquire or finance gaming facilities in Nevada, or to retire or extend obligations incurred for such purposes. Any approval, if granted, does not constitute a finding, recommendation or approval of the Nevada Gaming Authorities as to the accuracy or adequacy of the prospectus or the investment merits of the securities offered thereby. Any representation to the contrary is unlawful.

  Changes in control of the Company through merger, consolidation, stock or asset acquisitions, management or consulting agreements, or any act or conduct by a person whereby such person obtains control, may not occur without the prior approval of the Nevada Commission. Entities seeking to acquire control of a Registered Corporation must satisfy the Nevada Board and Nevada Commission in a variety of stringent standards prior to assuming control of such Registered Corporation. The Nevada Commission may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control, to be investigated and licensed as part of the approval process relating to the transaction.

  The Nevada legislature has declared that some corporate acquisitions opposed by management, repurchases of voting securities and corporate defense tactics affecting Nevada gaming licenses, and Registered Corporations that are affiliated with those operations, may be injurious to stable and productive corporate gaming. The Nevada Commission has established a regulatory scheme to ameliorate the potentially adverse effects of these business practices upon Nevada's gaming industry and to further Nevada's policy to: (i) assure the financial stability of corporate gaming operators and their affiliates; (ii) preserve the beneficial aspects of conducting business in the corporate form; and (iii) promote a neutral environment for the orderly governance of corporate affairs. Approvals are, in certain circumstances, required from the Nevada Commission before the Company can make exceptional repurchases of voting securities above the current market price thereof and before a corporate acquisition opposed by management can be consummated. The Nevada Act also requires prior approval of a plan of recapitalization proposed by the Company's Board of Directors in response to a tender offer made directly to its stockholders for the purpose of acquiring control of the Company.

  License fees and taxes, computed in various ways depending on the type of gaming or activity involved, are payable to the State of Nevada and to the counties and cities in which the Company's operations are conducted. Depending upon the particular fee or tax involved, these fees and taxes are payable either monthly, quarterly or annually and are based upon either: (i) a percentage of the gross revenues received; (ii) the number of gaming devices operated; or (iii) the number of table games operated. A casino entertainment tax is also paid by casino operators where entertainment is furnished in connection with the selling of food or refreshments. Nevada Corporate Licensees that hold a license as an operator of a slot route, or a manufacturer's or distributor's license also pay certain fees and taxes to the State of Nevada.

  Any person who is licensed, required to be licensed, registered, required to be registered, or is under common control with such persons (collectively, "Licensees"), and who proposes to become involved in a gaming venture outside of Nevada is required to deposit with the Nevada Board, and thereafter maintain, a revolving fund in the amount of $10,000 to pay the expenses of investigation by the Nevada Board of the Licensee's participation in such foreign gaming. The revolving fund is subject to increase or decrease in the discretion of the Nevada Commission. Thereafter, Licensees are required to comply with certain reporting requirements imposed by the Nevada Act. A Licensee is also subject to disciplinary action by the Nevada Commission if it knowingly violates any laws of the foreign jurisdiction pertaining to the foreign gaming operation, fails to conduct the foreign gaming operation in accordance with the standards of honesty and integrity required of Nevada gaming operations, engages in activities that are harmful to the State of Nevada or its ability to collect gaming taxes and fees, or employs a person in the foreign operation who has been denied a license or finding of suitability in Nevada on the ground of personal unsuitability.

  The sale of alcoholic beverages by the Company is subject to licensing, control and regulation by applicable local regulatory agencies. All licenses are revocable and are not transferable. The agencies involved have full power to limit, condition, suspend or revoke any such license, and any such disciplinary action could (and revocation would) have a material adverse effect upon the operations of the Company.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

GENERAL

  Boardwalk Casino, Inc. (the "Company") was formed in July 1993 for the purpose of operating a casino and a hotel in Las Vegas, Nevada. See "Notes to Financial Statements".

                                                    YEAR ENDED     YEAR ENDED
                                                   SEPTEMBER 30,  SEPTEMBER 30,
                                                       1997           1996
                                                   -------------  -------------
Revenues:
  Casino.........................................  $ 23,149,451   $ 16,897,527
  Rooms..........................................    11,839,744      7,224,324
  Food and beverage..............................     6,977,697      4,031,278
  Other..........................................     1,785,545        837,895
                                                   ------------   ------------
    Gross revenues...............................    43,752,437     28,991,024
  Promotional allowances.........................    (2,052,392)    (1,079,467)
                                                   ------------   ------------
                                                     41,700,045     27,911,557
                                                   ------------   ------------
Costs and expenses:
  Casino.........................................    14,160,946     10,787,868
  Rooms..........................................     5,192,093      3,460,334
  Food and beverage..............................     7,131,585      4,168,259
  Other..........................................       230,862        173,138
  Selling, general and administrative............     7,480,641      5,174,502
  Depreciation and amortization..................     3,524,249      2,525,044
                                                   ------------   ------------
                                                     37,720,376     26,289,145
                                                   ------------   ------------
Income (loss) from operations....................     3,979,669      1,622,412
                                                   ------------   ------------
Other (income) expense:
  Interest income................................       (81,842)      (395,416)
  Interest expense...............................     8,054,164      7,874,115
  Interest capitalized...........................      (507,286)    (1,442,493)
                                                   ------------   ------------
                                                      7,465,036      6,036,206
                                                   ------------   ------------
Income (loss) before income taxes & extraordinary
 item............................................  $ (3,485,367)  $ (4,413,794)
                                                   ============   ============

RESULTS OF OPERATIONS

  In June of 1997 the Company completed the third phase of its project to expand and renovate the former existing hotel and casino facilities (the "Expansion"). Phase one of the Expansion was completed in May 1994 which was the renovation of the original 202 existing hotel rooms. Phase two of the Expansion was completed in September 1995 with the addition of a new casino facility that increased floor space from 15,000 square feet to 33,000 square feet and the first of two parking garages consisting of 550 spaces was completed in December 1995. The third phase of the Expansion consisted of the development and construction of a new 16-story (451 room) hotel tower completed in stages from February 1996 to July 1996, the second garage, consisting of 440 spaces was completed in May 1996, the completion of the 27,000 square foot buffet and meeting rooms on the second floor of the casino in March and June of 1997, respectively.

  The Company's sales efforts have been improved with the availability of meeting rooms that were completed in June 1997. The food and beverage department has also benefitted from the completion of the meeting rooms with increased catering business attaining attractive margins. Banquet sales will improve as the sales department promotes the new facilities.

  The Company in the next fiscal year has committed a block of rooms for casino program patrons that are expected to increase the percentage of hotel guests that play the Company's various gaming venues. The Company has an arrangement, with an established program promoter, to fill the block of rooms with qualified casino patrons.

  The Company also expects, in the next fiscal year, to purchase a player tracking system that links all slot machines and provides real time statistics that will reward customers according to their play.

YEAR ENDED SEPTEMBER 30, 1997 COMPARED WITH YEAR ENDED SEPTEMBER 30, 1996

  The results of operations for the year ended September 30, 1997 reflect the revenues and costs associated with the new casino facility and the additional 451 rooms in the new tower which were open for the entire year. The Company incurred a net loss for the year ended September 30, 1997 of $3,485,367 compared to a net loss of $4,413,794 in the prior year, a decrease in the net loss of $928,427 (21%). The reduction in loss was attributable to a $2,357,257 (145.3%) increase in income from operations, from an operating profit of $1,622,412 in 1996 to an operating profit of $3,979,669 in 1997 which was offset by an increase in net interest expense and income of $1,428,830.

  The Company's net revenues increased $13,788,488 (49.4%), to $41,700,045 in 1997 from $27,911,557 in 1996. The increase in revenues for fiscal 1997 was attributable to the following: (i) an increase of $6,251,924 in casino revenues, (ii) $4,615,420 in additional room revenue attributable to a completed new hotel tower for the full fiscal year, (iii) an increase in food and beverage revenues of $2,946,419 due to the opening of a new buffet during the year and a greater number of hotel guests, (iv) an increase in other revenues by $947,650 with a large portion of that increase generated from additional retail space and (v) offset by an increase in promotional allowances of $972,925. Operating expenses, including depreciation and amortization, increased $11,431,231 (43.5%) to $37,720,376 in 1997 from
$26,289,145 in the prior year. The increase in operating expenses was primarily due to the addition of a new casino facility and start-up and increased operating costs of the new hotel tower for an entire year.

CASINO OPERATIONS

  For fiscal 1997, casino revenues increased $6,251,924 or 37% to $23,149,451. The increase is attributable to (i) a $2,163,548 increase in revenue from the race and sports books to $9,314,035 in fiscal 1997 from $7,150,487 for the same period in 1996, (ii) a $3,035,783 increase in slot machine revenues to $10,437,652 in fiscal 1997 from $7,401,869 for the same period in 1996 and
(iii) a $1,052,593 increase in revenue from table games to $3,397,764 in fiscal 1997 from $2,345,171 for the same period in 1996.

  Casino expenses increased $3,373,078 (31.3%) to $14,160,946 for fiscal year 1997 from $10,787,868 for the same period of 1996. The increase in casino expenses was primarily due to: (i) increased revenue in the race and sports book resulting in related increases in race track and system operator fees of $1,326,066, (ii) additional staffing which resulted in higher payroll and employee benefit costs of $1,294,741, (iii) additional revenues increased related slot participation expenses, gaming tax and licenses by $662,372.

ROOM OPERATIONS

  Room revenues increased $4,615,420, or 63.9%, to $11,839,744 for fiscal 1997 from $7,224,324 for the comparable 1996 period. The increase in room revenues reflects an increase in room nights sold by 72,862 or 60%, to 194,248 for fiscal 1997 from 121,386 for the comparable 1996 period. This increase was enhanced by an increase in the average daily room rate by $1.43 to $60.95 for fiscal 1997 from $59.52 for the same period of 1996. Fiscal year 1997 had an additional 79,133 room nights available for occupancy compared to fiscal year 1996. The increased room availability during 1997 over 1996 was due to the hotel tower being open for the entire fiscal year. The 16th floor, which is comprised of 11 suites, was available for occupancy by late July 1996. During the year the Company employed a professional sales department which had opened several corporate accounts, including a national airline for its flight crews. Despite the 79,133 additional room nights available, the hotel occupancy percentage increased 5.2% to 81.6% for the fiscal year 1997 compared to 76.4% for fiscal 1996.

  Rooms expense increased $1,731,759, or 50%, for fiscal 1997 to $5,192,093 from $3,460,334 for the same period in 1996. This increase is primarily attributable to (i) an increase in personnel to service the new hotel tower for the entire year at an additional cost of $1,127,704, (ii) related franchise fees and travel agent commissions on the additional revenues totaled $489,025, (iii) additional uniforms, laundry and room supplies totaled $173,280 (iv) additional credit card fees and equipment rental costs of $111,611. These expenses were offset by decreases in legal fees, linen replacement, repairs and maintenance, and miscellaneous expenses.

FOOD AND BEVERAGE OPERATIONS

  Food and beverage revenues increased by $2,946,419 (73.1%), to $6,977,697 for fiscal 1997 from $4,031,278 for the comparable 1996 period. The increase is directly a result of opening the new buffet for six months of operations during fiscal 1997, as well as the new hotel tower which had a full year of operations during fiscal 1997.

  Food and beverage expenses increased $2,963,326 (71.1%), to $7,131,585 for fiscal 1997 from $4,168,259 for 1996 reflecting increases in food and beverage costs associated with the increased sales. Food and beverage expenses as a percentage of gross food and beverage revenues decreased to 102.2% for fiscal 1997 from 103.4% for fiscal year 1996. This decrease is a result of increased casino promotional activity with an increase in food and beverage served on a complimentary basis, which food and beverage costs are included in casino expense.

OTHER OPERATING REVENUES AND EXPENSES

  Other revenues increased by $947,650 (113.1%) to $1,785,545 for fiscal 1997 compared to $837,895 for 1996. The increase was attributable to (i) an increase of $555,290 in rental income derived from the new retail facilities,
(ii) an increase of $362,994 in telephone and movie revenues and (iii) the balance of the increased revenues coming from arcade and vending facilities.

  The other costs increased $57,724 (33.3%) to $230,862 in fiscal 1997 compared to $173,138 in fiscal 1996. The increase is primarily due to the cost of movies purchased.

DEPRECIATION AND AMORTIZATION

  Depreciation and amortization totaled $3,524,249 in 1997, reflecting a $999,205 (39.6%) increase over the 1996 amount of $2,525,044. The increase was due to the following: (i) a new casino facility was opened in September 1995 at a cost of $10,897,881, (ii) a new hotel tower was placed in service May 1996 at a cost of $19,893,988, (iii) two new parking facilities were completed during the fiscal year at a cost of $6,268,874, (iv) a central plant was completed September 1995 at a cost of $1,825,842 and (iv) additional gaming devices and casino equipment at a cost of $3,321,176 were placed in service starting in September 1995 through fiscal year 1997.

SELLING, GENERAL AND ADMINISTRATIVE

  Selling, general and administrative expenses increased $2,306,139 (44.6%) to $7,480,641 in 1997 from $5,174,502 in 1996. The increase in administrative expenses was primarily due to (i) utilities and rent increased

$995,704, (ii) advertising and promotional expenses increased $759,673, (iii) increase in legal and professional fees of $306,344, (iv) small equipment, supplies and maintenance service contract costs increased $194,542.

OTHER (INCOME) EXPENSE AND EXTRAORDINARY ITEM

  In 1997, the Company received $81,842 in interest income as compared to $395,416 in 1996. The $313,574 (79.3%) decrease is attributable to the lower invested balance of marketable securities in the 1997 period.

  Net interest costs increased to $7,546,878 in 1997 from $6,431,622 in 1996 (an increase of $1,115,256 or 17.3%). Approximately $507,286 of interest was capitalized in 1997 in connection with the Expansion compared to $1,442,493 of interest that was capitalized in 1996.

LIQUIDITY AND CAPITAL RESOURCES

  The net loss for the year ended September 30, 1997 was $3,485,000. The Company's operations generated a positive cash flow of approximately $3,962,000, which was primarily due to the temporary default under the First Mortgage Notes and the non-payment of interest payable on September 30, 1997 of $3,300,000 on the $40,000,000 First Mortgage Notes, which default was subsequently cured during fiscal year 1998.

  Investing activities for fiscal 1997 used approximately $4,483,000, which were primarily comprised of approximately $4,273,000 expended for the construction and furnishing of the new buffet and meeting rooms located on the second floor above the casino.

  Financing activities provided approximately $600,000 from additional borrowings. Such proceeds were offset by $2,615,000 of principal payments on long-term debt, notes payable and capital leases during fiscal 1997.

  The Company had unrestricted cash assets of $2,236,018 (3.5% of total assets) at September 30, 1997 compared to $4,722,549 (7.6% of total assets) at September 30, 1996. The ratio of current assets to current liabilities was .25 to 1 at September 30, 1997 and .82 to 1 at September 30, 1996.

  During fiscal 1997, and prior to the execution of the Merger Agreement and the Stockholder Agreements, Mirage acquired the First Mortgage Notes from the previous noteholder in a private placement transaction. In connection with the Merger Agreement, Mirage has agreed to defer the March 31, 1998 interest payment on the First Mortgage Notes until September 30, 1998, at the Company's option (the "Deferral Option"). Interest will accrue on the deferred interest at the same 16.5% rate as the First Mortgage Notes and will also be due and payable on September 30, 1998. Mirage also consented to the Merger and the other transactions contemplated thereby in its capacity as holder of all of the First Mortgage Notes.

  Notwithstanding the Deferral Option, management of the Company believes that the combination of existing cash and cash flows from operations will not be sufficient to meet the Company's obligations as they become due during fiscal 1998. These obligations include scheduled interest payments on the First Mortgage Notes (approximately $6,600,000 for the year) and the scheduled interest and principal repayment on the Note due September 30, 1998. Management expects that the need for cash will be significantly relieved upon completion of the Merger. However, the Merger Agreement is subject to certain conditions, including regulatory and stockholder approvals. Should the Merger Agreement not be approved, or should the closing of the Merger be delayed, the Company would not have sufficient resources to pay interest and scheduled principal of the indebtedness acquired by Mirage, without modification of the terms of such indebtedness.

  There is no assurance that the Merger Agreement will be approved, that such approval would be received on a timely basis, nor that modifications to the terms of the indebtedness would be obtained, if necessary. Accordingly, these matters raise substantial doubt about the ability of the Company to continue as a going concern. The final outcome of these matters is not presently determinable and the September 30, 1997 financial statements of the Company do not include any adjustments that might result from the outcome of this uncertainty.

IMPACT OF THE YEAR 2000 ISSUE

  The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

  The Company determined that it will be required to modify or replace significant portions of its software so that its computer systems will properly utilize dates beyond December 31, 1999. The Company presently believes that with modifications to existing software and conversions to new software, the Year 2000 Issue can be mitigated. However, if such modifications and conversions are not made, or are not completed timely, the Year 2000 Issue could have a material impact on the operations of the Company.

  During fiscal 1998, the Company plans to initiate formal communications with all of its significant suppliers and large customers to determine the extent to which the Company is vulnerable to those third parties' failure to remediate their own Year 2000 Issue. There can be no guarantee that the systems of other companies on which the Company's systems rely will be timely converted, or that a failure to convert by another company, or a conversion that is incompatible with the Company's systems, would not have a material adverse effect on the Company.

  The Company will utilize both internal and external resources to reprogram, or replace, and test the software for Year 2000 modifications as is deemed to be necessary. However, as the Company has not completed a formal assessment of the systems affected by the Year 2000 Issue, the Company does not have a reasonable basis to conclude that the impacts of the Year 2000 Issue on its systems will not materially affect future financial results, or cause reported financial information not to be necessarily indicative of future operating results or future financial condition.

                          MARKET PRICES AND DIVIDENDS

  The Common Stock is traded in the over-the-counter market and is quoted on the Nasdaq SmallCap Market under the symbol "BWLK" and on The Pacific Exchange under the symbol "BWK". For the past two fiscal years, the high and low bid prices of the Common Stock as reported to the Company by the National Association of Securities Dealers, Inc. were as follows:

     FYE 1997 QUARTER ENDED:                                     HIGH     LOW
     -----------------------                                     ----     ---
     December 31, 1996..........................................  7 1/8    4 3/8
     March 31, 1997.............................................  6 7/8    4 3/8
     June 30, 1997..............................................  5 5/8    3 7/8
     September 30, 1997.........................................   5       3 1/2
     FYE 1996 QUARTER ENDED:                                     HIGH     LOW
     -----------------------                                     ----     ---
     December 31, 1995..........................................  6 5/8    5 1/4
     March 31, 1996.............................................  8 1/2    5 3/4
     June 30, 1996..............................................  8 9/16   7 1/2
     September 30, 1996.........................................  6 5/8    5 3/4

  The over-the-counter quotations set forth herein reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

  As of the close of business on January 7, 1998, there were at least 1,900 record and beneficial owners of Common Stock.

  The average closing sale price per share of Common Stock on the Nasdaq SmallCap Market for the twenty trading day period ended December 19, 1997, the business date preceding public announcement of the execution of the Merger Agreement, was $3.85. On December 19, 1997, the high, low and closing sale prices of a share of Common Stock on the Nasdaq SmallCap Market were $4.16, $3.88 and $4.16, respectively. On April 28, 1998, the latest practicable trading day before the printing of this Proxy Statement, the high, low and closing sales price of a share of Common Stock on the Nasdaq SmallCap Market were $4.63, $4.50 and $4.50, respectively.

  The Company has not paid any dividends on its Common Stock and does not currently anticipate paying dividends in the foreseeable future. The Company currently intends to retain its earnings from operations, if any, for use in expanding and developing its business. Any future decision as to the payment of dividends will be at the discretion of the Company's Board of Directors and will depend upon the Company's earnings, financial position, capital requirements and such other factors as the Board of Directors deems relevant. Further, the Merger Agreement, the Indenture and the Note contain significant restrictions and/or prohibitions on the Company's ability to pay dividends on its capital stock.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding beneficial ownership of the Common Stock as of February 15, 1998, by (i) all persons known by the Company to be the owner, of record or beneficially, of more than five percent of the outstanding Common Stock, (ii) each executive officer and director of the Company and (iii) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of February 15, 1998 are deemed outstanding for computing the percentage of the person holding such securities but are not outstanding for computing the percentage of any other person.

  As far as is known to management of the Company, no person owned beneficially more than five percent of the outstanding shares of Common Stock as of February 15, 1998 except as set forth below.

                                         SHARES BENEFICIALLY
                  NAME                          OWNED        PERCENT OF SHARES
                  ----                   ------------------- -----------------
Norbert W. Jansen and Avis Jansen,
 Trustees u/a/d 07/14/93(1).............      2,750,000            38.3
Avis P. Jansen(1)(2)....................      2,775,500(3)         38.7
Forrest J. Woodward(8)..................         75,000(4)          1.0
Louis J. Sposato(8).....................        112,500(5)          1.5
Keven J. Picardo(8).....................         19,500(6)            *
Jeffrey P. Jacobs(9)....................      1,071,429            14.9
Franklin Custodian Funds, Inc.--Income
 Series(8)..............................      1,281,869(7)         15.1
Diversified Opportunities Group
 Ltd.(9)................................      1,071,429            14.9
Mirage Resorts, Incorporated(10)........      3,822,429            53.2
All Executive Officers and Directors as
 a group (5 persons)....................      4,053,429            54.8

--------
* Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.
(1) The business address of Norbert W. Jansen and Avis Jansen, Trustees u/a/d 07/14/93 ("The Jansen Trust") and Avis P. Jansen is 3750 Las Vegas Boulevard South, Las Vegas, Nevada 89109. Such shares are held of record and beneficially by The Jansen Trust but may be deemed to also be beneficially owned by Mrs. Jansen (within the meaning of Rule 13d-3 under the Exchange Act) since, as trustee of The Jansen Trust, Mrs. Jansen has the power to direct the voting and disposition of such shares.
(2) Avis P. Jansen is deemed to beneficially own the 2,750,000 shares beneficially owned by The Jansen Trust.
(3) Includes options currently exercisable to acquire 25,000 shares of Common Stock.
(4) Includes options currently exercisable to acquire 65,000 shares of Common Stock.
(5) Includes options currently exercisable to acquire 112,500 shares of Common Stock.
(6) Includes options currently exercisable to acquire 17,500 shares of Common Stock.
(7) Represents warrants currently exercisable to acquire 1,281,869 shares of Common Stock.
(8) The business address of Messrs. Woodward, Sposato, and Picardo is 3750 Las Vegas Boulevard South, Las Vegas, Nevada 89109. The business address of Franklin Custodian Funds, Inc.--Income Series is 777 Mariners Island Blvd., San Mateo, California 94404. Franklin Custodian Funds, Inc.--Income Series is an open-end management investment company registered with the SEC.
(9) The business address of Jeffrey P. Jacobs and Diversified Opportunities Group Ltd. ("Diversified") is c/o Jacobs Entertainment Ltd., 425 Lakeside Avenue, Cleveland, Ohio 44114. Such shares are held of record and beneficially by Diversified but may be deemed to also be beneficially owned by Mr. Jacobs (within the meaning of Rule 13d-3 under the Exchange
    Act) since Mr. Jacobs has the power to direct the voting and disposition of such shares. The principal business of Diversified is developing and acquiring investments in the gaming industry and managing, supervising, selling or otherwise disposing of such investments and engaging in activities incidental or ancillary thereto.
(10) Mirage may be deemed to be the beneficial owner of 3,821,429 shares of Common Stock that are subject to the voting provisions and other provisions of the Stockholder Agreements. The business address of Mirage Resorts, Incorporated is 3400 Las Vegas Boulevard South, Las Vegas, Nevada 89109. Mirage owns 1,000 shares of Common Stock and has shared voting power for 3,821,429 shares.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  Coopers & Lybrand L.L.P. serves as the Company's independent certified public accountants. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Special Meeting, will have the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions by Stockholders.

                             STOCKHOLDER PROPOSALS

  In the event that the Merger is not consummated, any stockholder of record of the Company who desires to submit a proper proposal for inclusion in the proxy materials relating to the next Annual Meeting of Stockholders must do so in writing and it must be received at the Company's principal executive offices by September 30, 1998. The proponent must be a record or beneficial owner entitled to vote at the next Annual Meeting on his proposal and must continue to own such security entitling him to vote through the date on which the meeting is held.

                                 OTHER MATTERS

  The Board of Directors of the Company does not intend to bring any other matters before the Special Meeting and as of the date hereof does not know of any other matters that may be brought before the Special Meeting by others. If any other matter should properly come before the Special Meeting, the persons named in the enclosed proxy as proxy appointees will have discretionary authority to vote the shares of Common Stock thereby represented in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          Louis J. Sposato, Secretary
                                          3750 Las Vegas Boulevard South
                                          Las Vegas, Nevada 89109

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
Report of Independent Accountants........................................  F-2
Balance Sheets As Of September 30, 1997 And 1996.........................  F-3
Statements Of Income (Loss) For The Years Ended September 30, 1997 And
 1996....................................................................  F-4
Statements Of Shareholders' Equity For The Years Ended September 30, 1997
 And 1996................................................................  F-5
Statements Of Cash Flows For The Years Ended September 30, 1997 And
 1996....................................................................  F-6
Notes To Financial Statements............................................  F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors Boardwalk Casino, Inc. Las Vegas, Nevada

  We have audited the accompanying balance sheets of Boardwalk Casino, Inc. as of September 30, 1997 and 1996, and the related statements of income (loss), shareholders' equity and cash flows for the years ended September 30, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Boardwalk Casino, Inc. as of September 30, 1997 and 1996, and the results of its operations and its cash flows for the years ended September 30, 1997 and 1996 in conformity with generally accepted accounting principles.

  The accompanying financial statements have been prepared assuming that Boardwalk Casino, Inc. will continue as a going concern. As more fully described in Note 2, the Company has entered into a merger and acquisition agreement (the "Acquisition Agreement") with Mirage Resorts, Incorporated ("Mirage"). The Acquisition Agreement is subject to certain conditions, including regulatory and shareholder approvals. Mirage is currently the holder of approximately $45 million principal amount of the Company's indebtedness. Should the Acquisition Agreement not be approved, or should the closing be delayed, the Company would not have sufficient resources to pay interest and scheduled principal of the indebtedness acquired by Mirage, without modification of the terms of such indebtedness. There is no assurance that the Acquisition Agreement will be approved, that such approval would be received on a timely basis, nor that modifications to the terms of the indebtedness would be obtained, if necessary. Accordingly, these matters raise substantial doubt about the ability of the Company to continue as a going concern. The final outcome of these matters is not presently determinable and the September 30, 1997 financial statements of the Company do not include any adjustment that might result from the outcome of this uncertainty.

                                                COOPERS & LYBRAND L.L.P.

Las Vegas, Nevada November 24, 1997 except for Note 2 as to which the date is January 5, 1998

                             BOARDWALK CASINO, INC.

                                 BALANCE SHEETS

                          SEPTEMBER 30, 1997 AND 1996

                                                         1997         1996
                                                      -----------  -----------
                       ASSETS
Current assets:
  Cash and cash equivalents.......................... $ 2,236,018  $ 4,772,549
  Receivables, net of allowance for doubtful accounts
   of $8,276 (1997) and $17,105 (1996)...............   1,258,170      439,857
  Inventory..........................................     130,436       73,719
  Prepaid expenses...................................     746,965      573,964
                                                      -----------  -----------
    Total current assets.............................   4,371,589    5,860,089
                                                      -----------  -----------
Property and equipment, net of accumulated
 depreciation of $8,885,392 (1997) and $5,705,685
 (1996)..............................................  57,305,457   55,486,285
                                                      -----------  -----------
Other assets:
  Deferred costs, net of accumulated amortization of
   $583,158 (1997) and $239,435 (1996)...............   1,416,761    1,645,090
  Restricted cash....................................     173,385       66,394
  Other..............................................     100,969      113,091
                                                      -----------  -----------
    Total other assets...............................   1,691,115    1,824,575
                                                      -----------  -----------
    Total assets..................................... $63,368,161  $63,170,949
                                                      ===========  ===========
        LIABILITIES AND SHAREHOLDERS' EQUITY:
Current liabilities:
  Accounts payable................................... $ 1,520,268  $ 1,281,657
  Construction accounts payable......................     461,126      171,283
  Accrued expenses...................................   3,224,525    2,497,615
  Accrued interest expense...........................   3,426,870          --
  Related party payables.............................     400,000       50,000
  Notes payable......................................     600,000          --
  Current portion of obligations under capital
   leases............................................   2,517,920    3,115,522
  Term debt classified as current, net of original
   issue discount of $3,875,773 (Notes 2 and 6)......  41,124,227          --
                                                      -----------  -----------
    Total current liabilities........................  53,274,936    7,116,077
                                                      -----------  -----------
Term debt, net of original issue discount of
 $4,090,477..........................................         --    40,909,523
Obligations under capital leases, less current
 portion.............................................   1,833,477    3,400,234
                                                      -----------  -----------
    Total liabilities................................  55,108,413   51,425,834
                                                      -----------  -----------
Commitments and contingencies
Shareholders' equity:
  Preferred stock, $.001 par value; 15,000,000 shares
   authorized; none issued and outstanding...........         --           --
  Common stock, $.001 par value; 50,000,000 shares
   authorized; 7,179,429 (1997 and 1996) shares
   issued and outstanding............................       7,179        7,179
  Additional paid-in capital.........................  22,435,083   22,435,083
  Accumulated deficit................................ (14,182,514) (10,697,147)
                                                      -----------  -----------
    Total shareholders' equity.......................   8,259,748   11,745,115
                                                      -----------  -----------
    Total liabilities and shareholders' equity....... $63,368,161  $63,170,949
                                                      ===========  ===========

   The accompanying notes are an integral part of these financial statements.

                             BOARDWALK CASINO, INC.

                          STATEMENTS OF INCOME (LOSS)

                FOR THE YEARS ENDED SEPTEMBER 30, 1997 AND 1996

                                                         1997         1996
                                                      -----------  -----------
Revenues:
  Casino............................................. $23,149,451  $16,897,527
  Rooms..............................................  11,839,744    7,224,324
  Food and beverage..................................   6,977,697    4,031,278
  Other..............................................   1,785,545      837,895
                                                      -----------  -----------
    Gross revenues...................................  43,752,437   28,991,024
Less promotional allowances..........................  (2,052,392)  (1,079,467)
                                                      -----------  -----------
    Net revenues.....................................  41,700,045   27,911,557
                                                      -----------  -----------
Costs and expenses:
  Casino.............................................  14,160,946   10,787,868
  Rooms..............................................   5,192,093    3,460,334
  Food and beverage..................................   7,131,585    4,168,259
  Other..............................................     230,862      173,138
  Selling, general and administrative................   7,480,641    5,174,502
  Depreciation and amortization......................   3,524,249    2,525,044
                                                      -----------  -----------
                                                       37,720,376   26,289,145
                                                      -----------  -----------
Income from operations...............................   3,979,669    1,622,412
                                                      -----------  -----------
Other (income) expense:
  Interest income....................................     (81,842)    (395,416)
  Interest expense...................................   8,054,164    7,874,115
  Interest capitalized...............................    (507,286)  (1,442,493)
                                                      -----------  -----------
                                                        7,465,036    6,036,206
                                                      -----------  -----------
Net income (loss).................................... $(3,485,367) $(4,413,794)
                                                      ===========  ===========
Net income (loss) per share of common stock.......... $      (.49) $      (.70)
                                                      ===========  ===========
Weighted average common shares outstanding...........   7,179,429    6,292,287
                                                      ===========  ===========

   The accompanying notes are an integral part of these financial statements.

                             BOARDWALK CASINO, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                FOR THE YEARS ENDED SEPTEMBER 30, 1997 AND 1996

                            COMMON STOCK
                         ------------------
                                            ADDITIONAL
                           SHARES             PAID-IN   ACCUMULATED
                         OUTSTANDING AMOUNT   CAPITAL     DEFICIT        TOTAL
                         ----------- ------ ----------- ------------  -----------
Balances, September 30,
 1995...................  6,077,800  $6,078 $15,893,784 $ (6,283,353) $ 9,616,509
  Issuance of warrants
   to purchase common
   stock................        --      --       51,617          --        51,617
  Issuance of common
   stock, net of
   issuance costs.......    721,429     721   4,639,107          --     4,639,828
  Exercises of warrants,
   net of issuance
   costs................    380,200     380   1,850,575          --     1,850,955
  Net loss..............        --      --          --    (4,413,794)  (4,413,794)
                          ---------  ------ ----------- ------------  -----------
Balances, September 30,
 1996...................  7,179,429   7,179  22,435,083  (10,697,147)  11,745,115
  Net loss..............        --      --          --    (3,485,367)  (3,485,367)
                          ---------  ------ ----------- ------------  -----------
Balances, September 30,
 1997...................  7,179,429  $7,179 $22,435,083 $(14,182,514) $ 8,259,748
                          =========  ====== =========== ============  ===========


   The accompanying notes are an integral part of these financial statements.

                             BOARDWALK CASINO, INC.

                            STATEMENTS OF CASH FLOWS

                FOR THE YEARS ENDED SEPTEMBER 30, 1997 AND 1996

                                                        1997          1996
                                                     -----------  ------------
Cash flows from operating activities:
  Net income (loss)................................. $(3,485,367) $ (4,413,794)
                                                     -----------  ------------
  Adjustments to reconcile net income (loss) to net
   cash provided by (used in) operating activities:
    Depreciation and amortization...................   3,524,249     2,525,044
    Provision for doubtful accounts.................       4,999        11,705
    Amortization of original issue discount.........     214,704       462,472
    Changes in operating assets and liabilities:
      (Increase) in receivables.....................    (809,484)     (420,475)
      (Increase) in inventory.......................     (56,717)       (8,168)
      Increase in related party payables............     350,000        50,000
      (Increase) in prepaid expenses................    (173,001)     (197,331)
      Increase in accounts payable, net of amounts
       for capital expenditures.....................     238,611       130,827
      Increase in accrued expenses..................     726,910     1,732,181
      Increase (decrease) in accrued interest
       payable......................................   3,426,870    (2,600,297)
                                                     -----------  ------------
        Net cash provided by (used in) operating
         activities.................................   3,961,774    (2,727,836)
                                                     -----------  ------------
Cash flows from investing activities:
  Capital expenditures, net of amounts in accounts
   payable..........................................  (4,273,148)  (21,209,818)
  Net (additions) deductions to restricted cash
   equivalents in escrow accounts...................    (106,991)   17,856,729
  (Increase) in deferred costs......................    (115,393)      (93,812)
  Decrease in other assets..........................      12,122        21,920
                                                     -----------  ------------
        Net cash used by investing activities.......  (4,483,410)   (3,424,981)
                                                     -----------  ------------
Cash flows from financing activities:
  Proceeds from notes payable borrowings............     600,000     3,429,611
  Principal payments of notes payable...............         --     (6,303,639)
  Proceeds from long-term debt borrowings, net of
   issuance costs...................................         --      4,668,993
  Principal payments of capital lease obligations...  (2,614,895)   (1,062,235)
  Proceeds from issuance of common stock and
   warrants, net of issuance costs..................         --      6,542,400
                                                     -----------  ------------
        Net cash (used in) provided by financing
         activities.................................  (2,014,895)    7,275,130
                                                     -----------  ------------
        Net (decrease) increase in cash and cash
         equivalents................................  (2,536,531)    1,122,313
Cash and equivalents, beginning of period...........   4,772,549     3,650,236
                                                     -----------  ------------
Cash and equivalents, end of period................. $ 2,236,018  $  4,772,549
                                                     ===========  ============
Supplemental cash flow information:
  Cash paid for interest............................ $ 4,627,294  $ 10,474,412
                                                     ===========  ============
  Schedule of non-cash investing and financing
   activities:
    Property and equipment acquisitions included in
     accounts payable............................... $   461,126  $    171,283
                                                     ===========  ============
    Capitalized lease obligations incurred.......... $   450,606  $  5,242,336
                                                     ===========  ============

   The accompanying notes are an integral part of these financial statements.

                            BOARDWALK CASINO, INC.

                         NOTES TO FINANCIAL STATEMENTS

1.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Nature of Operations

  Boardwalk Casino, Inc. ("BCI" or the "Company") is a Nevada corporation and was formed in July 1993 for the purpose of operating a casino and a hotel (collectively, the "Boardwalk Hotel and Casino") in Las Vegas, Nevada.

  Casino Revenue

  In accordance with industry practice, BCI recognizes as casino revenues the net win from gaming activities, which is the difference between gaming wins and losses.

  Promotional Allowances

  The retail value of hotel accommodations, food and beverage provided to customers without charge is included in gross revenues and then deducted as promotional allowances to arrive at net revenues. The estimated costs of providing such promotional allowances have been classified as casino expenses through interdepartmental allocations, as follows:

                                                       YEAR ENDED SEPTEMBER 30,
                                                       -------------------------
                                                           1997         1996
                                                       ------------ ------------
   Hotel.............................................. $    126,254 $     79,615
   Food and beverage..................................    1,046,396      923,362
                                                       ------------ ------------
                                                       $  1,172,650 $  1,002,977
                                                       ============ ============

  Cash Equivalents, Concentration of Credit Risk and Restricted Cash

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. At September 30, 1997, the Company has approximately $913,400 on deposit with a single financial institution in excess of federally insured limits. At September 30, 1997 and 1996, the Company had $173,385 and $66,394, respectively on deposit as required by the Nevada Gaming Authorities which was restricted for use by the Company.

  Inventories

  Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.

  Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method. Estimated useful lives for property and equipment are 10 to 40 years for building and improvements and 5 to 7 years for furniture and equipment. Accelerated depreciation methods are generally used for income tax purposes. Repairs and maintenance are charged to expense when incurred.

  A gain or loss is recognized upon disposal of property and equipment, and the asset and related accumulated depreciation and amortization amounts are removed from the accounts.

  Advertising Costs

  Advertising costs are expensed as incurred and totaled $933,560 and $387,312 for the years ended September 30, 1997 and 1996, respectively.

  Preopening Costs

  Preopening costs associated with the expansion of the hotel-casino are expensed as incurred.

                            BOARDWALK CASINO, INC.

  Deferred Costs

  Costs associated with the issuance of debt are deferred and amortized over the life of the related indebtedness using the effective interest method.

  Income Taxes

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). Under SFAS 109, deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  Earnings Per Share

  Earnings per share is based on the weighted average number of shares of common stock outstanding during each period. Warrants and options to purchase common stock which were issued in 1996, 1995 and 1994 were excluded form the calculation of earnings (loss) per share, as their inclusion would have been anti-dilutive (by reducing the loss per share).

  In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). SFAS 128 is effective for periods ending after December 15, 1997 and replaces currently reported earnings per share with "basic", or undiluted, earnings per share and "diluted" earnings per share. Basic earnings per share is computed based on weighted average shares outstanding while diluted earnings per share reflects the additional dilution for all potentially dilutive securities, such as stock options and warrants.

  The Company will adopt the provisions of SFAS 128 in its fiscal 1998 financial statements and the Company will be required to retroactively adopt this standard when it reports its operating results for the quarters and year ended September 30, 1998. When the Company presents this information, it expects to report the following restated amounts for 1997 and 1996:

                                                     SEPTEMBER 30, SEPTEMBER 30,
                                                         1997          1996
                                                     ------------- -------------
   Basic earnings per share:
     Income before extraordinary item...............     $(.49)        $(.70)
     Net income (loss)..............................      (.49)         (.70)
   Diluted earnings per share:
     Income before extraordinary item...............      (.49)         (.70)
     Net income (loss)..............................      (.49)         (.70)

  Stock-based Compensation

  In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", ("SFAS 123"). SFAS 123 established fair value-based financial accounting and reporting standards for all transactions in which a company acquires goods or services by issuing its equity instruments or by incurring a liability to its supplier in amounts based on the price of its common stock or other equity instruments.

                            BOARDWALK CASINO, INC.

  SFAS 123 provides that companies may continue to account for employee stock compensation plans using the accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Companies that elect not to adopt the fair-value based accounting approach under SFAS 123 for employee stock compensation plans must nevertheless comply with certain disclosure requirements and disclose pro forma net income and earnings per share as if such approach under SFAS 123 had been adopted.

  The disclosure requirements of SFAS 123 are effective for financial statements for fiscal years beginning after December 15, 1995 and the pro forma disclosure requirements are effective for stock awards granted in the first fiscal year beginning after December 15, 1994.

  The Company plans to utilize the disclosure option allowed by SFAS 123 and continue to account for stock-based compensation under APB 25. The Company did not issue any stock-based compensation to employees during fiscal years 1997 and 1996.

  Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates, particularly with respect to those matters discussed in Notes 2 and 6.

  Accounting Pronouncement

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"), which establishes standards for reporting and display of comprehensive income and its components. SFAS 130 requires a separate statement to report components of comprehensive income for each period presented. The provisions of SFAS 130 are effective for fiscal years beginning after December 15, 1997. Management believes that they currently do not have items that would require presentation in a separate statement of comprehensive income.

  Reclassifications

  Certain amounts in the 1996 financial statements have been reclassified to conform with the 1997 presentation.

2.SUBSEQUENT EVENT--ACQUISITION AGREEMENT AND GOING CONCERN

  On December 22, 1997, the Company entered into a merger and acquisition agreement (the "Acquisition Agreement") with Mirage Resorts, Incorporated ("Mirage") where the Company agreed to be acquired by Mirage. In connection with the Acquisition Agreement, Mirage has entered into separate purchase agreements (the "Stock Agreements") with certain selling shareholders of the Company to purchase their respective shares of common and preferred stock. The preferred stock was issued by the Company in October 1997, as more fully described in Note 10. The Stock Agreements, which are subject to regulatory approval, provide Mirage with an approximate 53% interest in the Company. The Acquisition Agreement also authorizes Mirage to purchase all of the remaining outstanding shares (the remaining 47% interest) of the Company's common stock for $5.00 per share (the closing price of the Company's common stock on the day prior to the execution of the Acquisition Agreement was $4.16). Completion of the Acquisition Agreement is subject to regulatory approval and approval of a majority of the Company's shareholders and is to be completed by no later than June 30, 1998 or the Acquisition Agreement is subject to termination

                            BOARDWALK CASINO, INC.

  and the Company will become liable to Mirage for $1,000,000. Under the terms of the Stock Agreements, the selling shareholders have agreed with Mirage to vote in favor of the Acquisition Agreement, should such vote take place prior to the closing of Stock Agreements.

  Under the terms of the Acquisition Agreement, all issued and outstanding warrants and stock options (other than options issued under the Company's 1994 Stock Compensation Plan or Outside Directors Stock Option Plan) will terminate or constitute only the right to receive the excess, if any, of the per share merger consideration ($5.00) over the per share exercise price of such warrant or option.

  As part of the Stock Agreements, Mirage (i) on January 5, 1998 purchased from one of the selling shareholders the $5,000,000 note payable by the Company which is due on September 30, 1998 (as more fully described in Note
  6), and (ii) will acquire a land parcel from one of the selling stockholders which is adjacent to the Company's hotel-casino and currently under lease to the Company (as more fully described in Note 10). One of the selling shareholders has agreed to terminate rights granted under the Memorandum of Understanding executed in October 1997, for consideration of approximately $3,700,000 from Mirage.

  During fiscal 1997, and prior to the execution of the Acquisition Agreement and the Stock Agreements, Mirage acquired the $40,000,000 First Mortgage Notes (the "BCI Notes") from the previous noteholder in a private placement transaction. In connection with the Acquisition Agreement, Mirage has agreed to defer the $3,300,000 March 31, 1998 interest payment on the BCI Notes until September 30, 1998, at the Company's option (the "Deferral Option"). Interest will accrue on the deferred interest at the same rate as the BCI Notes (16.5%) and will also be due and payable on September 30, 1998. Mirage also waived its redemption rights under the BCI Notes which become effective upon a change in control.

  Notwithstanding the Deferral Option, management of the Company believes that the combination of existing cash and cash flows from operations will not be sufficient to meet the Company's obligations as they become due during fiscal 1998. These obligations include scheduled interest payments on the BCI Notes (approximately $6,600,000 for the year) and the scheduled interest and principal repayment on the $5,000,000 note payable due September 30, 1998. Management expects that the need for cash will be significantly relieved upon completion of the Acquisition Agreement and merger with Mirage. However, as more fully described above, the Acquisition Agreement is subject to certain conditions, including regulatory and shareholder approvals. Should the Acquisition Agreement not be approved, or should the closing be delayed, the Company would not have sufficient resources to pay interest and scheduled principal of the indebtedness acquired by Mirage, without modification of the terms of such indebtedness.

  There is no assurance that the Acquisition Agreement will be approved, that such approval would be received on a timely basis, nor that modifications to the terms of the indebtedness would be obtained, if necessary. Accordingly, these matters raise substantial doubt about the ability of the Company to continue as a going concern. The final outcome of these matters is not presently determinable and the September 30, 1997 financial statements of the Company do not include any adjustment that might result from the outcome of this uncertainty.

                            BOARDWALK CASINO, INC.

3.PROPERTY AND EQUIPMENT:

  Property and equipment consists of the following:

                                                            SEPTEMBER 30,
                                                       ------------------------
                                                          1997         1996
                                                       -----------  -----------
   Land and improvements.............................. $ 3,218,499  $ 3,042,769
   Buildings and improvements.........................  47,499,476   38,736,144
   Gaming equipment...................................   6,574,006    6,163,617
   Furniture and other equipment......................   8,790,209    8,077,178
                                                       -----------  -----------
                                                        66,082,190   56,019,708
   Less: accumulated depreciation.....................  (8,885,392)  (5,705,685)
                                                       -----------  -----------
                                                        57,196,798   50,314,023
   Construction in progress...........................     108,659    5,172,262
                                                       -----------  -----------
                                                       $57,305,457  $55,486,285
                                                       ===========  ===========

  Construction in progress at September 30, 1996 represents costs associated with an expansion of the second floor of the casino which included entertainment and meeting room space and a buffet facility. The second floor construction was substantially completed in June 1997 at a total cost of approximately $7,500,000. Construction in progress at September 30, 1997 represents architectural plans and construction costs related to the porte cochere and bridge between the parking garages and the casino.

4.NOTES PAYABLE:

  In November 1995, the Company executed a $600,000, 10% uncollateralized promissory note with principal and interest due in May 1996. The note was paid off with no gain or loss in September 1996 with proceeds from the $5,000,000 subordinated, convertible note payable executed in September 1996 as more fully described in Note 6.

  In December 1995, the Company executed a $500,000, 12% uncollateralized promissory note to the Company's majority shareholder and CEO with principal and interest due in September 1996. The note was paid off with no gain or loss in September 1996 with proceeds from the $5,000,000 subordinated, convertible note payable executed in September 1996 as more fully described in Note 6.

  In March 1996, the Company executed a $500,000, 10% uncollateralized promissory note to a director of the Company with principal and interest due in September 1996. The note was paid off with no gain or loss in September 1996 with proceeds from the $5,000,000 subordinated, convertible note payable executed in September 1996 as more fully described in Note 6.

  In March 1996, the Company executed a $750,000, 12% uncollateralized promissory note to the Company's majority shareholder and CEO with principal and interest due in September 1996. The note was paid off with no gain or loss in September 1996 with proceeds from the $5,000,000 subordinated convertible note payable executed in September 1996, as more fully described in Note 6.

  In March 1997, the Company issued a $600,000 short-term note with 13.5% annual interest payable monthly with the principal due September 25, 1997, to a private investor who has provided other short-term financing to the Company in the past. The note's principal and interest were paid in October 1997, with the proceeds from sale of preferred shares as more fully described in Note 6.

                            BOARDWALK CASINO, INC.

5.LEASES:

  The Company has entered into capital lease agreements whereby the Company leases various equipment under two-, three-, five-, seven-, and twenty-year leases which expire at various dates through 2015.

  Capital lease obligations consist of the following:

                                                            SEPTEMBER 30,
                                                       ------------------------
                                                          1997         1996
                                                       -----------  -----------
   Capital lease obligation, interest rate of prime
    plus 3%, monthly principal and interest payments
    of $57,744 through August 1998, collateralized by
    slot equipment...................................  $   599,661  $ 1,519,684
   Capital lease obligation, effective interest rate
    of 12.50%, due in monthly installments of
    $41,817, including interest, through November
    1998, collateralized by casino and hotel equip-
    ment.............................................      542,134      948,248
   Capital lease obligation, interest rate of 10%,
    semi-annual principal and interest payments of
    $20,721 through August 2015, uncollateralized....      320,201      337,988
   Capital lease obligation, effective interest rate
    of 12.50%, due in monthly installments of $23,418
    through May 1999, collateralized by slot
    equipment........................................      382,683      600,732
   Capital lease obligation, effective interest rate
    of 12.50%, due in monthly installments of $61,794
    through September 1999, collateralized by hotel
    furniture, fixtures and equipment................    1,315,172    1,822,938
   Capital lease obligations, effective interest
    rates ranging from 9.36% to 12.90%, due in aggre-
    gate monthly installments of $7,619, and ending
    at various times in 2001, collateralized by phone
    equipment........................................      286,053      346,070
   Capital lease obligation, effective interest rate
    of 12.50%, due in monthly installments of $9,083
    through October 2000, collateralized by signage
    equipment........................................      271,595      347,222
   Other.............................................      633,898      592,874
                                                       -----------  -----------
                                                         4,351,397    6,515,756
   Less amounts classified as current................   (2,517,920)  (3,115,522)
                                                       -----------  -----------
                                                       $ 1,833,477  $ 3,400,234
                                                       ===========  ===========

  Property and equipment include the following property leased under capital leases as of September 30, 1997 and 1996:

                                                          1997         1996
                                                       -----------  -----------
   Cost of equipment under capital leases............. $ 7,125,873  $ 7,001,501
   Less, accumulated depreciation.....................  (1,777,304)  (1,018,864)
                                                       -----------  -----------
                                                       $ 5,348,569  $ 5,982,637
                                                       ===========  ===========

                            BOARDWALK CASINO, INC.

  Future minimum lease payments, by year and in the aggregate, under capital leases with initial or remaining terms of one year or more consist of the following at September 30, 1997.

   1998............................................................ $ 2,801,265
   1999............................................................   1,341,589
   2000............................................................     283,719
   2001............................................................     102,388
   2002............................................................      18,724
   Thereafter......................................................     231,311
                                                                    -----------
     Total minimum lease payments..................................   4,778,996
   Less amount representing interest...............................    (427,599)
                                                                    -----------
     Present value of minimum lease payments.......................   4,351,397
   Less current portion............................................  (2,517,920)
                                                                    -----------
     Long-term obligations under capital leases.................... $ 1,833,477
                                                                    ===========

  Total aggregate rental expense under various operations leases, including the rental expense under the office building lease, as more fully described in Note 10, for the years ended September 30, 1997 and 1996 was $1,064,292 and $366,780, respectively.

  The Company leases as lessor certain retail space in its casino facilities under operating lease agreements. Additionally, as more fully described in
  Note 10, in October 1997, the Company began subleasing (as lessor under operating lease agreements) certain office and retail space in a building it leases from its majority shareholder. The leases are short-term and renewable based upon mutual agreement between the Company and the lessee. Rental income under these agreements totaled $807,169 and $230,566 for the years ended September 30, 1997 and 1996, respectively.

6.TERM DEBT:

  As more fully described in Note 2, management of the Company believes that the combination of existing cash and cash flows from operations will not be sufficient to meet the scheduled interest payments on the $40,000,000 First Mortgage Notes and the scheduled interest and principal repayment on the $5,000,000 shareholder note payable, which would cause the Company to violate the respective provisions of the note agreements and cause the debt to be immediately due and payable. Accordingly, the term debt has been classified as a current obligation as of September 30, 1997.

  Term debt consists of the following:

                                                            SEPTEMBER 30,
                                                       -----------------------
                                                          1997        1996
                                                       ----------- -----------
   $40,000,000, 16.50% First Mortgage Notes due March
    31, 2005 (the "BCI Notes") with interest payable
    semi-annually, net of unamortized original issue
    discount of $3,875,773 (1997) and $4,090,477
    (1996) (a)........................................ $36,124,227 $35,909,523
   Eurodollar rate plus 2% convertible subordinated
    note payable to a shareholder, due September 30,
    1998 with interest payable
    quarterly (b).....................................   5,000,000   5,000,000
                                                       ----------- -----------
                                                       $41,124,227 $40,909,523
                                                       =========== ===========

                            BOARDWALK CASINO, INC.

  (a) On April 11, 1995, the Company completed a private placement of the BCI Notes. The offering generated net proceeds of approximately $38,449,000 after deducting debt issuance costs. The BCI Notes are collateralized by a first mortgage on substantially all of the assets of the Company, including the expansion project. The Company recorded an original issue discount of $4,345,772 in connection with the BCI Notes, related to the issuance of 1,908,692 warrants to purchase common stock (exercisable at $6.00 per share), based on the estimated market value of the warrants at the date of issuance. Terms of the warrants are more fully described in Note 7.

    The Indenture governing the BCI Notes (the "Indenture") limited the use of the net proceeds from the offering to fund the cost of a hotel and casino expansion completed in 1996 (the "Expansion"). The proceeds were placed in escrow with a trustee pending draw-downs for qualifying project expenditures and were classified as restricted cash equivalents. All of the proceeds from the BCI Notes were used as of September 30, 1996. The BCI Notes are not subject to mandatory redemption, except upon a change of control, decline in net worth, or certain asset sales, all as defined in the Indenture. The Company has the option to redeem the BCI Notes, beginning after September 2001 at a premium, as defined in the Indenture.

    The Indenture contains covenants that, among other things, limit the ability of the Company to pay dividends or incur additional indebtedness. Additional indebtedness is limited to $5,000,000 of additional uncollateralized debt issuances and $7,000,000 of equipment leases of which the recourse portion cannot exceed $2,000,000. The Indenture also requires the Company to maintain a minimum net worth. The net worth can be no less than the sum of $6,000,000 plus the proceeds from the sale of common stock and 50% of the net income of the Company for all periods beginning after April 1, 1995 (any net loss during that period may not be deducted for purposes of the calculation).

    As of September 30, 1997, the Company was in default of certain debt covenants under the Indenture. These covenant violations included: (i) the Company entered into recourse debt agreements totaling approximately $480,000 which were in excess of the $2,000,000 allowed by the Indenture; (ii) certain payable balances incurred in the ordinary course of business remained unpaid in excess of 60 days as of September 30, 1997; and (iii) in March 1997, the Company issued a $600,000 uncollateralized note payable to an unrelated third party which is in excess of the $5,000,000 of uncollateralized indebtedness allowed by the Indenture. In addition to the above matters, the Company made its September 30, 1997 interest payment related to the BCI Notes on October 29, 1997 which was within a 30 day grace period allowed for by the Indenture.

    During the first quarter of fiscal 1998, the Company cured the above defaults under the Indenture. The terms of one of the recourse debt agreements were modified to state that the agreement was no longer with recourse and the unpaid principal balances of the other recourse debt agreements were paid by the Company with cash flows from operations. The Company has also paid the certain payable balances incurred in the ordinary course of business which were in excess of 60 days past due with cash flows from operations.

    On October 29, 1997, the Company entered into a Memorandum of Understanding with a shareholder of the Company (the "Memorandum"). In connection with the Memorandum, and as more fully described in Note 10, the Company raised $3,250,000 through the issuance of 3,250 shares of $.001 preferred stock at a price of $1,000 per share to certain related parties. Proceeds from the preferred stock issuance were used to make the Company's September 30, 1997 interest payment in relation to the BCI Notes and retire the $600,000 uncollateralized note payable described in item (iii) above.

  (b) In September 1996, the Company executed a $5,000,000 subordinated, convertible promissory note collateralized by a second deed of trust on the assets of the Company. Interest is payable quarterly at the applicable Eurodollar rate plus 2% with principal due September 23, 1998 if not converted by the

                             BOARDWALK CASINO, INC.

     noteholder. In connection with the Memorandum, the conversion rights of the note were canceled by the Company with mutual agreement of the noteholder.

    The note agreement includes certain covenants that, among others things, limit the ability of the Company to pay dividends, sell certain assets or incur indebtedness not allowed by the Indenture. As discussed above, the Company incurred additional indebtedness which was not allowed by the Indenture. However, these defaults were cured during the first quarter of fiscal 1998.

    The weighted average interest rate on notes payable, term debt, and capital leases outstanding as of September 30, 1997 and 1996 was approximately 15%.

7.SHAREHOLDERS' EQUITY:

  A summary of the Company's equity transactions and issuances of warrants to purchase common stock are summarized in the following paragraphs. At September 30, 1997, 1996 and 1995, the Company had the following warrants to purchase shares of common stock outstanding:

                                                            WARRANTS      WARRANTS
                                                            ISSUED IN    ISSUED IN
                                            WARRANTS       CONNECTION    CONNECTION
                            1994 BRIDGE     ISSUED IN     WITH ISSUANCE WITH PRIVATE
                             FINANCING   CONNECTION WITH     OF BCI      PLACEMENT
                            AND IPO (A) NOTES PAYABLE (B)   NOTES (C)   OFFERING (D)   TOTAL
                            ----------- ----------------- ------------- ------------ ---------
   Exercise price..........      $5.00    $5.625, $6.00           $6.00      $7.50
                                              and $8.00
   Expiration date.........  Feb. 1998     Mar. 1996 to   April 2000 to  June 2000
                                             Sept. 2000    Apr. 1, 2005
   Balances, September 30,
    1995...................  3,967,200          208,000       1,908,692        --    6,083,892
     Issued................        --               --              --      75,000      75,000
     Exercised.............   (380,200)             --              --         --     (380,200)
                             ---------    -------------   -------------  ---------   ---------
   Balances, September 30,
    1996...................  3,587,000          208,000       1,908,692     75,000   5,778,692
     Issued................        --               --              --         --          --
     Exercised.............        --               --              --         --          --
                             ---------    -------------   -------------  ---------   ---------
   Balances, September 30,
    1997...................  3,587,000          208,000       1,908,692     75,000   5,778,692
                             =========    =============   =============  =========   =========

  (a)1994 bridge financing, common stock offering and warrant exercises:

    In 1994, the Company issued 450,000 warrants to purchase its common stock in connection with a bridge financing (the "Bridge Warrants"). Each Bridge Warrant entitles the holder thereof to purchase one share of common stock at an exercise price of $5.00 per share and expires in February 1998. The Bridge Warrants contain provisions that protect the bridge warrantholders against dilution by adjustment of the exercise price in certain events including, but not limited to, stock dividends, stock splits, reorganizations or mergers. Upon completion of the initial public offering of the Company's common stock in February 1994, the Bridge Warrants were automatically converted into warrants identical to the Offering Warrants (described below). A bridge warrantholder does not possess any rights as a shareholder of the Company.

    The Company may redeem the Bridge Warrants at a price of $0.001 per Bridge Warrant upon 60 days' prior written notice if the closing bid quotation of the common stock has been at least $10.00 on all 20 of the trading days ending on the third day prior to the day on which notice of redemption is given.

    On February 11, 1994, the Company completed an initial public offering of its common stock. The Company issued 1,840,000 shares of common stock at a selling price of $5.00 per share and issued

                            BOARDWALK CASINO, INC.

    3,680,000 warrants (the "Offering Warrants") at a selling price of $0.10 per warrant. The Company received net proceeds of $7,706,109 for the stock and warrants, after deducting underwriters' commissions and offering expenses.

    Each Offering Warrant entitles the holder thereof to purchase one share of common stock at a price of $5.00 per share until February 11, 1998, at which time the Offering Warrant expires. The Offering Warrants contain provisions that protect the warrantholders against dilution by adjustment of the exercise price in certain events including, but not limited to, stock dividends, stock splits, reorganizations or mergers. A warrantholder does not possess any rights as a shareholder of the Company.

    The Company may redeem the Offering Warrants at a price of $0.001 per Warrant upon 60 days' prior written notice if the closing bid quotation of the common stock has been at least $10.00 on all 20 of the trading days ending on the third day prior to the day on which notice of redemption is given.

    In connection with the offering, the Company also sold the underwriter, for $100, an option (the "Option") to purchase 160,000 shares of common stock and 320,000 Warrants. The Option has an exercise price of $7.00 per share of common stock and $0.14 per Warrant (140% of the respective original offering prices). The Option is exercisable for a 36-month period, commencing on February 11, 1995 and expiring on February 11, 1998.

    During 1996, 380,200 warrants to purchase the Company's common stock were exercised for an equal number of shares of the Company's common stock. All of the warrants had an exercise price of $5.00, resulting in net proceeds to the Company of $1,850,955 after issuance costs.

  (b)1995 bridge financing transactions:

    The Company issued 50,000 warrants to purchase its common stock in connection with $1,000,000 of bridge loans, which loans have been repaid. Each warrant entitles the holder thereof to purchase one share of common stock at an exercise price of $6.00 per share. The warrants expire in February 2000. The warrants contain provisions that protect the warrantholders against dilution by adjustment of the exercise price in certain events including, but not limited to, stock dividends, stock splits, reorganizations or mergers. A warrantholder does not possess any rights as a shareholder of the Company.

    The Company issued 150,000 warrants to purchase its common stock in connection with a 10% note payable issued in 1995, which note has been repaid. Each warrant entitles the holder thereof to purchase one share of common stock at an exercise price of $5.625 per share. The warrants are exercisable between March 1996 and September 2000. The warrants contain provisions that protect the warrantholders against dilution by adjustments of the exercise price in certain events including, but not limited to, stock dividends, stock splits, reorganizations or mergers. A warrantholder does not possess any rights as a shareholder of the Company.

    The Company issued 8,000 warrants to purchase its common stock in connection with a $400,000, 12% note payable issued in 1995, which note has been repaid. Each warrant entitles the holder thereof to purchase one share of common stock at an exercise price of $8.00 per share. The warrants expire in September 2005. A warrantholder does not possess any rights as a shareholder of the Company.

  (c)BCI Notes offering:

    As discussed in Note 6, the Company issued 1,908,692 warrants to purchase its common stock in connection with the BCI Notes. Each warrant entitles the holder thereof to purchase one share of common stock at an exercise price of $6.00 per share and 626,823 and 1,281,869 of the warrants expire in April 2000 and April 2005, respectively. The warrants contain provisions that protect the

                            BOARDWALK CASINO, INC.

    warrantholders against dilution by adjustment of the exercise price in certain events including, but not limited to, stock dividends, stock splits, reorganizations or mergers. A warrantholder does not possess any rights as a shareholder of the Company.

  (d)1996 private placement equity offering:

    During 1996, the Company completed a private placement offering in which it issued 150,000 shares of its common stock for $6.25 per share. In connection with the issuance of the common stock, the Company also sold 75,000 warrants to purchase common stock for $.25 per warrant. Each warrant entitles the holder thereof to purchase one share of common stock at a price of $7.50 per share until June 2000, at which time the warrant expires. The Company received net proceeds of $956,250 for the issuance of the stock and warrants.

  September 1996 Private Placement Equity Offering

  In September 1996, the Company completed a private placement offering of 571,429 shares of its common stock at a selling price of $7.00 per share. The Company received net proceeds of $3,735,195 for the stock, after deducting offering expenses.

  Increase in Authorized Shares of Common Stock

  In December 1996, the Company's shareholders voted to amend the Company's articles of incorporation to increase the number of authorized shares of common stock from 15,000,000 to 50,000,000.

  Stock Option Plans

  On April 26, 1994, the Board of Directors adopted (and on March 15, 1995 the shareholders approved) the 1994 Stock Compensation Plan (the "1994 Plan"). The 1994 Plan provides that incentive stock options and nonqualified stock options may be granted to certain officers, directors (other than Outside Directors), employees and advisors of the Company or its subsidiaries, if any, selected by the Compensation Committee.

  The Company has granted a total of 745,000 options exercisable at prices ranging from $6.25 to $9.00 expiring between April 26, 1999 and September 26, 2005. The options were granted at exercise prices equal to the fair market value (or in the case of options granted to the president and majority shareholder at 110% of market value) as of the date of grant. The options vest in 25% increments annually, subject to acceleration upon a change in control of the Company, as defined in the 1994 Plan agreement.

  The grants of 450,000 of the options described above were subject to shareholder approval of an increase in the authorized number of shares reserved for issuance under the 1994 Plan to 2,000,000 shares. Such approval was received during 1996.

  No options were granted in the years ended September 30, 1996 or 1997.

  Outside Directors Stock Option Plan

  On April 26, 1994, the Board of Directors adopted (and on March 15, 1995 the shareholders approved) the Outside Directors Stock Option Plan (the "Plan").

  The Company has granted nonqualified options to three of its directors to purchase 100,000 shares of the Company's common stock. The options are exercisable at prices of $6.75 and $6.25 expiring between April

                            BOARDWALK CASINO, INC.

  26, 2004 and April 26, 2005. The foregoing options were granted at an exercise price equal to the fair market value of the common stock as of the date of grant. The options vest in 25% increments annually, subject to acceleration upon a change in control of the Company, as defined in the Plan agreement.

  No options were granted in the years ended September 30, 1996 or 1997.

8.INCOME TAXES:

  For the fiscal years ended September 30, 1997 and 1996, the Company incurred net operating losses for federal income tax purposes, and accordingly, these financial statements do not include a provision for federal income taxes.

  The following is a reconciliation of income taxes at the Federal statutory rate with income taxes recorded by the Company:

                                                        1997         1996
                                                     -----------  -----------
   Tax benefit computed at federal statutory income
    tax rate (35%).................................  $(1,220,000) $(1,545,000)
   Unrecognized tax benefit from operating losses..    1,163,000    1,494,000
   Other, net......................................       57,000       51,000
                                                     -----------  -----------
     Total income tax provision (benefit)..........  $       --   $       --
                                                     ===========  ===========

  Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities consist of the following at September 30, 1997 and 1996:

                                                          1997         1996
                                                       -----------  -----------
   Deferred tax assets:
     Federal net operating loss carryforward.......... $ 5,008,000  $ 3,524,000
     Gaming tax assessment............................     194,000      175,000
     Other............................................      44,000       30,000
                                                       -----------  -----------
       Total deferred tax assets......................   5,246,000    3,729,000
                                                       -----------  -----------
   Deferred tax liabilities:
     Depreciation.....................................    (882,000)    (674,000)
                                                       -----------  -----------
       Total deferred tax liabilities.................    (882,000)    (674,000)
                                                       -----------  -----------
   Valuation allowance................................  (4,364,000)  (3,055,000)
                                                       -----------  -----------
       Net deferred taxes............................. $       --   $       --
                                                       ===========  ===========

  No income tax provision (benefit) has been recorded in the 1997 and 1996 financial statements, and the Company operates wholly in Nevada and, therefore, has no state income tax liability.

  Management has considered certain tax planning strategies as permitted by SFAS 109. However, management has determined that tax benefits associated with net recorded tax assets will most likely not be realized through future taxable income. Accordingly, a full valuation allowance has been recorded against the net deferred tax assets of the Company.

  As of September 30, 1997, the Company had federal net operating loss carryforwards of approximately $14,307,000 which expire between 2009 and 2012.

                            BOARDWALK CASINO, INC.

9.COMMITMENTS AND CONTINGENCIES:

  The Company has pending certain legal actions and claims incurred in the normal course of business and is actively pursuing the defense thereof. In the opinion of management, these actions and claims are either without merit or are covered by insurance and will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

  Holiday Inn(R) Franchise Agreement

  The Company was granted a Holiday Inn(R) ten-year franchise license on June 16, 1994 after completing renovation of its existing hotel, consisting of 126 rooms in a high-rise tower and 75 annex rooms. The agreement required an original application fee of $77,500 and a fee of $125,400 for an additional 451 rooms opened in the expansion (which is reflected in other assets and is being amortized over the life of the agreement). The agreement provides that the Company will pay to Holiday Inn(R) (i) a monthly royalty of 5% of the gross rooms revenues; (ii) a "marketing contribution" of 1.5% of the gross rooms revenues; (iii) a "reservation contribution" of 1.0% of the gross rooms revenues; and (iv) a monthly Holidex fee of $6.43 for each guest room. The license granted under the agreement expires ten years from the date of the opening of the hotel under the "Holiday Inn" system, subject to earlier termination as set forth therein.

  Gaming Tax Assessment

  As of September 30, 1997, based on the advice of legal counsel, the Company has accrued approximately $555,000 (which includes $64,000 of accrued interest) related to an anticipated gaming tax assessment from the Nevada Gaming Control Board ("NGCB"). The NGCB has audited the Company's gaming tax returns in 1996 and the Company believes it is probable that the NGCB will determine that the Company has improperly deducted certain promotional wagers by patrons in calculating gross revenue for gaming tax purposes. The Company plans to appeal an assessment; however, the likelihood of a successful outcome cannot be determined.

10.RELATED-PARTY TRANSACTIONS:

  Office Space Lease

  During October 1997, the Company modified the existing lease agreement for office space and storage facilities for its corporate offices from its majority shareholders to increase the rent to $70,000 per month. The modified lease term is for two years and allows the Company to use the facilities for any purpose. The Company has options to extend the lease up to an additional 28 years. Total aggregate rental expense related to the office space and storage facilities was $840,000 and $101,375 for the years ended September 30, 1997 and 1996, respectively. The lease agreement entitles the Company to the rental income from the existing leases during the lease term. The existing leases are on short-term, renewable leases with current rents totaling approximately $28,000 per month.

  The lease agreement also allowed the Company the first right of refusal to purchase the land and building at their fair value should the shareholder decide to sell them (the "First Refusal Right").

  The Company has accrued $350,000 of rental payments in relation to the office lease which is reflected as a current obligation as of September 30, 1997. Effective November 1, 1997, in connection with the Memorandum described below, the Company has the option to defer payment of up to $40,000 per month of the rent due under the office space lease until the earlier of November 1, 1998 or the date of a sale of the building and land.

                            BOARDWALK CASINO, INC.

  Memorandum Of Understanding

  On October 27, 1997, the Company entered a Memorandum of Understanding (the "Memorandum") with a shareholder of the Company. Such shareholder had previously lent the Company $5,000,000 under a note payable due September 23, 1998, as more fully described in Note 6. The Memorandum called for the Company to issue 3,250 shares of $.001 par value, 6% non-voting, cumulative preferred stock, series A ("Preferred Stock") at a price of $1,000 per share. The offering generated proceeds of $3,250,000. As more fully described in Note 6, proceeds from the preferred stock issuance were used to make the Company's September 30, 1997 interest payment in relation to the BCI Notes and retire a $600,000 uncollateralized note payable. The shareholder also acquired the First Refusal Right.

  The Preferred Stock has a liquidation preference over the Company's common stock in the event of liquidation. The Company shall be permitted to redeem the Preferred Stock only upon the written request of any holder thereof on or after April 1, 2005 at a price of $1,000 per share, plus all accrued and unpaid dividends.

  The Memorandum includes an option issued to the purchasing shareholder to purchase up to an additional 15,000 shares of Preferred Stock at a purchase price of $1,000 per share. The option expires on October 29, 1999. The Memorandum also restricts the Company from modifying, extending or changing the strike price of the terms of any of the warrants to purchase common stock outstanding as of the date of the Memorandum.

  In connection with the Memorandum, the shareholder also agreed to undertake a feasibility study of a $20,000,000 development on the land (the "Project"), which includes a termination fee of $2,000,000 payable by the Company to the shareholder upon the occurrence of certain events which interfere with or negatively impact the Project including the sale of the land and building to another party.

  Holiday Gifts, Inc.

  The Company leases retail space, as lessor, in the above-described facilities to Holiday Gifts, Inc. (HGI), a company affiliated through common ownership. During the years ended September 30, 1997 and 1996, rental income from HGI was $62,000 and $11,000, respectively. Rental income from HGI is based at $5,000 per month plus 10% of sales over the $5,000 base.

11.FAIR VALUE OF FINANCIAL INSTRUMENTS:

  The estimated fair value of the Company's financial instruments has been determined by the Company using available market information and appropriate valuation methodologies. The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, capital lease obligations and notes payable approximate their respective fair values due to the short-term maturities and approximate market interest rates of these instruments. As of September 30, 1997, the fair market value of the BCI Notes is estimated to be approximately $50,500,000.

                                                                         ANNEX A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                          AGREEMENT AND PLAN OF MERGER

                                     DATED

                               DECEMBER 22, 1997

                                     AMONG

                          MIRAGE RESORTS, INCORPORATED

                          MIRAGE ACQUISITION SUB, INC.

                                      AND

                             BOARDWALK CASINO, INC.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
 ARTICLE I   THE MERGER................................................   A-1
        1.1  The Merger................................................   A-1
        1.2  Effective Time............................................   A-2
        1.3  Closing...................................................   A-2
        1.4  Directors and Officers of the Surviving Corporation.......   A-2
        1.5  Stockholders' Meeting.....................................   A-2
 ARTICLE II  CONVERSION OF SHARES......................................   A-3
        2.1  Conversion of Capital Stock...............................   A-3
        2.2  Exchange of Certificates..................................   A-4
 ARTICLE III [Intentionally Omitted]...................................   A-4
 ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............   A-5
        4.1  Organization and Qualification............................   A-5
        4.2  Capitalization of the Company.............................   A-5
        4.3  Power and Authority.......................................   A-6
        4.4  Board Recommendations; Anti-takeover Provisions...........   A-6
        4.5  Compliance................................................   A-7
        4.6  Consents and Approvals; No Violation......................   A-8
        4.7  Assignment of MOU.........................................   A-9
        4.8  SEC Reports; Financial Statements, Absence of Undisclosed
              Liabilities..............................................   A-9
        4.9  Absence of Certain Changes................................   A-9
        4.10 Company Proxy Statement...................................  A-10
        4.11 Absence of Litigation.....................................  A-10
        4.12 Taxes.....................................................  A-11
        4.13 Employee Benefits.........................................  A-11
        4.14 Intellectual Property.....................................  A-13
        4.15 Material Contracts........................................  A-14
        4.16 Insurance.................................................  A-14
        4.17 Labor Matters.............................................  A-14
        4.18 Real Property.............................................  A-15
        4.19 Environmental Matters.....................................  A-16
        4.20 Representations Complete..................................  A-18
        4.21 Disclosure Schedule.......................................  A-18
 ARTICLE V   REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...  A-18
        5.1  Organization..............................................  A-18
        5.2  Authority Relative to this Agreement......................  A-18
        5.3  Consent and Approvals; No Violation.......................  A-19
        5.4  Information Supplied......................................  A-19
        5.5  Merger Sub's Operations...................................  A-19
        5.6  Capitalization............................................  A-19
        5.7  Financing.................................................  A-19
 ARTICLE VI  CONDUCT OF BUSINESS BY THE COMPANY PRIOR TO EFFECTIVE
              DATE.....................................................  A-20
        6.1  Ordinary Course...........................................  A-20
        6.2  Dividends; Changes in Stock...............................  A-20
        6.3  Issuance, Repurchase or Repricing of Securities...........  A-20
        6.4  Governing Documents; Board of Directors...................  A-20
        6.5  No Dispositions...........................................  A-20
        6.6  Indebtedness..............................................  A-20

                                                                           PAGE
                                                                           ----
         6.7  Employees and Affiliates...................................  A-20
         6.8  Benefit Plans..............................................  A-21
         6.9  Taxes......................................................  A-21
         6.10 Consultation and Cooperation...............................  A-21
         6.11 Additional Matters.........................................  A-21
         6.12 Consent to Stockholder Agreements and Release..............  A-22
 ARTICLE VII  ADDITIONAL COVENANTS.......................................  A-22
         7.1  No Solicitation............................................  A-22
         7.2  Access to Information; Confidentiality.....................  A-23
         7.3  HSR Act....................................................  A-24
         7.4  Consents and Approvals.....................................  A-24
         7.5  Closing of Stockholder Agreements; Parent Obligation to
               Effect Merger Once Stockholder Agreements Fully
               Consummated...............................................  A-25
         7.6  Notification of Certain Matters............................  A-25
         7.7  Additional Actions.........................................  A-25
         7.8  Interference with Transactions.............................  A-26
         7.9  Publicity..................................................  A-26
         7.10 Opinion of Company Counsel.................................  A-26
         7.11 Resignation of Directors...................................  A-26
         7.12 Parent Consent to Merger...................................  A-26
         7.13 Parent Consent to Deferral of March Interest Payment on
               First Mortgage Notes......................................  A-26
 ARTICLE VIII CONDITIONS.................................................  A-27
         8.1  Conditions to each Party's Obligations to Effect the
               Merger....................................................  A-27
         8.2  Conditions to Obligations of Parent and Merger Sub to
               Effect the Merger.........................................  A-27
 ARTICLE IX   TERMINATION................................................  A-28
         9.1  Termination................................................  A-28
         9.2  Effect of Termination......................................  A-29
 ARTICLE X    GENERAL PROVISIONS.........................................  A-30
        10.1  Fees and Expenses..........................................  A-30
        10.2  Amendment and Modification.................................  A-30
        10.3  Nonsurvival of Representations and Warranties..............  A-31
        10.4  Notices....................................................  A-31
        10.5  Definitions; Interpretation................................  A-31
        10.6  Specific Performance.......................................  A-32
        10.7  Counterparts...............................................  A-32
        10.8  Entire Agreement; No Third Party Beneficiaries.............  A-32
        10.9  No Control of the Company by Parent Under Gaming Laws......  A-32
        10.10 Severability...............................................  A-32
        10.11 Governing Law..............................................  A-32
        10.12 Assignment.................................................  A-32
        10.13 No Prior Agreements........................................  A-32

                         AGREEMENT AND PLAN OF MERGER

  This Agreement and Plan of Merger (this "Agreement") is entered into on December 22, 1997, by and among Mirage Resorts, Incorporated, a Nevada corporation, located at 3400 Las Vegas Boulevard South, Las Vegas, Nevada 89109 ("Parent"), Mirage Acquisition Sub, Inc, a Nevada corporation and wholly-owned subsidiary of Parent, located at 3400 Las Vegas Boulevard South, Las Vegas, Nevada 89109 ("Merger SUB"), and Boardwalk Casino, Inc., a Nevada corporation, located at 3750 Las Vegas Boulevard South, Las Vegas, Nevada 89109 (the "Company').

                                   Recitals

  WHEREAS, Parent and the Board of Directors of Merger Sub have determined that it is advisable and in the best interests of Parent and Merger Sub to engage in a transaction whereby Parent will acquire the Company on the terms and subject to the conditions set forth herein; and

  WHEREAS, the Board of Directors of the Company has determined that it is advisable and in the best interests of the Company and its stockholders to engage in a transaction whereby Parent will acquire the Company on the terms and subject to the conditions set forth in this Agreement; and

  WHEREAS, as an inducement to Parent to acquire the Company, and as a condition to Parent's willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, Jeffrey P. Jacobs and certain of his affiliates (collectively "Jacobs"), and Avis Jansen, on behalf of herself, the Estate of Norbert W. Jansen and the Jansen Family Trust (collectively, "Jansen"), have each executed agreements with Parent, dated the date hereof (collectively, the "Stockholder Agreements") pursuant to which Jacobs and Jansen (individually, a "Selling Stockholder"; and collectively, the "Selling Stockholders") have agreed, among other things, to sell to Parent or Merger Sub all of their shares of common stock, par value $.001 per share, of the Company (hereinafter referred to as either the "Shares" or the "Company Common Stock") and the Company's 6% Non-Voting Cumulative Preferred Shares, Series A (the "Preferred Shares"), and, pursuant to the Stockholder Agreements with Jansen, the parties have agreed to certain amendments to the lease agreement pursuant to which Jansen operates a gift shop upon the Company's premises and that Parent will purchase from Jansen, and Jansen will sell to Parent, certain real estate currently leased to the Company; and

  WHEREAS, Parent and the respective Boards of Directors of Merger Sub and the Company have approved the merger (the "Merger") of Merger Sub into the Company, upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of Company Common Stock not owned directly or indirectly by Parent or the Company, except shares of Company Common Stock held by persons who object to the Merger and comply with all the provisions of Nevada law concerning the rights, if any, of holders of Company Common Stock to dissent from the Merger and demand appraisal of their shares of Company Common Stock (each, a "Dissenting Stockholder"), will be converted into the right to receive $5.00 per share in cash.

  NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  The Merger

  1.1 The Merger.

  (a) Subject to the terms and conditions of this Agreement, and pursuant to
Section 92A.250 of the Nevada Revised Statutes ("NRS"), at the Effective Time (as defined in Section 1.2) the Company and Merger Sub shall consummate the Merger pursuant to which (i) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease, (ii) the Company shall be the successor or surviving corporation in the Merger (the "Surviving Corporation") and shall continue to be governed by the laws of the State of Nevada, and (iii) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.

  (b) Pursuant to the Merger, (i) the articles of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided by applicable law and such articles of incorporation, and
(ii) the bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by law, the articles of incorporation and such bylaws.

  (c) The Merger shall have the effects set forth in the NRS (including without limitation Section 92A.250 thereof). Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. As of the Effective Time, the Company shall become a wholly-owned subsidiary of Parent.

  1.2 Effective Time. On the date of Closing (as defined in Section 1.3) as soon as practicable following the satisfaction or waiver of the conditions set forth in Article VIII (or on such other date as Parent and the Company may agree) the parties shall cause articles of merger or other appropriate documents (in any such case, the "Articles of Merger") to be executed and filed with the Secretary of State of the State of Nevada in accordance with the provisions of Chapter 92A of the NRS, and make all other filings and recordings required by the NRS in connection with the Merger. The Merger shall become effective at the time and on the date on which the Articles of Merger have been duly filed with the Secretary of State of the State of Nevada or such later time as is agreed upon by the parties and specified in the Articles of Merger, and such time is hereinafter referred to as the "Effective Time."

  1.3 Closing. The Closing of the Merger (the "Closing") will take place at 9:00 a.m., Las Vegas time, on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article VIII hereof (the "Closing Date"), at the offices of Jones Vargas, at 3773 Howard Hughes Parkway, 3rd Floor, Las Vegas, Nevada, unless another date or place is agreed to in writing by the parties hereto.

  1.4 Directors and Officers of the Surviving Corporation. The directors and officers of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's articles of incorporation and bylaws.

  1.5 Stockholders' Meeting.

  (a) The Company, acting through its Board of Directors, shall, in accordance with applicable law:

    (i) take all action necessary, in accordance with applicable law and its articles of incorporation and bylaws, to duly call, give notice, convene and hold a special meeting of the holders of Company Common Stock (the "Special Meeting") as promptly as practicable for the purpose of considering and taking action upon this Agreement;

    (ii) prepare and file with the United States Securities and Exchange Commission (the "SEC") a preliminary proxy or information statement relating to the Merger and this Agreement and use its reasonable efforts
  (x) to obtain and furnish the information required to be included by the SEC in the Company Proxy Statement (as defined below) and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement (the "Company Proxy Statement") to be mailed to its stockholders and (y) to obtain the necessary approval of the Merger and approval and adoption of this Agreement by its stockholders; and

    (iii) include in the Company Proxy Statement the recommendation of the Board of Directors that stockholders of the Company vote in favor of the approval of the Merger and the approval and adoption of this Agreement.

  (b) Parent and Merger Sub agree that they shall, and shall cause any permitted assignee of each of them to, vote all Shares then owned by any of them which are entitled to vote in favor of the approval of the Merger and the approval and adoption of this Agreement.

                                  ARTICLE II

                             Conversion of Shares

  2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any share of Company Common Stock or common stock, no par value, of Merger Sub (the "Merger Sub Common Stock"):

  (a) Merger Sub Common Stock. Each issued and outstanding share of Merger Sub Common Stock shall be converted into and become 71,795 fully paid and nonassessable shares of common stock of the Surviving Corporation.

  (b) Cancellation of Treasury Stock and Parent-Owned Stock. All shares of Company Common Stock that are owned by the Company as treasury stock and any shares of Company Common Stock owned by Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent shall be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

  (c) Conversion of Shares. Each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.1(b) and, if applicable, Shares held by Dissenting Stockholders as described in Section 2.1(e)) shall be converted into the right to receive $5.00 in cash, payable to the holder thereof, without interest (the "Merger Consideration"), upon surrender of the certificate formerly representing such share of Company Common Stock in the manner provided in Section 2.2. All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 2.2, without interest.

  (d) Company Preferred Stock. All shares of preferred stock of the Company, including without limitation the Preferred Shares, which are outstanding at the Effective Time shall remain outstanding and shall not be affected by the Merger.

  (e) Shares of Dissenting Stockholders. Notwithstanding anything in this Agreement to the contrary, in the event that holders of Shares are determined to have rights pursuant to Section 92A.380 of the NRS, any issued and outstanding shares of Company Common Stock held by a Dissenting Stockholder shall not be converted as described in Section 2.1(c) but shall become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the laws of the State of Nevada; provided, however, that the shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a Dissenting Stockholder who shall, after the Effective Time, fail to perfect his right to appraisal, withdraw his demand for appraisal or lose his right of appraisal, in any case pursuant to Sections 92A.390 through 92A.440 of the NRS, shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration. The Company shall give Parent (i) prompt notice of any written demands for appraisal of shares of Company Common Stock received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to any such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

  2.2 Exchange of Certificates.

  (a) Paying Agent. Parent shall designate a bank or trust company to act as agent for the holders of shares of Company Common Stock in connection with the Merger (the "Paying Agent") to receive the funds to which holders of shares of Company Common Stock shall become entitled pursuant to Section 2.1(c). Such funds shall be invested by the Paying Agent as directed by Parent or the Surviving Corporation.

  (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates"), whose Shares were converted pursuant to Section 2.1 into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock formerly represented by such Certificate and the Certificate so surrendered shall forthwith be canceled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 2.2.

  (c) Transfer Books; No Further Ownership Rights in Company Common Stock. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

  (d) Termination of Fund; No Liability. At any time following six months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                  ARTICLE III

                            [Intentionally Omitted]

                                  ARTICLE IV

                 Representations and Warranties of the Company

  The Company represents and warrants to Parent and Merger Sub as follows:

  4.1 Organization and Qualification.

  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

  (b) The Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, and to perform all of its obligations under any contract under which the Company (A) has or may acquire any rights, (B) has or may become subject to any obligation or liability or (C) is or may, or any of the assets used or owned by it are or may, become bound, except where the failure to be so duly qualified or licensed and in good standing or to effect such performance would not, individually or in the aggregate, have a Company Material Adverse Effect. When used in this Agreement, the term "Company Material Adverse Effect" means any change or effect that would (i) be materially adverse to the business, assets (tangible or intangible), results of operations, liabilities or financial condition of the Company, or (ii) impair the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

  (c) The Company has heretofore furnished or made available to Parent complete and correct copies of the Company's articles of incorporation and bylaws, each as amended to the date hereof, and all of such articles of incorporation, bylaws and equivalent organizational documents are in full force and effect. The Company is not in violation of any of the provisions of the Company's articles of incorporation or bylaws.

  4.2 Capitalization of the Company.

  (a) The authorized capital stock of the Company consists of (i) 50,000,000 shares of Company Common Stock, of which 7,179,429 shares are currently issued and outstanding and (ii) 15,000,000 shares of preferred stock, $.001 par value, of which 3,250 Preferred Shares are currently issued and outstanding. All outstanding shares of capital stock of the Company have been validly issued, and are fully paid, nonassessable and free of preemptive rights. Set forth in Schedule 4.2(a) are all outstanding options, warrants, or other rights to purchase capital stock of the Company from the Company. Except as set forth above or in Schedule 4.2(a), there are outstanding (A) no shares of capital stock or other voting securities of the Company, (B) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (C) no options, subscriptions, warrants, convertible securities, calls or other rights to acquire from the Company, and no obligation of the Company to issue, deliver or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, and (D) no equity equivalents, performance shares, interests in the ownership or earnings of the Company or other similar rights issued by the Company (the items referred to in clauses
(A)-(D) are referred to herein as "Company Securities"). Except as set forth on Schedule 4.2(a) hereto, (i) there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities,
(ii) no agreement or other document grants or imposes on any shares of the Company Common Stock any right, preference, privilege or restriction with respect to the transactions contemplated hereby (including without limitation any rights of first refusal), other than the right to dissent from the Merger as provided in Section 2.1(e) above and (iii) there are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) of the Company issued and outstanding.

  (b) The Company has no subsidiaries. Except for portfolio securities with an aggregate fair market value not in excess of $50,000, the Company has not made, directly or indirectly, any material investment or ownership interest in (including without limitation any ownership of capital stock or other equity securities), advance to or purchase or guaranty of any obligations of, any entity, nor is the Company subject to any obligation or requirement to provide funds for or make any investment (in the form of a loan, capital contribution or otherwise) in any entity. For purposes of this Agreement, "Subsidiary" shall mean, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (x) at least a majority of the securities or other interests having by their terms voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries, or (y) such party or any other subsidiary of such party is a general partner (excluding such partnerships where such party or any subsidiary of such party do not have a majority of the voting interest in such partnership).

  (c) All issued and outstanding warrants, options and other rights to acquire Company Securities (other than the stock options outstanding under the Company's 1994 Stock Compensation Plan or the Company's Outside Directors Stock Option Plan (each, a "Compensation Option")), will, as of or prior to the Effective Time, terminate or will thereafter constitute only the right to receive the excess, if any, of the per share Merger Consideration over the per share exercise price of such warrant, option or such other right, multiplied by the number of shares for which such warrant or option is exercisable immediately prior to the Effective Time (the "Option/Warrant Spread"), without obligation of any other payment. The termination of all Compensation Options will be governed by the termination provisions contained in the Company's 1994 Stock Compensation Plan or the Company's Outside Directors Stock Option Plan attached to Schedule 4.2(a), as applicable.

  4.3 Power and Authority.

  (a) The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company's Board of Directors. This Agreement has been duly and validly executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against it in accordance with its terms, except (a) as such enforcement may be subject to bankruptcy, insolvency or similar laws now or hereafter in effect relating to creditors rights generally (collectively, the "Bankruptcy Exceptions"), and (b) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

  (b) Except for the action contemplated by Section 1.5 hereof, the Board of Directors of the Company has duly and validly approved and taken all corporate action required to be taken by the Board of Directors for the consummation by the Company of the transactions to which it is a party contemplated by this Agreement, including the Merger and the acquisition of Shares pursuant to the Merger, the Stockholder Agreements and any Other Transactions.

  4.4 Board Recommendations; Anti-Takeover Provisions.

  (a) The Company's Board of Directors, at a meeting duly held on December 18, 1997 has (i) declared that as of such date it has not considered or acted on any proposed agreement, arrangement, or understanding with Parent or any other party with respect to the transactions contemplated by the Stockholder Agreements and this Agreement, (ii) duly and validly taken all action necessary to: (A) amend the Company's Bylaws in such a manner as is necessary to ensure that the provisions of Sections 78.378 through 78.3793, inclusive, of the NRS do not apply to the Company (and the provision of the Bylaws effecting the foregoing shall be referred to as the "Control Share Opt-Out Bylaw"); and (B) ensure that the prohibitions contained in Sections 78.411 through 78.444, inclusive, of the NRS applicable to "combinations" (as defined in Section 78.416) would not apply to substantially contemporaneous purchasing by Parent and/or its affiliates of (a) all of the outstanding voting shares of the Company from the Selling Stockholders and (b) all the remaining outstanding voting shares of the Company from the remaining stockholders, as contemplated by this Agreement; and (iii) has received a written legal opinion, dated the date hereof, of Jones Vargas, counsel to the Company, addressed to the Company, Parent and Merger Sub, satisfactory in form and substance to Parent and its counsel, to the effect described in clause (ii) above as to matters of Nevada law.

  (b) The Company's Board of Directors, at a meeting duly held on December 22, 1997 has duly and validly: (i) determined that each of the Merger and the transactions contemplated thereby is fair to and in the best interests of the Company's stockholders; (ii) approved and adopted this Agreement and the transactions contemplated hereby (including without limitation (x) the acquisition of the Company by Parent or any of its affiliates, and any purchase of Shares in connection therewith, by means of this Agreement, the Merger, the Stockholder Agreements and/or any other transactions conducted to effectuate the acquisition of the Company by Parent or its affiliates in accordance with this Agreement ("Other Transactions") and (y) any other transactions contemplated hereby and by the foregoing clause (x)); (iii) resolved to recommend that the stockholders of the Company approve and adopt this Agreement and the Merger; (iii) resolved not to alter, amend, repeal, modify or otherwise restrict the effect of the Control Share Opt-Out Bylaw for a period of not less than fourteen (14) days following the date of such December 22, 1997 Board of Directors meeting; and (iv) has received an opinion from its financial advisor that the Merger Consideration is fair to the Company's stockholders from a financial point of view.

  4.5 Compliance.

  (a) Except as set forth in Schedule 4.5(a), since January 1, 1994, the Company and its affiliates, officers, directors, agents and employees have been and are in compliance with (i) all applicable laws, rules, statutes, orders, ordinances and regulations of foreign, Federal, state and local governmental authorities applicable to the businesses conducted by the Company, and neither the Company nor any of its affiliates, is aware of any claim of violation, or of any actual violation, of any such laws, rules, statutes, orders, ordinances and regulations, by the Company, except where such failure or violation (whether actual or claimed) would not have a Company Material Adverse Effect and (ii) all applicable federal, state, local or foreign statutes, ordinances, rules, regulations, permits, consents, approvals, licenses, judgments, orders, decrees, injunctions or other authorizations governing or relating to the Company's current or contemplated casino, liquor related activities and gaming activities and operations, including, without limitation, the Nevada Gaming Control Act, as amended (the "Nevada Act"), and the rules and regulations promulgated thereunder, or applicable to the properties owned or leased and used by the Company (collectively, "Gaming Laws"). None of the Company or any employee, officer, director or stockholder or any affiliate thereof, has received any written claim, demand, notice, complaint, court order or administrative order from any governmental authority since January 1, 1994, asserting that a license of the Company or of any such employee, officer, director or stockholder or affiliate thereof, as applicable, under any Gaming Laws should be revoked or suspended or that any such party is not in full compliance with such license (with respect to such employee, officer, director or stockholder or affiliate thereof, to the extent that such revocation or suspension or non-compliance might result in the revocation or suspension of the Company's license).

  (b) Except as set forth in Schedule 4.5(b), since January 1, 1994, the Company has possessed and currently possesses, and is current on all fees with regard to, all franchises, certificates, licenses, permits and other authorizations from any governmental authorities and all patents, trademarks, service marks, trade names, copyrights, licenses and other rights that are necessary to the Company for the present ownership, maintenance and operation of its business, properties and assets (including without limitation all gaming and liquor licenses), except where the failure to possess such franchises, certificates, licenses, permits, and other authorizations, patents, trademarks, service marks, trade names, copyrights, licenses and other rights (other than those required to be obtained from the Nevada Gaming Commission (the "Gaming Commission"), the Nevada State Gaming Control Board (the "Control Board"), the Clark County Liquor and Gaming Licensing Board (the "CCB"), and the City of Las Vegas ("Las Vegas") (the Gaming Commission, the Control Board, the CCB, and Las Vegas are collectively referred to as the "Gaming Authorities"), including approvals under the Gaming Laws) would not have a Company Material Adverse Effect; and the Company is not in violation of any thereof, except where such violation would not have a Company Material Adverse Effect.

  (c) Except as set forth in Schedule 4.5(c), since January 1, 1994, the Company has not violated (with or without notice or lapse of time) any applicable provisions of (i) any laws, rules, statutes, orders, ordinances or regulations, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligations to which the Company is a party or by which the Company or any of its properties are bound or affected, except as will not have a Company Material Adverse Effect.

  (d) Except as set forth in Schedule 4.5(d), since January 1, 1994: (i) the Company is, and has been, in full compliance with all of the terms and requirements of each award, decision, injunction, judgment, order, ruling, subpoena, or verdict (each, an "Order") entered, issued, made, or rendered by any court, administrative agency, or other governmental entity, officer or authority or by any arbitrator to which it, or any of the assets owned or used by it, is or has been subject, and (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is subject, except where such non-compliance, violation or failure to comply would not have a Company Material Adverse Effect.

  (e) Except as set forth in Schedule 4.5(e), the Company has not received, at any time since January 1, 1994, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is or has been subject, except as would not have a Company Material Adverse Effect.

  (f) Except as set forth on Schedule 4.5(f), no investigation or review by any government entity, officer or authority, including without limitation any investigation or review by Gaming Authorities or relating to compliance with Gaming Laws, with respect to the Company is pending or, to the knowledge of the Company, threatened, nor has any government entity, officer or authority indicated an intention to conduct the same.

  4.6 Consents and Approvals; No Violation. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and the performance by the Company of its obligations hereunder will not:

  (a) subject to the obtaining of any requisite approvals of the Company's stockholders as contemplated by Section 1.5 hereof, conflict with or violate any provision of the Company's articles of incorporation or bylaws;

  (b) require any consent, approval, order, authorization or permit of, or registration, filing or notification to, any governmental or regulatory authority or agency (a "Governmental Entity"), except for (i) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing with the SEC of (x) the Company Proxy Statement relating to the approval and adoption by the Company's stockholders of the Merger and this Agreement, if such approval and adoption is required by law, and (y) such reports under Sections 13 and 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), as may be required in connection with this Agreement, the Stockholder Agreements and the transactions contemplated hereby and thereby, (iii) obtaining all necessary approvals under applicable Gaming Laws, including those required by the Gaming Authorities, (iv) the filing of the Articles of Merger with the Secretary of State of the State of Nevada, and
(v) such additional actions or filings which, if not taken or made, would not, individually or in the aggregate, have a Company Material Adverse Effect;

  (c) except as disclosed on Schedule 4.6(c), result in any conflict with or violation of or the breach of or constitute a default (with notice or lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration or guaranteed payments under or to a loss of a material benefit under, any of the terms, conditions or provisions of any note, bond, indenture, lease, mortgage, license, franchise, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its properties or assets may be bound, except for such conflicts, violations, breaches, defaults, or rights of termination, cancellation or acceleration, or losses as to which requisite waivers or consents have been obtained or will be obtained prior to the Effective Time or which, individually or in the aggregate, would not result in a Company Material Adverse Effect;

  (d) violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to the Company, in such a manner as to result in a Company Material Adverse Effect; or

  (e) result in the creation of any lien, charge or encumbrance upon any shares of capital stock, properties or assets of the Company under any agreement or instrument to which the Company is a party or by which the Company is bound.

  4.7 Assignment of MOU. The Company has consented (and hereby reaffirms such consent) to the termination and release of any rights and obligations of the Company under that certain Memorandum of Understanding, dated October 29, 1997 between, among others, the Company and Jacobs, Jacobs Entertainment Nevada, Inc. and Diversified Opportunities Group Ltd.

  4.8 SEC Reports; Financial Statements, Absence of Undisclosed Liabilities.

  (a) The Company has filed all forms, reports and documents required to be filed with the SEC since February 11, 1994. The Company has made available to Parent, in the form filed with the SEC, the Company's (i) Annual Reports on Form 10-KSB for the fiscal years ended September 30, 1996, 1995 and 1994, (ii) all Quarterly Reports on Form 10-QSB filed by the Company with the SEC since February 11, 1994, (iii) all proxy statements relating to meetings of the Company's stockholders since February 11, 1994 and (iv) all Current Reports on Form 8-K and registration statements and other forms, reports and documents, filed by the Company with the SEC since February 11, 1994 (collectively and as amended, the "SEC Reports"). As of their respective dates, the SEC Reports complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and the Exchange Act, as the case may be, each as in effect on the dates such SEC Reports were filed. As of their respective dates, none of the SEC Reports, including, without limitation, any financial statements or schedules included therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the SEC Reports fairly present, in all material respects, in conformity with GAAP (as defined below) applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company as of the dates thereof and its consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). The Company has heretofore made available or promptly will make available to Parent a complete and correct copy of any amendments or modifications, which are required to be filed with the SEC but have not yet been filed with the SEC, to the SEC Reports. As used in this Agreement, "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the date hereof.

  (b) Except as set forth in Schedule 4.8(b) hereto, the Company has no liabilities of any nature (whether accrued, absolute, contingent or otherwise), except for (i) liabilities set forth in the balance sheet of the Company dated September 30, 1997 or on the notes thereto, contained in the Company's draft Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997 attached to Schedule 4.8(b) (the "Draft September 30, 1997 Form 10-KSB") (which balance sheet is subject to normal year end adjustments which individually or in the aggregate will not be material) (the "Draft September 30, 1997 Balance Sheet"), (ii) liabilities incurred in the ordinary course of business consistent with past practice since September 30, 1997 and
(iii) liabilities to financial advisors in connection with the transactions contemplated by this Agreement which, in the aggregate, do not and will not exceed $600,000.

  4.9 Absence of Certain Changes. Since October 1, 1996, except as set forth in Schedule 4.9 hereto or as disclosed in the SEC Reports since that date or as disclosed in the Draft September 30, 1997 Form 10-KSB, the Company has conducted its business only in the ordinary course, and there has not been (i) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock, (ii) any incurrence, assumption or guarantees by the Company of any indebtedness for borrowed money other than in the ordinary course of business, (iii) any making of any loan, advance or capital contributions to, or investments in, any other person, (iv) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (v) (x) any granting by the Company to any officer of the Company of any increase in compensation, except in the ordinary course of business consistent with past practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the SEC Reports filed and publicly available prior to the date of this Agreement, (y) any granting by the Company to any such officer of any increase in severance or termination pay, except as part of a standard employment package to any person promoted or hired, or as was required under employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the SEC Reports filed and publicly available prior to the date of this Agreement or (z) except termination arrangements in the ordinary course of business consistent with past practice with employees other than any executive officer of the Company, any entry by the Company into any employment, severance or termination agreement with any such officer, (vi) any damage, destruction or loss, whether or not covered by insurance, that would be expected to have a Company Material Adverse Effect, (vii) any transaction or commitment made, or any contract or agreement entered into, by the Company relating to its assets or business (including without limitation the acquisition or disposition of any assets), or any relinquishment by the Company of any contractual or other right, in either case, material to the Company, other than transactions and commitments in the ordinary course of business and those contemplated by this Agreement, (viii) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in GAAP, (ix) any transaction, payment or commitment made, or any contract or agreement entered into, by the Company with or to any affiliate of the Company; (x) any transaction, payment or commitment made, or any contract or agreement entered into, by the Company relating to the Merger or the transactions contemplated by this Agreement or the negotiation thereof (including without limitation obligations to pay any agent, broker, investment banker, financial advisor or other firm or person any brokers' or finders' fee or any other commission or similar fee) other than the obligations to the Company's advisors described in Section 4.8(b)(iii) above, or (xi) any other event, development or change which is reasonably likely to have a Company Material Adverse Effect.

  4.10 Company Proxy Statement. The Company Proxy Statement, including any amendments or supplements thereto, shall not, at the time filed with the SEC, as of the date mailed to the Company's stockholders or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information provided by Parent or Merger Sub specifically for use in the Company Proxy Statement. The Company Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act.

  4.11 Absence Of Litigation. Except as disclosed in Schedule 4.11 hereto, since January 1, 1997, there has not been any action, suit, claim, investigation or proceeding pending against, or to the knowledge of the Company, threatened against, the Company or any of its directors or officers (in their capacities as such) or properties, before any court or arbitrator or any administrative, regulatory or governmental body, or any agency or official which, individually or in the aggregate, if decided adversely, would have a Company Material Adverse Effect. Except as disclosed in Schedule 4.11 hereto, since January 1, 1997, there has not been any action, suit, claim, investigation or proceeding pending against, or to the knowledge of the Company, threatened against, the Company or any of its directors or officers (in their capacities as such) or properties, before any court or arbitrator or any administrative, regulatory or governmental body, or any agency or official which (i) challenges or seeks to prevent, enjoin, alter or delay the Merger or any of the other transactions contemplated hereby or (ii) alleges any criminal action or inaction. Except as disclosed in Schedule 4.11 hereto, since January 1, 1997, neither the Company nor any of its properties has been subject to any order, writ, judgment, injunction, decree, determination or award having, or which would have a Company Material Adverse Effect or which would prevent or delay the consummation of the transactions contemplated hereby.

  4.12 Taxes. Except as set forth in Schedule 4.12 hereto:

  (a) the Company has filed or sent, all material returns, material declarations and reports and information returns and statements required to be filed or sent by or relating to the Company relating to any Taxes (as defined herein) with respect to any material income, properties or operations of the Company (collectively, "Returns"); (b) as of the time of filing, the Returns correctly reflected in all material respects the facts regarding the income, business, assets, operations, activities and status of the Company and any other material information required to be shown therein; (c) the Company has timely paid or made provision for all material Taxes that have been shown as due and payable on the Returns that have been filed; (d) the Company has made or will make provision for all material Taxes payable for any periods that end before the Effective Time for which no Returns have yet been filed and for any periods that begin before the Effective Time and end after the Effective Time to the extent such Taxes are attributable to the portion of any such period ending at the Effective Time; (e) the charges, accruals and reserves for Taxes reflected on the books of the Company are adequate under GAAP to cover the Tax liabilities accruing or payable by the Company; (f) the Company is not delinquent in the payment of any material Taxes and has requested any extension of time within which to file or send any material Return (other than extensions granted to the Company for the filing of its Returns as set forth in Schedule 4.12), which Return has not since been filed or sent; (g) no material deficiency for any Taxes has been proposed, asserted or assessed in writing against the Company other than those Taxes being contested in good faith by appropriate proceedings and set forth in Schedule 4.12 (which shall set forth the nature of the proceeding, the type of return, the deficiencies proposed, asserted or assessed and the amount thereof, and the taxable year in question); (h) the Company has not granted any extension of the limitation period applicable to any material Tax claims other than those Taxes being contested in good faith by appropriate proceedings; and (i) the Company is not subject to liability for Taxes of any person (other than the Company).

  For purposes of this Agreement, "Tax" or "Taxes" means all Federal, state, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Tax Authority. "Tax Authority" means the Internal Revenue Service and any other domestic or foreign governmental authority responsible for the administration of any Taxes.

  4.13 Employee Benefits.

  (a) Existence Of Plans. For purposes of this Agreement, the term "Plans" shall mean (i) all "Employee Benefit Plans" (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), of which the Company or any member of the same controlled group of businesses as the Company within the meaning of Section 4001(a)(14) of ERISA (an "ERISA Affiliate") is or ever was a sponsor or participating employer or as to which the Company or any of its ERISA Affiliates makes contributions or is required to make contributions and (ii) any similar employment, severance or other arrangement or policy of the Company or of any of its ERISA Affiliates (whether written or oral) providing for insurance coverage (including self- insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits or retirement benefits, or for profit sharing, deferred compensation, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits. Except as is disclosed on
Schedule 4.13, (i) neither the Company nor any of its ERISA Affiliates maintains or sponsors (or ever maintained or sponsored), or makes or is required to make contributions to, any Plans, (ii) none of the Plans is or was a "multi-employer plan", as defined in Section 3(37) of ERISA, (iii) none of the Plans is or was a "defined benefit pension plan" within the meaning of
Section 3(35) of ERISA, (iv) none of the Plans provides or provided post-retirement medical or health benefits, (v) none of the Plans is or was a "welfare benefit fund," as defined in Section 419(e) of the Internal Revenue Code of 1986, as amended ("Code"), or an organization described in Sections 501(c)(9) or 501(c)(20) of the Code, (vi) neither the Company nor any of its ERISA Affiliates is or was a party to any collective bargaining agreement, and
(vii) neither the Company nor any of its ERISA Affiliates has announced or otherwise made any commitment to create or amend any Plan. Notwithstanding any statement or indication in this Agreement to the contrary, there are no Plans (a) as to which Parent or Merger Sub will be required to make any contributions or with respect to which Parent or Merger Sub shall have any obligation or liability whatsoever, whether on behalf of any of the current employees of the Company or on behalf of any other Person, after the Closing, or (b) which Parent or Merger Sub will not be able to terminate immediately after the Closing in accordance with their terms and ERISA. With respect to each of such Plans, at the Closing there will be no unrecorded liabilities with respect to the establishment, implementation, operation, administration or termination of any such Plan, or the termination of the participation in any such Plan by the Company or any of its ERISA Affiliates. The Company has delivered/will deliver within five business days of the date hereof to Parent true and complete copies of: (i) each of the Plans and any related funding agreements thereto (including insurance contracts) including all amendments, all of which are legally valid and binding and in full force and effect and there are no defaults thereunder,
(ii) the currently effective Summary Plan Description pertaining to each of the Plans, (iii) the three most recent annual reports for each of the Plans (including all relevant schedules), (iv) the most recently filed PBGC Form 1 (if applicable), (v) the most recent Internal Revenue Service determination letter for each Plan which is intended to constitute a qualified plan under
Section 401 of the Code and each amendment to each of the foregoing documents, and (vi) for each funded Plan, financial statements consisting of (A) the consolidated statement of assets and liabilities of such Plan as of its most recent valuation date, and (B) the statement of changes in fund balance and in financial position or the statement of changes in net assets available for benefits under such Plan for the most recently-ended plan year, which such financial statements shall fairly present the financial condition and the results of operations of such Plan in accordance with GAAP as of such dates.

  (b) Present Value Of Benefits. The present value of all accrued benefits under any Plans subject to Title IV of ERISA shall not, as of the Closing Date, exceed the value of the assets of such Plans allocated to such accrued benefits, based upon the applicable provisions of the Code and ERISA, and each such Plan shall be capable of being terminated as of the Closing Date in a "standard termination" under Section 4041(b) of ERISA. With respect to each Plan that is subject to Title IV of ERISA, (i) no amount is due or owing from the Company or any of its ERISA Affiliates to the Pension Benefit Guaranty Corporation or to any "multi-employer Plan" as defined in Section 3(37) of ERISA on account of any withdrawal therefrom and (ii) no such Plan has been terminated other than in accordance with ERISA or at a time when the plan was not sufficiently funded. The transactions contemplated hereunder, including without limitation the termination of the Plans at or prior to the Closing, shall not result in any material such withdrawal or other liability under any applicable Laws.

  (c) Penalties; Reportable Events. Neither the Company nor any of its ERISA Affiliates is subject to any material liability, tax or penalty whatsoever to any Person or agency whomsoever as a result of engaging in a prohibited transaction under ERISA or the Code, and neither the Company nor any of its ERISA Affiliates has any knowledge of any circumstances which reasonably might result in any material liability, tax or penalty, including, but not limited to, a penalty under Section 502 of ERISA, as a result of a breach of any duty under ERISA or under other Laws. Each Plan which is required to comply with the provisions of Section 4980B of the Code has complied in all material respects. No event has occurred which could subject any Plan to material tax liability under Section 511 of the Code. None of the Plans subject to Title IV of ERISA has, since September 2, 1974, been completely or partially terminated nor has there been any "reportable event", as such term is defined in Section 4043(b) of ERISA, with respect to any of the Plans since the effective date of ERISA nor has any notice of intent to terminate been filed or given with respect to any such Plan. There has been no (i) withdrawal by the Company or any of its ERISA Affiliates that is a substantial employer from a single-employer plan which is a Plan and which has two or more contributing sponsors at least two of whom are not under common control, as referred to in Section 4063(b) of ERISA, or (ii) cessation by the Company or any of its respective ERISA Affiliates of operations at a facility causing more than 20% of Plan participants to be separated from employment, as referred to in Section 4062(f) of ERISA. Neither the Company nor any of its ERISA Affiliates, nor any other organization of which any of them are a successor or parent corporation as defined in Section 4069(b) of ERISA, have engaged in any transaction described in Section 4069(a) of ERISA.

  (d) Deficiencies; Qualification. None of the Plans nor any trust created thereunder has incurred any "accumulated funding deficiency" as such term is defined in Section 412 of the Code, whether or not waived, since the effective date of such Section 412, and no condition has occurred or exists which by the passage of time could be expected to result in an accumulated funding deficiency as of the last day of the current plan year of any such Plan. Furthermore, neither the Company nor any of its respective ERISA Affiliates has any unfunded liability under ERISA in respect of any of the Plans. Each of the Plans which is intended to be a qualified plan under
Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and has been operated in accordance with its terms and with the provisions of the Code. All of the Plans have been administered and maintained in substantial compliance with ERISA, the Code and all other applicable Laws. All contributions required to be made to each of the Plans under the terms of that Plan, ERISA, the Code or any other applicable Laws have been timely made. Each Plan intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements. There are no liens against the property of the Company (including the Transferred Assets) or any of its ERISA Affiliates under Section 412(n) of the Code or Sections 302(f) or 4068 of ERISA. The Financial Statements properly reflect all material amounts required to be accrued as liabilities to date under each of the Plans. There is no contract, agreement or benefit arrangement covering any employee of the Company which, individually or collectively, could give rise to the payment of any amount which would constitute an "excess parachute payment" (as defined in Section 280G of the Code). The execution and performance of this Agreement will not
(i) result in any obligation or liability (with respect to accrued benefits or otherwise) of Parent or Merger Sub or any subsidiary of Parent to the PBGC, any Plan, or any present or former employee of the Company, (ii) be a trigger event under any Plan that will result in any material payment (whether of severance pay or otherwise) becoming due to any present or former employee, officer, director, stockholder, contractor, or consultant, or any of their dependents, or (iii) accelerate the time of payment or vesting, or increase the amount, of compensation due to any employee, officer, director, stockholder, contractor, or consultant of the Company. With respect to any insurance policy which provides, or has provided, funding for benefits under any Plan, (A) there is and will be no material liability of the Company or Parent or Merger Sub in the nature of a retroactive or retrospective rate adjustment, loss sharing arrangement, or actual or contingent liability as of the Closing Date, nor would there be any such liability if such insurance policy were terminated as of the Closing Date, and (B) no insurance company issuing any such policy is in receivership, conservatorship, bankruptcy, liquidation, or similar proceeding, and, to the knowledge of the Company, no such proceedings with respect to any insurer are imminent.

  (e) Litigation. Other than routine claims for benefits under the Plans, there are no pending, or, to the best knowledge of the Company, threatened, investigations, proceedings, claims, lawsuits, disputes, actions, audits or controversies involving the Plans, or the fiduciaries, administrators, or trustees of any of the Plans or the Company or any of its ERISA Affiliates as the employer or sponsor under any Plan, with any of the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation, any participant in or beneficiary of any Plan or any other Person whomsoever. The Company knows of no reasonable basis for any such claim, lawsuit, audit, dispute, action or controversy.

  4.14 Intellectual Property. Except as disclosed in the SEC Reports filed prior to the date of this Agreement or as set forth in Schedule 4.14 hereto, the Company owns, or is licensed or has the right to use (in each case, free and clear of any security interests, liens, claims, pledges, charges, voting agreements or other encumbrances of any nature whatsoever (collectively, "Liens"), all Intellectual Property (as defined below) used in or necessary for the conduct of its business substantially as currently conducted; to the knowledge of the Company, the use of any Intellectual Property by the Company does not infringe on or otherwise violate the rights of any person; and, to the knowledge of the Company, no person is challenging, infringing on or otherwise violating any right of the Company with respect to any Intellectual Property owned by and/or licensed to the Company, except in each case for such infringements or failures to own or be licensed as would not, individually or in the aggregate, have a Company Material Adverse Effect. For purposes of this Agreement, "Intellectual Property" means trademarks, service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and any registration in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not in any jurisdiction; patents, applications for patents (including without limitation divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; non-public information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights. The Company has received no notice from Holiday Inns Franchising, Inc. ("HIFI"), alleging any current or uncured grounds for termination of the Company's License Agreement with HIFI, and the Company has no knowledge of any currently-existing or anticipated grounds for such termination other than HIFI's contractual right under the License Agreement to approve a change of control of the Company.

  4.15 Material Contracts. Except as set forth in Schedule 4.15 hereto, there are no (i) agreements of the Company containing an unexpired covenant not to compete or similar restriction applying to the Company, (ii) interest rate, currency or commodity hedging, swap or similar derivative transactions to which the Company is a party or (iii) other contracts or amendments thereto that would be required to be filed and have not been filed as an exhibit to the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1996 (the "1996 Form 10-KSB") and to the Company's SEC Reports filed subsequent thereto and prior to the date of this Agreement (collectively, along with agreements or contracts or amendments thereto filed as exhibits to the 1996 Form 10-KSB and to such subsequently filed SEC Reports, the "Material Contracts"). Assuming each Material Contract constitutes a valid and binding obligation of each other party thereto, each Material Contract is a valid and binding obligation of the Company. To the Company's knowledge, each Material Contract is a valid and binding obligation of each other party thereto, and each such Material Contract is in full force and effect and is enforceable by the Company in accordance with its terms, except as such enforcement may be limited by the Bankruptcy Exceptions and subject to the general principles of equity. There are no existing defaults (or circumstances or events that, with the giving of notice or lapse of time or both would become defaults) of the Company (or, to the knowledge of the Company, any other party thereto) under any of the Material Contracts except for defaults that would not, individually or in the aggregate, have a Company Material Adverse Effect.

  4.16 Insurance. The Company has obtained and maintained in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is consistent with industry practice for companies (i) engaged in similar businesses and
(ii) of at least similar size to that of the Company, and has maintained in full force and effect public liability insurance, insuring against claims for personal injury or death or property damage occurring in connection with any of the activities of the Company or any of the properties owned, occupied or controlled by the Company, in such amount as reasonably deemed necessary by the Company. Schedule 4.16 hereto sets forth a complete and correct list of all material insurance policies (including a brief summary of the nature and terms thereof and any amounts paid or payable to the Company) providing coverage in favor of the Company or any of its properties. Each such policy is in full force and effect, no notice of termination, cancellation or reservation of rights has been received with respect to any such policy, there is no default with respect to any provision contained in any such policy, and there has not been any failure to give any notice or present any claim under any such policy in a timely fashion or in the manner or detail required by any such policy, except for any such failures to be in full force and effect, any such terminations, cancellations, reservations or defaults, or any such failures to give notice or present claims which would not, individually or in the aggregate, have a Company Material Adverse Effect.

  4.17 Labor Matters.

  (a) Except as set forth in Schedule 4.17(a) hereto, the Company is not a party to any collective bargaining or other labor union contract applicable to persons employed by the Company, no collective bargaining agreement is being negotiated by the Company and the Company has no knowledge of any material activities or proceedings (i) involving any unorganized employees of the Company seeking to certify a collective bargaining unit or (ii) of any labor union to organize any of the employees of the Company. There is no labor dispute, strike or work stoppage against the Company pending or, to the Company's knowledge, threatened which may interfere with the business activities of the Company, except where such dispute, strike or work stoppage would not have a Company Material Adverse Effect.

  (b) Except as set forth in Schedule 4.17(b) hereto, the Company has paid in full, or fully accrued for in their financial statements, all wages, salaries, commissions, bonuses, severance payments, vacation payments, holiday pay, sick pay, pay in lieu of compensatory time and other compensation due or to become due to all current and former employees of the Company for all services performed by any of them on or prior to the date hereof. The Company is in compliance in all material respects with all applicable federal, state, local and foreign laws, rules and regulations relating to the employment of labor, including without limitation, laws, rules and regulations relating to payment of wages, employment and employment practices, terms and conditions of employment, hours, immigration, discrimination, child labor, occupational health and safety, collective bargaining and the payment and withholding of Taxes and other sums required by governmental authorities.

  4.18 Real Property.

  (a) Schedule 4.18 identifies all real property owned by the Company (the "Owned Property") and all real property leased or operated (or leased and subleased) by the Company (the "Leased Property"). The Owned Property and the Leased Property shall be referred to collectively as the "Real Property."

  (b) The Company has good and marketable fee simple absolute title to the Owned Property, and the right to use the Leased Property, free and clear of any and all liens, encumbrances, easements, restrictions, leases, subleases, concession agreements, options to purchase, options to lease, options to joint venture or jointly develop, conditions, covenants, assessments, defects, claims or exceptions, except for the exceptions described on Schedule 4.18 or as shown on the policies of title insurance or preliminary title reports (if more recent) attached as part of such schedule. Except as set forth on
Schedule 4.18(b) hereto, all leases, subleases and licenses on the Owned Property or Leased Property, including renewal rights or other options, are terminable by the Company without penalty on not more than 30 days notice.

  (c) True and correct copies of the documents under which the Owned Property and Leased Property is leased, subleased (to or by the Company or otherwise) or operated (the "Lease Documents") have been delivered to Parent. The Lease Documents are unmodified and in full force and effect, and there are no other agreements, written or oral, between the Company and any third parties, or by and amongst any third parties, claiming an interest in the interest of the Company in the Owned Property, Leased Property or otherwise relating to the use and occupancy of the Owned Property or Leased Property. Without limiting the generality of the foregoing, except as set forth on Schedule 4.18, no person or entity other than the Company has any right to occupancy, or right to acquire any occupancy right, to any portion of the Real Property (whether pursuant to a lease, sublease, license or otherwise) for any period of time beyond June 30, 1998. Neither the Company nor any other party is in material default under the Lease Documents, and no defaults (which have not been cured) by the Company nor any other party have been asserted thereunder. To the best knowledge of the Company, each landlord or other party (e.g., a subtenant or concessionaire) named in any of the Lease Documents is not in material default thereunder, and no material defaults (whether or not subsequently cured) by such landlord or other parties have been alleged thereunder.

  (d) Except as disclosed in Schedule 4.18, (i) the Real Property complies with, and is operated in accordance with, all applicable laws (including without limitation all Environmental Laws to the extent stated in Section 4.19) affecting the Real Property or the ownership, improvement, development, possession, use, occupancy or operation thereof, and with any and all liens, encumbrances, easements, agreements, covenants, conditions and restrictions (collectively, "Restrictions") affecting the Real Property, except where the failure to comply, individually or in the aggregate, would not result in a Company Material Adverse Effect; (ii) to the best knowledge of the Company, no land or property adjacent to the Real Property is in material violation of any applicable laws, regulations or Restrictions, except for such violations which, individually or in the aggregate, would not result in a Company Material Adverse Effect; (iii) there are no material defects in the physical condition of the Real Property or the improvements located on the Real Property, except for defects which, individually or in the aggregate, would not have a Company Material Adverse Effect; and (iv) the Company has not received any notice from any governmental body (a) requiring it to make any material repairs or changes to the Real Property or the improvements located on the Real Property or (b) giving notice of any material governmental actions pending, except for such repairs, changes or actions which, individually or in the aggregate, would not have a Company Material Adverse Effect.

  (e) Except as disclosed in Schedule 4.18, there is no action, proceeding or litigation pending (or, to the best knowledge of the Company, contemplated or threatened): (i) to take all or any portion of the Real Property, or any interest therein, by eminent domain; (ii) to modify the zoning of, or other governmental rules or restrictions applicable to, the Real Property or the use or development thereof; (iii) for any street widening or changes in highway or traffic lanes or patterns in the immediate vicinity of the Real Property; or
(iv) otherwise relating to the Real Property or the interests of the Company therein, or which otherwise would interfere with the use, ownership, improvement, development and/or operation of the Real Property.

  (f) Except as disclosed in Schedule 4.18, no portion of the Real Property or the roads immediately adjacent to the Real Property: (i) is situated in a "Special Flood Hazard Area," as set forth on a Federal Emergency Management Agency Flood Insurance Rate Map or Flood Hazard Boundary Map; (ii) to the best knowledge of the Company, was the former site of any public or private landfill, dump site, retention basin or settling pond; (iii) to the best knowledge of the Company, was the former site of any oil or gas drilling operations; (iv) to the best knowledge of the Company, was the former site of any experimentation, processing, refining, reprocessing, recovery or manufacturing operation for any petrochemicals; or (v) has any defect or condition which would materially impair either (a) the current use of the Real Property or (b) the use of the Real Property for gaming or other currently contemplated activities, as applicable.

  (g) The parcels constituting the Real Property are assessed separately from all other adjacent property for purposes of real property taxes.

  (h) Except as disclosed in Schedule 4.18, (i) all improvements on the Real Property are in compliance with current building codes, to the extent applicable and (ii) the Company has not received any written notices of any material violations of any applicable building codes relating to the Real Property which have not been remedied.

  (i) The Real Property is connected to and serviced by adequate water, sewage disposal, gas and electricity facilities in accordance with all applicable laws, statutes, ordinances, rules and regulations of all public or quasi-public authorities having or claiming jurisdiction there over. All material systems (heating, air conditioning, electrical, plumbing and the like) for the basic operation of the Real Property are operable and in good condition (ordinary wear and tear excepted).

  (j) There are no material commitments to or agreements with any governmental authority or agency (federal, state or local) affecting the Real Property which are not listed in Schedule 4.18 or described in the SEC Reports.

  (k) Except as disclosed in Schedule 4.18 or as shown in the policies of title insurance or preliminary title reports (if more recent) delivered previously to Parent, there are no commitments, agreements, understandings or other Restrictions materially adversely affecting Company's ability to utilize the Real Property for its intended purposes or to improve or develop or effect expansion of the Company's business on the Real Property.

  (l) There are no contracts or other obligations outstanding for the sale, exchange or transfer of any of the Real Property or any interest therein, or any portion of it or the business operated thereon, except as disclosed on
Schedule 4.18.

  4.19 Environmental Matters.

  (a) "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

  "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

  "Environmental Claim" means, with respect to any Person, any written notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, Governmental Authority response costs, damages to natural resources or other property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party (other than workers compensation claims arising from isolated incidents) seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

  "Environmental Law" means any law, regulation or order relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment (including without limitation ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

  "Governmental Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit, whether federal, state, county, district, city or other political subdivision, foreign or otherwise and whether now or hereafter in existence, or any officer or official of any thereof.

  "Hazardous Materials" includes (a) any "hazardous substance", as defined by CERCLA or any other similar substance or waste regulated pursuant to any similar state or local law, regulation or ordinance; (b) any "waste" or "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended, or any other similar substance or waste regulated pursuant to any similar state or local law, regulation or ordinance; (c) any pollutant, contaminant, material, substance or waste regulated by the Clean Water Act, as amended, or any other similar substance or waste regulated pursuant to any similar state or local law, regulation or ordinance; (d) any pollutant, contaminant, material, substance or waste regulated by the Clean Air Act, as amended, or any other similar substance or waste regulated pursuant to any similar state or local law, regulation or ordinance; (e) any petroleum product; (f) any polychorinated biphenyls; or (g) any radioactive materials or substances.
  "Release" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any real or personal property or any fixture, including the movement of Hazardous Materials through or in the air, soil, surface water or groundwater.

  (b) Except as set forth in Schedule 4.19 (with paragraph references corresponding to those set forth below):

    (i) all facilities and property owned or leased by the Company at any time have been, and continue to be, operated by the Company in material compliance with all Environmental Laws;

    (ii) there have been no past, and there are no pending or, to the best knowledge of the Company, threatened (x) claims, complaints, notices, requests for information or investigations with respect to any alleged material violation of any Environmental Law by the Company, or (y) complaints, notices or inquiries to or investigations of the Company regarding potential liability under any Environmental Law by the Company;

    (iii) there have not been, at any facilities or property presently or formerly owned or leased by the Company, any Releases of Hazardous Materials and there are no citations, notices or orders of noncompliance issued and outstanding to the Company under any Environmental Law, except as would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect;

    (iv) the Company has been issued and is in material compliance with all permits, certificates, approvals, licenses and other governmental authorizations relating to environmental matters and necessary for their businesses, and no order has been issued, no Environmental Claim has been made, no penalty has been assessed and no investigation or review has occurred or is pending or, to the best knowledge of the Company, threatened, by any Person with respect to any alleged failure by the Company to have any license or permit required under applicable Environmental Laws in connection with the conduct of its business or operations or to comply with any Environmental Laws or with respect to any generation, treatment, storage, recycling, transportation, discharge, disposal or release of any Hazardous Material generated by the Company;

    (v) neither any property now or previously owned or leased by the Company nor any property to which wastes generated at any such property have been disposed of, is listed or proposed for listing on the National Priorities List pursuant to CERCLA, or on the CERCLIS or on any similar federal or state list of sites requiring investigation or clean-up;

    (vi) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, under any property now owned or leased by the Company; and

    (vii) there are no facts upon which the Company may reasonably be expected to become liable under any Environmental Law in any material respect.

  4.20 Representations Complete. None of the representations or warranties made by the Company herein or in any Schedule or Exhibit hereto contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time any material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they are made, not misleading.

  4.21 Disclosure Schedules. Disclosure of a matter on a Schedule called for under one Section or subsection of this Article IV shall be deemed to be disclosure for any other Schedule under another Section or subsection of this
Article IV provided that the statements in the Schedule relating to the matter can be clearly identified as relating to the Schedule to be delivered under such other Section or subsection. Notwithstanding the preceding sentence, the listing of a security interest on a title report does not constitute disclosure of the associated indebtedness or liability under a representation and warranty where disclosure of such indebtedness or liability was required.

                                   ARTICLE V

            Representations and Warranties of Parent and Merger Sub

  Parent and Merger Sub represent and warrant to the Company as follows:

  5.1 Organization. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of their jurisdiction of incorporation and has the requisite corporate power to carry on its business. Merger Sub has made available to the Company a complete and correct copy of its articles of incorporation and bylaws, each as amended to date and as in full force and effect. Merger Sub is not in default in any material respect in the performance, observation or fulfillment of any provision of its articles of incorporation or bylaws.

  5.2 Authority Relative To This Agreement. Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby on the part of Parent and Merger Sub have been duly and validly authorized by the Boards of Directors of Parent and Merger Sub and by Parent as the sole stockholder of Merger Sub and no other corporate proceedings on the part of Parent and Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, except as contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes a valid and binding obligation of the Company and the requisite approval of the Company's stockholders has been obtained, this Agreement constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except (a) as such enforcement may be subject to the Bankruptcy Exceptions, and (b) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

  5.3 Consent and Approvals; No Violation. Neither the execution and delivery of this Agreement by Parent and Merger Sub, nor the consummation of the transactions contemplated hereby, will:

  (a) conflict with any provision of the respective articles of incorporation or bylaws of Parent or Merger Sub;

  (b) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (i) the filing of a premerger notification and report form under the HSR Act, (ii) the filing with the SEC of the Company Proxy Statement relating to the approval and adoption by the Company's stockholders of the Merger and this Agreement as contemplated by Section 1.5 of this Agreement, if such approval is required by law, and such reports under Sections 13 and 16 of the Exchange Act as may be required in connection with this Agreement, the Stockholder Agreements and the transactions contemplated hereby and thereby, (iii) obtaining all necessary approvals under the Gaming Laws, including those required by the Gaming Authorities, (iv) the filing of the Articles of Merger with the Secretary of State of the State of Nevada, and (v) where the failure to obtain such consents, approvals, authorizations or permits or the failure to make such filings or notifications would not have a material adverse effect on the ability of Parent and Merger Sub to consummate the transactions contemplated hereby; or

  (c) conflict with or violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to Parent or Merger Sub, or any contract or agreement to which Parent or Merger Sub is a party, in such a manner as to result in a material adverse effect on the ability of Parent and Merger Sub to consummate the transactions contemplated hereby.

  5.4 Information Supplied. None of the information supplied or to be supplied by Parent or Merger Sub expressly for inclusion in the Company Proxy Statement will, at the time filed with the SEC, as of the date mailed to the Company's stockholders or at the time of the Special Meeting, contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading.

  5.5 Merger Sub's Operations. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

  5.6 Capitalization. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock. All of the issued and outstanding shares of Merger Sub's common stock have been duly and validly issued and are held of record and beneficially by Parent.

  5.7 Financing. Parent has available to it funds necessary to purchase all of the Shares, to pay the Merger Consideration and to pay all of its fees and expenses related to the transactions contemplated by this Agreement.

                                  ARTICLE VI

           Conduct of Business By The CompanyPrior to Effective Date

  The Company agrees, except (i) as expressly contemplated by this Agreement, or (ii) as agreed in writing by Parent, from the date hereof and prior to the Effective Time, as follows:

  6.1 Ordinary Course. The Company shall carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted, and use its reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its existing relationships with customers, suppliers, lessors, lessees, creditors and others having business dealings with it. The Company will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

  6.2 Dividends; Changes In Stock. The Company shall not (a) declare, set aside or pay any dividends on or make other distributions in respect of any shares of its capital stock, (b) split, combine or reclassify any shares of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any shares of its capital stock or (c) propose to do any of the foregoing.

  6.3 Issuance, Repurchase or Repricing of Securities. The Company shall not issue, pledge, deliver, sell or transfer or authorize or propose the issuance, pledge, delivery, sale or transfer of, or repurchase, redeem or otherwise acquire directly or indirectly, or propose the repurchase, redemption or other acquisition of, any shares of capital stock of any class of the Company, or any options, warrants or other rights exercisable for or securities convertible into or exchangeable for, any such shares (or enter into any agreements, arrangements, plans or understandings with respect to any of the foregoing), other than pursuant to the exercise of outstanding options or warrants pursuant to the terms thereof as of the date hereof or amend any of the terms of any of such securities. The Company shall take no action to reduce or alter the consideration to be paid to the Company upon the exercise of any outstanding options, warrants or other rights exercisable for, or securities convertible into or exchangeable for, any shares of the Company's capital stock, nor shall it enter into any agreements, arrangements, plans or understandings with respect to any such reduction or alteration.

  6.4 Governing Documents; Board Of Directors. The Company shall not propose or adopt any amendment to its articles of incorporation or bylaws (or similar charter documents) or take any action to alter the size or composition of its Board of Directors.

  6.5 No Dispositions. The Company shall not transfer, sell, lease, license, mortgage or otherwise dispose of or encumber any material assets, or enter into any commitment to do any of the foregoing, other than in the ordinary and usual course of business, consistent with past practice.

  6.6 Indebtedness.

  (a) The Company shall not incur, become subject to, or agree to incur any debt for borrowed money or incur or become subject to any other obligation or liability (absolute or contingent), except current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business consistent with prior practice.

  (b) The Company shall not pay or be liable for prepayment or other penalties in connection with the early retirement of any Company indebtedness for borrowed money.

  6.7 Employees And Affiliates. The Company shall not make any change in the compensation payable or to become payable to any of its officers, directors, employees, agents, affiliates or consultants, enter into or amend any employment, severance, termination or other agreement or make any loans to any of its officers, directors, employees, agents, affiliates or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such persons, or otherwise enter into any transactions with or make any payment to or for any affiliate of the Company, in each case whether contingent on consummation of the Merger or otherwise, except for increases in the compensation payable to non-management salaried employees in the ordinary course of business and consistent with past practice.

  6.8 Benefit Plans. The Company shall not, except as required by law, (a) pay, agree to pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any officer, director or employee except in the ordinary course of business and consistent with past practice or as permitted by this Agreement; (b) pay or agree to pay or make any accrual or arrangement for payment to any employees of the Company of any amount relating to unused vacation days; (c) commit itself or themselves to adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any director, officer, employee, agent or consultant, whether past or present; or (d) amend in any material respect any such existing plan, agreement or arrangement.

  6.9 Taxes. The Company shall (i) properly prepare and file all material reports or Tax Returns required by the Company to be filed with any governmental or regulatory authorities with respect to its business, operations, or affairs, and (ii) pay in full and when due all Taxes indicated on such Tax Returns or otherwise levied or assessed upon the Company or any of its assets and properties unless such Taxes are being contested in good faith by appropriate proceedings and reasonable reserves therefor have been established in accordance with GAAP. The preparation of any such Tax Returns filed by the Company shall be subject to the timely review and approval of Parent, which approval shall not be unreasonably withheld.

  6.10 Consultation And Cooperation. The Company shall (i) report on a regular basis, at reasonable times, to a representative designated by Parent regarding material operational matters and financial matters (including monthly unaudited financial information); (ii) promptly and regularly notify Parent of any change in the normal course of operation of its business or its properties and of any material development in the business or operations of the Company (including without limitation any Company Material Adverse Effect or any governmental or third party claims, complaints, investigations or hearings, or communications indicating that the same may be forthcoming or contemplated); and (iii) cooperate with Parent and its affiliates and representatives in arranging for an orderly transition in connection with the transfer of control of the Company.

  6.11 Additional Matters. The Company shall not:

  (a) enter into, amend or terminate any agreements, commitments or contracts which, individually or in the aggregate, are material to the financial condition, business, assets, properties or results of operations of the Company, or waive, release, assign or relinquish any material rights or claims thereunder, except in the ordinary course of business, consistent with past practice;

  (b) discharge or satisfy any lien or encumbrance or payment of any obligation or liability (absolute or contingent) other than current liabilities in the ordinary course of business;

  (c) cancel or agree to cancel any material debts or claims, except in each case in the ordinary course of business;

  (d) waive any rights of substantial value;

  (e) pay, discharge, satisfy or settle any litigation or other claims, liabilities or obligations (absolute, accrued, asserted, unasserted, contingent or otherwise) involving the payment by the Company of more than $50,000;

  (f) make any equity investments in third parties;

  (g) create any subsidiaries;

  (h) (i) incur, pay, or be subject to any material obligation to make any payment of, or in respect of, any Tax on or before the Effective Time, except in the ordinary course of business consistent with past practice, (ii) settle any material audit, make or change any material Tax election or file any amended Tax Returns, or (iii) agree to extend or waive any statute of limitations on the assessment or collection of Tax;

  (i) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company (other than the Merger) or otherwise make any material change in the conduct of the business or operations of the Company; or

  (j) agree in writing or otherwise to take any of the foregoing actions or any other action which would constitute a Company Material Adverse Effect in any of the items and matters covered by the representations and warranties of the Company set forth in Article IV, or make any representation or warranty of the Company in this Agreement materially inaccurate in any respect.

  6.12 Consent To Stockholder Agreements And Release.

  (a) By the execution of this Agreement, the Company hereby consents to the entry into the Stockholder Agreements by Diversified Opportunites Group Ltd., Jacobs Entertainment, Inc., Jacobs, and Jansen (collectively the "Memorandum Parties") and to the termination and release of all of the rights, title and interest of the Memorandum Parties under that certain Option and Proxy Agreement (the "Option Agreement") dated September 24, 1996,and the Memorandum of Understanding (the "Memorandum") dated as October 29, 1997.

  (b) Effective at the Closing (and contingent on the occurrence of the Closing), the Company terminates and releases any and all rights, title and interest which it may have under or pursuant to that certain Purchase Agreement dated as of September 24, 1996 ("Purchase Agreement"), the Option Agreement, or the Memorandum, including any and all claims for breaches or violations of those agreements that may have occurred on or prior to the date of the Closing. The Company expressly agrees that, effective at the Closing, the Purchase Agreement, the Option Agreement, and the Memorandum shall be terminated and of no further force and effect. Effective at the Closing (and contingent on the occurrence of the Closing), the Company releases the Memorandum Parties from any and all obligations, charges or claims arising out of or in connection with the Purchase Agreement, the Option Agreement, or the Memorandum. The Memorandum Parties shall each be a third party beneficiary with respect to the consents, releases, and agreements contained in this
Section 6.12.

                                  ARTICLE VII

                             Additional Covenants

  7.1 No Solicitation.

  (a) The Company and its affiliates will not, and the Company and its affiliates will use their reasonable efforts to ensure that their respective officers, directors, employees, investment bankers, attorneys, accountants and other representatives and agents do not, directly or indirectly, initiate, solicit, encourage or participate in negotiations or discussions relating to, or provide any information to any Person (as defined below) concerning, or take any action to facilitate the making of, any offer or proposal which constitutes or is reasonably likely to lead to any Acquisition Proposal (as defined below) of the Company or any affiliate, or any inquiry with respect thereto, or agree to approve or recommend any Acquisition Proposal. The Company shall, and shall cause its affiliates, and their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents to, immediately cease and cause to be terminated all existing activities, discussions and negotiations, if any, with any parties conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, the Company may, directly or indirectly, provide access and furnish information concerning its business, properties or assets to any corporation, partnership, person or other entity or group pursuant to an appropriate confidentiality agreement, and may negotiate and participate in discussions and negotiations with such entity or group concerning an Acquisition Proposal if (x) such entity or group has submitted an unsolicited bona fide written proposal to the Board of Directors of the Company relating to an Acquisition Proposal which contemplates the acquisition of all of the stock, assets or business of the Company and (i) in which the offeror demonstrates proof of its financial capability and authority to consummate the transactions contemplated by such offer (including without limitation the payments required by Section 10.1(b) hereof); and (ii) which provides for (x) net aggregate cash proceeds to the Company or all of its stockholders in an amount greater than that provided for hereunder, at a per Share purchase price greater than the Merger Consideration (or, in the event the Merger Consideration has been increased by Parent, such greater amount), (y) the Company's financial advisers have advised the Board of Directors of the Company that such Acquisition Proposal is more favorable to the Company's stockholders, from a financial point of view, than the transactions contemplated hereby, and (z) in the opinion of the Board of Directors of the Company, after consultation with independent legal counsel to the Company, the failure to provide such information or access or to engage in such discussions or negotiations would result in a substantial risk of liability for a breach of fiduciary duties of the members of the Board of Directors. Except with Parent's consent, the Company shall not release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which the Company is a party.

  (b) The Company shall immediately notify Parent of any such offers, proposals or Acquisition Proposals (including without limitation the terms and conditions thereof and the identity of the Person making it), and will keep Parent apprised of all developments with respect to any such Acquisition Proposal, including without limitation any modifications thereof.

  (c) Nothing contained in this Section 7.1 shall prohibit the Company or its Board of Directors from (i) taking and disclosing to the Company's stockholders a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act, or (ii) making such disclosure to the Company's stockholders which, in the opinion of the Board of Directors of the Company, after consultation with independent legal counsel to the Company, may be required under applicable law.

  (d) As used in this Agreement, "Acquisition proposal" shall mean any tender or exchange offer involving the Company or its securities, any proposal for a merger, consolidation or other business combination involving the Company, any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the business or assets of, the Company, any proposal or offer with respect to any recapitalization or restructuring with respect to the Company or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to the Company; provided, however, that, as used in this Agreement, the term "Acquisition Proposal" shall not apply to (i) any transaction of the type described in this subsection (d) involving Parent, Merger Sub or their affiliates.

  (e) The Company shall continue to be obligated to hold the Special Meeting notwithstanding the existence of an Acquisition Proposal and shall take all further action in furtherance of the consummation of the transactions contemplated under this Agreement.

  7.2 Access to Information; Confidentiality.

  (a) Between the date of this Agreement and the Effective Time, upon reasonable notice the Company shall (i) give Parent, Merger Sub and their respective officers, employees, accountants, counsel, financing sources and other agents and representatives full access to all buildings, offices, and other facilities and to all contracts, internal reports, data processing files and records, Federal, state, local and foreign tax returns and records, commitments, books, records and affairs of the Company, whether located on the premises of the Company or at another location; (ii) furnish promptly to Parent a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal securities laws or regulations; (iii) permit Parent and Merger Sub to make such inspections as they may require; (iv) cause its officers to furnish Parent and Merger Sub such financial, operating, technical and product data and other information with respect to the business and properties of the Company as Parent and Merger Sub from time to time may request, including without limitation financial statements and schedules; (v) allow Parent and Merger Sub the opportunity to interview such employees and other personnel and affiliates of the Company with the

Company's prior written consent, which consent shall not be unreasonably withheld; and (vi) assist and cooperate with Parent and Merger Sub in the development of integration plans for implementation by Parent and the Surviving Corporation following the Effective Time; provided, however, that no investigation pursuant to this Section 7.2 shall affect or be deemed to modify any representation or warranty made by the Company herein. Materials furnished to Parent pursuant to this Section 7.2 may be used by Parent for strategic and integration planning purposes relating to accomplishing the transactions contemplated hereby.

  (b) Except as otherwise provided below, until Parent or Merger Sub acquires Shares pursuant to the Stockholder Agreements, Parent and Merger Sub shall, and shall cause their affiliates, agents and representatives to, keep secret and retain in confidence, and not use for the benefit of any such person or others (other than in connection with this Agreement and the transactions contemplated hereby), any confidential information of the Company which Parent or Merger Sub obtained from the Company pursuant to this Section 7.2. The restrictions on use and disclosure contained herein shall not apply if and to the extent any such information (i) is publicly available or becomes publicly available (through no action or fault of Parent or Merger Sub), (ii) was or is obtained by Parent or Merger Sub from a third party, provided that to the recipient's knowledge, such third party was not bound by a contractual, legal or fiduciary obligation of confidentiality to the Company or any other party with respect to such information or material, (iii) was already in the possession of Parent or Merger Sub or known to Parent or Merger Sub prior to being disclosed or provided to them by or on behalf of the Company, provided that, to the recipient's knowledge, the source of such information or material was not bound by a contractual, legal or fiduciary obligation of confidentiality to the Company or any other party with respect thereto, or
(iv) is required to be disclosed in a legal proceeding or pursuant to applicable law, gaming regulations or the rules or regulations of any national securities exchange or over-the-counter market. In the event that Parent or Merger Sub is requested or required (by oral questions, interrogatories, request for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the confidential information provided under this Section 7.2, such party shall provide the Company with prompt written notice of any such request or requirement so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section
7.2. If, in the absence of a protective order or other remedy or the receipt of a waiver by the Company, Parent or Merger Sub is nonetheless, based on advice of its counsel, legally compelled to disclose the confidential information to any tribunal or else stand liable to contempt or suffer other censure or penalty, such party may, without liability hereunder, disclose to such tribunal only that portion of the confidential information which such counsel advises such party is legally required to be disclosed, provided that such party shall use its reasonable efforts to preserve the confidentiality of the confidential information, including without limitation by cooperating with the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be afforded the confidential information by such tribunal. The restrictions on use and disclosure of confidential information under this Section 7.2 shall expire three years from the date hereof.

  7.3 HSR Act. The Company and Parent shall take all reasonable actions necessary to file as soon as practicable notifications under the HSR Act and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any state attorney general or other Governmental Entity in connection with antitrust matters.

  7.4 Consents and Approvals.

  (a) The parties hereto shall cooperate with each other and use reasonable best efforts (and, with respect to Gaming Laws, shall use reasonable best efforts to cause their respective directors, officers and (if required) stockholders to do so) to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger) ("Governmental Approvals"), and to comply (and, with respect to Gaming Laws, to cause their respective directors, officers and (if required) stockholders to so comply) with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. Each of the parties hereto and their respective officers, directors and affiliates shall use their reasonable best efforts to file within 30 days after the date hereof, and in all events shall file within 60 days after the date hereof, all required initial applications and documents in connection with obtaining the Governmental Approvals (including without limitation under applicable Gaming
Laws) and shall act reasonably and promptly thereafter in responding to additional requests in connection therewith; and each party will use its reasonable best efforts to secure such Governmental Approvals as expeditiously as practicable. Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Parent or the Company, as the case may be, and any of their respective subsidiaries, directors, officers and stockholders which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, each of Parent and the Company (the "Notifying Party") will notify the other promptly of the receipt of comments or requests from Governmental Entities relating to Governmental Approvals, and will supply the other party with copies of all correspondence between the Notifying Party or any of its representatives and Governmental Entities with respect to Governmental Approvals; provided, however, that it shall not be required to supply the other party with copies of correspondence relating to the personal applications of individual applicants except for evidence of filing.

  (b) Parent and the Company shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval (as defined below) will not be obtained or that the receipt of any such approval will be materially delayed.

  7.5 Closing of Stockholder Agreements; Parent Obligation to Effect Merger Once Stockholder Agreements Fully Consummated. To the extent the Stockholder Agreements otherwise permit Parent to do so, Parent shall not waive the condition to its closing obligation in the Stockholder Agreement(s) with one Selling Stockholder that the Stockholder Agreement(s) with the other Selling Stockholder shall have been consummated or consummated concurrently. In the event the transactions contemplated by the Stockholder Agreements are fully consummated, including without limitation the acquisition by Parent of the Shares owned by the Selling Stockholders and the purchase of Jansen's real estate contemplated thereunder, then all of the conditions to Parent's obligations to effect the Merger under Sections 8.1 and 8.2 shall be deemed satisfied or waived.

  7.6 Notification of Certain Matters. The Company will give prompt notice to Parent of (a) any notice of default received by it subsequent to the date of this Agreement and prior to the Effective Time under any material instrument or material agreement to which it is a party or by which it is bound, which default would, if not remedied, result in a Company Material Adverse Effect or which would render materially incomplete or untrue any representation or warranty made herein, (b) any suit, action or proceeding instituted or, to the knowledge of the Company, threatened against or affecting the Company subsequent to the date of this Agreement and prior to the Effective Time which, if adversely determined, would have a Company Material Adverse Effect or which would render materially incorrect any representation or warranty made herein and (c) any material breach of the Company's covenants hereunder or the occurrence of any event that is reasonably likely to cause any of its representations and warranties hereunder to become incomplete or untrue in any material respect.

  7.7 Additional Actions. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, to consummate and make effective the Merger and the other transactions contemplated by this Agreement, subject, however, to the appropriate vote of stockholders of the Company required so to vote as described in Section 1.5 hereof. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of Merger Sub or the Company, the proper officers and directors of each corporation which is a party to this Agreement shall take all such necessary action.

  7.8 Interference with Transactions. The Company, prior to the Effective Date shall not (a) take any action which, in the reasonable judgment of Parent, would impede, interfere with or attempt to discourage the transactions contemplated by this Agreement or the Stockholder Agreements, (b) amend, revoke, withdraw or modify the approval of Parent's and Merger Sub's acquisition of the Company Common Stock, the Merger and the other transactions contemplated hereby so as to render the prohibitions contained in Sections
78.411 to 78.444 of the NRS applicable to the Merger or the other transactions contemplated hereby as a result of the failure to satisfy the requirements of
Section 78.438 or 78.439 thereof, or (c) without limiting the generality of
Section 6.4, amend, revoke, repeal, withdraw, restrict or modify the Control Share Opt-Out Bylaw for any reason whatsoever, or permit (whether by action of the Company's Board of Directors or stockholders or otherwise) the Control Share Opt-Out Bylaw to be amended, revoked, repealed, withdrawn, restricted or modified for any reason whatsoever, or take any other action which might be expected to render the provisions of NRS Sections 78.378 through 78.3793 applicable to the Company or which would otherwise jeopardize the right of Parent and Merger Sub to exercise all voting and other rights with respect to Shares acquired by them.

  7.9 Publicity. So long as this Agreement is in effect and subject to Section
7.1 hereof, neither the Company nor any of its affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other transactions contemplated hereby without prior consultation with Parent, except as may be required by law or by any listing agreement with a national securities exchange.

  7.10 Opinion of Company Counsel. Prior to the Effective Time, the Company shall cause to be delivered to Parent an opinion, dated the Closing Date, of Jones Vargas, counsel for the Company, with respect to matters customarily covered in legal opinions in transactions of this type, in form and substance reasonably satisfactory to Parent and its counsel.

  7.11 Resignation of Directors. Prior to the Effective Time, the Company shall deliver to Parent evidence satisfactory to Parent of the resignation of such directors of the Company as Parent shall specify, which resignations shall be effective at the Effective Time.

  7.12 Parent Consent to Merger. Parent, in its capacity as holder of all of the Company's 16.5% First Mortgage Notes Due March 31, 2005 (the "First Mortgage Notes") (and as holder of that certain Convertible Subordinated Note dated September 24, 1996, originally made by the Company in favor of Diversified Opportunities Group Ltd. when it acquires such Convertible Note pursuant to the Stockholder Agreement with Jacobs), hereby consents to the Merger and the other transactions contemplated hereby, all subject to the terms set forth herein.

  7.13 Parent Consent To Deferral Of March Interest Payment On First Mortgage Notes. At the request of the Company, Parent, in its capacity as holder of all the First Mortgage Notes hereby agrees that the Company may, at its option, defer payment of all or any portion of the March 31, 1998 interest payment that will become due on the First Mortgage Notes (the "Deferred Interest"); provided, however that (i) the Deferred Interest will become due and payable on September 30, 1998 along with the regular September 30, 1998 interest payment and (ii) the Deferred Interest will accrue interest at the same rate that interest accrues on the principal amount of the First Mortgage Notes and such accrued interest on the Deferred Interest shall be due and payable on September 30, 1998. The Company may pay the Deferred Interest and any interest thereon at any time prior to September 30, 1998.

                                 ARTICLE VIII

                                  Conditions

  8.1 Conditions to each Party's Obligations to Effect the Merger. The respective obligations of the parties to effect the Merger shall be subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions:

  (a) Regulatory Approvals. Other than the filing of the Articles of Merger in accordance with the NRS, all licenses, permits, registrations, authorizations, consents, waivers, orders or other approvals of Governmental Authorities required to be obtained, and all filings, notices or declarations required to be made by the parties and their subsidiaries, officers, directors and affiliates in order to consummate the Merger and the transactions contemplated by this Agreement, and in order to permit the Company to conduct its business in the jurisdictions regulated by the Gaming Authorities after the Effective Time in the same manner as conducted by the Company or its subsidiaries prior to the Effective Time (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals") shall have been obtained or made, and no such approval shall contain any conditions, limitations or restrictions which Parent reasonably determines in good faith will have or reasonably be expected to have a Company Material Adverse Effect.

  (b) Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order precluding, restraining, enjoining, preventing or prohibiting the consummation of the Merger shall have been issued by any Federal, state or foreign court or other governmental or regulatory authority and remain in effect.

  (c) Statutes. No Federal, state, local or foreign statute, rule or regulation shall have been enacted which prohibits, restrains, enjoins or restricts the consummation of the Merger, would limit Surviving Corporation's conduct of its business or would make the consummation of the Merger illegal.

  (d) Stockholder Approval. Subject to Section 1.6, this Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite affirmative vote of the holders of the Company Common Stock as described in Section 1.5, in accordance with applicable law.

  (e) HSR Waiting Period. All waiting periods applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

  (f) Parent To Fund Paying Agent. On or prior to the Effective Time, Parent shall have deposited with the Paying Agent the funds to which holders of Company Common Stock shall become entitled pursuant to Section 2.1(c) hereof.

  8.2 Conditions to Obligations of Parent and Merger Sub to Effect the
Merger. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the additional following conditions, unless waived by Parent:

  (a) Representations and Warranties Accurate. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects (i) as of the date hereof and (ii) as of the date of the Closing (provided that in the cases of clauses (i) and (ii) any such representation and warranty made as of a specific date shall be true and correct as of such specific date), and Parent and Merger Sub shall have received a certificate signed by the president and the chief financial officer of the Company to such effect.

  (b) No Material Breach. The Company shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement prior to or as of the date of the Closing, and Parent and Merger Sub shall have received a certificate signed by the president and the chief financial officer of the Company to such effect.

  (c) No Material Adverse Change. There shall have been no material adverse change in the business, assets (tangible or intangible), results of operations, liabilities, prospects or financial condition of the Company after the date hereof through the Effective Date.

  (d) Consents Received. Parent and the Company shall have received all third-party consents and approvals required to be obtained by the Company or Parent in connection with the transactions contemplated hereby, under any contract to which the Company or Parent (or any of their respective subsidiaries) may be a party, except for such third-party consents and approvals as to which the failure to obtain, either individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect.

  (e) Consent Under Holiday Inn License Agreement. Without limiting the generality of Section 8.2(d) hereof, within sixty (60) days of the date hereof Parent shall have received the written consent to the Merger and the transactions contemplated hereby (including without limitation Parent's acquisition of Shares pursuant to the Stockholder Agreements) of the licensor under that certain Holiday Inn Conversion License Agreement dated December 16, 1993, as amended, between HIFI and the Company, which consent shall be obtained without any payment required of, or penalty imposed on, Parent, Merger Sub or the Company.

  (f) Termination of Options and Warrants. Parent shall be satisfied, in its sole discretion, that, without payment made in respect thereof, all warrants, options and other rights to purchase Company Securities either have been terminated or will terminate at the Effective Time or will constitute only the right to receive the Option/Warrant Spread, other than the Compensation Options which will continue in accordance with their terms.

  (g) Title Policy. Parent shall have obtained the unconditional commitment of Nevada Title Company to issue its ALTA form of owner's policy of title insurance with endorsements designated by Parent (the "Title Policy") in favor of the Company and Parent insuring that the Company is the fee owner of the Company Owned Property in the amount of $101 million, subject to no exceptions or exclusions other than those (i) of the exceptions or exclusions shown on
Schedule 4.18 hereof which in the reasonable judgment of Parent do not materially adversely affect the use or value of the Owned Properties, or (ii) which are created subsequently to the date hereof with the consent of Parent, or (iii) which are reflected as indebtedness of the Company on the Draft September 30, 1997 Balance Sheet.

  (h) No Breach of Stockholder Agreements. None of the other parties to either of the Stockholder Agreements shall have breached any representation, warranty or covenant set forth in such agreements.

  (i) Maximum Number of Dissenting Shares. The number of shares of Company Common Stock as to which the holders thereof have purported to exercise dissenters' rights, if any, with respect to the Merger shall not exceed ten percent (10%) of the total number of shares of Company Common Stock outstanding as of the record date for the Special Meeting.

                                  ARTICLE IX

                                  Termination

  9.1 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof:

  (a) By Mutual Consent. By mutual consent of Parent and the Company.

  (b) By any Party. By Parent or Merger Sub, or by the Board of Directors of the Company:

    (i) if the Merger shall not have been consummated on or prior to June 30, 1998; provided, however, that the right to terminate this Agreement under this Section 9.1(b)(i) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated on or prior to such date; or

    (ii) if a court of competent jurisdiction or other governmental or regulatory authority shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable.

  (c)  By Parent Or Merger Sub. By Parent or Merger Sub:

  (i) if neither Parent nor Merger Sub is in material breach of this Agreement and the Board of Directors of the Company shall have withdrawn, modified or changed in a manner adverse to Parent or Merger Sub its approval or recommendation of this Agreement or the Merger or shall have approved or recommended an Acquisition Proposal; or

  (ii) if any approval of the stockholders of the Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at the Special Meeting or at any adjournment or postponement thereof; or

  (iii) if any person or group (other than Parent or any of its affiliates) acquires beneficial ownership (as such term is defined in Rule 13d- 3 under the Exchange Act), or the right to acquire beneficial ownership, of 25% or more of the outstanding Company Common Stock or the voting power of the Company's equity securities, whether by purchase of outstanding shares from third parties or by exercise of currently-existing or newly-issued options or warrants; or

  (iv) if the Company breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained herein (including without limitation the covenants in Article VII), or breaches any of its representations or warranties contained herein, in any material respect; or

  (v) if the Control Share Opt-Out Bylaw is amended, revoked, repealed, withdrawn, restricted or modified in any respect; or

  (vi) if any of the other parties to either of the Stockholder Agreements commits any material breach of, or fails in any material respect to perform or comply with any of its material covenants and agreements contained in, such agreement, or breaches any of its representations or warranties contained therein in any material respect.

  (d) By the Company. By the Company, if Parent or Merger Sub breaches or fails in any material respect to perform or comply with any of their respective material covenants and agreements contained herein, or breaches any of their respective representations or warranties contained herein, in any material respect, which breach shall not have been cured in the case of a representation or warranty, prior to the Closing or, in the case of a covenant or agreement, within ten (10) days following receipt by Parent of written notice specifying such breach from the Company.

  9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1 above, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and there shall be no liability or obligation on the part of Parent and Merger Sub, or either of them, or the Company, or their respective officers, directors or employees, except (a) for fraud or for willful material breach of this Agreement and (b) as set forth in this Section 9.2 and in Sections 7.2(b) and 10.1 hereof.

                                   ARTICLE X

                              General Provisions

  10.1 Fees and Expenses.

  (a) Except as contemplated by this Agreement, including Section 10.1(b) and
(c) hereof, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

  (b) If Parent or Merger Sub shall terminate this Agreement pursuant to
Section 9.1(c)(iii) or 9.1(c)(iv) hereof, then (i) the Company shall pay or cause to be paid to Parent a fee in the amount equal to One Million Dollars ($1,000,000); provided, however, that if Parent or Merger Sub terminate this Agreement pursuant to Section 9.1(c)(iv) by reason of a breach of the representation and warranty contained in Section 4.2(c) and there remain outstanding warrants, options (other than Compensation Options) and other rights to purchase not more than 500,000 shares of Company Common Stock which have not been terminated or otherwise constitute only the right to receive the Option/Warrant Spread, then Parent shall not be entitled to the payment described in this Section 10.1(b).

  (c) If Parent or Merger Sub shall terminate this Agreement:

    (x) pursuant to Section 9.1(c)(ii), 9.1(c)(iii) or 9.1(c)(iv) hereof and any of the following events (a "Subsequent Transaction") occur prior to the date which is nine (9) months after the termination of this Agreement: any person or group (other than Parent) shall have entered into a definitive agreement or agreement in principle with the Company or any person holding at least ten percent (10%) of the Company's then outstanding voting securities with respect to an Acquisition Proposal or other business combination with the Company (including a transaction in which the then outstanding shares of the Company Common Stock would, after such business combination, represent less than a majority of the then outstanding common shares of the Company) or any person or group (other than Parent) shall have acquired beneficial ownership (as such terms is defined in Rule 13d-3 under the Exchange Act) of a majority of the voting power of the Company's equity securities, or

    (y) pursuant to Section 9.1(c)(i) or 9.1(c)(v) hereof, then (i) the Company shall pay or cause to be paid to Parent an amount equal to Two Million Dollars ($2,000,000) plus all costs and expenses of Parent and Merger Sub relating to this Agreement and the transactions contemplated hereby (including without limitation fees and expenses of Parent's counsel, accountants and financial advisors). In the event that Parent shall have terminated this Agreement pursuant to Section 9.1(c)(iii) or 9.1(c)(iv) hereof and become entitled to receive the $1,000,000 payment described in
  Section 10.1(b) hereof, and a Subsequent Transaction occurs prior to the date which is nine (9) months after the termination of this Agreement, then Parent shall be entitled to the payment described in this Section 10.1(c), less any amounts received pursuant to Section 10.1(b) hereof.

  (d) Any payments to which Parent may become entitled pursuant to Section 10.1(b) hereof shall be payable in equal quarterly installments with the first installment being due three months following the relevant triggering event; provided, however, that, in the event the Company issues shares of capital stock following the date hereof (whether through private placements, public offerings, the exercise of Company Securities or otherwise), the Company shall make additional payments of the fee described in Section 10.1(b) hereof equal to the net cash proceeds of such issuance to Parent within two business days after the later of such issuance or such triggering event and such payment shall be credited against the installment payments due hereunder in reverse order of maturity. Any payments to which Parent may become entitled pursuant to Section 10.1(c) hereof shall be payable by the Company within two business days after the relevant triggering event.

  10.2 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the

Company contemplated hereby, by written agreement of the parties hereto, by action taken by their respective Boards of Directors (which in the case of the Company shall include approvals as contemplated in Section 4.3 hereof), at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that after the approval of this Agreement by the stockholders of the Company, no such amendment, modification or supplement shall reduce or change the Merger Consideration.

  10.3 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement shall survive the Effective Time.

  10.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon personal delivery, facsimile transmission (which is confirmed), telex or delivery by an overnight express courier service (delivery, postage or freight charges prepaid), or on the fourth day following deposit in the United States mail (if sent by registered or certified mail, return receipt requested, delivery, postage or freight charges prepaid), addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

  (a) if to Parent or Merger Sub, to:

      Mirage Resorts, Incorporated
      3400 Las Vegas Boulevard South
      Las Vegas, Nevada 89109
      Telecopy No.: (702) 792-7268
      Attn: Daniel Lee and Bruce Levin, Esq.

      with a copy to:
      Irell & Manella LLP
      1800 Avenue of the Stars, Suite 900
      Los Angeles, California 90067
      Telecopy No.: (310) 203-7199
      Attention: C. Kevin McGeehan, Esq.

              and

      Bruce A. Leslie, Esq.
      Bernhard & Leslie, Chtd.
      3980 Howard Hughes Parkway--Suite 550
      Las Vegas, Nevada 89109
      Telecopy No.: (702) 650-2995

  (b) if to the Company, to:

      Boardwalk Casino, Inc.
      3750 Las Vegas Boulevard South
      Las Vegas, Nevada 89109
      Attention: Forrest J. Woodward
      Telecopy No: (702) 739-7918

      with a copy to:
      Jones Vargas
      3773 Howard Hughes Parkway, 3rd Floor South
      Las Vegas, Nevada 89109
      Attention: Gary Goodheart, Esq. and Douglas G. Crosby, Esq.
      Telecopy No.: (702) 737-7705

  10.5 Definitions; Interpretation. As used in this Agreement, the term "Affiliate(s)" shall have the meaning set forth in Rule 12b-2 under the Exchange Act. When a reference is made in this Agreement to an

Article, Section, Exhibit or Schedule, such reference shall be to an Article, Section, Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

  10.6 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof (including without limitation
Section 7.1(e) hereof) in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

  10.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

  10.8 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein and therein)
(a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

  10.9 No Control of the Company by Parent Under Gaming Laws. Notwithstanding any provision contained in this Agreement, Parent shall not have the power, directly or indirectly, to direct or cause the direction of the management and policies of the Company until Parent receives all Requisite Regulatory Approvals under applicable Gaming Laws to acquire control of the Company pursuant to the terms of this Agreement. To the extent that any provision contained in this Agreement would purport to give Parent such power prior to the receipt of all such Requisite Regulatory Approvals, such provision shall be deemed amended to the extent necessary, but only to the extent necessary, so as not to give Parent such power.

  10.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

  10.11 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Nevada (without giving effect to the principles of conflicts of law thereof).

  10.12 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

  10.13 No Prior Agreements. Each of the parties hereto acknowledges and agrees that, prior to the execution of this Agreement on the date hereof, there was no agreement, arrangement or understanding among the parties with respect to the acquisition, disposition, holding or voting of Company Common Stock.

                           [SIGNATURE PAGE FOLLOWS]

  IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

COMPANY:

                                          PARENT:

Boardwalk Casino, Inc.                    Mirage Resorts, Incorporated


     /s/ Forrest J. Woodward, II                     /s/ Daniel Lee
_____________________________________     _____________________________________
 Name: Forrest J. Woodward, IITitle:          Name: Daniel LeeTitle: Chief
              President                             Financial Officer

                                          MERGER SUB:

                                          Mirage Acquisition Sub, Inc.

                                                     /s/ Daniel Lee
                                          _____________________________________
                                              Name: Daniel LeeTitle: Chief
                                                    Financial Officer

                                                                        ANNEX B

                           AGREEMENT OF PURCHASE AND
                      SALE AND JOINT ESCROW INSTRUCTIONS

  THIS AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS ("Agreement") is made as of December 22, 1997, by and between Restaurant Ventures of Nevada, Inc. a Nevada corporation ("Buyer") and Avis Jansen, as sole trustee of the Norbert W. Jansen and Avis Jansen Family Trust dated July 14, 1993 ("Seller") upon the terms and conditions set forth below with reference to the following facts and circumstances:

  A. Seller owns the Property (as hereinafter defined).

  B. Concurrently herewith, Mirage Resorts, Incorporated, a Nevada corporation ("Parent") which is an affiliate of Buyer, is entering into an Agreement and Plan of Merger (the "Merger Agreement") with Mirage Acquisition Merger Sub, Inc., a Nevada corporation (the "Merger Sub"), and Boardwalk Casino, Inc. a Nevada corporation (the "Company"), pursuant to which Parent will acquire the Company, on the terms and subject to the conditions set forth in the Merger Agreement, by means of a merger (the "Merger") of Merger Sub into the Company.

  C. Seller is a shareholder of the Company. As a material inducement to Parent to acquire the Company, and as a condition to Parent's willingness to enter into the Merger Agreement and consummate the transactions contemplated thereby, Parent has required that Seller agree, and the Seller has agreed, to sell the Property (as hereinafter defined) to Buyer.

  NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

  1. Purchase and Sale of Real Property. Seller hereby agrees to sell, and Buyer hereby agrees to purchase, upon the terms and conditions herein stated, that certain real property in Clark County (the "County"), State of Nevada, consisting of approximately 1.08 acres of land and improvements thereon, commonly known as assessors parcel numbers 162-20-701-005 and 162-20-701-017 and more particularly described on Exhibit "A" hereto, including the land, buildings and other improvements and all water, oil and mineral rights appurtenant thereto and all other rights, privileges and easements which are appurtenant to such real property (collectively, the "Property"). The Property includes any and all strips, gores, licenses, accretions, abandonments, and real property adjacent to the land described in Exhibit A which was at any time owned by, or is hereinafter acquired by, Seller and/or Norbert W. Jansen and/or Avis Jansen, unless now owned by the Company. "Property" includes any and all right, title and interest which the Seller holds or has claim to in fixtures, furniture, furnishings, fittings, equipment, machinery, apparatus, appliances, vehicles and other articles of personal property (including expendable and consumable items) located at or upon or used in connection with the real property referenced in this Section 1 other than those items of personal property specifically listed on Exhibit D hereto, but only to the extent owned by the Seller, which shall be removed by Seller prior to Closing (as hereinafter defined).

  2. Purchase Price. The purchase price for the Property (the "Purchase Price") shall be Seven Million Three Hundred Eighty Two Thousand and no/100s Dollars ($7,382,380.00). The Purchase Price shall be payable through Escrow (as defined below) upon the "Closing" (as defined below) in cash or immediately available funds.

  3. Survey. Within five (5) days following mutual execution of this Agreement, Buyer shall order a certified ALTA survey of the Property at Buyer's sole expense (the "Survey"). Seller shall provide to Buyer within five
(5) days after opening of escrow any existing surveys within Seller's possession or notify Buyer of any existing surveys which Seller believes exists which Seller does not have a copy of.

  4. Buyer's Approvals.

  (a) Preliminary Title Report.

    (1) Buyer has already received a preliminary title report dated December 11, 1997, escrow number 97-12-1221 RWC from Nevada Title Company. Seller shall request Nevada Title Company, Attn: Troy Lochhead (the "Title Company"), to provide an updated preliminary title report with respect to the Property setting forth the legal description of the Property and containing such exceptions as the Title Company would specify in an American Land Title Association ("ALTA") form of owner's policy of title insurance and to deliver within 5 days after the Opening of Escrow (as defined below) said updated preliminary title report to Buyer and Seller and, in addition, to deliver to Buyer and Seller legible copies of all documents of record or in its possession identified as exceptions in said preliminary title report (such preliminary title report and legible copies of documents are hereinafter collectively referred to as the "Preliminary Title Report").

    (2) Buyer may, not later than fifteen (15) days following the receipt of:
  (i) the Title Report together with legible copies of all documents referred to therein as exceptions (and within fifteen (15) days following the date of any supplemental Preliminary Title Report modifying the legal description of the Property or containing exceptions not contained in the original Preliminary Title Report, together with legible copies of all documents identified as additional exceptions and (ii) a current ALTA survey by a surveyor approved by Buyer (the survey and any others subsequently completed being "Surveys")), give written notice to Seller reasonably disapproving any items shown in the Surveys or specified or identified in said Preliminary Title Report or any supplemental Preliminary Title Report, and identifying the items reasonably disapproved; provided, however, that Buyer hereby disapproves any mortgages, deeds of trust or liens for monetary obligations (or alleged monetary obligations) other than special assessments shown on the Preliminary Title Report (all of which (other than special assessments) shall be removed by Seller at or prior to the Closing Date). If Buyer does not timely give notice of disapproval as aforesaid, then Buyer shall be deemed to have approved all items on the Surveys, Preliminary Title Report and any supplemental Preliminary Title Report, as the case may be. Buyer will expeditiously obtain the Survey so that Buyer shall complete its review of title (including the Survey) and give nay notice of disapproval to Seller prior to the Inspection Cutoff provided in Section 4(c) hereof. Prior to the Inspection Cutoff, Buyer shall also satisfy itself as to the availability of any title policy endorsements Buyer may require and the availability of any such endorsements shall be an item of disapproval to be included in Buyer's title notice.

    It is the intent of the parties that the defined term Property shall include all of the real property owned at any time by Seller and/or Norbert
  W. Jansen and/or Avis Jansen individually within the description set forth in the Exhibit A or adjacent thereto such that the Property is contiguous on the north, west and east with property owned by Buyer (or Las Vegas Boulevard on the east in the case of the parcel having direct access to the Boulevard) and on the south with property owned by the Company, and that Buyer and/or its affiliates can obtain endorsements from the Title Company assuring that Buyer and its affiliated entities collectively have good and marketable title to the entire contiguous area.

    (3) If Buyer shall timely give notice of disapproval as aforesaid, then Seller, for a period of ten (10) days following receipt of such notice, or such longer period as may be specified in writing by Buyer, in no event to exceed thirty (30) days, (the "Title Cure Period"), shall use its commercially reasonable efforts to remove (or otherwise modify or cure in a manner satisfactory to Buyer) said disapproved item or items. If Seller fails to cure such disapproved items within such 5 days, then except for
  (A) those items that exist because of intentional or negligent actions of Seller (excluding any items on the December 11 preliminary title report to the extent they have not been disapproved as of the execution hereof) or
  (B) those items which by the terms of Section 4 (a) (2) (such as all deeds of trust) which Seller is obligated to remove, or (C) items which remain because of Seller's failure to exercise commercially reasonable efforts to avoid or remove, as to which all such excepted items all remedies shall remain, Buyer's sole remedy shall be to either (i) waive Buyer's disapproval, or (ii) to terminate this Agreement by delivering written termination notice to Seller not later than ten (10) days following the expiration of the Title Cure Period. In such event, neither party shall have any further obligations to the other hereunder, except as otherwise specified herein.

  (b) Examination of Reports.

  Within five (5) days after the Opening of Escrow, Seller shall use all reasonable efforts and make all reasonable inquiries to locate and deliver to Buyer true, full and correct copies of all data, reports, studies, plans and other written materials in Seller's possession, or prepared for or at the request of Seller or (if presently known to Seller) prepared by or at the request of third parties (including but not limited to any Federal, state or local governmental authority) and known to Seller to exist after due inquiry, pertaining to the Property, including but not limited to such data, reports, studies, plans and other written materials relating to: (i) geological conditions, including earthquake faults, underground aquifers, soil compaction, subsidence problems and slope analysis studies, (ii) the actual or possible presence of any "Hazardous Substance" (as defined below) at, on, in, under or in the vicinity of the Property, including without limitation any and all environmental investigation and/or assessment reports and including without limitation any and all notices from or correspondence with any governmental authority or any third party concerning "Hazardous Substances" and (iii) inspections or investigations similar to the Inspections and Investigations which Buyer has the right to perform pursuant to Paragraph 4(c) hereof (all of the foregoing being collectively referred to for purposes of this Agreement as the "Reports"). Buyer hereby acknowledges that copies of materials referenced in Exhibit C were delivered to Buyer prior to its execution hereof.

  (c) Inspections and Investigations. Buyer, and its engineers, contractors, other qualified professionals and agents, shall, in addition to having the right to review the Reports delivered pursuant to paragraph 4(b), supra, shall also have the right to conduct, at Buyer's sole expense, tests, appraisals, surveys, other studies, inspections, investigations and interviews regarding the Property (including, without limitation, regarding structures, wells, septic tanks, and underground storage tanks on the Property, soils, drainage, seismic, geologic and topographical matters, utility lines and systems, Hazardous Substances and other possible environmental issues, compliance of the Property and with applicable zoning ordinances, subdivision laws and other land use laws and regulations) (all of the foregoing being collectively referred to for purposes of this Agreement as the "Inspections and Investigations"). Buyer may at any time not later than sixty (60) days after the execution hereof give written notice to Seller disapproving the results of the Inspections and Investigations ("Inspection Cutoff"). Buyer will provide Seller with copies of written reports prepared by Consultants as part of such investigation and (unless this Agreement is terminated by Buyer) Seller agrees to maintain such reports on a confidential basis and not disclose any of the contents thereof.

  In the event Buyer gives notice of such disapproval, this Agreement shall terminate and neither party shall have any further obligations to the other hereunder, except as otherwise specified herein. If Buyer does not give notice of such disapproval, then Buyer shall be deemed to have approved the results of the Inspections and Investigations.

  (d) Disapproval Rights. Any right of disapproval granted to Buyer pursuant to this Paragraph 4 may be exercised by Buyer in its subjective good faith discretion. In the event that Buyer receives information or documents subject to Buyer's approval pursuant to this Paragraph 4 prior to the date of mutual execution of this Agreement, the time period for Buyer's disapproval thereof shall be computed as if Buyer had received such information or documents on the day following the date of mutual execution of this Agreement, rather than on the date of Buyer's actual receipt of such information or documents.

  5. Representations, Warranties, Covenants, and Acknowledgments.

  (a) Authority. Seller represents and warrants that Seller is the sole fee simple absolute owner of the Property with good and marketable title thereto and that Seller has full right, power and authority to enter into this Agreement and to sell, convey and transfer the Property to Buyer free and clear of any and all liens and encumbrances other than those property taxes, special assessments, easements, patents and other matters (excluding monetary encumbrances other than assessments) shown on the current preliminary title report delivered to Buyer prior to the date hereof, and/or on the updated title report contemplated by Section 4(a)(1) hereof, or as listed on Exhibit B or C and to carry out Seller's obligations hereunder without the consent or approval of any other person or entity. Each person executing this Agreement on behalf of Seller represents and warrants that such person is duly authorized to act on behalf of Seller in executing this Agreement without the further consent of any other person or entity or any judicial or other governmental authority, and that this Agreement constitutes a valid and legally binding obligation of Seller enforceable against Seller in accordance with its terms.

  (b) Off-Record Matters. Seller represents and warrants that except as set forth on Exhibit B hereto the Property is free and clear of all prescriptive (other than possible prescriptive rights of the Company and/or Buyer as the owners of adjacent properties) and similar rights and any unrecorded instruments affecting title to or otherwise granting interests in or rights with respect to the Property.

  (c) Condition of Property. Seller represents and warrants that (1) to the best of Seller's knowledge and without any specific independent investigation the Property complies with in all material respects, and is operated in accordance with in all material respects, all applicable ordinances, laws, rules, regulations, statutes, codes and orders (collectively referred to for purposes of this Agreement as "Applicable Laws," which term shall also include, without limitation, all Applicable Laws relating to Hazardous Substances as defined in Section 5(e), infra, affecting the Property or the possession, use, occupancy or operation thereof promulgated or issued by any governmental or quasi-governmental body, agency or entity) and with any and all liens, encumbrances, agreements, easements, covenants, conditions and restrictions (collectively referred to for purposes of this Agreement as "Restrictions") affecting Seller or the Property, (2) to the best of Seller's knowledge and without any specific independent investigation, there are no material defects in the physical condition of the Property or the improvements, if any, located on the Property, and (3) Seller has received no notice from any governmental body requiring Seller to make any repairs or changes to the Property or the improvements, if any, located on the Property, except for notices with which Seller has fully complied.

  (d) Reports. Seller represents and warrants that it is not aware of the existence of any Reports relating to the Property other than those delivered to Buyer pursuant to Paragraph 4(b) hereof, and that to the best of Seller's knowledge the Reports so delivered are true, accurate and complete.

  (e) Hazardous Substances. Seller represents and warrants that (1) to the best of Seller's knowledge without specific investigation, and except as otherwise disclosed in writing by Seller to Buyer prior to the date of mutual execution of this Agreement the Property (including, without limitation, the subsurface soil and the ground water thereunder) does not contain any Hazardous Substance, or any active or abandoned underground storage tank, (2) to the best of Seller's knowledge without specific investigation, and except as otherwise disclosed in writing by Seller to Buyer prior to the date of mutual execution of this Agreement there has been no generation, transportation, storage, treatment, or disposal of any Hazardous Substance on the Property and no off-site disposal of any Hazardous Substance, and (3) there have been no communications or agreements (other than those, if any, of which Seller has heretofore delivered true, correct and complete copies to Buyer) with any governmental authority or agency (Federal, state or local) or any private person or entity (including, without limitation, any prior owner of the Property and any present or former occupant of the Property), or any actual or, to Seller's knowledge, threatened investigation, litigation or administrative proceedings, relating in any way to the presence, release, threat of release, placement on or in the Property, or the generation, transportation, storage, treatment, or disposal at or from the Property, of any Hazardous Substance.

  For purposes of this Agreement, "Hazardous Substance(s)" shall mean and include any and all hazardous, toxic, harmful or regulated substances, materials or wastes including without limitation (1) a "hazardous substance" under CERCLA, (2) a hazardous waste or waste under RCRA, (3) a "pollutant" under the Clean Water Act, (4) any other matter regulated pursuant to any other federal environmental law or state environmental law (including, without limitation, any radioactive substance, methane gas, crude oil, petroleum, or any fraction thereof, polychlorinated biphenyls, chlorinated or other solvents, metals or asbestos) or any other matter which could cause a detriment to, or impair the beneficial use of, the Property, or constitute a health, safety or environmental risk to tenants, occupants or patrons of the Property or surrounding areas.

  (f) Leases and Other Agreements. Seller represents and warrants that, except as set forth in any Exhibit hereto, there are no off record matters, including without limitation any liens, encumbrances, easements, restrictions, title defects or exceptions, conditions, covenants, assessments, leases, subleases, concessionaire agreements, licenses, options to purchase, options to lease, options to joint venture or jointly develop, or other agreements, relating to the possession, use or occupancy of any portion of the Property, and that there are no service, maintenance, security or other agreements or commitments relating to or affecting the Property. The Company is not in default as to any of its obligations under the Company Lease and has paid all rent and monetary obligations due through the date hereof other than $40,000 per month which has accrued for each of the months of November and December, 1997, under the M.O.U. (as hereinafter defined). Notwithstanding the prior sentence, there are certain rent payment arrearages owed Seller by the Company, which Seller agrees to waive in favor of, or to assign without any claim for proration to, Buyer at Closing.

  (g) "Foreign Person" Status. Seller represents and warrants that it is not a "foreign person" within the meaning of (S)1445 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

  (h) Eminent Domain; Zoning; Street Changes; Other Litigation. Seller represents and warrants that except as otherwise disclosed by Seller to Buyer in writing prior to the mutual execution of this Agreement, there are no actions, litigation or proceedings pending (or, to Seller's knowledge, contemplated or threatened): (1) to take all or any portion of the Property, or any interest therein, by eminent domain, (2) to modify the zoning of, or other governmental rules or restrictions applicable to the Property, (3) for any street widening or changes in highway or traffic patterns in the vicinity of the Property or (4) which would otherwise inhibit Buyer from obtaining good and marketable title to the Property or interfere with Seller's use of the Property.

  (i) Flood Zone/Earthquake/Dumpsite/Petrochemicals. Seller represents and warrants that to Seller's knowledge without conducting any specific investigation, except as otherwise disclosed by Seller to Buyer in writing prior to the date of mutual execution of this Agreement, no portion of the Property (1) is or was the site of any public or private landfill, dumpsite, retention basin or settling pond, or (2) is or was the site of any oil or gas drilling operations, or (3) is or was the former site of any experimentation, processing, refining, reprocessing, recovery or manufacturing operation for any petrochemicals or other manufacturing operation, or (4) has been listed or proposed for listing under the Comprehensive Environmental Response, Compensation and Liability Act as amended ("CERCLA") or has been listed or proposed for listing under any other database or list of sites which are or may have had releases of Hazardous Substances.

  (j) No Employees. Seller represents that it has no employees or advisors who are employed or engaged primarily to perform duties in connection with the Property.

  (k) Indemnity. Seller hereby indemnifies and covenants and agrees to defend, protect and hold Buyer harmless from and against any and all claims, demands, losses, liabilities, costs and expenses (including attorneys' fees and costs, and including interest, at the maximum rate permitted by law, on the amount of all expenditures and costs for which Buyer is entitled to be indemnified hereunder, computed from the time such expenditures and costs are made or incurred by Buyer) arising as a result of or relating to (1) the inaccuracy of any representations or warranties made herein, (2) the omission of any fact or document necessary to make the representations and warranties made herein, (3) any transactions or occurrences upon, or relating to, the Property prior to the Closing Date, and (4) any liabilities to the extent based upon acts or omissions that occurred prior to the Closing Date.

  (l) "As Is" Purchase. Except and subject to any representation, warranty or other provision contained herein, the sale of the Property as provided for herein is made on an "AS IS" basis, and Buyer expressly acknowledges that, in consideration of the agreements of Seller herein, except as provided herein, SELLER MAKES NO WARRANTY OR REPRESENTATION CONCERNING THE PHYSICAL CONDITION OF THE PROPERTY, INCLUDING BUT IN NO WAY LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

  (m) Survival. The representations and warranties contained in this Paragraph 5 are made as of the date this Agreement is executed by Seller and shall be deemed to be remade as of the Closing Date. The covenants, representations and warranties of Buyer and Seller contained herein shall survive the Close of Escrow, and recordation of the grant deed conveying fee title to the Property. Written notice to Seller of any claims under Sections 5(c), 5(h), 5(i) and 5(j) must be made within one year after Closing (as hereinafter defined) in order to be valid claims. All other claims shall be governed by statutory provisions of limitation.

  (n) Knowledge. The knowledge of Seller shall only be deemed to include the actual knowledge of Avis Jansen and any beneficiaries of Seller and Esther Gallegher. To the extent Buyer or any of its affiliates acquires knowledge of any matters prior to the Inspection Cutoff, such matters shall be deemed to have been disclosed to Buyer in this Agreement, and Seller shall have no liability to Buyer with respect to a breach of any such applicable representation.

  6. The Closing.

  (a) The Closing Date. The consummation of the purchase and sale of the Property (the "Closing") shall occur within 1 business day after the date when all of the conditions in this Section 6 have been satisfied or waived (by the party which such conditions benefit) but in no event later than June 30, 1998. If the Closing Date of June 30, 1998, in the Merger Agreement is extended for any reason, then the June 30, 1998, date in this paragraph shall be extended without further action of the parties to the new closing date of the Merger Agreement, but in such case not later than December 31, 1998. If the Merger Agreement is terminated by Parent or the Merger Agreement is terminated by a final binding judgment (after the passage of all available appeals) this Agreement shall terminate. The date upon which the Closing shall occur is sometimes referred to in this Agreement as the "Closing Date." Closing shall occur through Escrow upon recordation of the Grant Deed (as defined below) and in the customary manner for the consummation of real estate transactions in the County. Seller shall deliver possession of the Property to Buyer on the Closing Date, free and clear of all liens and encumbrances and matters of record (except as permitted by this Agreement).

  (b) Conditions to Closing. The failure of a condition for the benefit of a Party shall excuse such party's performance. The Closing is subject to and conditioned upon the satisfaction of the following conditions, in addition to any others expressly set forth in this Agreement, by the date specified in the first sentence of subparagraph (a) of this Paragraph 6, as the same may be extended pursuant to the express provisions of this Agreement:

    (1) As a condition to Buyer's obligation, Buyer shall have obtained the unconditional commitment of the Title Company to issue its ALTA form of owner's policy of title insurance (the "Title Policy") in favor of Buyer insuring Buyer as the fee owner of the Property in the amount of $9,000,000, subject to no exceptions except (A) the exceptions approved by Buyer pursuant to Paragraph 4(a) hereof (excluding, however, all deeds of trust, mortgages and liens of any kind for monetary obligations (whether or not any amounts are, in fact, owed), all of which shall be removed by Seller at or prior to the Closing Date), (B) property taxes for the current fiscal year not yet payable and special assessments not delinquent,
  (C) such other exceptions as may have been approved in writing by Buyer or imposed upon the Property by Buyer, together with such endorsements as Buyer is entitled to receive pursuant to Section 4(a)(2), with reinsurance and direct access agreements as (specified prior to the Inspection Cutoff) required by Buyer.

    (2) As a condition to Buyer's obligation, each and all of the representations and warranties made by Seller in Paragraph 5 hereof shall be true and correct as of the Closing Date in all material respects.

    (3) As a condition to Buyer's obligation, Seller shall have fully performed in all material respects all of the covenants which Seller, pursuant to the terms of this Agreement, has agreed to perform on or prior to the Closing Date.

    (4) As a condition to Seller's obligation, Buyer shall have fully performed in all material respects all of the covenants which Buyer, pursuant to the terms of this Agreement, has agreed to perform on or prior to the Closing Date.

    (5) As a condition to Buyer's and Seller's obligation, the Merger shall have become effective.

    (6) As a condition to Buyer's and Seller's obligation, either (i) Buyer shall have acquired all of the rights of Diversified Opportunities Group Ltd. and Jacobs Entertainment Nevada, Inc. under that certain memorandum of understanding dated October 29, 1997 (the "M.O.U.") or (ii) the M.O.U. shall have been terminated.

    (7) As a condition to Seller's obligation, at Closing Buyer shall either obtain a release of Avis Jansen and the Estate of Norbert Jansens guarantee of the Company's obligations (i) under the License Agreement dated December 16, 1993 with Holiday Inn Franchising, Inc., and (ii) the GIAC Leasing Corporation Master Lease Agreement dated January 9, 1996 in the initial amount of $1,750,000.00 and with the current balance of not greater than $1,200,000.00, or cause Mirage Resorts, Inc. to indemnify such guarantors in a document reasonably satisfactory to Seller against liabilities under such License Agreement and Master Lease Agreement.

  (c) Deliveries at Closing. Seller and Buyer shall each deliver to the other through Escrow such instruments and funds as are necessary to consummate the purchase and sale of the Property, including the following:

    (1) Buyer shall deliver to Seller:

      (A) the Purchase Price as specified in Paragraph 2 hereof,

    (2) Seller shall deliver to Buyer:

      (A) a duly executed and acknowledged grant, bargain and sale deed (the "Grant Deed"), sufficient to invoke Nevada's statutory warranties, and sufficient to convey fee title to the Property to Buyer as required herein,

      (B) a certificate executed by Seller dated the Closing Date, confirming the accuracy, as of the Closing Date, of each of the representations and warranties made by Seller pursuant to Paragraph 5 hereof, except as otherwise discovered by Buyer prior to the Inspection Cutoff.

      (C) an affidavit directed to Buyer giving Seller's taxpayer identification number and confirming that Seller is not a "foreign person".

      (D) a bill of sale in form and substance acceptable to Buyer sufficient to convey Seller's interest in any personal property included within the Property.

      (E) certified copies of appropriate instruments as designated by Buyer at least 15 days prior to the Inspection Cutoff in form reasonably acceptable to Buyer including copies of the leases, subleases, concession agreements, agreements and commitments referenced in exhibits to this Agreement, and estoppel certificates (to the extent obtained prior to the Inspection Cutoff) in form satisfactory to Buyer executed by all of the parties to any leases, subleases, concession agreements, contracts or other commitments referenced in exhibits to this Agreement certifying that such instruments are complete and in full force and effect, attaching complete sets of relevant documentation, confirming the absence of any material defaults, and such other matters as may be reasonably requested by Buyer.

      (F) such other instruments and documents as may be reasonably required for Seller to perform its obligations hereunder (including without limitation documents of assignment) or as may be reasonably required by Escrow Holder or the Title Company.

  (d) Simultaneous Delivery; Conditions Concurrent. All documents and other items to be delivered at the Closing shall be deemed to have been delivered simultaneously, and no delivery shall be effective until all such items have been delivered.

  (e) Failure of Condition. Either party may waive, in writing, any condition to Closing which is for the benefit of such party. If a condition to Closing is not satisfied or waived, the party whose obligation was subject to such condition may cancel this Agreement, in which case neither party shall have any further obligations to the other hereunder, except as otherwise specified herein; provided, however, that notwithstanding anything to the contrary herein, such cancellation shall be without prejudice to the canceling party's other rights and remedies if the failure of condition was due to the other party's breach of this Agreement.

  7. Buyer's Access.

  Buyer and its authorized agents shall have full and complete access to the Property at all reasonable times (but in a manner to minimize disruption) prior to the Closing for any lawful purpose, including without limitation, in order to make (at Buyer's sole cost and expense) such inspections, investigations, inquiries, surveys, studies, tests, borings, wells, soil gas surveys, site analyses and tests, and to erect such signs, as Buyer, in its sole and absolute discretion, shall deem necessary or appropriate. Buyer shall indemnify, defend and hold harmless Seller and the Property from and against any loss, liability, claim or expense (including reasonable attorneys' fees and court costs) for property damage, death, or personal injury to the extent caused by Buyer's exercise of such access rights. In the event that Buyer's investigation requires any investigation beneath the surface of the ground or the use of heavy machinery, Buyer will name Seller as an additional insured on a $2,000,000 liability policy in commercially reasonable form as selected by Buyer.

  8. Condemnation and Casualty. Seller shall promptly notify Buyer of any condemnation proceeding filed or any casualty to the Property occur

  (a) Condemnation. If any condemnation proceeding filed prior to the Closing may result in the loss of all or more than 10% of the land area of the Property, then this Agreement and the Escrow shall, at Buyer's sole election, either (i) continue in effect without modification of the terms thereof, in which event, upon the close of Escrow, Buyer shall be entitled to any compensation, awards, or other payments or relief resulting from such condemnation proceeding, or (ii) terminate by Buyer's written notice to Seller and Escrow Agent delivered within five (5) days after receipt by Buyer of notice of such condemnation, and all obligations, duties, rights and entitlement of Seller and Buyer shall terminate. If the condemnation is 10% or less of the land area, Seller shall assign all condemnation proceeds to Buyer at Closing.

  (b) Casualty. In the event of fire, casualty or any other damage of any kind whatsoever (insured or uninsured) to the Property which costs Two Million Dollars ($2,000,000.00) or more to repair, replace or remediate, Buyer may upon written notice to Seller and Escrow Agent terminate this Agreement and Escrow and all obligations, duties, rights and entitlement of Seller and Buyer shall terminate. If any such occurrence costs less than Two Million Dollars ($2,000,000.00) to repair, replace or remediate, or if Buyer does not elect to terminate this Agreement and the Escrow, then Seller shall assign all available insurance proceeds to Buyer (and Buyer shall receive a credit against the Purchase Price for any such proceeds that are received and retained by any creditor of Seller and for the amount of any deductible and any uninsured or underinsured loss), and the parties shall proceed to the Closing pursuant to the terms and conditions hereof, without modification of the terms of this Agreement. Upon execution of this Agreement Seller shall obtain the proper indorsements to all existing policies insuring the above described risks naming Buyer as an additional insured.

  9. Costs and Prorations.

  Costs. Costs of the Closing and Escrow shall be allocated as follows:

  Seller shall Pay: (1) the costs of preparing and recording the Grant Deed and all other documents to be recorded at the Closing, (2) all Federal, state and local documentary transfer, stamp, excise, sales and other taxes, if any, imposed in connection with the transfer of the Property, (3) all trustee's and other fees in connection with any deeds of trust which shall be reconveyed at Closing, and any other expenses of placing title in proper condition, (4) the cost of the title insurance examination and the premiums for the CLTA premium portion of an ALTA Owner's Title Policy in the amount of $9,000,000, and (5) one-half of the fee, if any, of the Escrow Holder and one-half of the costs of the Escrow.

  Buyer shall Pay: (1) one-half of the fee, if any, of the Escrow Holder and the one-half of the costs of Escrow, (2) the cost of the updated Survey, and
(3) that portion of the ALTA title policy fee in excess of the cost of CLTA coverages and the cost of endorsements thereto.

  All other costs, if any, shall be apportioned in the customary manner for real estate transactions in the County.

  Prorations. Property taxes, security deposits, special improvement district charges and special assessments and utility charges and rents (excluding rents on those leases and licenses for which the Company has collected rents for the past 6 months, but including rent under the lease with the Company which under the M.O.U. is deferred, but that prorated deferral shall not exceed $40,000 per month in the period of November 1, 1997 through Closing, which Buyer shall cause the Company to pay at Closing if it occurs) shall be prorated between Buyer and Seller as of the Closing Date. Said prorations shall be based on a thirty (30) day month and a three hundred sixty (360) day year. In the event that the actual property taxes payable in respect of the Property are not ascertainable as of the Closing Date, then the parties will prorate such taxes on the basis of the latest available tax bill and will make such post-Closing adjustment as may be necessary when the actual taxes are determined. All taxes relating to periods prior to the Closing shall be paid by Seller. Seller shall pay any supplemental tax bills or taxes or assessments levied by the taxing authorities or received subsequent to the Closing Date to the extent applicable to periods or attributable to facts or circumstances arising prior to the Closing Date, or which are otherwise excepted from coverage under the Title Policy, and Seller hereby indemnifies and agrees to defend, protect and hold Buyer harmless from any such supplemental assessments or taxes and any late charges or penalties associated therewith. Assessments and bonds, either general or special, for improvements completed prior to the Closing, and other governmental charges, whether matured or unmatured, shall be paid current and prorated as of the Closing. Seller shall deliver to Buyer, or grant a credit to Buyer at Closing, the amount of all security deposits received from tenants, occupants and licensees by Seller under any agreement with respect to the Property. Although the parties hereto do not believe that any termination consideration is payable to the tenant under the lease referenced in item 1 to Exhibit B hereto, in the event that a payment is required to be made pursuant to the terms of Section 6 of such lease to the tenant thereunder, Seller shall at the option of Buyer either reimburse Buyer upon demand of Buyer for such amount or make such payment directly to such tenant.

  10. Operation of the Property Prior to Closing. During the period from the date of this Agreement to the Closing Date (the "Interim Period") Seller shall, at its expense, comply with all Applicable Laws and Restrictions respecting the Property or the possession, use, occupancy or operation thereof except to the extent maintenance and repairs are the responsibility of the Company under its lease of portions of the Property. Seller shall deliver the Property to Buyer free of all occupants and of any known claims to possession other than those listed on Exhibit C hereto and in condition at least equivalent in quality to that existing as of Buyer's execution hereof, less reasonable wear and tear, and except to the extent maintenance and repairs are the responsibility of the Company under its lease of portions of the Property. Notwithstanding anything to the contrary herein, during the Interim Period Seller shall not: (i) enter into any new lease or occupancy agreement, or any other agreement or contract relating to the Property, or modify any of the foregoing agreements or other contracts which now exist or (ii) permit or acquiesce in any prescriptive or similar right in or to the Property, or (iii) cause, permit or suffer any encumbrance, easement or other matter affecting the Property to become of record, in each case without the prior written consent of Buyer.

  11. The Escrow.

  (a) Opening of Escrow. Within five (5) days after mutual execution of this Agreement, the parties shall open an escrow (the "Escrow") with Nevada Title Company, Attention: Troy Lochhead ("Escrow Holder").

The Opening of Escrow shall be deemed to have occurred when Buyer and Seller have delivered a signed copy of this Agreement to the Escrow Holder.

  (b) Additional Provisions. The Escrow Holder's rights and obligations shall be further specified by such additional terms and provisions acceptable to Buyer and Seller as said Escrow Holder customarily requires in real property escrows administered by it. In the event of any inconsistency between this Agreement and any additional escrow instructions executed by the parties, this Agreement shall be controlling. The failure of any party to execute any additional instructions shall in no way diminish or invalidate the enforceability of this Agreement.

  12. Defaults. If Seller breaches or fails to perform fully the terms of this Agreement, Buyer may, at its option, exercise every right and remedy available at law, in equity, or hereunder, including but not limited to the right to:
(i) cancel this Agreement and recover from Seller any and all reasonable expenses paid or incurred by Buyer in connection with this Agreement, (ii) proceed with the Closing hereunder, reserving all of Buyer's rights to thereafter recover actual and consequential damages arising from Seller's breach, or (iii) enforce Buyer's right to specific performance of Seller's obligations hereunder and related injunctive relief, and to record a lis pendens against the Property in connection therewith. Seller acknowledges that Buyer has rigorous internal guidelines regarding the suitability of a site and that Buyer has selected the Property as a potential site after careful analysis of a number of factors, including, without limitation, the geographic location, and ingress and egress. Accordingly, Seller acknowledges and agrees that the Property is unique for Buyer's purposes, that monetary damages alone would not adequately compensate Buyer for Seller's breach of its obligation to convey the Property to Buyer hereunder, and that if Buyer seeks specific performance of this Agreement, Buyer shall be entitled to an order of the court enforcing this Agreement without any need to make a further showing that the Property is unique or that Buyer's damages are liquidated and not speculative, or that other remedies are impracticable, unavailable, ineffective or inadequate. Seller acknowledges that if Buyer seeks injunctive relief, the same may be fashioned in a mandatory or prohibitive manner, and Seller hereby waives any right, at law or in equity, to demand the posting of a bond or other security by Buyer as a condition to the continuation, of record, of any lis pendens which Buyer may file.

  13. Miscellaneous.

  (a) Assignability. Buyer shall have the absolute and unconditional right at any time and from time to time to assign any and all of its rights hereunder to any person or entity, but no such assignment shall relieve Buyer of its obligations hereunder.

  (b) Entire Agreement. This Agreement together with the exhibits hereto embodies the entire agreement between the parties relative to the subject matter hereof, and there are no oral or parol agreements existing between Seller and Buyer relative to the subject matter hereof which are not expressly set forth herein or therein and covered hereby or thereby.

  (c) Headings/Construction. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation hereof. Unless otherwise expressly provided, the words "herein," "hereof," "hereunder" and other similar compounds of the word "here" when used in this Agreement shall refer to the entire Agreement and not to any particular provision or section. This Agreement has been the subject of negotiation between the parties hereto, and shall be deemed to have been jointly prepared by the parties. Accordingly, this Agreement shall be construed simply and in accordance with its fair meaning, and not strictly for or against either of the parties.

  (d) Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties may require.

  (e) Notice. Any notice required or permitted to be delivered hereunder shall be in writing and shall be deemed received upon personal delivery to the address set forth below of the party to whom the notice is directed or, if sent by mail, three (3) business days following its deposit in the United States mail, postage prepaid, certified or registered mail, return receipt requested, addressed to the address set forth below of the party to whom the notice is directed or by facsimile properly addressed and sent to the facsimile numbers set forth below. Notice by facsimile shall be deemed received when delivery is electronically confirmed. The respective addresses for notice of the parties are:

  Buyer:

      Restaurant Ventures of Nevada, Inc.
      ATTN: Bruce A. Leslie, President
      BERNHARD & LESLIE, CHTD.
      3980 Howard Hughes Parkway, Suite 550
      Las Vegas, NV 89019
      Facsimile: (702) 650-2995

      copy to:
      Daniel R. Lee
      P.O. Box 7777
      Las Vegas, NV 89177
      Facsimile: (702) 792-7628

      additional copy to:
      Irell & Manella LLP
      1800 Avenue of the Stars, Suite 900
      Los Angeles, California 90067
      Facsimile: (310) 203-7199
      Attention: C. Kevin McGeehan

  Seller:

      Avis Jansen, Trustee
      978 Bel Air Circle
      Las Vegas, NV 89109

      (FAX)

      copy to:
      Barry S. Goold, Esq.
      GOOLD, PATTERSON,
      DeVORE & RONDEAU
      4496 S. Pecos Road
      Las Vegas, NV 89121
      Facsimile: (702) 436-2650

  Any party or other person to whom notice is to be given hereunder may change its address for notice by notice given pursuant to this subparagraph (e).

  (f) Brokers. Buyer and Seller each represent and warrant to the other that they have not used the services of any broker or finder who may be owed a commission in connection with this transaction.

  (g) Nevada Law. Except to the extent otherwise expressly agreed in writing in any other document executed by Buyer and Seller, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada applicable to agreements made between Nevada domiciliaries to be performed wholly within the State of Nevada.

  (h) General. If any one or more of the provisions contained in this Agreement (other than provisions going to the essence hereof) shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and the remainder of the provisions of this Agreement shall continue in full force and effect without impairment. Time is of the essence in this Agreement. No waiver of any covenant, condition or provision of this Agreement shall be valid unless in writing and duly executed by the party to be charged therewith. The waiver by either party of a breach of any provision of this Agreement shall not be deemed a waiver of any subsequent breach whether of the same or another provision of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, assigns and successors in interest and without limiting the generality of the foregoing, upon the making of distributions by or from the Trust (and only to the extent of such distributions) all obligations of Seller hereunder shall be binding upon all beneficiaries of Seller. The provisions of this Agreement may not be amended or altered except by a written instrument duly executed by each of the parties hereto.

  (i) Further Assurances. Each of the parties shall execute such other and further documents and do such further acts as may be reasonably required to effectuate the intent of the parties and carry out the terms of this Agreement. The provisions of this subparagraph (i) shall survive the Closing and the termination of this Agreement. Within 5 days after the request of Buyer, the parties will execute and acknowledge in form reasonably satisfactory to Buyer a memorandum of this Agreement for recordation.

  (j) Attorneys' Fees. In the event that either party hereto brings any action or files any proceeding to determine or enforce its rights under this Agreement or as a consequence of any breach by the other party hereto of its obligations hereunder, or in connection with any other matter relating to the transaction which is the subject matter hereof, the prevailing party in such action or proceeding shall, in addition to any other relief to which it may be entitled, recover from the losing party all of the prevailing party's reasonable attorneys' fees and costs and expenditures (including, without limitation, experts' and consultants' professional fees) incurred in each and every such proceeding or other action, including any and all new trials, appeals, petitions and subsequent proceedings. The provisions of this subparagraph (j) shall survive the Closing and the termination of this Agreement.

  (k) Time Periods. As used in this Agreement, (1) a "day" is a calendar day and (2) a "business day" is a calendar day other than a Saturday or Sunday upon which (A) the Office of the County Recorder of the County is open and accepting documents for recording, (B) the United States Postal Service is delivering first class mail, and (C) banks in the County are generally open for business. If, pursuant to this Agreement, a party must act by a particular time, or an act is effective only if done by a particular time, and the last date for the doing or effectiveness of such act falls upon a day other than a business day, the time for the doing or effectiveness of such act shall be extended to the next succeeding business day.

  (l) Confidentiality. Except to the extent disclosure is made by Buyer, or required to be made by any party under securities, gaming or other applicable laws, the Seller agrees to keep the terms of this Agreement confidential.

  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above set forth.

                                          "Buyer"

                                          RESTAURANT VENTURES OF NEVADA, INC.,
                                          a Nevada corporation

                                                    /s/ Bruce A. Leslie
                                          By: _________________________________
                                                Bruce A. Leslie, President

                                          "Seller"

                                          AVIS JANSEN, as sole trustee of the
                                          Norbert W. Jansen and Avis Jansen
                                          Family Trust Dated July 14, 1993

                                                      /s/ Avis Jansen
                                          By: _________________________________
                                                   Avis Jansen, Trustee

  Avis Jansen, as an individual, joins in with "Seller" agreeing to sell to Buyer on the terms of the above Agreement (all of which terms are hereby incorporated by reference, including the representations and warranties therein as to when she joins in individually) and agrees to transfer and convey on such terms the interest, if any, she holds, or in the future may hold, in any of the Property as defined in the Agreement. Further, if at any time an interest to the Property is owned or claimed by the Estate of Norbert
W. Jansen (the "Estate"), Avis Jansen as Executrix of the Estate shall take all actions as are necessary to transfer that interest to the Buyer without additional cost or expense to Buyer.

                                                      /s/ Avis Jansen
                                          _____________________________________
                                          Avis Jansen, as an individual and
                                          asExecutrix of the Estate of Norbert
                                          W. Jansen

  GUARANTY UNDER THE AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS DATED DECEMBER 22, 1997 ("AGREEMENT") BETWEEN AVIS JANSEN AS SOLE TRUSTEE (AND INDIVIDUALLY) ("SELLER") AND RESTAURANT VENTURE OF NEVADA, INC.

  Mirage Resorts, Incorporated, a Nevada corporation, at the request of Seller, hereby guarantees to Seller the performance of all of the obligations of the Buyer to the Seller under the Agreement. This guaranty shall automatically and contemporanously terminate as Buyer's obligations or performances under the Agreement cease or are excused, but in no event later than December 31, 1998. This guaranty shall be personal to Seller and may not be transferred or assigned.

                                          MIRAGE RESORTS, INCORPORATED

                                                     /s/ Daniel R. Lee
                                          By: _________________________________
                                                       Daniel R. Lee
                                               Its: Chief Financial Officer

                                                                        ANNEX C

                                   AGREEMENT

  This Agreement (the "Agreement") is made this 22nd day of December, 1997 between Mirage Resorts, Incorporated, a Nevada corporation ("Parent"), and Avis P. Jansen, a Nevada resident, individually (in this capacity, "Jansen"), as executrix of the Estate of Norbert W. Jansen (the "Estate"), and as Trustee for the Jansen Family Trust (the "Trust") under an Agreement dated July 14, 1993 (in all such capacities, "Seller") with reference to the following facts:

  A. The Trust is the record owner of 2,750,000 shares of the common stock, $.001 par value (the "Common Stock"), of Boardwalk Casino, Inc., a Nevada corporation (the "Company") (the "Shares"). The beneficiaries of the Trust are Linda Tijerina and Judy Anderson. The Shares include 1,734,620 shares (the "Optioned Shares") as to which Seller has granted a purchase option (the "Common Stock Option") to Diversified Opportunities Group Ltd., an Ohio limited liability company ("Diversified"), or its nominee pursuant to that certain Option and Proxy Agreement dated September 24, 1996 among the Company, Diversified and Norbert W. Jansen, individually and as trustee under the Trust (as amended by that certain Memorandum of Understanding (the "Memorandum") dated as of October 29, 1997 among the Company, Diversified, Jacobs Entertainment Nevada, Inc., a Nevada corporation ("Jacobs") or its nominee and Seller (the "Option Agreement"). All of the rights of Jacobs under the Option Agreement and the Memorandum have been or will be assigned to Diversified before the closing of the transfers hereunder.

  B. Jansen is the owner of 600 shares (the "Preferred Stock") of Series A 6% Non-Voting Cumulative Preferred Shares (the "Preferred Shares") of the Company.

  C. Seller is the owner of a parcel of land located at 3734 Las Vegas Blvd. South, Las Vegas, Nevada (the "Real Property").

  D. Concurrently herewith, Parent is entering into an Agreement and Plan of Merger (the "Merger Agreement") with Mirage Acquisition Sub Inc., a Nevada corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and the Company, pursuant to which Parent will acquire the Company, on the terms and subject to the conditions set forth in the Merger Agreement, by means of a merger of Merger Sub into the Company (the "Merger").

  E. As an inducement to Parent to seek to acquire the Company, and as a condition to Parent's willingness to enter into the Merger Agreement, Parent has required that the Seller agree, and the Seller has agreed, (i) to sell to Parent or one of its designees the Shares at $5.00 per share and the Preferred Stock; (ii) to vote the Shares in favor of the Merger and grant to Parent or its designee an irrevocable proxy; (iii) to sell the Real Property to a subsidiary of Parent; and (iv) to amend the term of that certain lease agreement between Norbert W. Jansen, in his individual capacity and as trustee of the Trust, and the Company, effective as of October 1, 1996, which permits Mr. Jansen and the Trust to operate a gift shop upon the Company's premises (the "Gift Shop Lease"), to a month-to-month arrangement and to make certain other modifications thereto.

  F. Parent has agreed to purchase from Diversified Opportunities Group, Ltd. ("Diversified") 1,071,429 shares of Common Stock (the "Jacobs Shares") pursuant to an agreement dated as of the date hereof among Parent, Diversified, Jacobs Entertainment Nevada, Inc. and Jeffrey P. Jacobs (the "Jacobs Stock Purchase Agreement").

  G. On December 18, 1997, the Board of Directors of the Company, pursuant to notice duly given or waived, held a meeting at which the Board approved the acquisition by Parent and Merger Sub of the Shares for purposes of the Nevada Business Combination Statute, and adopted a bylaw providing that the Company is not subject to the provisions of the Nevada Control Share Statute.

  H. On December 22, 1997 the Board of Directors of the Company, pursuant to notice duly given or waived, held a meeting at which the Board approved the Merger Agreement, the Merger and the transactions contemplated thereby.

  In consideration of the foregoing premises and the mutual covenants and promises contained herein, Parent and Seller hereby agree as follows:

  1. Sale of Real Property. Seller agrees concurrently herewith to enter into an Agreement of Purchase and Sale and Joint Escrow Instructions (the "Agreement of Sale") with Restaurant Ventures of Nevada, Inc., a Nevada corporation ("Properties Corporation"), pursuant to which Seller will agree to sell, transfer and convey the Real Property to Properties Corporation on the terms and subject to the conditions set forth therein.

  2. Purchase and Sale of Shares.

  2.1 Sale of Shares. Subject to the conditions to closing set forth in Sections 2.3 and 2.4 below, Seller shall sell, transfer and convey the Shares to Parent (or its designee) and Parent (or its designee) shall purchase the Shares at a purchase price of $5.00 per share in cash for a total aggregate purchase price of $13,750,000, in the manner set forth in Section 2.2. Subject to the conditions to closing set forth in Sections 2.3 and 2.4 below, Seller shall sell, transfer and convey the Preferred Stock to Parent (or its designee) and Parent (or its designee) shall purchase the Preferred Stock at a purchase price equal to $600,000, plus any accumulated but unpaid dividends on the Preferred Stock as of the date of payment, in the manner set forth in
Section 2.2.

  2.2 Closing. The closing (the "Closing") will take place at Jones Vargas, 3773 Howard Hughes Parkway, Las Vegas, Nevada, on such date as specified by Parent within three business days after the latest to occur of (i) receipt by Parent of all necessary approvals under the regulations and statutes regulating the active gaming operations of Parent and/or the Company ("Gaming Approvals") and other necessary government and regulatory approvals, if any,
(ii) expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") with respect to the acquisition of Shares by Parent, and (iii) satisfaction or waiver of all material conditions precedent to Parent's obligation to consummate the Merger, or such other date and place as the parties may specify (the "Closing Date"). At the Closing, Parent (or its designee) shall purchase from Seller, and Seller shall sell to Parent (or its designee), the Shares and the Preferred Stock. Seller shall deliver to Parent (or its designee) stock certificates representing the Shares and the Preferred Stock duly endorsed or accompanied by stock powers duly executed in blank sufficient to permit the Shares and the Preferred Stock to be transferred without restrictive legends other than with regard to the Securities Act of 1933, as amended, and Parent (or its designee) shall pay to Seller the aggregate purchase price for the Shares and the Preferred Stock by cash or certified check drawn on a banking institution domiciled in the United States.

  2.3 Parent's Conditions to Closing. The obligation of Parent to consummate the purchase of the Shares and the Preferred Stock pursuant to Section 2.2 is subject to the following conditions, any of which may be waived by Parent in its sole discretion:

  (a) Parent shall have obtained all necessary Gaming Approvals and other necessary approvals of other governmental or regulatory authorities, if any;

  (b) The representations and warranties of Seller set forth in Section 4 hereof shall be true and correct in all material respects on the Closing Date with the same effect as if made on and as of such date;

  (c) Seller shall have performed and complied with all agreements and covenants required to be performed and complied with by Seller prior to the Closing Date;

  (d) All waiting periods under the HSR Act applicable to the transaction provided for herein shall have expired or been terminated;

  (e) Parent shall have consummated or shall concurrently consummate the purchase of the Jacobs Shares pursuant to the Jacobs Stock Purchase Agreement;

  (f) All material conditions precedent to Parent's obligation to consummate the Merger shall have been satisfied or waived;

  (g) On the Closing Date, Parent shall not have terminated the Merger Agreement due to a breach by the Company or the Company's failure to comply with its obligations thereunder;

  (h) On the Closing Date, there shall not be in effect any injunction, writ or temporary restraining order or any other order of any nature issued by a court or agency of competent jurisdiction directing that the transaction provided for herein not be consummated as herein provided nor shall there be any litigation or proceeding pending or threatened in respect of the transactions contemplated hereby;

  (i) Seller shall sell and convey the Real Property to Properties Corporation pursuant to the Agreement of Sale concurrently with the Closing under this Agreement;

  (j) Seller shall have delivered to Parent instruments of transfer which vest in Parent (or its designee) good and marketable title to the Shares and the Preferred Stock as required herein, and shall have delivered all other instruments, certificates and other documents required to be delivered hereby;

  (k) Jansen shall deliver letters testamentary dated not more than 10 days earlier than the Closing verifying that she is the sole executrix of the Estate;

  (l) Jansen shall deliver an opinion of Jeffrey Burr, counsel for the Estate and the Trust, satisfactory in form and substance to Parent, to the effect that as sole executrix of the Estate and as sole Trustee of the Trust, Jansen can execute, deliver, and perform this Agreement, without court approval (or that such court approval has been obtained); and

  (m) The Company's bylaw provision which provides in substance that the Company shall not be subject to the provisions of the Nevada Control Share Statute shall not have been amended, revoked, repealed, withdrawn, restricted or modified in any respect.

  2.4 Seller's Conditions to Closing. The obligation of Seller to consummate the sale of the Shares and the Preferred Stock pursuant to Section 2.2 is subject to the following conditions, any of which may be waived by Seller in its sole discretion:

  (a) All waiting periods under the HSR Act applicable to the transaction provided for herein shall have expired or been terminated;

  (b) Seller shall sell and convey the Real Property to Properties Corporation and Properties Corporation shall purchase the Real Property pursuant to the Agreement of Sale concurrently with the Closing under this Agreement;

  (c) Parent shall have paid the aggregate purchase price for the Shares and the Preferred Stock;

  (d) All material conditions precedent to the consummation of the Merger shall have been satisfied or waived by Parent;

  (e) The representations and warranties of Parent set forth in this Agreement shall be true and correct in all material respects on the Closing Date with the same effect as if made on and as of such date;

  (f) On the Closing Date, the Company shall not have terminated the Merger Agreement due to a material breach by Parent or Parent's failure to comply with a material obligation thereunder;

  (g) On the Closing Date, there shall not be in effect any injunction, writ or order issued by a court or agency of competent jurisdiction directing that the transactions provided herein not be consummated; and

  (h) On the Closing Date, the releases of Seller with respect to the Purchase Agreement, the Option Agreement and the Memorandum given by the Company in the Merger Agreement and by Diversified, Jacobs, and Jeffrey Jacobs in the Jacobs Stock Purchase Agreement shall have become effective in accordance with their terms.

  3. Amendments to Gift Shop Lease. Seller and Holiday Gifts, Inc. ("Lessee") agree that upon the Closing, the Gift Shop Lease shall be deemed to be automatically amended to (i) be a month-to-month lease terminable without cause and without the payment of any consideration upon sixty (60) days' notice by either lessee or lessor under the Gift Shop Lease and (ii) provide for the additional modifications set forth on Exhibit B hereto. Concurrently with the Closing, Seller and Lessee shall execute and deliver to the Company an amendment to the Gift Shop Lease and such other agreements as may be necessary or advisable to implement such amendments. Seller and Lessee agree that such amendment of the Gift Shop Lease will be in consideration of payment of $268,000 by Parent or one of its designees to the Seller concurrently with the Closing. Seller and Lessee will execute any additional documentation necessary, in Parent's reasonable judgment, to perfect this amendment, or record a memorandum of the amended Gift Shop Lease.

  4. Representations and Warranties of Seller.

  As a material inducement to Parent to enter into this Agreement, Seller (jointly and severally) represents and warrants to Parent that as of the date hereof and as of the Closing Date:

  4.1 Sole Ownership of Shares; No Encumbrances. On the date hereof, the Trust is the record and beneficial owner of 2,750,000 Shares, and, on the date hereof, such Shares together constitute all of the shares of Common Stock owned of record or beneficially by Seller. On the date hereof, Jansen is the record and beneficial owner of the Preferred Stock, and, on the date hereof, such Preferred Stock constitutes all of the Preferred Stock owned of record or beneficially by Seller. The sole beneficiaries of the Trust are Linda Tijerina and Judy Anderson. Seller has sole voting power, sole power of disposition and sole power to agree to all of the matters set forth in this Agreement with respect to all of the Shares and Preferred Stock, with no limitations, qualifications or restrictions on such rights, and the Shares and the Preferred Stock are the only shares of Common Stock or Preferred Shares over which Seller has any of such powers. The Shares and the Preferred Stock and the certificates representing such Shares and the Preferred Stock are now, and at all times during the term hereof will be, held by Seller free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising under the Option Agreement and the Memorandum and hereunder. The Estate has no interest in any debt or equity security of the Company (except for options that are released pursuant to Section 5.7, below) or the any assets of the Company or in the Real Property and neither Seller nor the Estate has assigned any such rights except under the Option Agreement and the Memorandum.

  4.2 Validity; Binding Effect; No Conflict. This Agreement has been duly and validly authorized, executed and delivered by Seller and constitutes the valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforcement may be subject to principles of equity and to bankruptcy, insolvency or similar laws now or hereafter in effect relating to creditors' rights generally. Jansen is the sole Trustee under the Trust, has the full power and authority (without further action) under the Trust documents to execute and deliver this Agreement, and to perform the obligations of the Trust under this Agreement. A true, correct and complete copy of the Trust Agreement has been provided by Seller to Parent prior to the execution of this Agreement. Jansen is the sole executrix of the Estate, has the full power and authority to execute and deliver the Agreement and to perform the obligations of the Estate under this Agreement, and no action or approval by the probate court (or any other court exercising similar authority over the Estate) is required. The execution and delivery of this Agreement does not and, subject to receipt of all requisite governmental or other consents or approvals, the consummation of the transactions contemplated hereby will not, (i) violate or conflict with any law, ordinance, rule, regulations, orders, judgment, or decree to which Seller is subject or by which Seller is bound; or (ii) violate or conflict with or constitute a default (or an event which, with notice or the lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets under, any term or provision of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Seller is a party or by which any of Seller's assets may be bound or affected, except under the Option Agreement and the Memorandum. Except for the Gaming Approvals and the expiration of any waiting periods under the HSR Act, no consent, approval, authorization or action by or any filings with any federal, state or local governmental agency or any other third party are required in connection with the execution and delivery by Seller of this Agreement and the other documents and instruments to be executed and delivered by Seller pursuant hereto or the consummation by Seller of the transactions contemplated hereby.

  4.3 Brokerage. No investment banker, broker, financial advisor, finder or other person is entitled to a commission or fee from Parent or the Company in respect of this Agreement, the Merger or the transactions contemplated hereby based upon any arrangement or agreement made by or on behalf of Seller.

  4.4 SEC Reports. To the actual knowledge of Seller without obligation of independent investigation, (a) the Company has filed all forms, reports and documents required to be filed with the Securities and Exchange Commission ("SEC") since February 11, 1994, including without limitation Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and proxy statements (collectively and as amended as required, the "SEC Reports") and (b) as of their respective dates, none of the SEC Reports, including, without limitation, any financial statements or schedules included therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

  5. Covenants of Seller

  5.1 Voting. (a) The Seller hereby agrees that (for as long as the Merger Agreement is in effect), at any meeting of the holders of Common Stock, however called, or in connection with any written consent of the holders of Common Stock, Seller shall vote (or cause to be voted) the Shares (a) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; (b) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and (c) except as otherwise agreed to in writing in advance by Parent, against any of the following actions or agreements (other than the Merger Agreement or the transactions contemplated thereby): (i) any action or agreement that is intended, or might reasonably be expected, to impede, interfere with, delay, postpone or attempt to discourage or adversely affect the Merger and the transactions contemplated by this Agreement and the Merger Agreement; (ii) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its subsidiaries; (iii) a sale, lease or transfer of a material amount of assets of the Company and any of its subsidiaries or a reorganization, recapitalization, dissolution or liquidation of the Company or any of its subsidiaries; (iv) any change in the management or Board of Directors of the Company; (v) any change in the present capitalization or dividend policy of the Company; (vi) any amendment of the Company's articles of incorporation or bylaws; or (vii) any other material change in the Company's corporate structure or business. Any such vote or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent. Notwithstanding anything to the contrary contained in this Agreement, Jansen shall be free to act in her capacity as a member of the Board of Directors of the Company and to discharge her fiduciary duties as such.

  (b) In order to secure Seller's obligation to vote the Shares in accordance with the provisions of Section 5.1(a), Seller hereby appoints Parent as Seller's true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of the Shares on all matters set forth in Section 5.1(a). Parent may exercise the irrevocable proxy granted to it hereunder at any time Seller fails to comply with the provisions of this Agreement, subject to the receipt of necessary Gaming Approvals, if any. The proxy and powers granted by Seller pursuant to this Section 5.1(b) are coupled with an interest and are given to secure the performance of Seller's obligations to Parent under this Agreement. Such proxy and powers shall be irrevocable and shall survive the death, incompetency, disability, bankruptcy or dissolution of Seller and the subsequent holders of the Shares.

  5.2 Restriction on Transfer, Proxies and Non-Transference; Stop Transfer Order; Legend.

  (a) Seller hereby agrees, while this Agreement is in effect, and except as specifically contemplated hereby, not to (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any of the Shares or the Preferred Stock or any interest therein, (ii) grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares or
(iii) take any action that would make any representation or warranty of Seller contained herein untrue or incorrect or have the effect of preventing or disabling Seller from performing Seller's obligations under this Agreement.

  (b) In furtherance of the provisions of Section 5.2(a) hereof, concurrently herewith the Seller shall and hereby does (i) authorize the Company's counsel to notify the Company's transfer agent that there is a stop transfer order with respect to all of the Shares (and that this Agreement places limits on the voting and transfer of such shares) and (ii) agree that a legend in substantially the following form shall be placed on each certificate representing the Shares:

    "The securities represented by this certificate are subject to the conditions, restrictions and obligations specified in the Agreement dated December 22, 1997, and as amended and modified from time to time, between Mirage Resorts, Incorporated., a Nevada corporation, and Avis
    P. Jansen, a Nevada resident, Individually, as Executrix of the Estate of Norbert W. Jansen and as Trustee for the Jansen Family Trust under an Agreement dated July 14, 1993, and the Company reserves the right to refuse the transfer of such securities until such conditions, restrictions and obligations have been fulfilled with respect to such transfer or said Agreement has been terminated in accordance with its terms."

Seller shall deliver all certificates representing the Shares and the Company shall or shall cause its transfer agent to imprint such legend on all such certificates.

  5.3 No Additional Purchases. Seller hereby agrees not to acquire any additional securities of the Company from and after the date hereof.

  5.4 No Inconsistent Agreements. Seller shall not enter into any agreement or understanding with any person or entity the effect of which would be inconsistent or violative of the provisions of this Agreement or which could interfere with Parent's efforts to acquire the Company by Merger.

  5.5 Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

  5.6 No Indemnity Claims. Seller shall not, either before or after the Closing, assert any claim against the Company or any officer, director, employee or agent of the Company or its affiliates as to which the Company may have any obligation of indemnity, either under the Companys bylaws, by contract or otherwise. All such named persons are third party beneficiaries of this provision and may enforce the provisions hereof. Seller further agrees that if it should secure a judgment against any such indemnified person who asserts a claim for indemnity against the Company, then the amount of such judgment shall automatically be reduced by and to the extent of such indemnity right.

  5.7 Stock Option. At the Closing, without consideration, Seller shall release the Company from any obligation under any options to acquire Common Shares or Preferred Shares held by Seller under the Company's 1994 Stock Compensation Plan or the Outside Directors Stock Option Plan or otherwise.

  5.8 Consent and Release.

  (a) By the execution of this Agreement, each Seller hereby consents to the termination and release by Diversified of all of its rights, title and interest under the Option Agreement and the Memorandum.

  (b) Effective at the Closing (and contingent on the occurrence of the Closing), the Seller terminates and releases any and all rights, title and interest which they may have under or pursuant to that certain Purchase Agreement dated as of September 24, 1996 ("Purchase Agreement"), the Option Agreement, or the Memorandum, including any and all claims for breaches or violations of those agreements that may have occurred on or prior to the date of the Closing. The Seller expressly agrees that, effective on the Closing Date (and contingent on the occurrence of the Closing), the Purchase Agreement, the Option Agreement, and the Memorandum shall be terminated and of no further force and effect. Effective on the Closing Date (and contingent on the occurrence of the Closing), each of Seller releases the Company, Diversified, Jacobs, and Mr. Jeffrey Jacobs from any and all obligations, charges or claims arising out of or in connection with the Purchase Agreement, the Option Agreement, or the Memorandum. Diversified, Jacobs, and Mr. Jeffrey Jacobs shall each be a third party beneficiary with respect to the consents, releases, and agreements contained in this Section 5.8.

  6. Indemnity.

  Each party (the "Indemnifying Party") shall and hereby does indemnify and hold harmless the other (the "Indemnitee") from and against and in respect of any and all loss, damage and expense incurred by the Indemnitee resulting from, arising out of, attributable to, or in any manner connected with:

    (i) Any matter in respect of which the Indemnifying Party shall have made any misrepresentation, breached any warranty made pursuant to this Agreement or failed to fulfill any covenant or agreement on the part of the Indemnifying Party contained in this Agreement; and

    (ii) Any and all actions, suits, proceedings, demands, assessments or judgments, costs and expenses (including legal and accounting fees and investigation costs) incident to the foregoing and the enforcement thereof.

  If any event shall occur or any circumstance arise which might give rise to a claim in respect of any matter against which the Indemnifying Party has indemnified the Indemnitee hereunder, the Indemnitee shall give notice thereof to the Indemnifying Party. If the matter as to which indemnification may be sought is a claim by a third party, such notice shall be given within thirty
(30) days after said claim shall have been presented to the Indemnitee; otherwise, such notice shall be given promptly after the Indemnitee shall determine that the matter is one as to which indemnification is sought. Failure to give notice within the required time shall have no effect if the lack of notice by Indemnitee is not materially prejudicial to the rights of the Indemnifying Party. Unless the parties otherwise agree in writing, the Indemnifying Party shall defend against all such third-party claims or otherwise satisfy such claims, at its sole cost and expense, through counsel and accountants designated by it and approved by the Indemnitee, which approval shall not be withheld unreasonably. The Indemnitee shall have the right to participate with the Indemnifying Party in the defense of any such matter and shall fully cooperate with and make available to the Indemnifying Party the business records of the Indemnitee for said purpose. If the Indemnifying Party, after receipt of notification from Indemnitee of a third-party claim, fails to protest, defend or settle any such third-party claim, demand, suit or proceeding promptly, diligently and in good faith, Indemnitee shall have the right at its discretion to settle, defend or pay the same, in which event, the obligations of the Indemnifying Party shall extend to and include the amounts of said settlement or payment and/or the costs of legal expenses of such defense.

  7. Miscellaneous.

  7.1 Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made by Seller or Parent pursuant hereto shall survive the Closing of this transaction regardless of any investigation by Parent, except that the representations and warranties made by Seller to Parent in Section 4.5 shall terminate upon purchase of all of Seller's Shares hereunder.

  7.2 Binding Agreement; Assignments; Third-Party Beneficiaries. All of the terms and provisions of this Agreement shall inure to the benefit of, be enforceable by and be binding upon and enforceable against the parties hereto and their respective heirs and personal representatives, successors and assigns; provided, however, that except for an assignment by Parent to one of its affiliates (which may be done in whole or in part), neither of the parties hereto may assign its rights or duties hereunder. If Parent assigns this Agreement to one of its affiliates, Parent shall remain liable for the performance of its obligations hereunder. Nothing contained in this Agreement shall confer any rights or remedies upon any other person, firm or corporation (except those persons benefitting from the covenant not to sue in Section 5.6, above).

  7.3 Obligations Joint and Several. The obligations of Jansen, the Trust, and the Estate under this Agreement are joint and several as to each other.

  7.4 Waiver of Provisions. The terms, covenants, representations, warranties and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right at a later date to enforce the same. No waiver by any party of any condition or the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

  7.5 Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

  7.6 Notices.

  Any notice or other communication required or permitted hereunder shall be expressed in writing and delivered in person or sent by certified or registered mail, return receipt requested, or sent by overnight courier service such as Federal Express and confirmed by certified or registered mail, return receipt requested, or sent by facsimile (receipt confirmed) to the respective parties at the following addresses, or at such other addresses as the parties shall designate by written notice to the other:

If to Seller at:                          If to Parent at:


Avis P. Jansen                            Mirage Resorts, Incorporated
978 Bel Air Circle                        3400 Las Vegas Boulevard South
Las Vegas, NV 89109                       Las Vegas, Nevada 89109
                                          Attn: Daniel Lee and Bruce Levin,
                                          Esq.
                                          Fax No.: (702) 792-7268
                                          Fax No.: (702) 791-5787

with a copy to:                           with a copy to:


Barry Goold, Esq.                         C. Kevin McGeehan, Esq.
4496 S. Pecos Road                        Irell & Manella LLP
Las Vegas, NV 89120                       1800 Avenue of the Stars, Suite 900
Fax No.: (702) 436-2650                   Los Angeles, California 90067
                                          Fax No.: (310) 203-7199

  All notices shall be deemed received on the third business day after mailing or the first business day after delivery to the overnight courier service or the same business day if personally delivered or sent by facsimile.

  7.7 Cooperation. Each party shall cooperate and use its best efforts to consummate the transactions contemplated herein. In addition, each party shall cooperate and take such action and execute such other and further documents as reasonably may be requested by any other party from time to time after the consummation of the transactions contemplated herein to carry out the terms and provisions and intent of this Agreement.

  7.8 Interpretation. When a reference is made in this Agreement to Section, such reference shall be to a Section in this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The descriptive headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

  7.9 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

  7.10 Entire Agreement; Modification. This Agreement contains the entire agreement between the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may be amended, modified and supplemented in any and all respects by written agreement of the parties hereto.

  7.11 Governing Law. The Agreement shall be governed by and construed under the laws of the State of Nevada.

  7.12 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

  7.13 Release of the Company. Effective as of the Closing (and contingent on the occurrence of the Closing), each Seller releases the Company from any and all claims, debts or obligations of the Company to such Seller other than any obligation of the Company to indemnify or defend such Seller against claims made against such Seller resulting from or related to such Seller having been a director or officer of the Company and other than the obligation to pay deferred rent for the period of November 1, 1997, through the Closing to the extent provided in Section 9 of the Agreement of Sale executed concurrently herewith.

  7.14 Termination with Merger Agreement. If the Merger Agreement terminates in accordance with its terms without the Merger having occurred, then this Agreement and the obligations of the parties hereunder shall terminate on the same day as the termination of the Merger Agreement.

  7.15 Contingency on Consent by Diversified, Jacobs, and Jeffrey Jacobs. This Agreement shall not become effective until Diversified, Jacobs, and Jeffrey Jacobs shall have consented to Seller entering into this Agreement. The execution of the Jacobs Stock Purchase Agreement by each of Diversified, Jacobs, and Jeffrey Jacobs, if such agreement contains a provision in the form previously reviewed and approved by counsel for Seller, shall cause this Agreement to become effective.

  7.16 No Prior Agreements. Each of the parties hereto acknowledges and agrees that, prior to the execution of this Agreement on the date hereof, there was no agreement, arrangement or understanding among the parties with respect to the acquisition, disposition, holding or voting of the Shares.

  7.17 Guarantee Remains in Place. Parent covenants and agrees not to revoke its guaranty of the obligations of Properties Corporation under the Agreement of Sale, unless and until this Agreement or the Agreement of Sale is terminated according to their respective terms

                           [SIGNATURE PAGE FOLLOWS]

  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above set forth.

                                          SELLER:

                                                    /s/ Avis P. Jansen
                                          _____________________________________
                                          Avis P. Jansen, a Nevada resident,
                                          Individually, as executrix of the
                                          Estate of Norbert W. Jansen, and as
                                          Trustee for the Jansen Family Trust
                                          under an Agreement dated July 14,
                                          1993

                                          PARENT:

                                          MIRAGE RESORTS, INCORPORATED
                                          a Nevada corporation

                                                      /s/ Daniel Lee
                                          By: _________________________________
                                                       Daniel Lee
                                                 Chief Financial Officer

  Holiday Gifts, Inc., a Nevada corporation, hereby joins in and agrees to be bound by the provisions of Section 3 hereof.

                                          HOLIDAY GIFTS, INC.
                                          a Nevada corporation


                                                    /s/ Avis P. Jansen
                                          By: _________________________________
                                                      Avis P. Jansen,
                                                         President

                                   EXHIBIT B

                  ADDITIONAL MODIFICATIONS TO GIFT SHOP LEASE

  (1) Lessee shall only operate a gift shop on the Gift Shop premises. Lessee shall maintain the same quality of the merchandise and operations as Lessee now provides in the Gift Shop at the date of this Agreement.

  (2) Lessee shall not transfer the Lease, and the Lease shall terminate immediately if a controlling interest in Lessee is transferred.

  (3) Lessee shall not have exclusive rights to sell T-shirts with a design or logo including the words "Las Vegas." Lessee's exclusive rights to sell merchandise shall extend only to the specific building in which the Gift Shop premises are located.

                      FIRST AMENDMENT TO JANSEN AGREEMENT

  This amendment (the "Amendment") to that certain Agreement (the "Agreement") dated December 22, 1997 between Mirage Resorts, Incorporated, a Nevada corporation ("Parent"), and Avis P. Jansen, a Nevada resident, individually, as executrix of the Estate of Norbert W. Jansen, and as Trustee for the Jansen Family Trust (the "Trust") under an Agreement dated July 14, 1993 (in all such capacities, "Seller"), is entered into as of this 29th day of January, 1998 between Parent and Seller with reference to the following fact:

  A. The Trust, rather than Jansen, is the record and beneficial owner of 600 shares of Series A 6% Non-Voting Cumulative Preferred Shares of the Company.

  In consideration of the foregoing premise, Parent and Seller hereby agree to amend the Agreement as follows:

    1. The first sentence of Recital B of the Agreement shall be deleted in its entirety and shall be replaced by the following:

    "The Trust is the owner of 600 shares (the "Preferred Stock") of Series A 6% Non-Voting Cumulative Preferred Shares (the "Preferred Shares") of the Company."

    2. The second sentence of Section 4.1 of the Agreement shall be deleted in its entirety and shall be replaced by the following:

    "On the date hereof, the Trust is the record and beneficial owner of the Preferred Stock, and, on the date hereof, such Preferred Stock constitutes all of the Preferred Stock owned of record or beneficially by Seller."

  IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above set forth.

PARENT:                                   SELLER:


MIRAGE RESORTS, INCORPORATED                        /s/ Avis P. Jansen
a Nevada corporation                      _____________________________________
                                           Avis P. Jansen, a Nevada resident,
                                            Individually,as executrix of the
                                           Estate of Norbert W. Jansen,and as
                                              Trustee for the Jansen Family
                                           Trustunder an Agreement dated July
                                                        14, 1993

           /s/ Daniel R. Lee
By: _________________________________
             Daniel R. Lee
        Chief Financial Officer

                     SECOND AMENDMENT TO JANSEN AGREEMENT

  This second amendment (the "Second Amendment") to that certain Agreement (the "Agreement") dated December 22, 1997 between Mirage Resorts, Incorporated, a Nevada corporation ("Parent"), and Avis P. Jansen, a Nevada resident, individually, as executrix of the Estate of Norbert W. Jansen, and as Trustee for the Jansen Family Trust (the "Trust") under an Agreement dated July 14, 1993 (in all such capacities, "Seller"), as first amended in January, 1998, is entered into as of this 13th day of March, 1998 between Parent and Seller with reference to the following fact:

A. The definition of "Gift Shop Lease" contained in Recital E of the Agreement inadvertently describes the wrong lease.

  In consideration of the foregoing premise, Parent and Seller hereby amend the Agreement as follows:

1. Clause (iv) in Recital E of the Agreement is hereby deleted in its entirety and shall be replaced by the following:

        "to amend the term of that certain lease agreement between Boardwalk Casino, Inc. as Landlord and Holiday Gifts, Inc., as Tenant, dated September 1, 1996, which permits Holiday Gifts, Inc. to operate a gift shop upon the Company's premises (the "Gift Shop Lease"), to a month-to-month arrangement and to make certain other modifications thereto."

2. The third sentence of Section 3 of the Agreement is hereby amended by the deletion of the phrase "to the Seller" therein and the substitution of the phrase "to the Lessee" in lieu thereof.

3. Except as expressly amended hereby, the Agreement and First Amendment thereto remain in full force and effect, as by their terms set forth.

  IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above set forth.

PARENT:

                                                  SELLER:

MIRAGE RESORTS, INCORPORATED                        /s/ Avis P. Jansen
a Nevada corporation                              ----------------------------

                                                  Avis P Jansen, a Nevada
By: /s/ Daniel R. Lee                             resident,
   ------------------------                       Individually, as executrix
Daniel R. Lee                                     of the Estate of
Chief Financial Officer                           Norbert W. Jansen, and as
                                                  Trustee for the
                                                  Jansen Family Trust under an
                                                  Agreement
                                                  dated July 14, 1993

                                                                        ANNEX D

                                   AGREEMENT

  This Agreement (the "Agreement") is made this 22nd day of December, 1997, by and among Mirage Resorts, Incorporated, a Nevada corporation ("Parent"), on the one hand, and Diversified Opportunities Group Ltd., an Ohio limited liability company ("Diversified"), Jacobs Entertainment Nevada, Inc., a Nevada corporation ("Jacobs Entertainment"), and Jeffrey P. Jacobs, an individual ("Jacobs") (Diversified, Jacobs Entertainment and Jacobs are collectively referred to as the "Sellers"), with reference to the following facts:

  A. Diversified entered into that certain Purchase Agreement dated as of September 24, 1996 (the "Purchase Agreement"), by and among Diversified, Norbert W. Jansen, a Nevada resident, Individually ("Mr. Jansen") and as Trustee for the Jansen Family Trust (the "Trust") under an Agreement dated July 14, 1993, and Boardwalk Casino, Inc., a Nevada corporation (the "Company"), pursuant to which Diversified acquired (i) an aggregate of 571,429 shares of the common stock, $.001 par value, of the Company ("Common Stock"); and (ii) a $5 Million Convertible Subordinated Note (together with the Deed of Trust and any other associated documents, the "Note").

  B. Concurrently with the Purchase Agreement, Diversified, the Company, and Mr. Jansen, Individually and as Trustee for the Trust, entered into that certain Option and Proxy Agreement dated September 24, 1996 (as amended by the Memorandum (as defined below), the "Option Agreement"), pursuant to which Diversified acquired 500,000 shares of Common Stock from Mr. Jansen and obtained an option to acquire an additional 1,000,000 shares of Common Stock owned by Mr. Jansen, individually and in his capacity as Trustee for the Trust, and a right of first refusal with respect to other shares of Common Stock owned by Mr. Jansen, individually and in his capacity as Trustee for the Trust (the "Common Stock Option").

  C. On October 29, 1997, the Company, Diversified, Jacobs Entertainment and Avis P. Jansen, a Nevada resident, Individually, as Executrix of the Estate of Norbert W. Jansen and as Trustee for the Trust (in all such capacities, "Jansen"), entered into that certain Memorandum of Understanding (the "Memorandum") pursuant to which (i) Jacobs Entertainment purchased 2,650 shares (the "Preferred Shares") of Series A 6% Non-Voting Cumulative Preferred Shares (the "Preferred Stock") from the Company; (ii) Diversified relinquished the convertibility provision of the Note; (iii) the Company granted Jacobs Entertainment an option to acquire an additional 15,000 shares of Preferred Stock (the "Preferred Stock Option"); (iv) Jansen granted to Jacobs Entertainment an option (the "Land Option") to purchase the premises (the "Land") leased under that certain Lease Agreement effective as of October 1, 1996, between the Company, as Lessee, and Mr. Jansen and the Trust, as Lessors; (v) the number of optioned shares of Common Stock covered by the Common Stock Option was increased to 1,734,620 and the exercise price was reduced to $4.00 per share; and (vi) Jacobs Entertainment agreed to undertake a feasibility study of a $20 million development on the Land (the "Project"), with a termination fee (the "Termination Fee") of $2 million payable to Jacobs Entertainment by the Company upon the occurrence of certain events which interfere with or negatively impact the Project.

  D. Jacobs Entertainment has assigned to Diversified its Preferred Shares and all of its rights under the Memorandum and otherwise with respect to the Company.

  E. As of the date hereof, Diversified is the record and beneficial owner of 1,071,429 shares of Common Stock (the "Shares"), and Jacobs Entertainment and Jacobs own no shares of Common Stock or other securities of the Company. In addition, Diversified owns the rights of Jacobs Entertainment under the Memorandum, and owns 2,650 Preferred Shares.

  F. Parent has agreed to purchase from Jansen, and Jansen has agreed to sell to Parent, 2,750,000 shares of Common Stock owned by Jansen (the "Jansen Shares") pursuant to an agreement dated as of the date hereof between Parent and Jansen (the "Jansen Stock Agreement").

  G. Concurrently herewith, Parent is entering into an Agreement and Plan of Merger (the "Merger Agreement") with Mirage Acquisition Sub Inc., a Nevada corporation and wholly-owned subsidiary of Parent ("Merger Sub"), and the Company, pursuant to which Parent will acquire the Company, on the terms and subject to the conditions set forth in the Merger Agreement, by means of a merger of Merger Sub into the Company (the "Merger").

  H. On December 18, 1997, the Board of Directors of the Company, pursuant to notice duly given or waived, held a meeting at which the Board approved the acquisition by Parent or Merger Sub of the Shares for purposes of the Nevada Business Combination Statute, and adopted a bylaw providing that the Company is not subject to the provisions of the Nevada Control Share Statute.

  I. On December 22, 1997, the Board of Directors of the Company, pursuant to notice duly given or waived, held a meeting at which the Board approved the Merger Agreement, the Merger, and the transactions contemplated thereby.

  In consideration of the foregoing premises and the mutual covenants and promises contained herein, and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

  1. Purchase and Sale of Shares.

  1.1 Sale of Shares. Subject to the conditions to closing set forth in
Section 1.3 and 1.4 below, Diversified shall sell, transfer and convey the Shares to Parent (or its designee) and Parent (or its designee) shall purchase the Shares at a purchase price of $5.00 per share in cash for a total aggregate purchase price of $5,357,145, in the manner set forth in Section 1.2.

  1.2 Closing. The closing (the "Closing") will take place at the offices of Jones Vargas, 3773 Howard Hughes Parkway, 3rd Floor, Las Vegas, Nevada on such date as specified by Parent within three business days after the latest to occur of (i) receipt by Parent of all necessary approvals under the regulations and statutes regulating the active gaming operations of Parent and/or the Company ("Gaming Approvals") and other necessary government and regulatory approvals, if any, (ii) expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and (iii) satisfaction or waiver of all material conditions precedent to the consummation of the Merger, or such other date and place as the parties may specify (the "Closing Date"). At the Closing, Parent (or its designee) shall purchase from Diversified, and Diversified shall sell to Parent (or its designee), the Shares. Diversified shall deliver to Parent (or its designee) stock certificates representing the Shares duly endorsed or accompanied by stock powers duly executed in blank sufficient to permit the Shares to be transferred without restrictive legends other than with regard to the Securities Act of 1933, as amended, and Parent (or its designee) shall pay to Diversified the aggregate purchase price for the Shares by cash or certified check drawn on a banking institution domiciled in the United States.

  1.3 Parent's Conditions to Closing. The obligations of Parent to consummate the purchase of the Shares pursuant to Section 1.2 is subject to the following conditions, any of which may be waived by Parent in its sole discretion:

  (a) Parent shall have obtained all necessary Gaming Approvals and other necessary approvals of other governmental or regulatory authorities, if any;

  (b) The representations and warranties of the Sellers set forth in Section 4 hereof shall be true and correct in all material respects on the Closing Date with the same effect as if made on and as of such date;

  (c) The Sellers shall have performed and complied with all agreements and covenants required to be performed and complied with by the Sellers prior to the Closing Date;

  (d) All waiting periods under the HSR Act applicable to the transaction provided for herein shall have expired or been terminated;

  (e) Parent shall have consummated or shall concurrently consummate the purchase of the Jansen Shares pursuant to the Jansen Stock Agreement;

  (f) All material conditions precedent to Parent's obligation to consummate the Merger shall have been satisfied or waived;

  (g) On the Closing Date, Parent shall not have terminated the Merger Agreement due to a breach by the Company or the Company's failure to comply with its obligations thereunder;

  (h) On the Closing Date, there shall not be in effect any injunction, writ or temporary restraining order or any other order of any nature issued by a court or agency of competent jurisdiction directing that the transaction provided for herein not be consummated as herein provided nor shall there be any litigation or proceeding pending or threatened in respect of the transactions contemplated hereby;

  (i) Diversified shall have delivered to Parent (or its designee) instruments of transfer which vest in Parent (or its designee) good and marketable title to the Shares as required herein, and shall have delivered all other instruments, certificates and other documents required to be delivered hereby; and

  (j) Section IX of the Company's bylaws, which provides in substance that the Company shall not be subject to the provisions of the Nevada Control Share Statute, shall not have been amended, revoked, repealed, withdrawn, restricted or modified in any respect.

  1.4 Diversified's Conditions to Closing. The obligations of Diversified to consummate the sale of the Shares pursuant to Section 1.2 is subject to the following conditions, any of which may be waived by the Sellers in their sole discretion:

  (a) All waiting periods under the HSR Act applicable to the transaction provided for herein shall have expired or been terminated;

  (b) Parent (or its designee) shall have paid the aggregate purchase price for the Shares;

  (c) The closing of the Jansen Stock Purchase Agreement shall have occurred or shall be closed concurrently with the Closing, and prior to or concurrently with the Closing, Jansen shall convey the real property located at 3734 Las Vegas Boulevard South, Las Vegas, Nevada, pusuant to the Agreement of Sale;

  (d) The representations and warranties of Parent set forth in this Agreement shall be true and correct in all material respects on the Closing Date with the same effect as if made on and as of such date;

  (e) On the Closing Date, the Company shall not have terminated the Merger Agreement due to a material breach by Parent or Parent's failure to comply with a material obligation thereunder; all material conditions precedent to the consummation of the Merger shall have been satisfied or waived by Parent;

  (f) On the Closing Date, there shall not be in effect any injunction, writ or order issued by a court or agency of competent jurisdiction directing that the transaction provided herein not be consummated; and

  (g) On the Closing Date, the releases of the Sellers with respect to the Purchase Agreement, the Option Agreement and the Memorandum given by the Company in the Merger Agreement and by Jansen in the Jansen Agreement shall have become effective in accordance with their terms.

  2. Purchase and Sale of Preferred Shares and Note. (a) On the later of (i) the eleventh day after the date hereof or (ii) January 5, 1998, and assuming the conditions in Section 2(d) below have been met, Diversified shall sell, transfer and convey all of the Preferred Shares to Parent (or its designee) and Parent (or its designee) shall purchase the Preferred Shares. Diversified shall deliver to Parent (or its designee) concurrently and therewith stock certificates representing the Preferred Shares duly endorsed or accompanied by stock powers duly executed in blank sufficient to permit the Preferred Shares to be transferred without restrictive legends other than with regard to the Securities Act of 1933, as amended.

  (b) On the later of (i) the eleventh day after the date hereof, or (ii) January 5, 1998, and assuming the conditions in Section 2(d) below have been met, Diversified shall sell, transfer and convey the Note to Parent (or its designee) and Parent (or its designee) shall purchase the Note. Diversified shall deliver to Parent (or its designee) (A) the Note, duly endorsed or accompanied by bond powers duly executed in blank sufficient to permit the Note to be transferred without restrictive legends other than with regard to the Securities Act of 1933, as amended, (B) an assignment and transfer in recordable form of the Deed of Trust, Fixture Filing and Security Agreement, dated September 24, 1996, and (C) an assignment of any security agreements, UCC filings and other security instruments securing the Note.

  (c) In full payment for the Preferred Shares and the Note, Parent (or its designee) shall pay to Diversified the sum of (a) $2,650,000 plus any accrued and accumulated but unpaid dividends on the Preferred Stock as of the date of payment, and (b) $5,000,000 plus accrued but unpaid interest on the Note to the date of payment (the "Note and Preferred Stock Purchase Price") concurrently with the deliveries contemplated in clauses (a) and (b) above. The allocation of the Note and Preferred Stock Purchase Price as between the Note and the Preferred Shares shall be the responsibility of the Sellers and any such division shall in no way affect the validity of the sale of the Note and the Preferred Shares to Parent (or its designee).

  (d) Parent's obligation to purchase the Preferred Shares and the Note shall be subject to each of the conditions contained in Section 1.3(b), (c), (g),
(i) and (j) being satisfied as of such date, any of which may be waived by Parent in its sole discretion.

  (e) Parent agrees that after the acquisition of the Preferred Stock and the Note, Parent will not sell or transfer the Preferred Stock or the Note until the earlier of (i) the Closing of the acquisition of the Shares, or (ii) the termination of this Agreement; provided, however, that nothing in this provision shall prevent Parent from enforcing any provision of the Preferred Stock or the Note. If this Agreement is terminated without the Closing having occurred, other than as a result of a breach by Diversified or Diversified's failure to comply with any of its obligations hereunder, Diversified shall have an option for a period of ten (10) days after such termination to repurchase the Preferred Shares and the Note for the Note and Preferred Stock Purchase Price (increased by the amount of any additional accumulated but unpaid dividends on the Preferred Shares and any accrued but unpaid interest on the Note). This option shall be exercised by tendering the Note and Preferred Stock Purchase Price (increased as described above) to Parent in same day funds.

  3. Termination and Release; Assignment. Effective at the Closing (and contingent upon the occurrence of the Closing), the Sellers terminate and release any and all rights, title and interest which they may have under or pursuant to the Purchase Agreement, the Common Stock Option, the Option Agreement, or the Memorandum, including any rights in and with respect to the Company, any of its assets, its Common Stock or Preferred Stock, the Termination Fee, and the land owned by Jansen, including any and all claims for breaches or violations of those agreements that may have occurred on or prior to the date hereof. The Sellers expressly agree that, effective at the Closing (and contingent upon the occurrence of the Closing), the Purchase Agreement, the Common Stock Option, the Option Agreement, the Memorandum, and the Termination Fee shall be terminated and be of no further force and effect. Effective at the Closing (and contingent upon the occurrence of the Closing), the Sellers also release the Company, Jansen, the Trust, and the estate of Norbert W. Jansen (the "Estate") from any and all obligations, charges or claims arising out of or in connection with the Purchase Agreement, the Common Stock Option, the Option Agreement, or the Memorandum. Jansen, the Trust, and the Estate shall each be a third party beneficiary with respect to the Sellers' agreements contained in this Section 3. The consideration for the terminations, releases and assignments granted pursuant to this Section 3 shall be a payment of $3,735,000 (the

"Termination Payment") by Parent to the Sellers at the Closing. The division of the Termination Payment as between the Sellers shall be the responsibility of the Sellers and any such division shall in no way affect or limit the terminations, releases and assignments granted hereunder.

  3.1 Standstill with Respect to Option Agreement and Memorandum. Sellers agree that until the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms, Sellers will take no action to enforce any of Sellers' rights or exercise any of Sellers' powers under the Option Agreement or the Memorandum. Jansen, the Trust, and the Estate are express third party beneficiaries of this Section 3.1.

  3.2 Consent with respect to Jansen Agreements. By execution of this Agreement, each of the Sellers consents to Jansen, the Trust, and the Estate entering into the Jansen Stock Agreement and the Agreement of Purchase and Sale and Joint Escrow Instructions between Avis Jansen, Trustee, and Restaurant Ventures of Nevada, Inc. Jansen, the Trust, and the Estate are express third party beneficiaries of this section 3.1.

  4. Representations and Warranties. As a material inducement to Parent to enter into this Agreement, the Sellers, jointly and severally, represent and warrant to Parent that as of the date hereof and as of the Closing Date:

  4.1 Sole Ownership of Securities; No Encumbrances. Diversified is the record and beneficial owner of 1,071,429 Shares, the Preferred Shares, and the Note which constitute all of the shares of Common Stock or Preferred Stock or other debt or equity securities of the Company owned of record or beneficially by any of the Sellers or their affiliates (except for the shares of Common Stock owned by Jansen subject to the Common Stock Option which may be deemed to be beneficially owned by Diversified until termination of Diversified's rights under the Option Agreement and the Common Stock Option). Diversified has sole voting power, sole power of disposition and sole power to agree to all of the matters set forth in this Agreement with respect to all of the Shares or Preferred Shares owned of record by it, with no limitations, qualifications or restrictions on such rights, and the Shares and the Preferred Shares are the only shares of Common Stock or Preferred Stock over which the Sellers have any of such powers. The Shares, the Preferred Shares and the Note and the certificates representing such securities are now, and at all times during the term hereof will be, held of record and beneficially by the Sellers free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

  4.2 Non-Assignment of Rights. Sellers have not assigned, transferred, or otherwise encumbered or disposed of any of their rights under the Purchase Agreement or the Assigned Agreements, except as provided in this Agreement.

  4.3 Validity; Binding Effect; No Conflict. This Agreement has been duly and validly authorized, executed and delivered by each of the Sellers and constitutes the valid and binding obligation of each of them enforceable against them in accordance with its terms, except as such enforcement may be subject to principles of equity and to bankruptcy, insolvency or similar laws now or hereafter in effect relating to creditors rights generally. Jacobs has full power and authority to execute and deliver this Agreement on behalf of Diversified and Jacobs Entertainment. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby does not and, subject to receipt of all requisite governmental or other consents or approvals, the consummation of the transactions contemplated hereby will not,
(i) violate or conflict with any law, ordinance, rule, regulations, orders, judgment, or decree to which any of the Sellers is subject or by which any of the Sellers is bound; or (ii) violate or conflict with or constitute a default (or an event which, with notice or the lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets under, any term or provision of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which any of the Sellers is a party or by which any of their respective assets may be bound or affected. Except for the Gaming Approvals and expiration of any waiting periods under the HSR Act, no consent, approval, authorization or action by or any filings with any federal, state or local governmental agency or any other third party are required in connection with the execution and delivery by the Sellers of this Agreement and the other documents and instruments to be executed and delivered by the Sellers pursuant hereto or the consummation by the Sellers of the transactions contemplated hereby.

  4.4 Brokerage. Except as expressly contemplated in the Merger Agreement, no investment banker, broker, financial advisor, finder or other person is entitled to a commission or fee from Parent or the Company in respect of this Agreement, the Merger or the transactions contemplated hereby based upon any arrangement or agreement made by or on behalf of the Sellers.

  4.5 SEC Reports. To the actual knowledge of the Sellers without any obligation of independent investigation, (a) the Company has filed all forms, reports and documents required to be filed with the Securities and Exchange Commission ("SEC") since February 11, 1994, including without limitation Annual Reports on Form 10-KSB, Quarterly reports on Form 10-QSB and proxy statements (collectively and as amended as required, the "SEC Reports") and
(b) as of their respective dates, none of the SEC Reports, including, without limitation, any financial statements or schedules included therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

  5. Covenants of the Sellers. The Sellers hereby covenant and agree as follows:

  5.1 Voting. (a) The Sellers hereby agree that (for as long as the Merger Agreement is in effect), at any meeting of the holders of Common Stock, however called, or in connection with any written consent of the holders of Common Stock, the Sellers shall vote (or cause to be voted) the Shares (a) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; (b) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and (c) except as otherwise agreed to in writing in advance by Parent, against any of the following actions or agreements (other than the Merger Agreement or the transactions contemplated thereby): (i) any action or agreement that is intended, or might reasonably be expected, to impede, interfere with, delay, postpone or attempt to discourage or adversely affect the Merger and the transactions contemplated by this Agreement and the Merger Agreement; (ii) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its subsidiaries; (iii) a sale, lease or transfer of a material amount of assets of the Company and any of its subsidiaries or a reorganization, recapitalization, dissolution or liquidation of the Company or any of its subsidiaries; (iv) any change in the management or Board of Directors of the Company; (v) any change in the present capitalization or dividend policy of the Company; (vi) any amendment of the Company's articles of incorporation or bylaws; or (vii) any other material change in the Company's corporate structure or business. Any such vote or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent. Notwithstanding anything to the contrary contained in this Agreement, Jeffrey Jacobs shall be free to act in his capacity as a member of the Board of Directors of the Company and to discharge his fiduciary duties as such.

  (b) In order to secure each of the Sellers' obligation to vote the Shares in accordance with the provisions of Section 5.1(a), each of the Sellers hereby appoints Parent as such Sellers' true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of the Shares on all matters set forth in Section 5.1(a). Parent may exercise the irrevocable proxy granted to it hereunder at any time any of the Sellers fails to comply with the provisions of this Agreement, subject to the receipt of necessary Gaming Approvals, if any. The proxy and powers granted by the Sellers pursuant to this Section 5.1(b) are coupled with an interest and are given to secure the performance of the Sellers' obligations to Parent under this Agreement. Such proxies and powers shall be irrevocable and shall survive the death, incompetency, disability, bankruptcy or dissolution of the applicable Sellers and the subsequent holders of the Shares.

  5.2 Restriction on Transfer, Proxies and Non-Transference; Stop Transfer Order; Legend.

  (a) The Sellers hereby agree, while this Agreement is in effect, and except as specifically contemplated hereby, not to (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any of the Shares or any interest therein,
(ii) grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares or (iii) take any action that would make any representation or warranty of the Sellers contained herein untrue or incorrect or have the effect of preventing or disabling the Sellers from performing their obligations under this Agreement.

  (b) In furtherance of the provisions of Section 5.2(a) hereof, concurrently herewith the Sellers shall and hereby do (i) authorize the Company's counsel to notify the Company's transfer agent that there is a stop transfer order with respect to all of the Shares (and that this Agreement places limits on the voting and transfer of such shares) and (ii) agree that a legend in substantially the following form shall be placed on each certificate representing the Shares:

  "The securities represented by this certificate are subject to the conditions, restrictions and obligations specified in the Agreement dated as of December 22, 1997, and as amended and modified from time to time, between Mirage Resorts, Incorporated, a Nevada corporation, Diversified Opportunities Group Ltd., an Ohio limited liability company, Jacobs Entertainment Nevada, Inc., a Nevada corporation, and Jeffrey P. Jacobs, an individual, and the Company reserves the right to refuse the transfer of such securities until such conditions, restrictions and obligations have been fulfilled with respect to such transfer or said Agreement has been terminated in accordance with its terms."

The Sellers shall deliver all certificates representing the Shares and the Company shall or shall cause its transfer agent to imprint such legend on all such certificates.

  5.3 No Additional Purchases. The Sellers hereby agree not to acquire any additional securities of the Company from and after the date hereof.

  5.4 No Inconsistent Agreements. The Sellers shall not enter into any agreement or understanding with any person or entity the effect of which would be inconsistent or violative of the provisions of this Agreement or which could interfere with Parent's efforts to acquire the Company by merger.

  5.5 Further Assurances. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

  5.6 No Indemnity Claims. Sellers shall not, either before or after the Closing, assert any claim against the Company or any officer, director, employee or agent of the Company or its affiliates as to which the Company may have any obligations of indemnity, either under the Company's bylaws, by contract or otherwise. All such named persons are third party beneficiaries of this provision and may enforce the provisions hereof. Seller further agrees that if it should secure a judgment against any such indemnified person who asserts a claim for indemnity against the Company, then the amount of such judgment shall automatically be reduced by and to the extent of such indemnity right.

  6. Covenant and Representations of Parent.

  6.1 Gaming Approvals; HSR Filing. Parent shall promptly prepare and file such applications and other filings as are necessary to secure required Gaming Approvals and to comply with the filing requirements of the HSR and will use its reasonable best efforts (consistent with its other gaming operations) to secure such Gaming Approvals. Parent has no actual knowledge of a reason why the Gaming Approvals will not be granted.

  6.2 Validity; Binding Effect; No Conflict. This Agreement has been duly and validly authorized, executed and delivered by Parent and constitutes the valid and binding obligation of Parent enforceable in accordance with its terms, except as such enforcement may be subject to principles of equity and bankruptcy, insolvency or similar laws now or hereafter in effect relating to creditors rights generally. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby does not and, subject to receipt of all requisite governmental or other consents or approvals, the consummation of the transactions contemplated hereby will not, (i) violate or conflict with any law, ordinance, rule, regulations, orders, judgment, or decree to which Parent is subject or by which Parent is bound; or (ii) violate or conflict with or constitute a default (or an event which, with notice or the lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by or result in the creation of any lien, security interest, change or encumbrance upon any of the properties or assets under, any term or provision of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Parent is a party or by which its respective assets may be bound or affected. Except for the Gaming Approvals and expiration of any waiting periods under the HSR Act, no consent, approval, authorization or action by or any filings with any federal, state or local governmental agency or any other third party are required in connection with the execution and delivery by Parent of this Agreement and the other documents and instruments to be executed and delivered by Parent pursuant hereto or the consummation by Parent of the transactions contemplated hereby.

  7. Indemnity.

  Parent, on the one hand, and the Sellers, on the other hand (in either case, the "Indemnifying Party") shall and hereby do indemnify and hold harmless the other (in either case, the "Indemnitee") from and against and in respect of any and all loss, damage and expense incurred by the Indemnitee resulting from, arising out of, attributable to, or in any manner connected with:

    (i) Any matter in respect of which the Indemnifying Party shall have made any misrepresentation, breached any warranty made pursuant to this Agreement or failed to fulfill any covenant or agreement on the part of the Indemnifying Party contained in this Agreement;

    (ii) Any and all actions, suits, proceedings, demands, assessments or judgments, costs and expenses (including legal and accounting fees and investigation costs) incident to the foregoing and the enforcement thereof.

  If any event shall occur or any circumstance arise which might give rise to a claim in respect of any matter against which the Indemnifying Party have indemnified the Indemnitee hereunder, the Indemnitee shall give notice thereof to the Indemnifying Party. If the matter as to which indemnification may be sought is a claim by a third party, such notice shall be given within thirty
(30) days after said claim shall have been presented to the Indemnitee; otherwise, such notice shall be given promptly after the Indemnitee shall determine that the matter is one as to which indemnification is sought. Failure to give notice within the required time shall have no effect if the lack of notice by Indemnitee is not materially prejudicial to the rights of the Indemnifying Party. Unless the parties otherwise agree in writing, the Indemnifying Party shall defend against all such third-party claims or otherwise satisfy such claims, at their sole cost and expense, through counsel and accountants designated by them and approved by the Indemnitee, which approval shall not be withheld unreasonably. The Indemnitee shall have the right to participate with the Indemnifying Party in the defense of any such matter and shall fully cooperate with and make available to the Indemnifying Party the business records of the Indemnitee for said purpose. If the Indemnifying Party, after receipt of notification from Indemnitee of a third-party claim, fails to protest, defend or settle any such third-party claim, demand suit or proceeding promptly, diligently and in good faith, Indemnitee shall have the right at its discretion to settle, defend or pay the same, in which event, the obligations of the Indemnifying Party shall extend to and include the amounts of said settlement or payment and/or the costs of legal expenses of such defense.

  8. Miscellaneous.

  8.1 Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made by the Sellers or Parent pursuant hereto shall survive the Closing of this transaction regardless of any investigation by Parent or Sellers, except that the representations and warranties made by the Sellers to Parent in Section 4.5 shall terminate upon purchase of all of Sellers' Shares hereunder.

  8.2 Binding Agreement; Assignments; Third-Party Beneficiaries. All of the terms and provisions of this Agreement shall inure to the benefit of, be enforceable by and be binding upon and enforceable against the parties hereto and their respective heirs and personal representatives, successors and assigns; provided, however, that except for an assignment by Parent to one of its affiliates (which may be done in whole or in part), neither of the parties hereto may assign its rights or duties hereunder. If Parent assigns this Agreement to one of its affiliates, Parent shall remain liable for the performance of its obligations hereunder. Nothing contained in this Agreement shall confer any rights or remedies upon any other person, firm or corporation (except as otherwise provided in Section 3 hereof with respect to Jansen, the Trust, the Estate, and those persons benefitted from the covenant not to sue in Section 5.7, above).

  8.3 Obligations Joint and Several. The obligations of Diversified, Jacobs Entertainment and Jacobs under this Agreement are joint and several as to each other.

  8.4 Waiver of Provisions. The terms, covenants, representations, warranties and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right at a later date to enforce the same. No waiver by any party of any condition or the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

  8.5 Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

  8.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon personal delivery, facsimile transmission (which is confirmed), telex or delivery by an overnight express courier service (delivery, postage or freight charges prepaid), or on the fourth day following deposit in the United States mail (if sent by registered or certified mail, return receipt requested, delivery, postage or freight charges prepaid), addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Sellers at:                                If to Parent at:


Diversified, Jacobs Entertainment or        Mirage Resorts, Incorporated
Jacobs                                      3400 Las Vegas Boulevard South
c/o Jacobs Entertainment Ltd.               Las Vegas, Nevada 89109
1231 Main Avenue                            Attn: Daniel Lee and Bruce Levin,
Cleveland, OH 44113                         Esq.
Attn: Jeffrey P. Jacobs                     Fax No.: (702) 792-7268
Fax No.: (216) 861-6315                     Fax No: (702) 791-5787
with a copy to:                                       with a copy to:


Hahn Loeser & Parks                         C. Kevin McGeehan, Esq.
3300 BP America Building                    Irell & Manella LLP
200 Public Square                           1800 Avenue of the Stars, Suite
Cleveland, OH 44114                         900
Attn: Stephen P. Owendoff, Esq.             Los Angeles, California 90067
Fax No.: (216) 241-2824                     Fax No.: (310) 203-7199

  All notices shall be deemed received on the third business day after mailing or the first business day after delivery to the overnight courier service or the same business day if personally delivered or sent by facsimile.

  8.7 Interpretation. When a reference is made in this Agreement to Section, such reference shall be to a Section in this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The descriptive headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

  8.8 Cooperation. Each party shall cooperate and use its best efforts to consummate the transaction contemplated herein. In addition, each party shall cooperate and take such action and execute such other and further documents as reasonably may be requested by any other party from time to time after the consummation of the transactions contemplated herein to carry out the terms and provisions and intent of this Agreement.

  8.9 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

  8.10 Entire Agreement; Modification. This Agreement contains the entire agreement between the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may be amended, modified and supplemented in any and all respects by written agreement of the parties hereto.

  8.11 Governing Law. The Agreement shall be governed by and construed under the laws of the State of Nevada.

  8.12 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

  8.13 Release of the Company. Effective as of the Closing (and contingent on the occurrence of the Closing), each of Sellers releases the Company from any and all claims, debts or obligations of the Company to Sellers other than any obligation of the Company to indemnify or defend any of the Sellers against claims made against the Sellers resulting from or related to any of Sellers having been a director or officer of the Company.

  8.14 Termination with Merger Agreement. If the Merger Agreement terminates in accordance with its terms without the Merger having occurred, then this Agreement and the obligations of the parties hereunder shall terminate on the same day as the termination of the Merger Agreement, except that Section 2(e) (only as it relates to the option granted to Diversified) shall remain in effect.

  8.15 No Prior Agreements. Each of the parties hereto acknowledges and agrees that, prior to the execution of this Agreement on the date hereof, there was no agreement, arrangement or understanding among the parties with respect to the acquisition, disposition, holding or voting of the Shares.

  8.16 Facsimile Signatures. Facsimile signatures shall have the same force and effect as if the parties had delivered such signatures in person.

                           [SIGNATURE PAGE FOLLOWS]

  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above set forth.

PARENT:                                   DIVERSIFIED:


Mirage Resorts, Incorporated              Diversified Opportunities Group
a Nevada corporation                       Ltd.,
                                          an Ohio limited liability company


           /s/ Daniel R. Lee
By: _________________________________         Jacobs Entertainment Ltd., its
            Daniel R. Lee                                 manager
    Its: Chief Financial Officer          By: _________________________________

                                                   /s/ Jeffrey P. Jacobs
                                          By: _________________________________
                                                    Jeffrey P. Jacobs
                                                     Its: President

                                          JACOBS ENTERTAINMENT:

                                          Jacobs Entertainment Nevada, Inc.,
                                          a Nevada corporation

                                                   /s/ Jeffrey P. Jacobs
                                          By: _________________________________
                                                    Jeffrey P. Jacobs
                                                     Its: President

                                                   /s/ Jeffrey P. Jacobs
                                          _____________________________________
                                            Jeffrey P. Jacobs, an individual

                                                                        ANNEX E


                    [LOGO OF ROBERTS & GREEN APPEARS HERE]

           80 CUTTERMILL ROAD, SUITE 410, GREAT NECK, NY 11021-3108
                        516-829-9600, FAX 516-829-9707
                              E-MAIL RGI@USA.NET
December 22, 1997

The Board of Directors
Boardwalk Casino, Inc.
Avis P. Jansen, Chairman
3750 Las Vegas Boulevard South
Las Vegas, NV 89109

Gentlepersons;

  You have requested our opinion as to the fairness, from a financial point of view, to Boardwalk Casino, Inc. ("Boardwalk") and its existing shareholders of the consideration to be paid in the proposed merger of Boardwalk with, and into, a wholly-owned subsidiary of Mirage Resorts, Incorporated (the "Transaction").

  The Agreement and Plan of Merger by and among Boardwalk, Mirage, and Mirage Acquisition Subsidiary, Inc. (the "Merger Agreement") dated December 22, 1997 provides that at the closing of the Transaction, Mirage will purchase all of Boardwalk's outstanding common stock for $5.00 per share in cash.

  In arriving at our opinion herein, and as the basis therefor, we have performed the following: (1) reviewed the fiscal 1995 and 1996 historical, audited financial statements and certain public SEC filings of Boardwalk; (2) reviewed interim unaudited financial data of Boardwalk as applicable; (3) reviewed supplemental financial analyses and forecasts prepared by Boardwalk's management; (4) reviewed the Merger Agreement; (5) interviewed management of Boardwalk concerning Boardwalk's historical and projected operating performance; (6) analyzed acquisition data for comparable public companies and valuation multiples for comparable public companies; (7) reviewed the historical market prices and trading activity of the common stock of Boardwalk; and (8) conducted such other analyses and investigations and considered such other financial, economic and market criteria as we deemed appropriate for purposes of the opinion herein.

  In rendering our opinion we have assumed and relied upon the accuracy and completeness of all financial and other information provided to us by Boardwalk and Mirage and have not independently verified any such information. We have neither made nor obtained any independent evaluations or appraisals of the assets of Boardwalk. We have assumed that financial analyses and forecasts provided to, or discussed with, us have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Boardwalk as to the future financial performance of the Company. Our opinion is based on market, economic, financial and other conditions as they exist and can be evaluated on the date hereof.

  Roberts & Green, Inc. ("R&G") has been engaged by Boardwalk as its exclusive financial advisor with respect to the Transaction, in connection with which R&G will receive a fee for its services, a substantial portion of which is contingent upon the consummation of the Transaction or other events related thereto.

  This opinion has been prepared solely for the use of Boardwalk's Board of Directors and is not rendered on behalf of, and is not intended to confer rights or remedies upon, any holder of securities of Boardwalk or Mirage or any person other than Boardwalk's Board of Directors. Our opinion may not be published, reproduced, summarized, described or referred to or given to any other person without our prior written consent except as may be required by statute or government regulations.

  On the basis of, and subject to the foregoing and such other factors as we deem relevant and our assessment of general economic conditions, it is our opinion that as of the date of this letter, the consideration to be paid by Mirage in the Transaction is fair, from a financial point of view, to Boardwalk and its shareholders.

                                          Very truly yours,

                                          ROBERTS & GREEN, INC.

                                                    /s/ James Scibelli
                                          By: _________________________________
                                                      James Scibelli

                                                                        ANNEX F
                            NEVADA REVISED STATUTES

                                  CHAPTER 92A

RIGHTS OF DISSENTING OWNERS

  NRS 92A.300 DEFINITIONS.
  NRS 92A.305 "BENEFICIAL STOCKHOLDER" DEFINED.
  NRS 92A.310 "CORPORATE ACTION" DEFINED.
  NRS 92A.315 "DISSENTER" DEFINED.
  NRS 92A.320 "FAIR VALUE" DEFINED.
  NRS 92A.325 "STOCKHOLDER" DEFINED.
  NRS 92A.330 "STOCKHOLDER OF RECORD" DEFINED.
  NRS 92A.335 "SUBJECT CORPORATION" DEFINED.
  NRS 92A.340 COMPUTATION OF INTEREST.
  NRS 92A.350 RIGHTS OF DISSENTING PARTNER OF DOMESTIC LIMITED PARTNERSHIP. NRS 92A.360 RIGHTS OF DISSENTING MEMBER OF DOMESTIC LIMITED-LIABILITY
COMPANY.
  NRS 92A.370 RIGHTS OF DISSENTING MEMBER OF DOMESTIC NONPROFIT CORPORATION. NRS 92A.380 RIGHT OF STOCKHOLDER TO DISSENT FROM CERTAIN CORPORATE ACTIONS
AND TO OBTAIN PAYMENT FOR SHARES.
  NRS 92A.390 LIMITATIONS ON RIGHT OF DISSENT: STOCKHOLDERS OF CERTAIN CLASSES OR SERIES; ACTION OF STOCKHOLDERS NOT REQUIRED FOR PLAN OF MERGER.
  NRS 92A.400 LIMITATIONS ON RIGHT OF DISSENT: ASSERTION AS TO PORTIONS ONLY TO SHARES REGISTERED TO STOCKHOLDER; ASSERTION BY BENEFICIAL STOCKHOLDER.
  NRS 92A.410 NOTIFICATION OF STOCKHOLDERS REGARDING RIGHT OF DISSENT.
  NRS 92A.420 PREREQUISITES TO DEMAND FOR PAYMENT FOR SHARES.
  NRS 92A.430 DISSENTER'S NOTICE: DELIVERY TO STOCKHOLDERS ENTITLED TO ASSERT RIGHTS; CONTENTS.
  NRS 92A.440 DEMAND FOR PAYMENT AND DEPOSIT OF CERTIFICATES; RETENTION OF RIGHTS OF STOCKHOLDER.
  NRS 92A.450 UNCERTIFICATED SHARES: AUTHORITY TO RESTRICT TRANSFER AFTER DEMAND FOR PAYMENT; RETENTION OF RIGHTS OF STOCKHOLDER.
  NRS 92A.460 PAYMENT FOR SHARES: GENERAL REQUIREMENTS.
  NRS 92A.470 PAYMENT FOR SHARES: SHARES ACQUIRED ON OR AFTER DATE OF DISSENTER'S NOTICE.
  NRS 92A.480 DISSENTER'S ESTIMATE OF FAIR VALUE: NOTIFICATION OF SUBJECT CORPORATION; DEMAND FOR PAYMENT OF ESTIMATE.
  NRS 92A.490 LEGAL PROCEEDING TO DETERMINE FAIR VALUE: DUTIES OF SUBJECT CORPORATION; POWERS OF COURT; RIGHTS OF DISSENTER.
  NRS 92A.500 LEGAL PROCEEDING TO DETERMINE FAIR VALUE: ASSESSMENT OF COSTS AND FEES.

  NRS 92A.300 DEFINITIONS. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

  NRS 92A.305 "BENEFICIAL STOCKHOLDER" DEFINED. "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

  NRS 92A.310 "CORPORATE ACTION" DEFINED. "Corporate action" means the action of a domestic corporation.

  NRS 92A.315 "DISSENTER" DEFINED. "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.410 to 92A.480, inclusive.

  NRS 92A.320 "FAIR VALUE" DEFINED. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

  NRS 92A.325 "STOCKHOLDER" DEFINED. "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.

  NRS 92A.330 "STOCKHOLDER OF RECORD" DEFINED. "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.

  NRS 92A.335 "SUBJECT CORPORATION" DEFINED. "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

  NRS 92A.340 COMPUTATION OF INTEREST. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

  NRS 92A.350 RIGHTS OF DISSENTING PARTNER OF DOMESTIC LIMITED PARTNERSHIP. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

  NRS 92A.360 RIGHTS OF DISSENTING MEMBER OF DOMESTIC LIMITED-LIABILITY COMPANY. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

  NRS 92A.370 RIGHTS OF DISSENTING MEMBER OF DOMESTIC NONPROFIT CORPORATION.
1. Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

  2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

  NRS 92A.380 RIGHT OF STOCKHOLDER TO DISSENT FROM CERTAIN CORPORATE ACTIONS AND TO OBTAIN PAYMENT FOR SHARES.

  1. Except as otherwise provided in NRS 92A.370 and 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

  (a) Consummation of a plan of merger to which the domestic corporation is a party:

    (1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation and he is entitled to vote on the merger; or

    (2) If the domestic corporation is a subsidiary and is merged with its parent under NRS 92A.180.

  (b) Consummation of a plan of exchange to which the domestic corporation is a party as the corporation whose subject owner's interests will be acquired, if he is entitled to vote on the plan.

  (c) Any corporate action taken pursuant to a vote of the stockholders to the event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

  2. A stockholder who is entitled to dissent and obtain payment under NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

  NRS 92A.390 LIMITATIONS ON RIGHT OF DISSENT: STOCKHOLDERS OF CERTAIN CLASSES OR SERIES; ACTION OF STOCKHOLDERS NOT REQUIRED FOR PLAN OF MERGER.

  1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

  (a) The articles of incorporation of the corporation issuing the shares provide otherwise; or

  (b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

    (1) Cash, owner's interests or owner's interests and cash in lieu of fractional owner's interests of:

      (I) The surviving or acquiring entity; or

      (II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner's interests of record; or

    (2) A combination of cash and owner's interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

  2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

  NRS 92A.400 LIMITATIONS ON RIGHT OF DISSENT: ASSERTION AS TO PORTIONS ONLY TO SHARES REGISTERED TO STOCKHOLDER; ASSERTION BY BENEFICIAL STOCKHOLDER.

  1. A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

  2. A beneficial stockholder may assert dissenter's rights as to shares held on his behalf only if:

    (a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

    (b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

  NRS 92A.410 NOTIFICATION OF STOCKHOLDERS REGARDING RIGHT OF DISSENT.

  1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

  2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

  NRS 92A.420 PREREQUISITES TO DEMAND FOR PAYMENT FOR SHARES.

  1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:

    (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

    (b) Must not vote his shares in favor of the proposed action.

  2. A stockholder who does not satisfy the requirements of subsection 1 is not entitled to payment for his shares under this chapter.

  NRS 92A.430 DISSENTER'S NOTICE: DELIVERY TO STOCKHOLDERS ENTITLED TO ASSERT RIGHTS; CONTENTS.

  1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.

  2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

    (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

    (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

    (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;

    (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

    (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

  NRS 92A.440 DEMAND FOR PAYMENT AND DEPOSIT OF CERTIFICATES; RETENTION OF RIGHTS OF STOCKHOLDER.

  1. A stockholder to whom a dissenter's notice is sent must:

    (a) Demand payment;

    (b) Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

    (c) Deposit his certificates, if any, in accordance with the terms of the notice.

  2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

  3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter.

  NRS 92A.450 UNCERTIFICATED SHARES: AUTHORITY TO RESTRICT TRANSFER AFTER DEMAND FOR PAYMENT; RETENTION OF RIGHTS OF STOCKHOLDER.

  1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

  2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

  NRS 92A.460 PAYMENT FOR SHARES: GENERAL REQUIREMENTS.

  1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

    (a) Of the county where the corporation's registered office is located;
  or

    (b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

  2. The payment must be accompanied by:

    (a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;

    (b) A statement of the subject corporation's estimate of the fair value of the shares;

    (c) An explanation of how the interest was calculated;

    (d) A statement of the dissenter's rights to demand payment under NRS 92A.480; and

    (e) A copy of NRS 92A.300 to 92A.500, inclusive.

  NRS 92A.470 PAYMENT FOR SHARES: SHARES ACQUIRED ON OR AFTER DATE OF DISSENTER'S NOTICE.

  1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

  2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480.

  NRS 92A.480 DISSENTER'S ESTIMATE OF FAIR VALUE: NOTIFICATION OF SUBJECT CORPORATION; DEMAND FOR PAYMENT OF ESTIMATE.

  1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

  2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

  NRS 92A.490 LEGAL PROCEEDING TO DETERMINE FAIR VALUE: DUTIES OF SUBJECT CORPORATION; POWERS OF COURT; RIGHTS OF DISSENTER.

  1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

  2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

  3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

  4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

  5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

    (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

    (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

  NRS 92A.500 LEGAL PROCEEDING TO DETERMINE FAIR VALUE: ASSESSMENT OF COSTS AND FEES.

  1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

  2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

    (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

    (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

  3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

  4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

  5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

                                                                        ANNEX G

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  FORM 10-Q/A

  QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934

                     FOR QUARTER ENDED: DECEMBER 31, 1997

                        COMMISSION FILE NUMBER 1-12780

                            BOARDWALK CASINO, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            STATE OF NEVADA                          88-0304201
       (STATE OF INCORPORATION)         (I.R.S. EMPLOYER IDENTIFICATION NO.)

  3750 LAS VEGAS BOULEVARD SOUTH, LAS                    89109
             VEGAS, NEVADA                           (ZIP CODE)
    (ADDRESS OF PRINCIPAL EXECUTIVE
               OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (702) 735-2400

            ______________________________________________________
   FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR, IF CHANGED SINCE LAST
                                    REPORT.

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
     Yes [X]      No [_]

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as the close of the period covered by this report:

               CLASS                 OUTSTANDING AT DECEMBER 31, 1997
      ---------------------          --------------------------------
      Common Stock, $.001 par value             7,179,429


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                             BOARDWALK CASINO, INC.
                                 BALANCE SHEETS

PART I--FINANCIAL INFORMATION


ITEM 1. FINANCIAL STATEMENTS

                                                    DECEMBER 31,  SEPTEMBER 30,
                                                        1997          1997
                                                    ------------  -------------
                                                    (UNAUDITED)
                      ASSETS
CURRENT ASSETS:
  Cash and cash equivalents........................ $  1,972,100  $  2,236,018
  Receivables, net of allowance for doubtful
   accounts of $13,276 and $8,276..................    1,306,443     1,258,170
  Inventory........................................      191,945       130,436
  Prepaid expenses.................................      650,900       746,965
                                                    ------------  ------------
    Total current assets...........................    4,121,388     4,371,589
                                                    ------------  ------------
PROPERTY AND EQUIPMENT, net of accumulated
 depreciation of $9,750,112 and $8,885,392.........   56,532,818    57,305,457
                                                    ------------  ------------
OTHER ASSETS:
  Deferred costs, net of accumulated amortization
   of $721,589 and $583,158........................    1,278,330     1,416,761
  Restricted cash..................................      173,385       173,385
  Other............................................      100,968       100,969
                                                    ------------  ------------
    Total other assets.............................    1,552,683     1,691,115
                                                    ------------  ------------
    Total assets................................... $ 62,206,889  $ 63,368,161
                                                    ============  ============
        LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable................................. $  1,378,595  $  1,520,268
  Construction accounts payable....................       39,390       461,126
  Accrued expenses.................................    3,177,770     3,224,525
  Accrued interest expense.........................    1,723,493     3,426,870
  Related party payables...........................      500,000       400,000
  Notes payable....................................          --        600,000
  Current portion of obligations under capital
   leases..........................................    2,073,304     2,517,920
  Term debt classified as current, net of original
   issue discount of $3,815,476 and $3,875,773.....   41,184,524    41,124,227
                                                    ------------  ------------
    Total current liabilities......................   50,077,076    53,274,936
                                                    ------------  ------------
  Obligations under capital leases, less current
   portion.........................................    1,457,403     1,833,477
                                                    ------------  ------------
    Total liabilities..............................   51,534,479    55,108,413
                                                    ------------  ------------
COMMITMENTS AND CONTINGENCIES
  Series A Redeemable Preferred stock, par value
   $.001, authorized 18,250 shares; 3,250 shares
   issued and outstanding..........................    3,250,000           --
                                                    ------------  ------------
SHAREHOLDERS' EQUITY:
  Preferred stock, $.001 par value; 14,981,750
   shares authorized, none issued..................          --            --
  Common stock, $.001 par value; 50,000,000 shares
   authorized; 7,179,429 issued and outstanding....        7,179         7,179
  Additional paid-in capital.......................   22,405,083    22,435,083
  Accumulated deficit..............................  (14,989,852)  (14,182,514)
                                                    ------------  ------------
    Total shareholders' equity.....................    7,422,410     8,259,748
                                                    ------------  ------------
    Total liabilities and shareholders' equity..... $ 62,206,889  $ 63,368,161
                                                    ============  ============

                       See notes to financial statements.

                             BOARDWALK CASINO, INC.

                    STATEMENTS OF INCOME (LOSS) (UNAUDITED)

                                                         THREE MONTHS ENDED
                                                            DECEMBER 31,
                                                       ------------------------
                                                          1997         1996
                                                       -----------  -----------
REVENUES:
  Casino.............................................. $ 6,395,768  $ 5,219,626
  Rooms...............................................   3,145,440    3,278,229
  Food and beverage...................................   1,657,166    1,484,656
  Other...............................................     433,338      476,186
                                                       -----------  -----------
    Gross revenue.....................................  11,631,712   10,458,697
                                                       -----------  -----------
Less promotional allowances...........................    (467,732)    (513,845)
                                                       -----------  -----------
                                                        11,163,980    9,944,852
COSTS AND EXPENSES:
  Casino..............................................   4,151,173    3,145,333
  Rooms...............................................   1,254,340    1,205,274
  Food and beverage...................................   1,661,358    1,519,699
  Other...............................................      67,464       76,416
  Selling, general and administrative.................   1,796,198    1,668,680
  Depreciation and amortization.......................   1,003,150      823,204
                                                       -----------  -----------
                                                         9,933,683    8,438,606
                                                       -----------  -----------
Income (loss) from operations.........................   1,230,297    1,506,246
                                                       -----------  -----------
OTHER (INCOME) EXPENSE:
  Interest income.....................................        (326)     (41,101)
  Interest expense....................................   2,004,303    1,964,157
  Interest capitalized................................         --      (192,286)
                                                       -----------  -----------
                                                         2,003,977    1,730,770
                                                       -----------  -----------
Income (loss) before income taxes.....................    (773,680)    (224,524)
Income tax provision..................................         --           --
                                                       -----------  -----------
Net income (loss).....................................    (773,680)    (224,524)
Preferred stock dividends.............................     (33,658)         --
                                                       -----------  -----------
Net income (loss) applicable to common stock.......... $  (807,338) $  (224,524)
                                                       ===========  ===========
BASIC EARNINGS PER COMMON SHARE:
  Net income (loss)...................................        (.11)        (.11)
  Net income (loss) applicable to common stock .......        (.11)        (.11)
DILUTED EARNINGS PER COMMON SHARE:
  Net income (loss)...................................        (.11)        (.11)
  Net income (loss) applicable to common stock .......        (.11)        (.11)
                                                       ===========  ===========
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING............   7,179,429    7,179,429
                                                       -----------  -----------

                       See notes to financial statements.

                             BOARDWALK CASINO, INC.

                      STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                        THREE MONTHS ENDED
                                                           DECEMBER 31,
                                                      ------------------------
                                                         1997         1996
                                                      -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).................................. $  (773,680) $  (224,524)
                                                      -----------  -----------
  Adjustments to reconcile net income (loss) to net
   cash provided (used) by operating activities:
   Depreciation and amortization.....................   1,003,150      823,204
   Provision for doubtful accounts...................       5,000          --
   Amortization of original issue discount...........      60,297       49,194
   Changes in operating assets and liabilities
    (Increase) decrease in receivables...............     (53,273)    (357,968)
    (Increase) decrease in inventory.................     (61,509)     (15,897)
    (Increase) decrease in prepaid expenses..........      96,065     (145,072)
    Increase (decrease) in payables and accrued
     expenses........................................  (2,347,197)   1,616,847
                                                      -----------  -----------
  Net cash provided (used) by operating activities...  (2,071,147)   1,745,784
                                                      -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures.............................     (92,081)  (1,091,843)
    (Increase) decrease in deferred costs............         --        (2,788)
                                                      -----------  -----------
  Net cash provided (used) by investing activities...     (92,081)  (1,094,631)
                                                      -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Principal payments of notes and contracts
     payable.........................................    (600,000)    (421,540)
    Related party payables...........................     100,000          --
    Principal payments of capital lease obligations..    (820,690)    (207,797)
    Issuance of preferred stock, net of issuance
     costs...........................................   3,220,000          --
                                                      -----------  -----------
  Net cash provided (used) by financing activities...   1,899,310     (629,337)
                                                      -----------  -----------
Net increase (decrease) in cash......................    (263,918)      21,816
Cash and equivalents, beginning of period............   2,236,018    4,772,549
                                                      -----------  -----------
Cash and equivalents, end of period.................. $ 1,972,100  $ 4,794,365
                                                      ===========  ===========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for interest............................. $ 3,647,382  $   155,874
SCHEDULE OF NON-CASH INVESTING AND FINANCING
 ACTIVITIES:
  Property and equipment acquisitions financed by
   contracts payable................................. $       --   $    92,832

                       See notes to financial statements.

                            BOARDWALK CASINO, INC.

                   NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

1.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Nature of Operations

  Boardwalk Casino, Inc. ("BCI") was formed in July 1993 for the purpose of operating a casino and a hotel (the "Boardwalk Hotel and Casino") in Las Vegas, Nevada.

  The accompanying unaudited condensed financial statements have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. Although management believes that the disclosures are adequate to make the information presented not misleading, it is suggested that these interim condensed financial statements be read in conjunction with the Company's most recent audited financial statements and notes thereto included in the Company's 10-KSB for the fiscal year ended September 30, 1997. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary for a fair presentation of the financial position, results of operations and cash flows for the interim period presented have been made. Operating results for the period ended December 31, 1997, are not necessarily indicative of the results that may be expected for the fiscal year ending September 30, 1998.

  Promotional Allowances

  The retail value of hotel accommodations, food and beverage provided to customers without charge is included in gross revenues and then deducted as promotional allowances to arrive at net revenues. The estimated costs of providing such promotional allowances have been classified as gaming expenses through interdepartmental allocation.

  Reclassifications

  Certain amounts in the quarter ended December 31, 1996 financial statements have been reclassified to conform with the quarter ended December 31, 1997.

2.ACQUISITION AGREEMENT, GOING CONCERN AND MEMORANDUM OF UNDERSTANDING:

  On December 22, 1997, the Company entered into a merger and acquisition agreement (the "Acquisition Agreement") with Mirage Resorts, Incorporated ("Mirage") where the Company agreed to be acquired by Mirage Resorts. In connection with the Acquisition Agreement, Mirage has entered into separate purchase agreements (the "Stock Agreements") with certain selling shareholders of the Company to purchase their respective shares of common and preferred stock. The Stock Agreements, which are subject to regulatory approval, provide Mirage with an approximate 53% interest in the Company. The Acquisition Agreement also authorizes Mirage to purchase all of the remaining outstanding shares (the remaining 47% interest) of the Company's common stock for $5.00 per share (the closing price of the Company's common stock on the day prior to the execution of the Acquisition Agreement was $4.16). Completion of the Acquisition Agreement is subject to regulatory approval and approval of a majority of the Company's shareholders and is to be completed by no later than June 30, 1998 or the Acquisition Agreement is subject to termination and the Company will become liable to Mirage for $1,000,000. Under the terms of the Stock Agreements, the selling shareholders have agreed with Mirage to vote in favor of the Acquisition Agreement, should such vote take place prior to the closing of Stock Agreements.

  Under the terms of the Acquisition Agreement, all issued and outstanding warrants and stock options (other than options issued under the Company's 1994 Stock Compensation Plan or Outside Director's Plan) will

                            BOARDWALK CASINO, INC.

  terminate or constitute only the right to receive the excess, if any, of the per share Merger consideration ($5.00) over the per share exercise price of such warrant or option.

  As part of the Stock Agreements, Mirage (i) purchased from one of the selling shareholders the $5,000,000 note payable by the Company and due on September 30, 1998 and (ii) acquired a land parcel from one of the selling stockholders which is adjacent to the Company's hotel-casino and currently under lease to the Company. One of the selling shareholders has agreed to terminate rights granted under the Memorandum of Understanding executed in October 1997, for consideration of approximately $3,700,000 from Mirage.

  During fiscal 1997, and prior to the execution of the Acquisition Agreement and the Stock Agreements, Mirage acquired the $40,000,000 First Mortgage Notes (the "BCI Notes") from the previous noteholder in a private placement transaction. In connection with the Acquisition Agreement, Mirage has agreed to defer the March 31, 1998 interest payment on the BCI Notes until September 30, 1998, at the Company's option (the "Deferral Option"). Interest will accrue on the deferred interest at the same rate as the BCI Notes (16.5%) and will also be due and payable on September 30, 1998. On March 26, 1998, the Company exercised its Deferral Option in the amount of $2,000,000. Mirage also waived its redemption rights under the BCI Notes which become effective upon a change in control.

  Notwithstanding the Deferral Option, management of the Company believes that the combination of existing cash and cash flows from operations will not be sufficient to meet the Company's obligations as they become due during fiscal 1998. These obligations include scheduled interest payments on the BCI Notes (approximately $6,600,000 for the year) and the scheduled interest and principal repayment on the $5,000,000 note payable due September 30, 1998. Management expects that the need for cash will be significantly relieved upon completion of the Acquisition Agreement and merger with Mirage. However, as more fully described above, the Acquisition Agreement is subject to certain conditions, including regulatory and shareholder approvals. Should the Acquisition Agreement not be approved, or should the closing be delayed, the Company would not have sufficient resources to pay interest and scheduled principal of the indebtedness acquired by Mirage, without modification of the terms of such indebtedness.

  There is no assurance that the Acquisition Agreement will be approved, that such approval would be received on a timely basis, nor that modifications to the terms of the indebtedness would be obtained, if necessary. Accordingly, these matters raise substantial doubt about the ability of the Company to continue as a going concern. The final outcome of these matters is not presently determinable and the December 31, 1997 financial statements of the Company do not include any adjustment that might result from the outcome of this uncertainty.

  Memorandum of Understanding and Sale of Redeemable Preferred Stock

  On October 27, 1997, the Company entered into a Memorandum of Understanding (the "Memorandum"). A major shareholder had previously lent the Company $5,000,000 under a note payable due September 23, 1998. Under the terms of the Memorandum, the shareholder purchased preferred stock of the Company and acquired a right to purchase additional shares of preferred stock. The Memorandum called for the Company to issue 3,250 shares of $.001 par value, 6% non-voting, cumulative redeemable preferred stock, series A ("Preferred Stock") at a price of $1,000 per share to certain related parties. The offering generated proceeds of $3,250,000, before deducting offering costs of $30,000 paid by the Company, from the preferred stock issuance which were used to make the Company's September 30, 1997 interest payment in relation to the BCI Notes and retire a $600,000 uncollateralized note payable.

  The Preferred Stock has a liquidation preference over the Company's common stock in the event of liquidation and the Company shall be permitted to redeem the Preferred Stock upon the written request of any holder thereof on or after April 1, 2005 at a price of $1,000 per share, plus all accrued and unpaid dividends.

                            BOARDWALK CASINO, INC.

  The Memorandum includes an option issued to one of the above related parties to purchase up to an additional 15,000 shares of Preferred Stock at a purchase price of $1,000 per share. The option expires on September 29, 1999. The Memorandum also restricts the Company from modifying, extending or changing the strike price of the terms of any of the warrants to purchase common stock outstanding as of the date of the Memorandum.

  The shareholder also agreed to undertake a feasibility study of a $20 million development on the land (the "Project"), with a termination fee of $2 million payable by the Company to the shareholder upon the occurrence of certain events which interfere with or negatively impact the Project.

  On December 22, 1997, the shareholder agreed to terminate all rights granted under the Memorandum for consideration of approximately $3,700,000 from Mirage.

3.EARNING PER COMMON SHARE:

  Earnings per share is based on the weighted average number of shares of common stock outstanding during each period. Warrants and options to purchase common stock which were issued in 1994 through 1996 were excluded from the calculation of earnings (loss) per share, as their inclusion would have been anti-dilutive (by reducing the loss per share).

4.COMMITMENTS AND CONTINGENCIES:

  The Company has pending certain legal actions and claims incurred in the normal course of business and is actively pursuing the defense thereof. In the opinion of management, these actions and claims are either without merit or are covered by insurance or will not have a material adverse effect on the Company's financial position or results of operation or cash flows.

  ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this Form 10-Q and other materials filed or to be filed by the Company with the Securities and Exchange Commission (as well as information included in oral statements or other written statements made or to be made by the Company) contains statements that are forward-looking, such as statements relating to plans for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to development and construction activities, dependence on existing management, debt service (including sensitivity to fluctuations in interest rates), domestic or global economic conditions, changes in federal or state tax laws or the administration of such laws and changes in gaming laws or regulations (including the legalization of gaming in certain jurisdictions).

  Results of Operations

  Income from operations has decreased $275,949 or 18.3% to $1,230,297 for the three months ended December 31, 1997 compared to income from operations of $1,506,246 for the three months ended December 31, 1996. The results of operations for the first quarter ended December 31, 1997 reflects the increased competition with hotel room rates and the effects of an increase in the minimum wage rate, non reoccurring legal fees of $139,000 and depreciation expense increased approximately $180,000.

  Three Months Ended December 31, 1997 Compared to Three Months Ended December 31, 1996

  The Company had income from operations of $1,230,297 in the first quarter of 1998 compared to income from operations of $1,506,246 in the first quarter of prior year, a decrease of $275,949.

  The $275,949 decrease in operating income was primarily due to a greater increase in expenses than the associated increase in revenues. The first quarter net revenues were $11,163,980 compared to $9,844,852 for the same period in fiscal 1997, an increase of 12.3% ($1,219,128). Total costs and expenses increased 17.7% ($1,495,077) to $9,933,683 for the first quarter in fiscal 1998, from $8,438,606 during the same period in fiscal 1997.

  Casino Operations

  Gaming revenues increased 22.5% ($1,176,142) to $6,395,768 for the first quarter in fiscal 1998, from $5,219,626 when compared to the same period in fiscal 1997. The increase was due to: (i) increased race and sports book activity that generated an additional $940,504 (47.8%) to $2,906,548 in revenue for the current quarter from $1,966,044 for the first quarter last year, (ii) increased slot machine revenue of $282,978 (11.9%) to $2,665,999 for the current quarter from $2,383,021 for the first quarter last year and
  (iii) table game revenues decreased $47,340 (5.4%).

  Casino expenses increased $1,005,840 (32.0%) to $4,151,173 for first quarter in fiscal 1998 from $3,145,333 for the same period of 1997. The increase in casino expenses were due to: (i) additional race wire fees of $527,484 (ii) additional labor costs of $155,320, (iii) additional slot participation fees of $138,205, (iv) costs of providing promotional expenses increased by $117,234 and (v) an increase in supplies of $41,827.

  Room Operations

  Gross room revenues decreased $132,789 or 4.1%, to $3,145,440 for the first quarter 1998 from $3,278,229 for the comparable quarter in fiscal 1997.

  Room nights available were 58,437 for the current quarter and the same period of last year. Room nights occupied increased 3.58% to 46,642 room nights occupied for the first quarter of fiscal year 1998 from 45,747 for the same period of 1997. The occupancy percentage increased to 79.8% for the first quarter of 1998 compared to 76.4% for the same period of fiscal 1997. The average room rate decreased $4.22 to $67.44 for the current period.

  Promotional allowance for rooms increased $25,717 (33.6%) to $102,263 for the current period compared to $76,546 for the same period of 1997. Net room revenues decreased $158,506 or 5.0% to $3,043,177 for the first quarter of fiscal 1998 from $3,201,683 for the same period of 1997.

  Hotel expenses increased $49,066 or 4.1%, to $1,254,340 for first quarter 1998 from $1,205,274 for the same period of 1997. The sales department and promotional programs account for the increase in expenses.

  Food and Beverage Operations

  Gross food and beverage revenues increased $172,510 or 11.6%, to $1,657,166 for the first quarter 1998 from $1,484,656 for the comparable quarter in fiscal 1997. The increase in gross food and beverage revenues was primarily attributable to the opening of the second floor buffet in the later part of the second quarter 1997.

  Promotional allowance for food and beverage decreased $71,831 (16.4%) to $365,468 for the current period compared to $437,299 for the same period of 1997. Net food and beverage revenues increased $244,341 or 23.3% to $1,291,698 for the first quarter of fiscal 1998 from $1,047,357 for the same period of 1997.

  Food and beverage expenses increased $141,659, or 9.3%, to $1,661,358 for first quarter 1998 from $1,519,699 for the same period of fiscal 1997. This is the direct result of increased cost of sales and additional wages and benefits resulting from the opening of the second floor buffet.

  Other Revenues and Expenses

  Other revenues decreased $42,848, or 9.0%, to $433,338 for the first quarter 1998 from $476,186 for the same period of fiscal 1997. The decrease of other revenues consists principally from the conversion of previous rental space to gaming space.

  Other expenses decreased $8,952, or 11.7%, to $67,464 for the first quarter 1998 from $76,416 for the same period of fiscal 1997.

  Selling, General and Administrative

  Selling, general and administrative expenses increased $127,518, or 7.6%, to $1,796,198 for first quarter 1998 from $1,668,680 for the same period of fiscal 1997. Advertising expense increased $139,639 in conjunction with the opening of the second floor buffet.

  Depreciation and Amortization

  Depreciation and amortization totaled $1,003,150 in the first quarter in fiscal 1998, reflecting a $179,946 (21.9%) increase over the first quarter in fiscal 1997 amount of $823,204 due to the depreciable costs associated with the completed second floor buffet and meeting rooms.

  Other Income and Expenses

  Interest income decreased $40,775 to $326 in the first quarter of fiscal 1998 compared to $41,101 for the first quarter of 1997. Interest income relates to the Company's investments in marketable securities, principally U.S. treasury securities and short-term corporate commercial paper.

  Interest expense increased to $2,004,303 in the first quarter of fiscal 1998 from $1,964,157 in the first quarter of fiscal 1997. Approximately $192,286 of interest was capitalized in the first quarter of fiscal year 1997 in connection with the Expansion, compared to none for the same period of 1998. The expenditures of the second floor buffet and meeting rooms gave rise to the interest capitalized in the first quarter fiscal 1997.

  Income Tax Provision

  No income tax benefit was recorded. The Company has incurred losses and cannot carryback such loss to offset taxable income in prior years and therefore has a net operating loss carryforward.

  Liquidity and Capital Resources

  The Company had unrestricted cash assets of $1,972,100 (3.2% of total assets) at December 31, 1997 compared to $2,236,018 (3.5% of total assets) at September 30, 1997. The ratio of current assets to current liabilities was .082 to 1 at December 31, 1997 and .082 to 1 September 30, 1997.

  The Company's operations generated a negative cash flow of approximately $2,071,141, due primarily to the October 29, 1997 payment of $3,300,000 in interest payable September 30, 1997.

  Investing activities for fiscal 1997 used approximately $92,081 for various equipment and improvements to the physical buildings.

  Financing activities provided approximately $1,899,310 from the issuance of preferred stock which raised $3,220,000 and $100,000 from a related party. Such proceeds were offset by $1,420,690 of principal payments on long-term debt notes payable and capital leases during fiscal 1997.

  On December 22, 1997, the Company entered into a merger and acquisition agreement (the "Acquisition Agreement") with Mirage Resorts, Incorporated ("Mirage") where the Company agreed to be acquired by and merge into Mirage. In connection with the Acquisition Agreement, Mirage has entered into separate purchase agreements (the "Stockholder Agreements") with certain selling shareholders of the Company to purchase their respective shares of common and preferred stock. The Stockholder Agreements, which are subject to regulatory approval, provide Mirage with an approximate 53% interest in the Company. The Acquisition Agreement also authorizes Mirage to purchase all of the remaining outstanding shares (the remaining 47% interest) of the Company's common stock for $5.00 per share (the closing price of the Company's common stock on the day prior to the execution of the Acquisition Agreement was $4.16). Completion of the Acquisition Agreement is subject to regulatory approval and approval of a majority of the Company's shareholders and is to be completed by no later than June 30, 1998 or the Acquisition Agreement is subject to termination and the Company will become liable to Mirage for $1,000,000. Under the terms of the Stockholder Agreements, the selling shareholders have agreed with Mirage to vote in favor of the Acquisition Agreement, should such vote take place prior to the closing of Stock Agreements.

  As part of the Stockholders Agreements, Mirage (i) on January 5, 1998 purchased from one of the selling shareholders the $5,000,000 note payable by the Company which is due on September 30, 1998, and (ii) did acquire a land parcel from one of the selling stockholders which is adjacent to the Company's hotel-casino and currently under lease to the Company. One of the selling shareholders has agreed to terminate rights granted under the Memorandum of Understanding executed in October 1997, for consideration of approximately $3,700,000 from the Mirage.

  During fiscal 1997, and prior to the execution of the Acquisition Agreement and the Stock Agreements, Mirage acquired the $40,000,000 First Mortgage Notes (the "BCI Notes") from the previous noteholder in a private placement transaction. In connection with the Acquisition Agreement, Mirage has agreed to defer the March 31, 1998 interest payment on the BCI Notes until September 30, 1998, at the Company's option (the "Deferral Option"). Interest will accrue on the deferred interest at the same rate as the BCI Notes (16.5%) and will also be due and payable on September 30, 1998. On March 26, 1998, the Company exercised its Deferral Option in the amount of $2,000,000. Mirage also waived its redemption rights under the BCI Notes which becomes effective upon a change in control.

  Notwithstanding the Deferral Option, management of the Company believes that the combination of existing cash and cash flows from operations will not be sufficient to meet the Company's obligations as they become due during fiscal 1998. These obligations include scheduled interest payments on the BCI Notes (approximately $6,600,000 for the year) and the scheduled interest and principal repayment on the $5,000,000 note payable due September 30, 1998 amounting to approximately $5,400,000 and current maturities of short term notes and lease obligations amounting to $2,073,000. Management expects that the need for cash will be significantly relieved upon completion of the Acquisition Agreement and merger with Mirage. However, as more fully described above, the Acquisition Agreement is subject to certain conditions, including regulatory and shareholder approvals. Should the Acquisition Agreement not be approved, or should the closing be delayed, the Company would not have sufficient resources to pay interest and scheduled principal of the indebtedness acquired by Mirage, without modification of the terms of such indebtedness.

  There is no assurance that the Acquisition Agreement will be approved, that such approval would be received on a timely basis, nor that modifications to the terms of the indebtedness would be obtained, if necessary. Accordingly, these matters raise substantial doubt about the ability of the Company to continue as a going concern. The final outcome of these matters is not presently determinable and the December 31, 1997 financial statements of the Company do not include any adjustments that might result from the outcome of this uncertainty.

  CERTAIN ACCOUNTING PRONOUNCEMENTS

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"), which establishes standards for reporting and display of comprehensive income and its components. SFAS 130 requires a separate statement to report components of comprehensive income for each period presented. The provisions of SFAS 130 are effective for fiscal years beginning after December 15, 1997. Management believes that they currently do not have items that would require presentation in a separate statement of comprehensive income.

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"), which supersedes FASB Statement No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. SFAS 131 is effective for fiscal years beginning after December 15, 1997 and requires restatement of earlier periods presented. SFAS 131 will not have a material effect on the Company's financial statements as the required information is either currently being presented by the Company or it is not applicable to the Company.

                             BOARDWALK CASINO, INC.

                           PART II--OTHER INFORMATION


  Item 1. Legal Proceedings--None

  Item 2. Changes in Securities--None

  Item 3. Defaults Upon Senior Securities--None

  Item 4. Submission of Matters to a Vote of Security Holders--None

  Item 5. Other Information--None

  Item 6. Exhibits and Reports on Form 8-K

          On December 22, 1997, the Registrant filed a Report on Form 8-K reporting in Item 5 that the Registrant and Mirage Resorts, Incorporated issued a press release, a copy of which was attached thereto as Exhibit (c)(20).

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                                                 BOARDWALK CASINO, INC.
                                          _____________________________________
                                                       Registrant

Date   04/09/98      /s/ Forrest Woodward, II
                     _________________________
                     President and Chief
                      Operating Officer

Date   04/09/98      /s/ Louis J. Sposato
                     _________________________
                     Chief Financial
                     Officer

                            BOARDWALK CASINO, INC.
            3750 LAS VEGAS BOULEVARD SOUTH, LAS VEGAS, NEVADA 89109

           PROXY FOR SPECIAL MEETING OF STOCKHOLDERS ON MAY 27, 1998
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BOARDWALK
                                 CASINO, INC.

  The undersigned hereby appoints Avis P. Jansen and Louis J. Sposato as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock, par value $.001 per Share (the "Shares"), of Boardwalk Casino, Inc. (the "Company") held of record by the undersigned on April 29, 1998 at the Special Meeting of Stockholders (the "Special Meeting") to be held at 11 a.m. local time on May 27, 1998 or any adjournments or postponements thereof.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTIONS ARE INDICATED HEREIN, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE "FOR" PROPOSAL 1.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 1.
____________________________

1. PROPOSAL TO APPROVE THE MERGER OF MIRAGE ACQUISITION SUB., INC. WITH AND INTO BOARDWALK CASINO, INC. PURSUANT TO THE TERMS OF THE AGREEMENT AND PLAN OF MERGER DATED DECEMBER 22, 1997 AMONG MIRAGE RESORTS, INCORPORATED, MIRAGE ACQUISITION SUB., INC. AND BOARDWALK CASINO, INC. (THE "MERGER AGREEMENT") AND TO APPROVE AND ADOPT THE MERGER AGREEMENT.

                     [_] FOR    [_] AGAINST    [_] ABSTAIN

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

  The undersigned acknowledges receipt of the copy of the Notice of Special Meeting and Proxy Statement (with all enclosures and attachments) relating to the Special Meeting. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU SIGN, DATE AND MAIL THE PROXY CARD TODAY.

                           Dated: ______________________________________ , 1998
                           ____________________________________________________
                                        SIGNATURE (TITLE, IF ANY)
                           ____________________________________________________
                                        SIGNATURE, IF HELD JOINTLY
                           ____________________________________________________
                              PRINT NAME OF STOCKHOLDER AS IT APPEARS HEREON

                           PRINT AND SIGN YOUR NAME BELOW EXACTLY AS IT AP-PEARS HEREON. WHEN SHARES ARE REGISTERED IN THE NAME OF MORE THAN ONE PERSON, THIS PROXY CARD MUST BE SIGNED BY ALL NAMED HOLDERS. WHEN SIGNING AS AT-TORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARD-IAN, PLEASE GIVE FULL TITLE, AS SUCH. IF A CORPORA-TION, PLEASE SIGN AS FULL CORPORATE NAME BY PRESI-DENT OR AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PER-SON.